PROSPECTUS                                      FILED PURSUANT TO RULE 424(b)(3)
                                           REGISTRATION STATEMENT NO. 333-105719

                           NORSKE SKOG CANADA LIMITED

                   OFFER TO EXCHANGE ANY AND ALL OUTSTANDING

                     8 5/8% SERIES C SENIOR NOTES DUE 2011
           (U.S.$150,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                                      AND
                          8 5/8% SENIOR NOTES DUE 2011
           (U.S. $250,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)
                                      FOR
                     8 5/8% SERIES D SENIOR NOTES DUE 2011
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                             ---------------------

    THE EXCHANGE OFFER

    - Expires 5:00 p.m., New York City time, July 21, 2003, unless extended.

    - Not conditional upon any minimum principal amount of outstanding 8 5/8% Series C Senior Notes Due 2011, or Series C notes, or 8 5/8% Senior Notes Due 2011, or 2001 notes, being tendered for exchange.

    - All outstanding Series C notes and 2001 notes that are validly tendered and not validly withdrawn will be exchanged.

    - Tenders of outstanding Series C notes and 2001 notes may be withdrawn any time prior to 5:00 p.m., New York City time on the date of the expiration of the exchange offer.

    - The exchange of Series C notes and 2001 notes will generally not be a taxable exchange for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    THE EXCHANGE NOTES

    - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding Series C notes and 2001 notes, except for transfer restrictions and registration rights relating to the outstanding Series C notes. The exchange notes will also be fully and unconditionally guaranteed by all of our material wholly owned subsidiaries.

    RESALE OF EXCHANGE NOTES

    - There is currently no public market for the exchange notes and we do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market.
                            ------------------------

    Our common shares are quoted on The Toronto Stock Exchange under the symbol "NS."

    INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                  The date of this prospectus is June 18, 2003

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
NOTICE TO NEW HAMPSHIRE RESIDENTS...........................     ii
EXCHANGE RATE DATA..........................................     ii
PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION.........    iii
ENFORCEABILITY OF CIVIL LIABILITIES.........................    iii
FORWARD-LOOKING STATEMENTS..................................     iv
INTELLECTUAL PROPERTY.......................................     iv
GLOSSARY....................................................      v
SUMMARY.....................................................      1
RISK FACTORS................................................      8
USE OF PROCEEDS.............................................     20
THE EXCHANGE OFFER..........................................     20
CAPITALIZATION..............................................     27
SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION......     28
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     32
BUSINESS....................................................     58
MANAGEMENT..................................................     71
MAJOR SHAREHOLDERS..........................................     74
CERTAIN AGREEMENTS AND RELATED TRANSACTIONS.................     75
DESCRIPTION OF SHARE CAPITAL................................     77
DESCRIPTION OF ARTICLES OF AMALGAMATION AND BY-LAWS.........     77
DESCRIPTION OF OTHER INDEBTEDNESS...........................     79
DESCRIPTION OF THE EXCHANGE NOTES...........................     82
FORM DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER.......    123
EXCHANGE OFFER AND REGISTRATION RIGHTS......................    125
INCOME TAX CONSIDERATIONS...................................    126
PLAN OF DISTRIBUTION........................................    128
LEGAL MATTERS...............................................    129
EXPERTS.....................................................    129
WHERE YOU CAN FIND MORE INFORMATION ABOUT US................    130
INDEX TO FINANCIAL STATEMENTS...............................    F-1

                               ------------------

    THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THE DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO US AT CORPORATE SECRETARY, 250 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, CANADA,
V6C 3R8, (604) 654-4000. IN ORDER TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION YOU MUST REQUEST IT NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER.

    The exchange offer is not being made to, nor will we accept surrenders for exchanges from, holders of outstanding notes in any jurisdiction in which the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

    We have not authorized any dealer, salesperson or other individual to give any information or make any representation not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, you must not rely upon such information or representation as having been authorized by us. This prospectus does not constitute an offer or a solicitation in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospects, nor any distribution of securities made hereunder shall under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Norske Skog Canada Limited since the date hereof.

    THE NOTES HAVE NOT BEEN AND WILL NOT BE QUALIFIED FOR PUBLIC DISTRIBUTION UNDER THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA. THE NOTES ARE NOT BEING OFFERED FOR SALE AND MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN CANADA OR TO ANY RESIDENT THEREOF EXCEPT IN ACCORDANCE WITH THE SECURITIES LAWS OF THE PROVINCES AND TERRITORIES OF CANADA. THE NOTES HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM THE PROSPECTUS REQUIREMENTS OF THE APPLICABLE CANADIAN PROVINCIAL AND TERRITORIAL SECURITIES LAWS AND MAY BE SOLD IN CANADA ONLY PURSUANT TO AN EXEMPTION THEREFROM.

                               ------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

    NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED ("RSA") WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               EXCHANGE RATE DATA

    The following table sets forth certain exchange rates based upon the noon buying rate in New York City for cable transfers in foreign currencies for customs purposes by the Federal Reserve Bank of New York. Such rates are set forth as U.S. dollars per C$1.00 and are the inverse of the rate quoted by the Federal Reserve Bank of New York for Canadian dollars per US$1.00. On June 6, 2003 the inverse of the noon buying rate was $1.00 per US$0.7386.

                                                                                                    THREE MONTHS
                                                                                                       ENDED
                                       YEAR ENDED JUNE 30,            YEAR ENDED DECEMBER 31,        MARCH 31,
                                  ------------------------------   ------------------------------   ------------
                                    1998       1999       2000       2000       2001       2002         2003
                                  --------   --------   --------   --------   --------   --------   ------------
Low.............................   0.6784     0.6341     0.6607     0.6410     0.6241     0.6200       0.6349
High............................   0.7305     0.6891     0.6969     0.6969     0.6696     0.6619       0.6822
Period end......................   0.6795     0.6787     0.6758     0.6669     0.6267     0.6329       0.6805
Average rate....................   0.7081     0.6615     0.6790     0.6725     0.6444     0.6368       0.6687

                                        2002                             2003
                                      --------   ----------------------------------------------------
                                      DECEMBER   JANUARY    FEBRUARY    MARCH      APRIL       MAY
                                      --------   --------   --------   --------   --------   --------
Low.................................   0.6329     0.6349     0.6530     0.6709     0.6737     0.7032
High................................   0.6461     0.6570     0.6720     0.6822     0.6975     0.7437

    The average rate is derived by taking the average of the noon buying rate on the last day of each month during the relevant period.

              PRESENTATION OF OUR FINANCIAL AND OTHER INFORMATION

    Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP, and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in note 23 to the audited consolidated financial statements of Norske Skog Canada Limited included herein.

    We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all dollar amounts are in Canadian dollars. References to "$" or "C$" are to Canadian dollars and references to "US$" are to U.S. dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars at specified exchange rates solely for your convenience. See "Exchange Rate Data" above for information about the rates of exchange between Canadian dollars and U.S. dollars for the past six fiscal years and the six most recent months.

                      ENFORCEABILITY OF CIVIL LIABILITIES

    We are a Canadian corporation. Some of our directors, all of our controlling persons and officers and some of the experts named in this prospectus are not residents of the United States, and a substantial portion of their assets and substantially all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon us or our directors, controlling persons, officers and experts who are not residents of the United States. Furthermore, it may not be possible for you to enforce against them judgments of courts of the United States based upon the civil liability under the federal securities laws of the United States. We have been advised by Lawson Lundell, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or experts, who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities based solely upon the federal securities laws of the United States.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes "forward-looking statements." All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future cost savings and performance improvements, synergies or capital expenditures (including the amount and nature thereof), product prices and strength of markets, business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our company's businesses and operations, plans, references to future success and other such matters are forward-looking statements. When used in this prospectus, the words "estimate," "project," "anticipate," "expect," "intend," "believe", "will" and similar expressions are intended to identify forward-looking statements.

    These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are not representations or guarantees as to future performance.

    Whether actual future results and developments will conform with expectations and predictions is subject to a number of risks and uncertainties, including the considerations discussed in the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of this prospectus.

    Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                             INTELLECTUAL PROPERTY

    We own or have rights to various trademarks, copyrights, service marks and trade names used in our business, including the following: electrasoft-TM-, electrabrite-TM-, electrastar-TM-, electracote-TM-, electracal-TM-, :EXPRESS-TM-, Catalyst-TM-, Marathon-TM-, SilverLiner-TM- and Triax-TM-.

                                    GLOSSARY

    In this prospectus, the following terms have the following meanings ascribed to them:

"AOX" means adsorbable organic halides, a measurement of total chlorinated organic compounds.

"BASIS WEIGHT" means the weight of paper per specified area, such as gsm.

"CAPACITY" means the number of units which can be produced in a year based on operating with the normal number of shifts and maintenance interruptions.

"COATED PAPER" means paper which is coated with clay and treated to impart a smooth glossy surface.

"CONTAINERBOARD" means any type of single and multi-ply, solid and corrugated boards used to make boxes and other containers for shipping materials, and the type of paperboard used to make them up.

"DIOXINS" means chlorinated chemical compounds, of which certain members have been identified as carcinogens.

"DIRECTORY PAPER" means lightweight uncoated groundwood paper suitable for printing bulky telephone books and other applications.

"EFFLUENT" means outflowing waste discharge from a pulp and paper mill.

"FIBER" means the primary raw material used to produce pulp. Fiber is classified as either virgin fiber, which is derived from wood and wood chips that have not previously been processed into paper, or recycled fiber, which is derived from waste paper which may include office papers, magazines or newspapers.

"FURANS" means toxic contaminants associated with the formation of dioxin in the bleaching of pulps with chlorine compounds.

"FURNISH" means a blend of different types of pulps and additives which are provided to the paper machine for making paper.

"GROUNDWOOD PAPER" or "GROUNDWOOD SPECIALTY PAPER" means coated and uncoated printing papers, with mechanical pulp as their major component, which differ from newsprint in brightness, surface characteristics and end uses.

"GSM" means grams per square meter.

"HI-BRITE" or "HIGH-BRIGHTNESS PAPER" means a group of uncoated groundwood papers with brightness levels greater than standard newsprint.

"HOG FUEL" means wood waste, a by-product from sawmilling and log sorting activities, used in the boilers in paper mills as an energy resource.

"KG/ADBT" means kilograms per air-dried bleached tonne of production.

"KRAFT PAPER" or "LINERBOARD" means a type of kraft paperboard, generally unbleached, used to line or face corrugated core board (on both sides) to form shipping boxes and various types of containers.

"LIGHTWEIGHT COATED PAPER" or "LWC PAPER" means coated paper having a basis weight generally below 72 gsm and used principally for magazine and mail order catalogues, inserts, flyers, coupons and direct mail. The term is often used interchangeably with coated groundwood paper.

"NEWSPRINT" means a printing paper whose major use is in newspapers. It is made largely from groundwood or mechanical pulp reinforced to varying degrees with chemical pulp.

"PARTICULATE EMISSIONS" means the discharge of all airborne solid or liquid materials other than uncombined water.

"PRINTABILITY" means the ease with which paper can be printed to high quality standards with the least amount of spoilage.

"PRINTING PAPERS" is a general term used to describe those grades of paper used by the printing trades, including job, book, magazine, and newspaper printers.

"PULP" is the generic term describing the fibers derived from wood. Pulp can result from a variety of pulping processes including cooking, refining and grinding. Pulp can be either in a wet or dry state. Types of pulp include:

    - bleached pulp--pulp that has been purified or whitened by chemical treatment to alter colouring matter and has taken on a higher brightness characteristic.

    - chemical pulp--obtained by cooking wood in solutions of various chemicals. The principal chemical processes are sulphite and sulphate (kraft).

    - deinked pulp--obtained by removing inks, clays and coatings, bindings and other additives from waste papers (primarily old newspapers) so that it can be reused as a source of papermaking furnish.

    - kraft pulp--chemical pulp produced by an alkaline cooking process using sodium sulphate.

    - market pulp--pulp sold on the open market between companies.

    - Northern bleached softwood kraft (NBSK) pulp--kraft pulp produced from slow-growing coniferous trees indigenous to the forests of Canada, the northern United States, and Scandinavian countries. NBSK pulp is noted for its strength and length of fiber.

    - refiner mechanical pulp--pulp made by processing untreated wood chips in mechanical atmospheric refiners.

    - thermomechanical pulp--pulp produced from wood chips using heated mechanical processes to break the bonds between the wood fibers.

"PULPWOOD" means logs which are used for making pulp as opposed to those used for making lumber and panel products.

"RUNNABILITY" means the ease with which paper can be run through presses with the least amount of breakages.

"SOFT CALENDER" means a machine which improves the smoothness and gloss of paper by running it through a combination of steel rolls and proprietary synthetic rolls during the on-machine papermaking process.

"TONNE" means a metric tonne, being 1,000 kilograms or 2,204 pounds.

"TOTAL REDUCED SULPHUR" or "TRS" means the four reduced sulphur compounds which contribute to the typical odour emitted by kraft pulp mills.

"TWIN-WIRE" means a paper machine with forming wires on both sides of the paper surface which provide a more uniform quality of sheet for both printing surfaces. Older machines typically only have a forming wire on the lower surface.

"UNCOATED SPECIALTY PAPER" means uncoated printing papers, with mechanical pulp as their major component, which differ from newsprint in brightness, surface characteristics and end uses.

"WOODFREE" means paper grades manufactured almost entirely with kraft pulp, and containing less than 10 per cent groundwood or mechanical pulp.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION ABOUT THE EXCHANGE OFFER THAT YOU WILL FIND ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND THE RISK FACTORS BEGINNING ON PAGE 8.

                               THE EXCHANGE OFFER

    The exchange offer relates to the exchange of up to US$150,000,000 aggregate principal amount of the outstanding 8 5/8% Series C Senior Notes Due 2011, or Series C notes, and up to US$250,000,000 aggregate principal amount of the outstanding 8 5/8% Senior Notes Due 2011, or 2001 notes, for an equal aggregate principal amount of exchange notes. The exchange notes will be our obligations and are entitled to the benefits of the indenture relating to the Series C notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the Series C notes and the 2001 notes, except that certain transfer restrictions and registration rights relating to the Series C notes do not apply to the 2001 notes or the exchange notes.

Registration Rights...............  On May 15, 2003, we, the guarantors and the initial purchasers agreed that the holders of the outstanding
                                    Series C notes, would be entitled to exchange their
                                    outstanding Series C notes for registered exchange notes
                                    with substantially similar terms. We also agreed to extend the exchange offer to the holders of the outstanding 2001
                                    notes. This exchange offer is intended to satisfy these
                                    rights. After the exchange offer is complete, except in
                                    limited circumstances, the holders of the outstanding
                                    Series C notes will no longer be entitled to any exchange or registration rights with respect to their Series C notes.

The Exchange Offer................  We are offering to exchange US$1,000 principal amount of
                                    8 5/8% Series D Senior Notes Due 2011 which have been
                                    registered under the Securities Act for each US$1,000
                                    principal amount of our Series C Notes which were issued on
                                    May 15, 2003 in a private offering and for each US$1,000
                                    principal amount of our 2001 Notes which were issued in 2002 in a registered exchange offer.

                                    In order for an outstanding Series C note or 2001 note to be exchanged, you must properly tender, and we must accept, the outstanding Series C note or 2001 note. All outstanding
                                    Series C notes and 2001 notes that are validly tendered and not validly withdrawn will be exchanged.

                                    As of this date, there are US$150,000,000 in aggregate
                                    principal amount of outstanding Series C notes and
                                    US$250,000,000 in aggregate principal amount of outstanding
                                    2001 notes.

                                    We will issue the exchange notes to you on or as soon as
                                    practicable after the expiration of the exchange offer.

Expiration of Exchange
  Offer...........................  The exchange offer will expire at 5:00 p.m., New York City time, on July 21, 2003, unless we decide to extend the
                                    expiration date. Even if we decide to extend the expiration date, we will not extend the expiration date beyond 60 days after the date of this prospectus.

Conditions of the Exchange
  Offer...........................  We may terminate the exchange offer if we determine that our ability to proceed with the exchange offer could be
                                    materially impaired due to any legal or governmental action, new law, statute, rule or regulation or any interpretation of the staff of the Securities and Exchange Commission of
                                    any existing law, statute, rule or regulation. Holders of
                                    outstanding Series C notes will have certain rights against us under the registration rights agreement executed as part of the offering of the outstanding Series C notes should we fail to consummate the exchange offer.

Procedures for Tendering
  Outstanding Series C Notes and
  2001 Notes......................  If you are a holder of an outstanding Series C note or 2001 note and you wish to tender your note for exchange pursuant to the exchange offer, you must transmit to Wells Fargo Bank
                                    Minnesota, National Association as exchange agent for the
                                    Series C notes and 2001 notes, on or prior to the expiration date:

                                    either

                                    - a properly completed and duly executed letter of
                                    transmittal, which accompanies this prospectus, or a
                                      facsimile of the letter of transmittal, including all
                                      other documents required by the letter of transmittal, to
                                      the exchange agent at the address set forth on the cover
                                      page of the letter of transmittal; or

                                    - a computer-generated message transmitted by means of the
                                      Depository Trust Company's Automated Tender Offer Program
                                      system and received by the exchange agent and forming a
                                      part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the
                                      letter of transmittal;

                                    and, either

                                    - certificates for the outstanding Series C notes and 2001 notes being tendered; or

                                    - a timely confirmation of book-entry transfer of your
                                    outstanding Series C notes and 2001 notes into the exchange agent's account at The Depository Trust Company pursuant
                                      to the procedure for book-entry transfers described in
                                      this prospectus under the heading "The Exchange
                                      Offer--Procedures for Tendering Outstanding Series C Notes
                                      and 2001 Notes;" or

                                    - the holder must comply with the guaranteed delivery
                                    procedures described under the heading "The Exchange
                                      Offer--Guaranteed Delivery Procedures."

                                    By executing the letter of transmittal, or by agreeing to
                                    the terms of the letter of transmittal, each holder
                                    represents to us that, among other things, (1) the exchange notes to be issued in the exchange offer are being obtained in the ordinary course of business of the person receiving such notes whether or not such person is the holder,
                                    (2) neither the holder nor any such other person has an
                                    arrangement or understanding with any person to participate in the distribution of such exchange notes and (3) neither the holder nor any such other person is an "affiliate" of
                                    ours as "affiliate" is defined in Rule 405 under the
                                    Securities Act.

Special Procedures for
  Beneficial Owners...............  If you are a beneficial owner of outstanding Series C notes or 2001 notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes in the exchange offer, you
                                    should contact the person in whose name your Series C notes or 2001 notes are registered promptly and instruct that
                                    person to tender on your behalf. If you, as the beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and
                                    delivering your outstanding Series C notes and 2001 notes, make appropriate arrangements to obtain a properly completed bond power from the registered holder.

Guaranteed Delivery Procedures....  If you wish to tender your outstanding Series C notes and
                                    2001 notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on
                                    time or certificates for registered Series C notes and 2001 notes cannot be delivered on time, you may tender your
                                    outstanding Series C notes and 2001 notes pursuant to the
                                    procedures described in this prospectus under the heading
                                    "The Exchange Offer--Guaranteed Delivery Procedure."

Withdrawal Rights.................  You may withdraw the tender of your outstanding Series C notes or 2001 notes at any time prior to 5:00 p.m.,
                                    New York City time, on the expiration date.

Acceptance of Outstanding Notes
  and Delivery of Notes...........  Subject to the conditions summarized above in "Conditions of the Exchange Offer" and described more fully under the "The
                                    Exchange Offer--Certain Conditions to the Exchange Offer,"
                                    we will accept for exchange any and all outstanding
                                    Series C notes and 2001 notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time
                                    on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered on or as soon as
                                    practicable after the expiration date.

Federal Income Tax Consequences...  The exchange of the outstanding Series C notes and 2001 notes for exchange notes will generally not be a taxable
                                    exchange for United States federal income tax purposes. See
                                    "Income Tax Considerations."

Use of Proceeds...................  We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

Exchange Agent for Notes..........  Wells Fargo Bank Minnesota, National Association is serving as exchange agent in connection with the exchange offer. The exchange agent is located at Corporate Trust Services, 213
                                    Court Street, Suite 703, Middletown, CT 06457. For more
                                    information with respect to the exchange of outstanding
                                    notes, you may contact the exchange agent by telephone at
                                    (860) 704-6217 or by facsimile at (860) 704-6219, both to
                                    the attention of Joseph O'Donnell.

                     SUMMARY DESCRIPTION OF EXCHANGE NOTES

The following is a summary of material terms of the exchange notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Issuer............................      Norske Skog Canada Limited.

Notes Offered.....................      US$400,000,000 aggregate principal amount of 8 5/8%
                                        Series D Senior Notes due 2011.

Maturity..........................      June 15, 2011.

Interest Payment Dates............      June 15 and December 15.

Guarantees........................      All of our material wholly owned subsidiaries will fully and unconditionally guarantee the exchange notes on a joint and several basis. Future subsidiaries may also be required to guarantee the exchange notes.

Ranking...........................      The exchange notes and guarantees will be unsecured senior obligations. The exchange notes will rank equally to all our existing and future senior debt. Each subsidiary guarantee will rank equally with all existing and future senior debt of each guarantor. The exchange notes will effectively rank junior to our nonguarantor subsidiaries' liabilities, and to our secured debt and the secured debt of our guarantor
                                        subsidiaries as to the assets securing such debt.

                                        As of March 31, 2003, after giving effect to the exchange
                                        offer, on a consolidated basis, we and the guarantors would have had outstanding approximately $906.4 million of senior debt, none of which would have been secured debt.

                                        This excludes senior secured non-recourse debt owed by a
                                        joint venture in which we have a 50.1% non-controlling
                                        economic interest (of which our proportionate share is
                                        $37.6 million).

Optional Redemption...............      We may redeem some or all of the exchange notes, at any
                                        time, on or after June 15, 2006, at our option, at the
                                        redemption prices described on page 83 in this prospectus.

Public Equity Offering Optional
  Redemption......................      Before June 15, 2004, we may redeem up to 35% of the
                                        aggregate principal amount of the exchange notes with the
                                        net proceeds of a public equity offering at 108.625% of the principal amount of the exchange notes, plus accrued
                                        interest, if at least 65% of the aggregate principal amount of the exchange notes and any Series C notes that have not been exchanged for exchange notes remains outstanding after such redemption.

Change of Control.................      Upon a change of control of our company, coupled with a
                                        decrease in the rating of the exchange notes to below
                                        investment grade by external rating agencies within
                                        120 days after the announcement of the change of control, we must offer to repurchase all of the exchange notes at a
                                        purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest; provided however, this obligation to make a change of control offer shall not apply after a Fall-away Event as described in
                                        "Description of the Exchange Notes--Fall-away Event."

Covenants.........................      The indenture governing the exchange notes will contain
                                        covenants that, among other things, will limit our ability and the ability of our subsidiaries to:
                                        -  incur additional indebtedness;
                                        -  pay dividends on, redeem or repurchase our capital stock;
                                        -  make investments;
                                        -  issue or sell capital stock of restricted subsidiaries;
                                        -  create certain liens;
                                        -  sell assets;
                                        -  enter into sale and leaseback transactions;
                                        -  in the case of our restricted subsidiaries, make dividend or other payments to us;
                                        -  engage in transactions with affiliates;
                                        -  create unrestricted subsidiaries; and
                                        -  consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a
                                           consolidated basis.

                                        These covenants are subject to important exceptions and
                                        qualifications that are described under the heading
                                        "Description of the Exchange Notes" in this prospectus,
                                        including under "--Fall-away Event."

Fall-away Event...................      If the exchange notes are rated investment grade and upon
                                        the occurrence of certain other events described under
                                        "Description of the Exchange Notes--Fall-away Event" in this prospectus, we and our subsidiaries will cease to be subject to many of the restrictive covenants in the indenture,
                                        notwithstanding that the exchange notes may later cease to be rated investment grade. See the section "Description of the Exchange Notes--Fall-away Event" in this prospectus.

Exchange Offer;
  Registration Rights.............      Under a registration rights agreement executed as part of
                                        the offering of the Series C notes, we and the guarantors
                                        have agreed to:

                                        - file this registration statement within 120 days after the issue date of the outstanding Series C notes enabling
                                          holders of outstanding Series C notes to exchange the
                                          privately placed outstanding Series C notes for publicly
                                          registered exchange notes with substantially similar
                                          terms;

                                        - cause this registration statement to become effective
                                        within 180 days after the issue date of the outstanding
                                          Series C notes;

                                        - extend the exchange offer to the holders of our
                                        outstanding 2001 notes;

                                        - complete this exchange offer within 240 days after the
                                        issue date of the outstanding Series C notes; and

                                        - file a shelf registration statement for the resale of the
                                        Series C notes if we cannot effect this exchange offer
                                          within the time periods listed above and in other
                                          circumstances.

Terms of Indenture................      The indenture governing the exchange notes will have
                                        substantially the same terms as the indentures governing our
                                        Series C notes and our 2001 notes.

Tax Redemption....................      If certain changes affecting Canadian withholding taxes
                                        occur, we can redeem the exchange notes at their face
                                        amount, plus accrued and unpaid interest. See "Description of the Exchange Notes--Tax Redemptions."

Risk Factors......................      See "Risk Factors" and the other information in this
                                        prospectus for a discussion of factors you should carefully consider before deciding to accept the exchange offer.

                              RECENT DEVELOPMENTS

Results For Three Months Ended March 31, 2003

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the unaudited consolidated interim financial statements included elsewhere in this prospectus for details regarding our financial results for the three months ended March 31, 2003.

Amendment to Secured Credit Facility

    On May 8, 2003 we amended our secured credit facility to include, among other things, the following changes:

    - A substantial majority of our lenders extended the maturity date of the secured credit facility for one year from July 19, 2005 to July 19, 2006.

    - We made certain technical amendments to the secured credit facility to permit us to enter into secured commodity swaps and fixed to floating interest swaps with our lenders. Our net marked-to-market obligations to our lenders under all such swaps would be contractually limited to certain threshold amounts (which may not exceed $150 million or such lesser amount as we may elect).

    - We made certain other technical amendments. See "Description of Other Indebtedness--The Secured Credit Facility".

                             CORPORATE INFORMATION

    We are a corporation organized under the laws of Canada. Our principal executive offices are located at Suite 1600, 250 Howe Street, Vancouver, British Columbia, Canada, V6C 3R8 and our telephone number is 604.654.4000. Our website is WWW.NORSKECANADA.COM. The information contained on or connected to our website is not part of this prospectus and is not incorporated in this prospectus by reference.

                                  RISK FACTORS

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU DECIDE TO EXCHANGE YOUR NOTES.

RISKS RELATED TO OUR BUSINESS

OUR SUBSTANTIAL DEBT MAY IMPAIR OUR FINANCIAL AND OPERATING FLEXIBILITY

    We have a substantial amount of debt. As of March 31, 2003, on a consolidated basis, we and the guarantors had outstanding approximately
$830.9 million of senior debt, including approximately $151.4 million of secured debt.

    These amounts exclude senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest (of which our proportionate share is $37.6 million),

    In addition, as of March 31, 2003, we had an additional $172.5 million of secured debt capacity under our secured, revolving credit facilities, of which $146.1 million was available to us.

    Our debt agreements contain various restrictive and financial covenants, as described in "Description of Other Indebtedness." All these restrictions, together with our substantial debt, could:

    - limit our ability to obtain additional financing to fund our growth strategy, working capital, capital expenditures, debt service requirements or other purposes;

    - limit our ability to use operating cash flow in other areas of our business, because we must use a portion of these funds to make principal and interest payments on our debt;

    - increase our vulnerability to interest-rate fluctuations because the debt under our secured credit facility is at variable interest rates;

    - limit our ability to compete with competitors who have more flexibility as to the use of their cash flow;

    - limit our ability to make investments or take other actions; and

    - limit our ability to react to changing market conditions, changes in our industry and economic downturns.

    Our ability to pay interest on the exchange notes and to satisfy our other debt obligations will depend upon our future operating performance and our ability to obtain additional debt or equity financing, when necessary. Prevailing economic conditions and financial, business and other factors beyond our control may affect our ability to make these payments. For example, depressed market conditions had an adverse effect upon our financial condition and results of operations. If in the future we cannot generate sufficient cash from operations to make scheduled payments on the exchange notes or meet our other obligations, we will need to renegotiate our loan agreements, refinance all or part of our exchange notes, obtain additional financing or sell assets. We cannot assure you that our business will generate sufficient cash flow, or that we will be able to obtain the funds necessary to satisfy these obligations.

    Similarly, if we breach or are unable to meet the restrictions or financial covenants in our secured credit facility, including a minimum consolidated shareholders' equity threshold, maximum funded debt to capitalization and secured debt to capitalization ratios and in some circumstances a minimum interest coverage ratio, we would have to cure the default, obtain a waiver of the default or enter into an appropriate amendment to the agreements governing our secured credit facility. If we are not able to cure such default, obtain such waiver or enter into such amendment, a significant portion of our debt, including all of our secured debt, would become immediately due and payable. As of December 31, 2002, we were in compliance with the covenants under both our agreement governing our secured credit facility and the two note indentures governing our 10% notes and 2001 notes.

However, as at that date our consolidated fixed charge ratio was below the 2.0:1 threshold in our existing note indentures. A similar threshold is contained in the indenture governing the Series C notes and the exchange notes. While our consolidated fixed charge coverage ratio is below 2.0:1, we may not pay dividends and we are limited as to the amount of additional debt we may incur. We may not have, or be able to obtain, sufficient funds to make accelerated debt payments, including any accelerated payments on the exchange notes. We cannot assure you that we will be able to effectively cure a breach or obtain debt or equity financing or sell assets as alternative means of responding to a breach.

    Our secured credit facility, described under "Description of Other Indebtedness," provides us with financing at floating interest rates. The interest rates charged from time to time on that debt depend, in part, upon our credit rating. Accordingly, a credit rating upgrade could reduce our borrowing costs and a downgrade in our credit rating could increase our borrowing costs. In February 2003, one of the credit rating agencies affirmed our existing credit rating on our secured debt agreement, but decreased our other credit ratings one gradation. The credit rating agency's outlook is stable. This in itself has not caused our borrowing costs to increase, however, a credit downgrade would lead to an increase. An increase in our borrowing costs could have a material adverse effect on our results of operations.

OUR BUSINESS IS OF A CYCLICAL NATURE AND OUR PRODUCT PRICES MAY FLUCTUATE
  SIGNIFICANTLY

    The pulp and paper industry is a commodity market in which producers compete primarily on the basis of price. Prices for our products have fluctuated significantly in the past and may fluctuate significantly in the future, principally as a result of market conditions of supply and demand, as well as changes in exchange rates. In addition, demand for our products is traditionally weaker in the first half of the year. The markets for pulp and paper products, including our products, are highly variable and are characterized by periods of excess product supply due to many factors, including:

    - additions to industry capacity;

    - increased industry production;

    - periods of insufficient demand due to weak general economic activity or other causes; and

    - reduced inventory levels held by customers.

    Demand for forest products is generally correlated with global economic conditions. In periods of economic weakness, reduced spending by consumers and businesses results in decreased demand for forest products, resulting in lower product prices and possible manufacturing downtime. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Outlook."

    Our earnings are sensitive to price changes for our principal products, with the effect of price changes on newsprint and groundwood specialty grades being the greatest. The effect of changes in product prices on our net earnings is shown under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Product Price Sensitivity." Additionally, even though our costs may increase, our customers may not accept price increases for our products, or the prices for our products may decline. As our financial performance is principally dependent on the prices we receive for our products, prolonged periods of low prices, customer refusal to accept announced price increases or significant cost increases could have a material adverse effect on our business, financial condition, results of operations, cash flow and our ability to satisfy our obligations under our debt, including the exchange notes.

WE EXTEND TRADE CREDIT TO OUR CUSTOMERS AND THEY MAY NOT PAY US PROMPTLY AND IN
  FULL

    We extend trade credit to certain of our customers to facilitate the purchase of our products. We rely on the creditworthiness of such customers. The failure of such customers to pay us promptly and in full under the terms of the trade credit we extend to them could have a material adverse effect on our financial condition.

INCREASES IN OUR CAPITAL EXPENDITURES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW AND OUR ABILITY TO SATISFY OUR DEBT OBLIGATIONS

    Our business is capital intensive. Our annual capital expenditures may vary due to fluctuations in requirements for maintenance, business capital, expansion and as a result of changes to environmental regulations that require capital for compliance. In addition, our senior management and board of directors may approve projects in the future that will require significant capital expenditures. Increased capital expenditures could have a material adverse effect on our cash flow and our ability to satisfy our debt obligations. Further, while we regularly perform maintenance on our manufacturing equipment, key pieces of equipment in our various production processes may still need to be repaired or replaced. The costs of repairing or replacing such equipment and the associated down time could have a material adverse effect on our business, financial condition, results of operations and cash flow.

WE FACE SIGNIFICANT GLOBAL COMPETITION

    The markets for our products are highly competitive on a global basis. The pulp and paper industry is a commodity market in which producers compete primarily on the basis of price. In addition, a majority of our production is directed to export markets. For example, for the year ended December 31, 2002, approximately 86% of our paper sales and 99% of our pulp sales were directed to the export markets. We compete on a worldwide basis against many producers of approximately the same or larger capacity.

    In export markets, Canadian producers generally compete with American, European and Asian producers. Many of our competitors have greater financial resources than we do and some of the mills operated by our competitors are lower cost producers than the mills we operate.

    Variations in the exchange rate between the Canadian dollar and the currency of the markets to which we export our products could adversely affect our competitive position relative to those of our overseas competitors. In addition, the following factors will also affect our ability to compete:

    - the quality of our products and customer service;

    - our ability to maintain high plant efficiencies and operating rates and thus lower manufacturing costs;

    - the cost of energy; and

    - the availability, quality and cost of fiber and labor.

    Some of our competitors have lower energy, fiber and labor costs and fewer environmental and governmental regulations to comply with than we do. Others are larger in size, allowing them to achieve greater economies of scale on a global basis. If we are unable to successfully compete on a global basis, our financial condition could be harmed.

WE FACE RISKS RELATED TO OUR INTERNATIONAL SALES

    We have customers located outside Canada and the United States. For example, 99% of our pulp revenues for 2002 were generated in the Pacific Rim, Europe and other offshore markets. As a result we face a number of risks and challenges, including:

    - the effective marketing of our products in these global regions;

    - tariffs and other trade barriers;

    - political and economic instability in foreign markets; and

    - fluctuations in foreign currencies which may make our products less competitive in countries in which currencies decline in value relative to the dollar.

    We have sales and marketing contracts with related parties, which provide for sales agency and distribution arrangements in the United States and certain international markets. Either party, upon six or, in some cases, three months notice, may terminate each of these contracts. If any of these contracts are terminated, we will be required to replace the sales agent or distributor within the notice period in order to minimize disruption to our sales activities in the relevant market. There is no assurance that we will be able to replace such sales agents and distributors, or that we will be able to obtain comparable terms and conditions in any replacement contract that we enter into.

WE ARE SUBJECT TO THE RISKS OF EXCHANGE RATE FLUCTUATIONS

    Nearly all of our sales are based upon prices that are set in U.S. dollars, while most of our costs and expenses are incurred in Canadian dollars and our results of operations and financial condition are reported in Canadian dollars. An increase in the value of the Canadian dollar relative to the U.S. dollar would reduce the amount of revenue in Canadian dollar terms realized by us from sales made in U.S. dollars. This would reduce our operating margin and the cash flow available to fund our operations and to service the portion of our debt that is denominated in Canadian dollars.

    Fluctuations in foreign currencies affect our competitive position in world markets. Apart from the value of the Canadian dollar relative to the U.S. dollar, our competitiveness in world markets is also affected by the relative strength of the currencies of other producing countries.

    In addition, we are exposed to currency exchange risk on debt denominated in U.S. dollars, including our Series C notes, 2001 notes and our 10% notes. Although we may enter into transactions to hedge the currency exchange rate risk with respect to our U.S. dollar denominated debt, we cannot assure you that we will engage in such transactions or, if we decide to engage in any such transactions, that we will be successful in eliminating currency exchange risks and that changes in currency exchange rates will not have a material adverse effect on our ability to make payments in respect of our indebtedness.

    For the purposes of financial reporting, any change in the value of the Canadian dollar against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of any U.S. cash and cash equivalents or U.S. dollar denominated debt into Canadian currency under U.S. GAAP. Consequently, our reported earnings under U.S. GAAP could fluctuate materially as a result of foreign exchange translation gains or losses. Foreign exchange gains or losses on the translation of U.S. dollar denominated long-term debt are reduced by resulting gains and losses on respective forward exchange contracts and options.

WE ARE EXPOSED TO FLUCTUATIONS IN THE COST AND SUPPLY OF WOOD FIBER AND TO POTENTIAL ABORIGINAL TITLE CLAIMS THAT MAY ALSO AFFECT THE SUPPLY OF WOOD FIBER

    We have no timber holdings and consequently our operations are dependent on the supply of wood fiber from third party suppliers. Any increase in the cost of wood fiber will adversely affect our profit margins if we cannot pass along such cost to our customers. We are subject to the following risks that are associated with the fluctuations in the cost and supply of wood fiber.

    We are dependent on a small number of suppliers to provide a significant portion of our fiber needs. Approximately 49% of our fiber needs are provided by five suppliers, as described in more detail in "Business--Fiber Supply." If we are unable to obtain wood fiber under our contracts with these major suppliers, we may not be able to find alternative sources of fiber at acceptable prices.

    In December 2002, one of our fiber suppliers, a subsidiary of Doman Industries Limited, commenced creditor protection proceedings.

    The quantity of fiber that we receive from our suppliers could be reduced as a result of events beyond our control, such as industrial disputes, material curtailments or shutdown of operations by our suppliers or ourselves for market or other reasons, government orders and legislation and natural disasters. If there is widespread curtailment in timber harvesting operations in British Columbia, due to economic or other reasons, it could have a significant negative impact upon us. The price of wood chips and other fiber could increase materially and the volume of such fiber available could decrease significantly. Export duties and tariffs on lumber may affect the supply of wood fiber. The ongoing countervail and anti-dumping duties applied on softwood lumber exports from Canada to the United States may affect the supply of wood fiber to our manufacturing facilities. Countervail duties are duties or taxes imposed by the United States government to counter the effect of alleged subsidies provided by foreign governments. If any of our major suppliers of fiber were to reduce its levels of producing softwood lumber, shut down for an extended period of time or cease operations, this may decrease the quantity of fiber available to us and may result in higher prices for the fiber that is available. In such a situation our cost of fiber may increase and we may have to reduce our production levels, perhaps substantially. Government regulations and aboriginal issues may also lower the supply of wood fiber.

    Most of our suppliers consume logs originating in British Columbia. The Province of British Columbia owns approximately 95% of all timberlands in British Columbia. Therefore, it could reduce the supply of wood fiber by enacting legislation which could, among other things, reduce harvest levels within forest tenures or increase the charges that it levies on the harvest of Crown timber. In addition, under the terms of an understanding reached on April 4, 2001 among industry and environmental participants, community and aboriginal groups and the provincial government with respect to forestry activities in British Columbia's central coast region (from which we obtain approximately 14% of our fiber supply), we expect there will be a reduction of the annual allowable cut. Furthermore, the Supreme Court of Canada has affirmed that aboriginal groups may continue to have title to lands that their ancestors exclusively occupied and controlled at the time of the assertion of British sovereignty. The renewal of forest tenures held by our suppliers will likely be adversely affected by claims of aboriginal title by aboriginal groups. In addition, our ability to operate our manufacturing facilities will continue to be affected by aboriginal groups' claims of aboriginal title and rights. However, to date, we have not been adversely affected by the issues raised by aboriginal groups involving our manufacturing facilities as we have dealt with these issues through consultation and mitigation measures on a case by case basis.

    On March 31, 2003, the Province of British Columbia enacted fundamental changes to the regulation of British Columbia's forest industry. The new legislation provides for, among other things, the taking back by the Province of British Columbia of approximately 20% of the allowable annual cut or harvest area from existing long term tenure holders.

    Proposed legislation will also:

    - increase the volume of timber to be sold by public auction;

    - establish a more market-based system of charging tenure holders for harvesting standing timber; and

    - change or eliminate many of the requirements associated with holding long term tenures such as minimum cut requirements and requirements that timber be processed through certain facilities.

    The new legislation provides that the 20% of the allowable annual cut or harvest area to be taken back from the groups of tenures listed in the Schedule to the legislation can be attributed in "equal or unequal portions". The schedule includes tenures held by our five major suppliers. Accordingly, the tenures from which our fiber supply is derived may be impacted by an amount up to 20%. The changes will not come into effect until enabling regulations are put into place by the Provincial government. Accordingly, we cannot yet determine the extent to which these changes will affect the supply of fiber to our mills, our relationship with our fiber suppliers or the price and availability of fiber.

IN CERTAIN SITUATIONS, THE GOVERNMENT MUST CONSULT WITH ABORIGINAL GROUPS AND THIS MAY AFFECT OUR OPERATIONS.

    Recent court decisions have confirmed that the Federal and Provincial governments are obligated to consult with aboriginal groups whenever there is a reasonable prospect that its decisions may affect aboriginal groups' rights or title. This duty of consultation may affect our ability to obtain or amend necessary regulatory permits on a timely basis.

WE ARE DEPENDENT ON THE SUPPLY OF CERTAIN RAW MATERIALS

    In addition to the supply of wood fiber, we are dependent on the supply of certain chemicals and other inputs used in our production facilities. Any disruption in the supply of these chemicals or other inputs could affect our ability to meet customer demand in a timely manner and would harm our reputation. Any material increase in the cost of these chemicals or other inputs could have a material adverse effect on our financial condition.

LABOR DISRUPTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

    Our operations and maintenance staff are unionized. All of our approximately 2,800 hourly employees at our pulp and paper mills are members of either the Communications, Energy & Paperworkers Union of Canada, or CEP, or the Pulp, Paper and Woodworkers of Canada, or PPWC. Collective agreements with these unions will expire in April 2008. Twenty-five employees at the Port Alberni location are members of the Office and Technical Employees Union. The collective agreement with this union will expire in April 2006. We may not be able to negotiate an acceptable contract with any of our unions upon expiration of the existing contracts. This could result in a strike or work stoppage by the affected workers. Renewal of contracts could result in higher wages or benefits paid to union members. Therefore, we could experience a significant disruption of our operations or higher ongoing labor costs, which could have a material adverse effect on our business, financial condition, results of operations and cash flow.

WE ARE SUBJECT TO SIGNIFICANT ENVIRONMENTAL REGULATION

    We are subject to extensive environmental laws and regulations. We describe in more detail in "Business--Environment" the environmental laws and regulations governing our operations and our compliance efforts in this regard. These environmental laws and regulations impose stringent standards on us regarding, among other things:

    - air emissions;

    - water discharges;

    - use and handling of hazardous materials;

    - use, handling and disposal of waste; and

    - remediation of environmental contamination.

    We have incurred and will continue to incur substantial costs to comply with environmental laws. In 2002, capital expenditures relating to environmental projects were $4.1 million. We estimate that our capital expenditures relating to known environmental projects will total approximately $5.7 million in 2003 and $14 million in 2004. However, we cannot assure you that actual expenditures will not exceed the estimated amounts. Enforcement of existing environmental laws and regulations has become increasingly strict. We may discover currently unknown environmental problems or conditions in relation to our past or present operations, or we may be faced with unforeseen environmental liability in the future. These may require site or other remediation costs to maintain compliance or correct violations of environmental laws and regulations or result in governmental or private claims for damage to person, property or the environment, which could have a material adverse effect on our financial condition and results of operations.

CONSUMER BOYCOTTS OR INCREASES IN COSTS DUE TO CHAIN-OF-CUSTODY PROGRAMS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR EARNINGS

    Some customers have become sensitive to issues related to harvesting of old growth forests and require that we supply products that are not produced from old growth forests. A growing number of customers want to purchase products that originate from sustainably managed forests, as validated by certification schemes. In order to meet our customers' demands we may be required to establish chain-of-custody certification programs. This may increase our costs. If we cannot successfully establish such programs, demand for our products may be adversely affected. Also, we may be the subject of organized boycotts or similar actions by environmental or other groups, which may adversely affect demand for our products.

TEMPORARY PLANT SHUTDOWNS COULD AFFECT OUR ABILITY TO MEET CUSTOMER DEMAND

    From time to time we temporarily suspend operations at one or more of our manufacturing facilities as a result of environmental, workplace safety, or other operational issues, including power failures. These temporary suspensions of operations could affect our ability to meet customer demand in a timely manner. Any such failure to meet customer demand would harm our reputation and could have a material adverse effect on our financial condition.

ANY INCREASE IN ENERGY COSTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR
  EARNINGS

    We are a significant electrical power and fossil fuel consumer. Our electricity supply contracts are regulated by the Government of British Columbia and there have been no recent fluctuations in the price or terms of such contracts. Recent changes to the prices and terms of our other energy supply contracts have not had a material effect on our financial condition. However, in the future, changes in the prices and terms of our energy supply contracts could have a significant effect on our earnings. Further, interruptions in the supply of electricity to Vancouver Island, where three of our four mills are located, if sustained, may have a material adverse effect on us.

OUR INSURANCE IS LIMITED AND SUBJECT TO EXCLUSIONS

    We have obtained insurance coverage that we believe would ordinarily be maintained by an operator of facilities similar to our facilities. The insurance policies are subject to limits and exclusions. Damage or destruction to our facilities could result in claims that are excluded by our insurance policies or exceed the limits of our policies.

THE PACIFICA PAPERS ACQUISITION WAS SUBJECT TO REGULATORY APPROVALS THAT MAY BE CHALLENGED UP TO THREE YEARS AFTER THE ACQUISITION

    The completion of the acquisition of Pacifica Papers Inc., or Pacifica Papers, on August 27, 2001 was conditioned upon the expiration or earlier termination of the applicable statutory waiting periods, which began upon notice of the transaction to the Commissioner of Competition in Canada. We received notification from the Commissioner of Competition on August 14, 2001 that the acquisition of Pacifica Papers would not be opposed by the Commissioner. However, an application to the Competition Tribunal alleging that the transaction will, or is likely to, lessen competition substantially, may be brought by the Commissioner of Competition at any time within three years after completion of the transaction. Although we do not believe that grounds exist for any such proceeding, we cannot assure you that a challenge to the Pacifica Papers acquisition on competition grounds will not be made or that, if such a challenge is made, it would not be successful.

TERRORIST ATTACKS AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH THE NOTES TRADE, THE MARKETS IN WHICH WE OPERATE AND OUR PROFITABILITY AND CASH FLOW.

    Terrorist attacks or other acts of violence or war may negatively affect our operations and your investment. These attacks may directly impact our suppliers' or customers' physical facilities. Furthermore, these attacks may make travel and the transportation of our supplies and products more difficult and more expensive and ultimately affect our operating results. The United States has entered into, and may enter into additional, armed conflicts which could have a further impact on our sales and our ability to deliver product to our customers in the United States and elsewhere. Political and economic instability in some regions of the world may also result and could negatively impact our business. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. They could also result in economic recession in the United States or abroad. Any of these occurrences could have a significant impact on our operating results, revenues, costs and cash flow and may result in volatility of the market price of our securities.

RISKS RELATED TO OUR COMPANY

YOU MAY HAVE DIFFICULTY ENFORCING U.S. BANKRUPTCY LAWS AND OTHER LAWS IN CANADA

    Under bankruptcy laws in the United States, courts have jurisdiction over a debtor's property wherever it is located, including property situated in other countries. However, courts outside of the United States may not recognize the U.S. bankruptcy court's jurisdiction. Accordingly, you may have difficulty administering a U.S. bankruptcy case involving us, because we have property located outside of the United States. Any orders or judgments of a bankruptcy court in the United States may not be enforceable against us with respect to our property located outside the United States.

    Under the indenture governing the exchange notes, the rights of the trustee to enforce remedies may be significantly impaired if we seek the benefit of the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation. For example, both the BANKRUPTCY AND INSOLVENCY ACT (Canada) and the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) contain provisions enabling an "insolvent person" to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal or plan of compromise or arrangement for consideration by all or some of its creditors to be voted on by the various classes of its creditors. The restructuring plan or proposal, if accepted by the requisite majorities of creditors and if approved by the court, may be binding on persons who may not otherwise accept it. Moreover, this "proposal legislation" may permit the insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

    The powers of the courts under the BANKRUPTCY AND INSOLVENCY ACT (Canada) and particularly under the COMPANIES' CREDITORS ARRANGEMENT ACT (Canada) have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict if payments under the exchange notes would be made following commencement of or during such a proceeding, whether or when the trustee could exercise its rights under the indenture governing the exchange notes, whether your claims could be compromised or extinguished under such a proceeding or whether and to what extent holders of the exchange notes would be compensated for delays in payments, if any, of principal and interest.

YOU MAY NOT BE ABLE TO ENFORCE CIVIL LIABILITIES UNDER U.S. LAW

    You may not be able to enforce civil liabilities under applicable U.S. federal and state securities laws because:

    - we are organized under the laws of Canada;

    - all of our officers and all but one of our directors are not residents of the United States;

    - some or all of the experts named in this prospectus are not residents of the United States; and

    - all or substantially all of our assets, the assets of our officers and all but one of our directors, and the experts named in this prospectus are located outside the United States.

    It may be difficult or impossible for you to effect service of process upon us or our officers, directors or experts within the United States. It may also be difficult for you to enforce judgments of U.S. courts for civil liabilities under applicable U.S. federal and state securities laws against us, our officers, directors or experts. Courts in Canada may not enforce:

    - judgments of U.S. courts obtained in actions against us or our officers, directors or experts predicated upon the civil liability provisions of applicable U.S. federal and state securities laws; and

    - liabilities against us or our officers, directors or experts predicated upon U.S. federal and state securities laws in original actions brought in Canada.

OUR MILLS ARE LOCATED IN SEISMICALLY ACTIVE AREAS

    Since Vancouver and the south coast of British Columbia are located in a seismically active area, we are particularly susceptible to the risk of damage to, or total destruction of, our mills and the surrounding transportation infrastructure caused by earthquakes. Further, our mills are located directly adjacent to the ocean, and the south coast of British Columbia is an area that is susceptible to similar damage caused by tsunamis. We cannot assure you that we are adequately insured to cover the total amount of any losses caused by an earthquake or tsunami. In addition, we are not insured against any losses due to interruptions in our operations due to damage to, or destruction of, our mills caused by earthquakes or tsunamis or to major transportation infrastructure disruptions or other natural events that do not occur on our premises.

RISKS RELATED TO THE EXCHANGE NOTES

WE MAY NOT BE ABLE TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL

    The indentures governing the exchange notes and the existing Series C notes, 2001 notes and 10% notes provide that if we experience a change of control accompanied by a decline in the rating of the applicable notes to below investment grade, we must make an offer to purchase all of the exchange notes, Series C notes, 2001 notes and 10% notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for that purchase would be our available cash or cash generated from other sources. However, we may not be able to access sufficient funds, internally or otherwise, to purchase any notes tendered. A change of control could also result in acceleration of our other debt, including outstanding borrowings under revolving credit facilities. We may not have sufficient funds at the time of a change of control to repay our other senior debt and repurchase the exchange notes, the Series C notes, the 2001 notes and the 10% notes. Our failure to meet any of these obligations could cause an event of cross-default under our secured credit facilities and other debt agreements, causing substantially all of our debt to become immediately due and payable.

YOUR CLAIMS ARE EFFECTIVELY SUBORDINATED TO OUR SECURED DEBT

    As of March 31, 2003, on a consolidated basis, we had outstanding
$830.9 million of senior debt, of which $151.4 million is secured debt. In addition, we had an additional $146.1 million of debt available under the revolving portion of our secured credit facility. This excludes senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest, of which our proportionate share is $37.6 million.

    Our secured credit facility is collateralized by substantially all of our assets including the assets of our subsidiary guarantors. We may incur additional secured debt in the future. Secured debt effectively ranks senior to the exchange notes to the extent of the value of the collateral. If we default on the exchange notes, become bankrupt, liquidate, restructure or reorganize, it would result in a default under our secured credit facility and our secured creditors could use the collateral to satisfy the secured debt before you will receive any payment on the exchange notes. If the value of the collateral is insufficient to pay all of the secured debt, our secured creditors would share equally in the value of our other assets, if any, with you and any other creditors (including the holders of the existing Series C notes, 2001 notes and our 10% notes whose claims against us rank equally with the exchange notes).

THERE IS CURRENTLY NO PUBLIC MARKET FOR THE EXCHANGE NOTES

    The outstanding Series C notes were issued on May 15, 2003 to "qualified institutional buyers" in compliance with Rule 144A under the Securities Act and are eligible for trading in the PORTAL market. To the extent that outstanding Series C notes are tendered and accepted in the exchange offer, the trading market for the remaining untendered outstanding Series C notes could be adversely affected. There is no existing trading market for the exchange notes, and a market for the exchange notes may not develop. Holders of exchange notes may not be able to sell their exchange notes at all or at a price that such holders consider acceptable. Although the initial purchasers of the outstanding Series C notes have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice.

    The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities and the prospects for our industry generally. Also, the market for non-investment grade debt has been subject to substantial price swings. Liquid trading markets may not develop for the exchange notes. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market.

YOUR FAILURE TO EXCHANGE YOUR SERIES C NOTES COULD HAVE ADVERSE CONSEQUENCES

    Outstanding Series C notes that are not exchanged pursuant to this exchange offer will remain restricted securities. These outstanding Series C notes will continue to be subject to the following restrictions on transfer:

    - outstanding Series C notes may be resold only if registered pursuant to the Securities Act or if an exemption from registration is available under the Securities Act;

    - outstanding Series C notes will bear a legend restricting transfer in the absence of registration or an exemption from registration; and

    - a holder of outstanding Series C notes who desires to sell or otherwise dispose of all or any part of its outstanding notes under an exemption from registration under the Securities Act, if requested by us, must deliver to us an opinion of independent counsel experienced in Securities Act matters, reasonably satisfactory in form and substance to us, that an exemption is available.

YOUR INTERESTS WILL BE DILUTED IF ALL HOLDERS OF OUR OUTSTANDING 2001 NOTES AND THE SERIES C NOTES EXCHANGE THEIR NOTES IN THE EXCHANGE OFFER.

    If all of our outstanding 2001 notes and the Series C notes are exchanged for exchange notes, US$400 million aggregate principal amount of exchange notes will be outstanding following consummation of the exchange offer, and the exchange notes will be deemed to be a single series of notes outstanding under the indenture relating to the Series C notes. In such case, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of notes under such indenture will therefore require the consent of each holder of exchange notes or the holders of a majority in aggregate principal amount of such outstanding exchange notes, as applicable, and the individual voting interest of each holder will accordingly be diluted.

COURTS COULD SUBORDINATE OR VOID THE GUARANTEES UNDER FRAUDULENT CONVEYANCE
  STATUTES

    Fraudulent conveyance laws in the United States and in the Canadian provinces have been enacted for the protection of creditors. Under these fraudulent conveyance laws, a U.S. or Canadian court could further subordinate the guarantees granted under the indenture governing the exchange notes to the guarantors' present and future indebtedness and a U.S. or Canadian court could take other detrimental actions, including voiding the guarantees and payments made under the guarantees. The U.S. or Canadian court could take that action if it found that at the time the guarantee was incurred,


    - (a) the guarantee was (i) incurred with the intent to hinder, delay or defraud existing or future creditors, or (ii) the relevant guarantor did not receive fair consideration or reasonably equivalent value in exchange for the guarantee; and

    - (b) the guarantor was insolvent or was rendered insolvent because of the guarantee; or

    - the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, or

    - the guarantor intended to incur, or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they matured, or

    - the guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied).

    The measures of insolvency for purposes of these fraudulent transfer laws vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a party would be considered insolvent if:

    - the sum of its debts, including contingent liabilities, were greater than the fair saleable or disposable value of all of its assets;

    - the present fair saleable or disposable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

    - it could not pay its debts as they become due.

    Among other things, a legal challenge of a guarantee of the notes on fraudulent conveyance grounds may focus on the benefits, if any, realized by that subsidiary as a result of the issuance of the exchange notes.

    On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the exchange offer, we and the guarantors will not be insolvent, will have sufficient capital to meet our obligations as they mature and to operate our business effectively, and will not have incurred debts beyond our ability to pay as they mature. We cannot assure you, however, that a court would apply the same or similar standards in making a determination or that a court would agree with our conclusions in this regard.

    If a court voided a guarantee because it was a fraudulent conveyance, or held it unenforceable for any other reason, holders of exchange notes would cease to have a claim against the guarantor. Consequently, the holders of notes would be creditors of us and any guarantor whose guarantee was not voided and not creditors of those guarantors whose guarantee was voided.

THE HOLDERS OF A MAJORITY OF THE EXCHANGE NOTES AND SERIES C NOTES MAY WAIVE DEFAULTS UNDER OR MODIFY THE INDENTURE IN A MANNER ADVERSE TO NOTEHOLDERS WHO DO NOT APPROVE OF SUCH ACTIONS

    Subject to limitations specified in the indenture, the holders of a majority in principal amount of the exchange notes and Series C notes then outstanding will have the right to:

    - waive existing defaults or events of default;

    - waive compliance with provisions of the indenture or the notes;

    - modify or supplement the indenture; and

    - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture.

These provisions of the indenture could allow actions affecting the exchange notes to be taken without the approval of all of the holders of the exchange notes and thus may have an adverse effect on the holders of exchange notes who do not approve of such actions. See "Description of the Exchange Notes--Events of Default" and "--Modification of Indenture."

YOUR NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES

    The exchange notes will be issued to you in exchange for your Series C notes or 2001 notes only after timely receipt by the exchange agent of:

    - your Series C notes or 2001 notes; and

    - a properly completed and executed letter of transmittal and all other required documentation; or

    - a book-entry delivery by transmittal of an agent's message through the Depository Trust Company.

If you want to tender your Series C notes or 2001 notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery.

    Neither the exchange agent nor our company is under any duty to give you notification of defects or irregularities with respect to tenders of Series C notes or 2001 notes for exchange. Series C notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions on such notes. In addition, if you tender your Series C notes or 2001 notes in the exchange offer to participate in the distribution of exchange notes, you will be required to comply with registration and prospectus delivery requirements of the federal securities laws in connection with any resale transaction. For additional information, please refer to "The Exchange Offer" section of this prospectus.

                                USE OF PROCEEDS

    We will not receive any proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes in this exchange offer, we will receive in exchange outstanding Series C notes and 2001 notes in equivalent principal amount. The outstanding Series C notes and 2001 notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness.

                               THE EXCHANGE OFFER

GENERAL

    In connection with our private offering of the outstanding Series C notes in May 2003, we and the guarantors entered into a registration rights agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Corporation, Scotia Capital (USA) Inc., CIBC World Markets Corp., BMO Nesbitt Burns Corp., HSBC Securities (USA) Inc. and
TD Securities (USA) Inc., who were the initial purchasers of the outstanding Series C notes. Under this registration rights agreement we agreed, within 120 days after the issuance of the outstanding Series C notes, to use our best efforts to file a registration statement with the SEC with respect to a registered offer to exchange the outstanding Series C notes and 2001 notes for exchange notes with terms substantially similar to the outstanding Series C notes, except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights.

    We are offering to exchange our exchange notes for up to 100% of our Series C notes and 2001 notes on the terms set forth in this prospectus and in the accompanying letters of transmittal. We are including both the Series C notes and the 2001 notes in the exchange offer in order to increase the liquidity of both series. For each Series C note or 2001 note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount at maturity equal to that of the surrendered note.

    Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding Series C notes and 2001 notes may be offered for resale, resold or otherwise transferred by a holder under U.S. federal securities laws without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

    - the holder is acquiring the exchange notes in the ordinary course of business;

    - the holder is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such exchange notes;

    - the holder is not a broker-dealer who purchased the outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

    - the holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

    If you wish to participate in this exchange offer, you must represent to us in the letter of transmittal or through the Depository Trust Company's Automated Tender Offer Program (ATOP) that the conditions above have been met. However, we do not intend to request the SEC to consider, and the SEC has not considered, this exchange offer in the context of a no-action letter and therefore we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. Therefore, if you transfer any exchange note delivered to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume such liability or indemnify you against such liability, but we do not believe such liability should exist if the above conditions are met.

    If any holder is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder:

    - may not rely on the applicable interpretations of the staff of the SEC; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

    In addition, in order to comply with state securities laws in the United States, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The exchange notes also have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The exchange notes are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada, or to any resident of Canada, except in accordance with the securities laws of the provinces and territories of Canada.

TERMS OF THE EXCHANGE OFFER

    Subject to the terms and conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange outstanding Series C notes and 2001 notes that are properly tendered and not withdrawn on or prior to the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on July 21, 2003. If we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "Expiration Date" means the latest time and date to which the exchange offer is extended.

    As of the date of this prospectus, US$150,000,000 aggregate principal amount of Series C notes and US$250,000,000 aggregate principal amount of 2001 notes are outstanding. Outstanding notes tendered in the exchange offer must be in denominations of principal amount of US$1,000 and any integral multiple thereof. This prospectus, together with the letters of transmittal, is first being sent on or about June 18, 2003, to all holders of outstanding Series C notes and 2001 notes known to us. Our obligation to accept outstanding Series C notes and 2001 notes for exchange pursuant to the exchange offer is subject to conditions as set forth below under "--Certain Conditions to the Exchange Offer."

    We expressly reserve the right to extend the period of time during which the exchange offer is open and delay the acceptance of any outstanding Series C notes and 2001 notes for exchange. We will give oral or written notice of such extension to the holders of outstanding Series C notes and 2001 notes as described below. During any extension, all outstanding Series C notes and 2001 notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any outstanding Series C notes and 2001 notes that we do not accept for exchange for any reason will be returned without expense to the tendering holder as soon as practicable after the expiration or termination of the exchange offer.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject any outstanding Series C notes and 2001 notes tendered upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, rejection or termination to the holders of the outstanding notes as soon as practicable after such event. In the case of any extension, we will give notice by issuing a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OUTSTANDING SERIES C NOTES AND 2001 NOTES

    The tender of outstanding Series C notes and 2001 notes by a holder as set forth below and our acceptance of such notes will constitute a binding agreement between the tendering holder and us upon the terms and conditions set forth in this prospectus and in the accompanying letters of transmittal. Except as set forth below, a holder who wishes to tender outstanding Series C notes and 2001 notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Wells Fargo Bank Minnesota, National Association, as exchange agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date. In addition, either:

    (1) certificates for the outstanding Series C notes and 2001 notes must be received by the exchange agent along with the appropriate letter of transmittal, or

    (2) a timely confirmation of a book-entry transfer of the outstanding Series C notes and 2001 notes into the exchange agent's account at The Depository Trust Company, or DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the Expiration Date, or

    (3) the holder must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF OUTSTANDING SERIES C NOTES AND 2001 NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OUTSTANDING SERIES C NOTES AND 2001 NOTES SHOULD BE SENT TO US; THEY SHOULD BE SENT TO THE EXCHANGE AGENT.

    If the letter of transmittal is signed by a person or persons other than the registered holder or holders of outstanding Series C notes and 2001 notes, those outstanding Series C notes and 2001 notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the outstanding
Series C notes and 2001 notes. If the letter of transmittal or any outstanding Series C notes or 2001 notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, must submit to us, proper evidence satisfactory to us of their authority to so act.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the outstanding Series C notes or 2001 notes surrendered for exchange are tendered:

    - by a registered holder of the outstanding Series C notes or 2001 notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - for the account of an Eligible Institution (as defined below).

    In the event that signatures are required to be guaranteed, such guarantees may be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If outstanding Series C notes and 2001 notes are registered in the name of a person other than the person who signs a letter of transmittal, the outstanding Series C notes and 2001 notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in a form satisfactory to us and the exchange agent, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution.

    We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of outstanding Series C notes and 2001 notes tendered for exchange in our sole discretion, and our determination shall be final and binding. We reserve the right to reject any tender of outstanding Series C notes or 2001 notes that are not properly tendered or to reject any outstanding Series C notes or 2001 notes where acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding Series C notes or 2001 notes either before or after the Expiration Date. Our interpretation of the terms and conditions of the exchange offer as to any particular outstanding Series C notes or 2001 notes either before or after the Expiration Date (including the terms and conditions set forth in the letter of transmittal) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding Series C notes and 2001 notes for exchange must be cured within a reasonable period of time, as we shall determine. We and the exchange agent shall not be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding Series C notes or 2001 notes for exchange, and we shall not incur any liability for failure to give such notification.

ACCEPTANCE OF OUTSTANDING SERIES C NOTES AND 2001 NOTES FOR EXCHANGE

    Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all outstanding Series C notes and 2001 notes properly tendered and not withdrawn. We will issue the exchange notes as soon as practicable after the Expiration Date.

    For purposes of the exchange offer, we shall be deemed to have accepted properly tendered outstanding Series C notes and 2001 notes for exchange when we have given oral or written notice of such acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

    For each outstanding Series C note and 2001 note accepted for exchange, the holder of such outstanding Series C note or 2001 note will receive an exchange note having a stated amount at maturity equal to that of the surrendered outstanding note. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered in exchange therefor or, if no interest has been paid on the outstanding Series C notes or 2001 notes, from the date of original issue of the outstanding Series C notes or 2001 notes. Holders of outstanding Series C notes and 2001 notes whose outstanding notes are accepted for exchange will not receive any payment in respect of accrued interest on such outstanding Series C notes and 2001 notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer.

    In all cases, issuance of notes for outstanding Series C notes and 2001 notes that are accepted for exchange pursuant to the exchange offer, will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely confirmation of a book-entry transfer of such outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding Series C notes or 2001 notes are submitted for a greater principal amount than the holder desired to exchange, the outstanding Series C notes or 2001 notes not exchanged will be returned without expense to the tendering holder (or, in the case of outstanding Series C notes or 2001 notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to book-entry procedures, such non-exchanged outstanding Series C notes or 2001 notes will be credited to an account maintained with DTC for such outstanding Series C notes and 2001 notes) as soon as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will establish an account with respect to the outstanding Series C notes and 2001 notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the DTC's systems may make delivery of outstanding Series C notes and 2001 notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Therefore, a holder of outstanding Series C notes or 2001 notes may deliver the outstanding Series C notes or 2001 notes through book-entry transfer at DTC and acknowledge and agree to the terms of the letter of transmittal by transmitting a computer-generated message to the exchange agent through DTC's ATOP.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of outstanding Series C notes or 2001 notes desires to tender such outstanding Series C notes or 2001 notes and the outstanding Series C notes or 2001 notes are not immediately available, or time will not permit such holder's outstanding Series C notes or 2001 notes or other required documents to reach the exchange agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the tender is made through an Eligible Institution; and prior to the Expiration Date, the exchange agent received from the Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, setting forth the name and address of the holder of outstanding Series C notes or 2001 notes and the amount of outstanding Series C notes or 2001 notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered outstanding Series C notes and 2001 notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and the certificates for all physically tendered outstanding Series C notes and 2001 notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within five business days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

    Tenders of outstanding Series C notes and 2001 notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must:

    - specify the name of the persons having tendered the outstanding Series C notes and 2001 notes to be withdrawn; and

    - identify the outstanding Series C notes and 2001 notes to be withdrawn (including the principal amount of such outstanding Series C notes and 2001 notes, and, in the case where certificates for outstanding Series C notes and 2001 notes have been transmitted, specify the name in which such outstanding Series C notes and 2001 notes are registered if different from that of the withdrawing holder).

    If certificates for outstanding Series C notes or 2001 notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If outstanding Series C notes or 2001 notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn outstanding Series C notes or 2001 notes and otherwise comply with the procedures of such facility.

    We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices of withdrawal, which shall be final and binding on all parties. Any outstanding Series C notes or 2001 notes so withdrawn will not be deemed to have been validly tendered for exchange. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding Series C notes or 2001 notes tendered by book-entry transfer into the exchange agent's account at the DTC pursuant to the book-entry transfer procedures described above, such outstanding Series C notes or 2001 notes will be credited to an account maintained with DTC for the outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding Series C notes and 2001 notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Series C Notes and 2001 Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    The exchange offer shall be subject to the following conditions:

    (1) neither the exchange offer, nor the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the SEC;

    (2) the due tendering of the outstanding Series C notes and 2001 notes in accordance with the exchange offer;

    (3) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (4) there shall not have been adopted or enacted any law, statute, rule or regulation which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (5) there shall not have been declared by U.S. federal, New York State or Canadian federal authorities a banking moratorium which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

    (6) trading generally in the United States or Canadian over-the-counter market shall not have been suspended by order of the SEC, any securities commission or securities regulatory authority in Canada or any other governmental authority, which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; and

    (7) each holder of outstanding Series C notes and 2001 notes (other than participating broker-dealers) who wishes to exchange outstanding Series C notes and 2001 notes for exchange notes shall have made such representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or another appropriate form under the Securities Act available.

    The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. Our failure at any time to exercise any of the these rights shall not be deemed a waiver of any such rights and each right shall be deemed an ongoing right which may be asserted at any time and from time to time. None of the foregoing conditions shall relieve us of our obligations under the registration rights agreement or affect any increase in the interest rate borne by the outstanding Series C notes and 2001 notes pursuant to the registration rights agreement.

EXCHANGE AGENT

    Wells Fargo Bank Minnesota, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth in the letter of transmittal. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

    By Mail, Hand or Overnight Delivery:
    Corporate Trust Services
    213 Court Street
    Suite 703
    Middleton, CT 06457
    Attention: Joseph O'Donnell
    Facsimile: (860) 704-6219
    Confirm by Telephone: (860) 704-6217

    DELIVERY OF THE OUTSTANDING SERIES C NOTES AND 2001 NOTES TO AN ADDRESS OTHER THAN THE EXCHANGE AGENT'S ADDRESS (IN THE CASE OF CERTIFICATED NOTES) OR THROUGH DTC'S ATOP (IN THE CASE OF A BOOK-ENTRY TRANSFER) OR AS SET FORTH IN THE LETTERS OF TRANSMITTAL OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. We will pay the cash expenses incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, accounting and certain legal fees.

TRANSFER TAXES

    Holders who tender their outstanding Series C notes and 2001 notes for exchange will not be obliged to pay any transfer taxes in connection with such exchange, except that holders who instruct us to register exchange notes in the name of, or request that outstanding Series C notes and 2001 notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING OUTSTANDING SERIES C NOTES

    Holders of outstanding Series C notes who do not exchange their outstanding Series C notes for exchange notes pursuant to the exchange offer will continue to be subject to the transfer restrictions under U.S. federal and state securities laws as set forth in the legend on such Series C notes and the indenture governing the Series C notes regarding transfer and exchange of the outstanding Series C notes. In general, the outstanding Series C notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding Series C notes under the Securities Act.

                                 CAPITALIZATION

    The following table sets forth our cash and short-term investments and total capitalization: (i) as of March 31, 2003, on a pro forma basis, giving effect to the issuance of the Series C notes on May 15, 2003 and the use of proceeds therefrom, as if each had occurred on March 31, 2003, and (ii) as at such date, on a pro forma as adjusted basis, to give effect to the exchange of all of the outstanding Series C notes and 2001 notes for exchange notes pursuant to the exchange offer, as if each had occurred on March 31, 2003. Because the outstanding Series C notes and 2001 notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued, whether none, some, or all of the exchange notes are issued will not change the outstanding long-term debt of NorskeCanada. The information in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes, all of which are included elsewhere in this prospectus.

                                                                AS AT MARCH 31, 2003
                                                              ------------------------
                                                                            PRO FORMA
                                                              PRO FORMA    AS ADJUSTED
                                                              ----------   -----------
                                                              (IN MILLIONS OF DOLLARS)
Cash and short-term investments.............................   $   70.3     $   70.3
                                                               ========     ========
Secured credit facility(1)..................................   $     --     $     --
Long term debt, including current maturities
  US$150 million 8 5/8% Series C senior notes due 2011(2)...      226.9           --
  US$250 million 8 5/8% senior notes due 2011...............      367.3           --
  Exchange Notes............................................         --        594.2
  US$200 million 10% senior notes due 2009..................      312.2        312.2
  Non-recourse joint venture debt(3)........................       37.6         37.6
                                                               --------     --------
Total long term debt........................................   $  944.0     $  944.0
Shareholders' equity
  Share capital.............................................      884.6        884.6
  Retained earnings.........................................      215.3        215.3
                                                               --------     --------
Total shareholders' equity..................................    1,099.9      1,099.9
                                                               --------     --------
Total capitalization........................................   $2,043.9     $2,043.9
                                                               ========     ========

------------------------

(1) We have a secured credit facility which consists of a revolving operating loan with a term expiring in July 2006 in the amount of $350 million. See "Description of Other Indebtedness--The Secured Credit Facility".

(2) Based on the exchange rate of US$0.6805 per $1.00 on March 31, 2003. This figure includes the US$150.0 million principal amount of the Series C notes and approximately US$4.4 million in premium proceeds resulting from the Series C notes being sold at 102.953% of face value.

(3) We have a 50.1% non-controlling economic interest in Powell River
    Energy Inc., a joint venture that owns two hydroelectric dams that supply electricity to the Powell River mill. Powell River Energy has issued
    $75 million First Mortgage Bonds due July 2009, which are secured by first-ranking mortgages over all of the assets of Powell River Energy.

             SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION

    The following selected consolidated historical financial information is derived from our audited consolidated financial statements as at and for the years ended December 31, 2002 and 2001, as at and for the six months ended December 31, 2000 and as at and for each of the years in the three-year period ended June 30, 2000 and from our unaudited consolidated financial statements as at and for the three months ended March 31, 2003 and 2002. The unaudited consolidated financial statements as at and for the three months ended
March 31, 2003 and 2002, in our opinion, reflect all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for the unaudited periods. The historical results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results of operations to be expected for the full year ending December 31, 2003. In addition, certain information is presented in order to show the differences that would result from the application of U.S. GAAP, rather than Canadian GAAP.

    The following selected consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements included elsewhere in this prospectus.

                                                                    SIX MONTHS         YEARS ENDED          THREE MONTHS
                                      YEARS ENDED JUNE 30,             ENDED          DECEMBER 31,         ENDED MARCH 31,
                                 -------------------------------   DECEMBER 31,    -------------------   -------------------
                                 1998(1)      1999      2000(2)        2000        2001(3)      2002       2002       2003
                                 --------   --------   ---------   -------------   --------   --------   --------   --------
                                                (IN MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS AND RATIOS)
AMOUNTS UNDER CANADIAN GAAP:
-----------------------------------------
STATEMENT OF EARNINGS DATA:
Net sales......................  $  280.9   $1,036.5   $ 1,253.3     $  729.0      $1,388.7   $1,482.3   $  324.3   $  385.8
Operating expenses:
  Cost of sales................     372.0      906.7       974.2        526.7       1,114.2    1,360.4      310.6      360.4
  Selling, general and
    administrative.............      49.2       59.5        60.9         34.5          63.6       65.3       15.8       13.6
  Depreciation and
    amortization...............      40.4      111.4       114.3         59.8         131.2      178.5       42.5       47.3
                                 --------   --------   ---------     --------      --------   --------   --------   --------
                                    461.6    1,077.6     1,149.4        621.0       1,309.0    1,604.2      368.9      421.3
                                 --------   --------   ---------     --------      --------   --------   --------   --------

Operating earnings (loss)......    (180.7)     (41.1)      103.9        108.0          79.7     (121.9)     (44.6)     (35.5)
Foreign exchange gain (loss) on
  translation of long-term
  debt.........................        --         --          --           --         (17.1)      12.3        0.2       15.5
Other income (expense).........      (8.3)      33.1        (7.1)        (2.1)        (40.2)     (13.3)       1.9        0.3
Interest expense...............        --         --          --           --         (34.1)     (77.9)     (22.4)     (17.3)
Interest income................      43.0       36.7        38.2         26.4          35.0        1.7        1.2         --
                                 --------   --------   ---------     --------      --------   --------   --------   --------
Earnings (loss) from continuing
  operations before income
  taxes........................    (146.0)      28.7       135.0        132.3          23.3     (199.1)     (63.7)     (37.0)
Income tax expense
  (recovery)...................     (50.9)       2.3        35.6         49.8         (21.2)     (75.8)     (22.2)     (12.2)
                                 --------   --------   ---------     --------      --------   --------   --------   --------
Earnings (loss) from continuing
  operations...................     (95.1)      26.4        99.4         82.5          44.5     (123.3)     (41.5)     (24.8)
Earnings from discontinued
  operations, net of income
  taxes........................     390.7        9.1          --           --            --         --         --         --
                                 --------   --------   ---------     --------      --------   --------   --------   --------
Net earnings (loss)............  $  295.6   $   35.5   $    99.4     $   82.5      $   44.5   $ (123.3)  $  (41.5)  $  (24.8)
                                 ========   ========   =========     ========      ========   ========   ========   ========
Basic and diluted earnings
  (loss) per share from
  continuing operations (in
  dollars).....................  $  (0.77)  $   0.21   $    0.80     $   0.66      $   0.32   $  (0.64)  $  (0.24)  $  (0.12)
                                 ========   ========   =========     ========      ========   ========   ========   ========

BALANCE SHEET DATA:
Working capital................  $  963.4   $  965.7   $ 1,093.7     $1,213.5      $  380.6   $  240.4   $  296.8   $  268.0
Fixed assets...................   1,381.6    1,360.4     1,300.9      1,298.5       2,416.4    2,326.6    2,382.2    2,293.0
Total assets...................   2,544.6    2,551.1     2,599.3      2,720.6       3,149.8    2,893.5    3,070.1    2,837.5
Long-term debt(4)..............        --         --          --           --       1,174.6      886.2    1,170.0      868.5
Shareholders' equity...........   2,134.1    2,095.1     2,120.0      2,165.2       1,036.5    1,124.7      995.0    1,099.9

                                                                    SIX MONTHS         YEARS ENDED          THREE MONTHS
                                      YEARS ENDED JUNE 30,             ENDED          DECEMBER 31,         ENDED MARCH 31,
                                 -------------------------------   DECEMBER 31,    -------------------   -------------------
                                 1998(1)      1999      2000(2)        2000        2001(3)      2002       2002       2003
                                 --------   --------   ---------   -------------   --------   --------   --------   --------
                                                (IN MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS AND RATIOS)
OTHER DATA:
Cash flow provided by (used in)
  operating activities.........     (93.6)     105.2       191.1        170.3         266.2       (2.6)      (6.5)     (32.3)
Cash flow provided by (used in)
  investing activities.........     727.1      (85.8)      (50.9)       (58.2)        (60.7)     (42.7)      30.6       (1.5)
Cash flow provided by (used in)
  financing activities.........    (149.5)     (74.5)      (74.5)       (37.3)     (1,030.4)     (59.5)      (4.3)      33.8
EBITDA(5)......................    (148.6)     103.4       211.1        165.7         153.6       55.6         --       27.6
EBITDA before non-cash
  items(6).....................    (147.7)     116.0       209.6        167.4         215.2       59.5       (0.2)      12.0
Dividends declared per
  share(7).....................      0.60       0.60        0.60         0.30          0.30         --         --         --
Capital expenditures...........      44.1       90.8        57.2         58.4          92.7       82.2        9.4       13.8
Ratio of earnings to fixed
  charges(8)...................        --       17.9x         --           --           1.7x        --         --         --

AMOUNTS UNDER U.S. GAAP:
-----------------------------------------
Net sales......................  $  335.4   $1,201.6   $ 1,426.0     $  807.7      $1,561.0   $1,704.0   $  371.7   $  445.2
Earnings (loss) from continuing
  operations...................     (95.1)      37.8        94.0         76.9          15.6      (84.7)     (35.3)       6.4
Net earnings...................     295.6       46.9        94.0         76.9          15.6      (84.7)     (35.3)       6.4
Basic and diluted earnings
  (loss) per share from
  continuing operations (in
  dollars).....................     (0.77)      0.30        0.76         0.62          0.11      (0.44)     (0.20)      0.03
Total assets...................   2,544.6    2,569.9     2,609.2      2,721.4       3,142.4    2,917.4    3,068.7    2,872.6
Long-term debt(4)..............        --         --          --           --       1,174.6      886.2    1,170.0      868.5
Shareholders' equity...........   2,133.1    2,102.8     2,122.9      2,162.4       1,005.4    1,113.7      962.0    1,120.1

OTHER DATA:
Cash flow provided by (used in)
  operating activities.........     (93.6)     105.2       191.1        170.3         266.2       (2.6)      (6.5)     (32.3)
Cash flow provided by (used in)
  investing activities.........     727.1      (85.8)      (50.9)       (58.2)        (60.7)     (42.7)      30.6       (1.5)
Cash flow provided by (used in)
  financing activities.........    (149.5)     (74.5)      (74.5)       (37.3)     (1,030.4)     (59.5)      (4.3)      33.8
EBITDA(5)......................    (148.6)     122.2       202.2        156.6         108.8      113.8        7.6       74.6
EBITDA before non-cash
  items(6).....................    (147.7)     116.0       209.6        167.4         215.2       59.5       (0.2)      12.0
Capital expenditures...........      44.1       90.8        57.2         58.4          92.7       82.2        9.4       13.8
Ratio of earnings to fixed
  charges(8)...................        --       28.9x         --           --            --         --         --        1.6x

--------------------------

(1) Our results for the year ended June 30, 1998 were affected by a nine-month strike at our manufacturing facilities, which ended on April 18, 1998.

(2) Effective July 1, 2000, we changed our financial year end from June 30 to December 31.

(3) Effective June 15, 2001, our results exclude the Mackenzie pulp operations which we disposed of, and effective August 31, 2001, our results reflect the acquisition of Pacifica Papers.

(4) Long-term debt includes current portion.

(5) EBITDA represents earnings (loss) from continuing operations before interest expense, interest income, income taxes and depreciation and amortization. Although EBITDA, as a non-GAAP measure, should not be considered in isolation or as a substitute for operating cash flows, the most comparable GAAP measure, or other cash flow statement data or net earnings determined in accordance with Canadian GAAP or U.S. GAAP, management understands that it is commonly used to evaluate a company's liquidity. We consider EBITDA to be a useful measure of our ability to service our debt and our ability to generate cash for other purposes. We believe that our investors consider EBITDA useful for these purposes as well. EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

    We have provided below a reconciliation of EBITDA to cash flow provided by (used in) operating activities, which we believe is the most directly comparable GAAP measure.

                                                                       SIX MONTHS         YEARS ENDED          THREE MONTHS
                                          YEARS ENDED JUNE 30,            ENDED          DECEMBER 31,         ENDED MARCH 31,
                                     ------------------------------   DECEMBER 31,    -------------------   -------------------
                                       1998       1999       2000         2000        2001(3)      2002       2002       2003
                                     --------   --------   --------   -------------   --------   --------   --------   --------
                                                        (IN MILLIONS OF DOLLARS UNLESS OTHERWISE SPECIFIED)
    AMOUNTS UNDER CANADIAN AND U.S. GAAP:
    -----------------------------------------
      Cash flow provided by (used
        in) operating activities...  $ (93.6)    $105.2    $ 191.1        $170.3       $266.2     $ (2.6)    $ (6.5)    $(32.3)
      Interest (income) expense,
        net........................    (43.0)     (36.7)     (38.2)        (26.4)        (0.9)      76.2       21.2       17.3
      Cash income taxes paid
        (received).................      6.7        3.3        0.8           1.8        (13.5)      15.7        5.9        1.6
      Increase in other long-term
        obligations................     (1.8)     (11.5)      (4.2)         (2.9)        (4.9)     (12.0)      (2.8)      (1.2)
      Gain on sale of marketable
        securities.................       --         --         --            --           --        4.8        4.8         --
      Foreign exchange gain (loss)
        on translation of long-term
        debt.......................       --         --         --            --        (17.1)      12.3        0.2       15.5
      Loss on sale of Mackenzie
        pulp operations............       --         --         --            --        (31.4)        --         --         --
      Write-off deferred financing
        costs......................       --         --         --            --           --      (15.8)        --         --
      Other........................     (2.3)      (0.1)      (0.7)         (1.3)        (7.5)      (1.5)      (2.3)      (0.9)
      Change in non-cash working
        capital....................    (14.6)      43.2       62.3          24.2        (37.3)     (21.5)     (20.5)      27.6
                                     -------     ------    -------        ------       ------     ------     ------     ------
      EBITDA Under Canadian GAAP...   (148.6)     103.4      211.1         165.7        153.6       55.6         --       27.6
      U.S. dollar revenue hedges,
        long-term debt hedges and
        interest rate swaps........       --       18.8       (8.9)         (9.1)       (44.8)      58.2        7.6       47.0
                                     -------     ------    -------        ------       ------     ------     ------     ------
      EBITDA Under U.S. GAAP.......  $(148.6)    $122.2    $ 202.2        $156.6       $108.8     $113.8     $  7.6     $ 74.6
                                     =======     ======    =======        ======       ======     ======     ======     ======

    (6) EBITDA before non-cash items represents net earnings (loss) from continuing operations before interest expense, interest income, income taxes, depreciation and amortization, foreign exchange gain (loss) on translation of long term debt and non-cash other income (expense). In addition, under U.S. GAAP EBITDA before non-cash items is before certain unrealized foreign exchange gains and losses and interest rate swaps on derivative contracts recognized on a "marked to market" basis. Although EBITDA before non-cash items, as a non-GAAP measure, should not be considered in isolation or as a substitute for operating cash flows or other cash flow statement data or net earnings determined in accordance with Canadian GAAP or U.S. GAAP, management understands that it is commonly used to evaluate a company's liquidity. We consider EBITDA before non-cash items to be a useful measure of our ability to service our debt and our ability to generate cash for other purposes. We believe that our investors consider EBITDA before non-cash items useful for these purposes as well. EBITDA before non-cash items as presented, may not be comparable to similarly titled measures of other companies.

    We have provided below a reconciliation of EBITDA before non-cash items to cash flow from operating activities, which we believe is the most directly comparable GAAP measure.

                                                                        SIX MONTHS        YEARS ENDED         THREE MONTHS
                                           YEARS ENDED JUNE 30,            ENDED         DECEMBER 31,        ENDED MARCH 31,
                                       -----------------------------   DECEMBER 31,    -----------------   -------------------
                                        1998       1999       2000         2000         2001      2002       2002       2003
                                       -------   --------   --------   -------------   ------   --------   --------   --------
                                                         (IN MILLIONS OF DOLLARS UNLESS OTHERWISE SPECIFIED)
    AMOUNTS UNDER CANADIAN AND U.S. GAAP:
    ------------------------------------------
      Cash flow provided by (used in)
        operating activities.........  $ (93.6)   $105.2     $191.1       $170.3       $266.2    $ (2.6)    $ (6.5)    $(32.3)
      Interest (income) expense,
        net..........................    (43.0)    (36.7)     (38.2)       (26.4)        (0.9)     76.2       21.2       17.3
      Cash income taxes paid
        (received)...................      6.7       3.3        0.8          1.8        (13.5)     15.7        5.9        1.6
      Increase in other long-term
        obligations..................     (1.8)    (11.5)      (4.2)        (2.9)        (4.9)    (12.0)      (2.8)      (1.2)
      Gain on sale of marketable
        securities...................       --        --         --           --           --       4.8        4.8         --
      Other..........................     (1.4)     (0.9)      (0.7)         0.4         (0.9)     (1.1)      (2.3)      (1.0)
      Change in non-cash working
        capital......................    (14.6)     56.6       60.8         24.2        (30.8)    (21.5)     (20.5)      27.6
                                       -------    ------     ------       ------       ------    ------     ------     ------
      EBITDA before non-cash items...  $(147.7)   $116.0     $209.6       $167.4       $215.2    $ 59.5     $ (0.2)    $ 12.0
                                       =======    ======     ======       ======       ======    ======     ======     ======

    (7) Excludes a special cash distribution we paid on August 27, 2001 of $12.00 per common share, which consisted of a return of capital of $7.60 per common share and a special dividend of $4.40 per common share.

    (8) The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings are defined as earnings (loss) from continuing operations before income taxes plus fixed charges reduced by capitalized interest. Fixed charges consist of interest on indebtedness, including capitalized interest, and amortization of deferred financing costs. No ratio was calculated for the year ended June 30, 2000 and for the six months ended December 31, 2000 as we did not have indebtedness during these periods. Under Canadian GAAP, earnings (as defined) were insufficient to cover fixed charges for the three months ended March 31, 2003 and 2002, the year ended
       December 31, 2002 and the year ended June 30, 1998 by $37.1 million, $63.7 million, $199.1 million and $146.0 million, respectively. Under U.S. GAAP, earnings (as defined) were insufficient to cover fixed charges for the three months ended March 31, 2002, the years ended December 31, 2002 and 2001 and the year ended June 30, 1998 by $56.1 million, $140.9 million, $21.5 million and $146.0 million, respectively.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OUTLOOK

    Increased anxiety concerning the conflict in Iraq, escalating energy costs, and the slow-paced recovery of U.S. and global economies preoccupied financial markets and further eroded consumer confidence during the first quarter of 2003.

    For pulp and paper producers, there were several encouraging developments during the first quarter of 2003. An improvement in market fundamentals for specialty papers, related to the shutdown of several paper machines and a modest pickup of demand for coated papers, resulted in the announcement of price increases across most coated and uncoated groundwood grades, ranging from US$40 per tonne to US$60 per tonne. In addition, North American newsprint capacity reductions, a weakening U.S. dollar and rising input costs contributed to an announced US$50 per tonne newsprint price increase in March for North American markets, despite the continued slow-paced recovery in demand. For pulp products, tighter market conditions resulting from stronger export shipments, fiber shortages for producers arising from poor weather conditions in the U.S. southeast, and the appreciating Euro, enabled pulp producers to successfully implement two US$40 per tonne price increases during the first quarter of 2003, and announce a further increase of US$40 per tonne for April 1.

    Even with these positive developments, we, like many Canadian pulp and paper producers, experienced a challenging first quarter of 2003. While a softening U.S. dollar and high fuel costs created a cost-push that led producers to raise prices, these events, combined with heightened geopolitical and economic uncertainty, contributed to continued weak industry financial results.

    In spite of continuing soft market conditions, our paper business operated at full capacity in the first quarter of 2003, compared to 77% for the same period in 2002, due in large measure to stronger demand for our groundwood specialty papers. Cost savings and performance improvements continue to be our primary focus and solid progress in these areas is reflected in our financial results. However, several incidents during the first quarter of 2003, namely a temporary shutdown at our Powell River mill resulting from a chemical imbalance in its effluent treatment system, a storm-related company-wide power outage and a steam line rupture at our Crofton operation, offset these gains.

    For the balance of the year, we view any meaningful recovery in paper and pulp markets as being largely dependent on a sustainable increase in consumption. Any further negative economic or political developments in the interim could delay any such recovery. We will continue to maintain a tight control on capital spending in the event that the forecasted recovery does not materialize, and remain committed to balancing our paper production levels with customer demand.

RESULTS OF OPERATIONS

    Other than the results of operations for the three months ended March 31, 2003 and 2002 and the years ended December 31, 2001 and 2002, the results of operations discussed in this section are the historical results of operations of NorskeCanada prior to the acquisition of Pacifica Papers. Our 2001 results include the results of operations of Pacifica Papers for the four months from September to December, 2001 and reflect the financing of the Pacifica Papers acquisition and the distribution of $12 per common share paid to our shareholders on August 28, 2001, all of which affect comparisons to the previous year. Segment information for the years ended December 31, 2001 and 2002 has been restated to reflect (i) segregation of our newsprint activities from those relating to our specialty papers business and reporting these activities separately as newsprint and specialty papers business segments, effective January 1, 2002, and (ii) the segregation of our kraft paper activities from our pulp business segment and inclusion of our kraft paper activities in our specialty papers business segment, effective January 1, 2003.

THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THREE MONTHS ENDED DECEMBER 31,
  2002

Consolidated

    For the three months ended March 31, 2003, we incurred a net loss of $24.8 million, or $0.12 per share, on sales of $385.8 million. This compares to the three months ended December 31, 2002 when we recorded a net loss of $37.3 million, or $0.18 per share, on sales of $405.6 million. The net loss included an after-tax foreign exchange gain of $12.8 million, or $0.06 per share, arising from the translation of U.S. dollar denominated debt, compared to an after-tax gain of $1.4 million, or $0.01 per share, in the preceding quarter.

    The impact of fewer scheduled maintenance spending projects, higher pulp prices, further operating cost reductions achieved during the first quarter of 2003, and reduced selling, general and administrative, or SG&A, costs offset the negative impact of a stronger Canadian dollar, lower 2003 directory contract pricing and the operational incidents due to a temporary shutdown at our Powell River mill, a power outage and a steam line rupture.

    We managed to minimize the impact of the sharp increase in oil and natural gas spot prices during the first quarter of 2003 by utilizing alternative fuels in our mills. In addition, we mitigated the adverse financial impact of escalating energy prices through the use of fixed price contracts.

Specialties

    Sales volumes decreased 13,600 tonnes, or 4.9%, to 261,700 tonnes in the first quarter of 2003 from 275,300 tonnes in the previous quarter, primarily reflected lower seasonal demand for lightweight uncoated specialty papers. The average sales revenue for the first quarter of 2003 was $815 per tonne, a decrease of $47 per tonne, or 5.5%, from the preceding quarter. This was largely a result of a stronger Canadian dollar relative to the U.S. dollar, lower contract directory transaction prices and a seasonally lower-value grade mix.

    These were partly offset by improved freight costs, most of which reflected a more favourable destination mix. The average cost of sales for the first quarter of 2003 was $732 per tonne, a decrease of $27 per tonne, or 3.6%, from the previous quarter. A significant factor in the improvement of our costs was the continued reduction in the use of kraft as a furnish in our specialty papers. This saving, together with lower planned maintenance project spending and a seasonally lower-value grade mix in the first quarter of 2003, more than offset higher unit costs associated with less calendar days in the period and the operational incidents due to a temporary shutdown at our Powell River mill, a power outage and a steam line rupture.

    As a result of the above factors and our improved SG&A costs, our specialties paper business recorded an operating loss of $10.0 million on sales of $213.3 million for the first quarter of 2003, compared to an operating loss of $6.4 million on sales of $237.2 million for the previous quarter.

Newsprint

    At 195,600 tonnes, our newsprint sales volumes for the first quarter of 2003 were marginally lower than those for the previous quarter, as the combined impact of fewer calendar days and the operational incidents due to a temporary shutdown at our Powell River mill, a power outage and a steam line rupture offset higher operating rates in the first quarter of 2003. The average sales revenue for the first quarter of 2003 was $586 per tonne. The decrease of $20 per tonne, or 3.3%, from the preceding quarter was primarily a result of a stronger Canadian dollar relative to the U.S. dollar. Average transaction prices were largely unchanged from previous quarters.

    The average cost of sales for the first quarter of 2003 was $576 per tonne, an improvement of $15 per tonne, or 2.5%, from the previous quarter. This was principally due to further efficiencies achieved in our fibre and furnish usage and a planned reduction in maintenance spending. These factors were partially offset by the adverse impact on fixed costs of the operational incidents due to a temporary shutdown at our Powell River mill, a power outage and a steam line rupture.

    As a result of the above factors and our lower SG&A costs, our newsprint business recorded an operating loss of $18.5 million on sales of $114.6 million for the first quarter of 2003, compared to an operating loss of $19.3 million on sales of $120.5 million for the prior quarter.

Pulp

    Pulp sales volumes for the first quarter of 2003 were 103,900 tonnes, an increase of 13,800 tonnes, or 15.3%, from the previous quarter, primarily reflecting stronger market conditions.

    Average pulp sales revenue for the first quarter of 2003 was $557 per tonne, an increase of $25 per tonne, or 4.7%, from the previous quarter. For the most part, this reflected higher transaction prices from the price increases implemented during the first quarter of 2003 and lower freight costs arising from a more favorable destination and customer mix, partially offset by unfavorable foreign exchange movements.

    The average cost of sales for pulp for the first quarter of 2003 was $539 per tonne, an improvement of $21 per tonne, or 3.8%, over the preceding quarter. Improved net realizable values on inventory volumes, as well as several successful energy reduction initiatives, lower maintenance spending, most of which related to Crofton's scheduled shutdown in the fall of 2002 and lower fibre costs outweighed higher costs associated with our scheduled Elk Falls recovery boiler shutdown in February, a higher proportion of long-fibre pulp in our sales mix resulting from the shutdown, and to a lesser extent, higher fossil fuel costs.

    As a result of the above factors and reduced SG&A costs, our pulp business recorded an operating loss of $7.0 million on sales of $57.9 million for the first quarter of 2003, compared to an operating loss of $10.6 million on sales of $47.9 million for the previous quarter.

THREE MONTHS ENDED MARCH 31, 2003 COMPARED TO THREE MONTHS ENDED MARCH 31, 2002

Comparison of Earnings

CONSOLIDATED

    For the three months ended March 31, 2003, we incurred a net loss of $24.8 million, or $0.12 per share, on sales of $385.8 million. This compares to the three months ended March 31, 2002 when we recorded a net loss of $41.5 million, or $0.24 per share, on sales of $324.3 million. The decreased amount of our net loss reflected higher sales volumes, the realization of further cost reductions, improved pulp prices and lower scheduled market and maintenance downtime in the first quarter of 2003. A weaker U.S. dollar, lower specialty paper prices and increased fuel costs partially offset these gains.

SPECIALTIES

    Sales volumes for the first quarter of 2003 were 261,700 tonnes, up 55,100 tonnes, or 26.7%, compared to the same period in 2002, primarily as a result of stronger demand across all grades. The average sales revenue for the first quarter of 2003 was $815 per tonne, a decrease of $97 per tonne, or 10.6%, compared to the corresponding quarter of 2002, due primarily to a combination of lower transaction prices and a stronger Canadian dollar relative to the U.S. dollar, partly offset by improvements in operational efficiencies.

    The average cost of sales for the first quarter of 2003 was $732 per tonne, an improvement of $16 per tonne, or 2.1%, from the comparative period in 2002. Various cost reductions, including improvements in kraft consumption, furnish and chemical costs, as well as improved unit costs resulting from higher operating rates more than offset the impact of increased deinked pulp and fuel costs and the operational incidents due to a temporary shutdown at our Powell River mill, a power outage and a steam line rupture in the first quarter of 2003.

    As a result of the above factors, our specialties paper business recorded an operating loss of $10.0 million on sales of $213.3 million for the first quarter of 2003, compared to an operating loss of $4.9 million on sales of $188.4 million for the same quarter last year.

NEWSPRINT

    Sales volumes for the first quarter of 2003 were 195,600 tonnes, an increase of 45,000 tonnes, or 29.9%, compared to the same period in 2002. This was primarily the result of higher market-related downtime in the first quarter of 2002.

    The average sales revenue for the first quarter of 2003 was $586 per tonne, a decrease of $18 per tonne, or 3.0%, compared to the corresponding quarter of 2002. The impact of the weaker U.S. dollar was partially offset by improved freight costs. Transaction prices remained largely unchanged from the same quarter last year.

    The average cost of sales for the first quarter of 2003 was $576 per tonne, an improvement of $77 per tonne, or 11.8%, compared to the same quarter a year earlier. This primarily reflected several performance improvements and cost savings, including a significant reduction in our use of kraft, lower coating and chemical costs, and lower unit fixed costs as a result of market-related downtime in the first quarter of 2002. These favourable cost movements were partially offset by increased energy prices and the impact of the operational incidents due to a temporary shutdown at our Powell River mill, a power outage and a steam line rupture in the first quarter of 2003.

    As a result of the above factors, our newsprint business recorded an operating loss of $18.5 million on sales of $114.6 million for the first quarter of 2003 compared to an operating loss of $27.8 million on sales of $91.0 million for the same period in the previous year.

PULP

    Pulp sales volumes for the first quarter of 2003 were 103,900 tonnes, an increase of 18,100 tonnes, or 21.1%, from the comparable period in 2002. This was primarily due to stronger market conditions and higher operating rates in the current quarter.

    The average pulp sales revenue for the first quarter of 2003 was $557 per tonne, an increase of $34 per tonne, or 6.5%, from the same quarter in 2002. The positive variance was largely due to improved transaction prices that were partially offset by unfavourable foreign exchange movements. The average cost of sales for pulp for the first quarter of 2003 was $539 per tonne, an improvement of $135 per tonne, or 20.0%, over the same quarter in 2002. This was primarily as a result of lower unit costs resulting from rescheduling our annual kamyr digester shutdown at Crofton this year from March to May, and encountering fewer issues during this year's annual recovery boiler scheduled maintenance shutdown at Elk Falls. In addition, the positive impact of higher net realizable values on inventory volumes, reflecting an improvement in pulp prices, various energy reduction initiatives, and higher operating rates substantially outweighed the impact of higher fossil fuel costs in the current period.

    As a result of the above factors, our pulp business recorded an operating loss of $7.0 million on sales of $57.9 million compared an operating loss of $21.7 million on sales of $44.9 million, for the same period last year.

Liquidity and Capital Resources

CASH FLOWS PROVIDED (USED) BY OPERATIONS

    Cash flow provided (used) by operating activities, after changes in non-cash working capital, for the first quarter of 2003 was $(32.3) million, compared to $(6.5) million for the first quarter of 2002 and $56.5 million for the fourth quarter of 2002. Cash flow provided (used) by operating activities, before changes in non-cash working capital, for the quarter ended March 31, 2003 was $(4.7) million, compared to $(27.0) million for the first quarter of 2002 and $(4.6) million for the fourth quarter of 2002. Our cash flow from operations continued to reflect the challenging market conditions during the first quarter of 2003.

INVESTING AND FINANCING ACTIVITIES

    Our capital spending for the first quarter of 2003 totalled $13.8 million, compared to $9.4 million for the first quarter of 2002, and $41.7 million for the fourth quarter of 2002. The spending for the first quarter of 2003 included the continuation of high-return projects initiated in the previous year, including the No.2 boiler rebuild at Elk Falls, a turbine generator upgrade at Powell River, and an upgrade to our advanced thermomechanical pulp facility at our Crofton mill.

    During the first quarter of 2003 we terminated US$105.0 million of fixed-to-floating interest rate swaps for proceeds of $15.9 million. The funds were applied against our revolving operating loan. As of March 31, 2003, the portion of the revolving operating loan facility available to us was $146.1 million. This consists of the borrowing base as calculated at the quarter end of $323.5 million less the outstanding drawings, including letters of credit, of $177.4 million. Our total facility of $350 million matures in July 2005. Subsequent to March 31, 2003, we negotiated certain amendments to this facility, including flexibility to increase the borrowing base, and agreement by a substantial majority of lenders to extend the maturity of the facility by one year, to July 2006.

    We remain in compliance with the covenants under our secured credit facilities and note indentures. Our Consolidated Fixed Charge Ratio, however, continues to be below the 2.0:1 threshold of the bond indentures, which, while not constituting a default, does prohibit the payment of dividends and limit the amount of additional debt we can incur.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

Comparison of Earnings

CONSOLIDATED

    Our operating earnings (loss) for the year ended December 31, 2002 was $(121.9) million on total sales of $1,482.3 million compared to operating earnings of $79.7 million on net sales of $1,388.7 million for the year ended December 31, 2001. Depreciation and amortization was $178.5 million for the year ended December 31, 2002 and $131.2 million for the year ended December 31, 2001.

    The increase in net sales resulted directly from the net sales, especially in our specialty papers business, in 2002 of Pacifica Papers, which more than offset decreases in net sales in our newsprint and pulp segments.

    The sharp decline in operating earnings resulted primarily from depressed market conditions, which more than offset the positive impact of our increased specialty papers business as a result of the Pacifica Papers acquisition, and reduced exposure to market pulp as a result of the Mackenzie sale in 2001, and the synergies we realized from the Pacifica Papers acquisition.

    Consolidated selling, general and administrative, or SG&A, costs for the year ended December 31, 2002 were $65.3 million, a marginal increase of $1.7 million, or 2.7%, from the previous year. Despite the significant increase in sales volumes arising from the Pacifica Papers acquisition, we maintained our SG&A costs at similar levels to 2001, primarily as a result of cost-saving synergies realized during 2002.

                            NET SALES YEAR ENDED        INCREASE (DECREASE) FROM 2001
                                DECEMBER 31,            ------------------------------
                            ---------------------        TOTAL      VOLUME     SALES
                              2001        2002           CHANGE      MIX       VALUE
                            ---------   ---------       --------   --------   --------
                                             (IN MILLIONS OF DOLLARS)
Specialties...............  $  563.6    $  835.0        $  271.4   $  403.0   $ (131.6)
Newsprint.................     489.2       440.6           (48.6)     117.9     (166.5)
                            --------    --------        --------   --------   --------
                            $1,052.8    $1,275.6        $  222.8   $  520.9   $ (298.1)
Pulp(1)...................     335.9       206.7          (129.2)    (110.9)     (18.3)
                            --------    --------        --------   --------   --------
                            $1,388.7    $1,482.3        $   93.6   $  410.0   $ (316.4)
                            ========    ========        ========   ========   ========

------------------------

(1) Net sales of pulp is reported net of intercompany transfers.

SPECIALTIES

    Continued weak industry fundamentals resulted in compressed margins for specialty paper producers in 2002. Overall demand improved only marginally from the depressed levels of 2001. A notable exception was uncoated super-calendered papers where more robust demand arose primarily from customers replacing coated papers with less expensive uncoated papers in many catalogues and magazine inserts.

    The introduction of new supercalender and coated paper capacity through 2001 and 2002 into weak domestic markets inevitably led to significant price discounting of higher-end specialty papers, particularly through the first half of 2002. As a result, average transaction prices for coated papers and most uncoated specialty paper grades declined steeply in 2002 compared to 2001. Prices of coated paper fell to historically low levels in the third quarter of 2002. Certain lightweight uncoated groundwood grades, primarily directory, escaped the price erosion, largely due to the significant volume of annual contract business in those sectors.

    The kraft paper market remained relatively stable during the year. Price volatility was sharply reduced in 2002 as producers responded effectively to soft demand by lowering operating rates. As a result, prices remained fairly steady throughout 2002, after the sharp decline in the second half of 2001.

    For the 2002 fiscal year, our sales volumes were 959,800 tonnes, up 387,200 tonnes, or 67.6%, from the same period last year, primarily reflecting increased sales following the Pacifica Papers acquisition.

    Our average sales revenue for the year ended December 31, 2002 decreased from $985 per tonne in 2001 to $870 per tonne in 2002, a decrease of $115 per tonne, or 11.7%. A sharp deterioration in pricing was partly offset by the positive impact of realized sales and distribution synergies, and a higher-value sales mix.

    The average cost of sales for the year ended December 31, 2002 was $741 per tonne, an improvement of $16 per tonne, or 2.1%, from the same period in 2001. Various synergy-driven furnish, conversion, and overhead cost improvements realized during 2002, together with lower wood fiber costs, were largely offset by higher planned maintenance costs, higher costs associated with our positive sales mix and increased de-inked pulp costs.

    SG&A costs for the 2002 fiscal year were $34.3 million, an increase of $11.9 million, or 53.1% compared to the previous year. The higher SG&A level primarily reflects the greater proportion of specialties in our total sales volumes as a result of the Pacifica Papers acquisition.

    Depreciation and amortization increased from $36.1 million in 2001 to $91.2 million in 2002, primarily reflecting the additional expense arising from the Pacifica Papers acquisition and, to a lesser extent, higher allocation of depreciation arising from an increased use of internal pulp in 2002 following the closure of the Powell River kraft pulp mill in late 2001.

    Based on these factors, operating earnings (loss) from our specialties business decreased $73.5 million to $(1.3) million on sales of $835.0 million for the 2002 fiscal year, from $72.2 million on sales of $563.9 million for the previous year.

NEWSPRINT

    A continued slump in consumer demand, combined with continued global overcapacity, presented newsprint producers in 2002 with one of the most challenging years in recent history. Consumption, measured primarily in the form of advertising lineage, was down by approximately 3% and 14%, respectively, compared to the levels of 2001 and 2000, leading to an erosion of prices to eight-year lows.

    In response to the depressed market conditions, the major North American newsprint producers took significant levels of market downtime throughout the year, including the closure or conversion of several higher-cost paper machines, in an attempt to balance supply and demand. Prices bottomed out in the third quarter of 2002, and a US$35 per tonne price increase in North American markets was successfully implemented in late October.

    Our sales volumes in the year ended December 31, 2002 were 749,500 tonnes, an increase of 145,600 tonnes, or 24.1%, compared to 2001. Increased sales volumes following the Pacifica Papers acquisition were mostly offset by higher downtime, particularly in the first half of 2002, to balance supply with weaker demand.

    Our average sales revenue for the year ended December 31, 2002 was $588 per tonne, a decrease of $222 per tonne, or 27.4%, from previous year, reflecting the depressed market conditions. A steep decline in prices and, to a lesser extent, higher freight costs related to the weak markets, were partly offset by synergies from the Pacifica Papers acquisition.

    The average cost of sales for the year ended December 31, 2002 was $590 per tonne, an improvement of $34 per tonne, or 5.4%, from the corresponding period in 2001. Cost savings arising from realized synergies, together with other cost reductions, including lower kraft consumption and wood fiber costs in 2002, more than offset the impact of additional market--related downtime taken during the current year.

    SG&A expenses for the year ended December 31, 2002 were $21.0 million, $5.4 million, or 20.5%, less than for the 2001 fiscal year. The reduced amount largely reflects newsprint's lower proportion of total sales volumes in the current year compared to 2001, following the Pacifica Papers acquisition.

    Our depreciation and amortization increased to $63.4 million in 2002 from $48.4 million in 2001, primarily reflecting the additional expense arising from the Pacifica Papers acquisition partially offset by the impact of the additional downtime taken in 2002.

    Accordingly, our operating earnings (loss) from our newsprint business decreased $123.3 million to $(86.0) million on sales of $440.6 million for the year ended December 31, 2002, from $37.3 million on sales of $489.2 million for the 2001 fiscal year.

PULP

    The weak global economic environment also adversely affected pulp producers. Prices hit an eight-year low in April 2002 as pulp producers maintained high operating rates throughout the 2001/2002 winter season, which resulted in escalating inventory levels. After bottoming out in

April 2002, prices improved gradually during the spring/summer period, pushing prices close to US$500 per tonne, prompted in part by some opportunistic purchasing by consumers. However, this upturn was short-lived and as the year drew to a close, prices again came under downward pressure.

    Our pulp sales volumes for the year ended December 31, 2002 were 381,200 tonnes, a decrease of 187,100 tonnes, or 32.9%, compared to 2001. This was substantially due to the reduction in available capacity following the June 2001 sale of Mackenzie and the November 2001 closure of the Powell River pulp mill. This decline was partly offset by market--related downtime taken in 2001.

    Our average pulp sales revenue for the year ended December 31, 2002 was $542 per tonne, a decrease of $49 per tonne, or 8.3%, from the same period last year, due primarily to lower prices for long-fiber pulp products in 2002.

    The average cost of sales for pulp for the year ended December 31, 2002 was $544 per tonne, an increase of $9 per tonne, or 1.6%, compared to 2001. Lower fiber costs and improved unit fixed costs from higher operating rates were offset by higher maintenance costs.

    SG&A expenses were $10.0 million for the year ended December 31, 2002, a decrease of $4.8 million from 2001, or 32.4% from 2001. The lower SG&A costs reflect the segment's reduced proportion of total sales volumes as a result of the Pacifica Papers acquisition and the sale of Mackenzie.

    Depreciation and amortization expense decreased from $46.7 million in 2001 to $23.9 million in 2002 as a result of the increased internal use of pulp for paper production and the sale of Mackenzie.

    As a result of these factors, operating earnings (loss) from our pulp business decreased $4.8 million, from $(29.8) million on sales of $335.6 million for the 2001 fiscal year, to $(34.6) million on sales of $206.7 million for the year ended December 31, 2002.

FOREIGN EXCHANGE GAIN (LOSS) ON TRANSLATION OF FOREIGN DENOMINATED DEBT

    Effective January 1, 2002, we adopted the new CICA accounting standard for foreign currency translation that retroactively eliminated the deferral and amortization of unrealized foreign exchange gains and losses on long-term monetary items. Prior period financial statements have been restated to reflect this new accounting policy. For the year ended December 31, 2002, we recorded a gain of $12.3 million on the translation of U.S. dollar denominated debt (2001 restated: $(17.1) million).

OTHER EXPENSE, NET

    Other expense, net for the year ended December 31, 2002 was $13.3 million compared to $40.2 million for the year ended December, 2001. Other expense, net for the 2002 fiscal year was comprised primarily of a $15.8 million write-off of deferred financing costs associated with term and operating credit facilities that were repaid in May 2002 and July 2002, respectively. Partly offsetting this was a gain of $4.8 million arising from the sale of Pope & Talbot shares in March 2002.

INTEREST INCOME (EXPENSE)

    Interest expense for the year ended December 31, 2002 increased
$43.8 million from $34.1 million in 2001 to $77.9 million in 2002. Interest income decreased by $33.3 million from $35.0 million to $1.7 million, over the same period. The movements primarily reflected the change in capital structure arising from the Pacifica Papers acquisition and special distribution in 2001, the equity offering in May 2002, and to a lesser extent, lower interest rates.

INCOME TAX RECOVERY

    Income tax recovery for the 2002 fiscal year was $75.8 million compared to $21.2 million for the previous year. The variance, for the most part, reflected the significant decline in earnings in 2002. The income tax recovery for the year ended December 31, 2002 included a non-cash recovery of $9.7 million relating to a change in the estimate of the income tax liability for prior years. Income tax recovery for the year ended December 31, 2001 included an income tax recovery of $22.8 million related to a reduction in provincial income tax rates in addition to a recovery of $16.1 million from the amortization of deferred credits arising on the utilization of acquired tax losses.

NET EARNINGS/LOSS

    As a result of the factors noted above, our net loss for the year ended December 31, 2002 was $123.3 million, or $(0.64) per share, compared to net earnings (restated for net impact of the new CICA accounting standard for foreign currency translation) of $44.5 million, or $0.32 per share, for the preceding year.

Liquidity and Capital Resources

CASH FLOWS PROVIDED (USED) BY OPERATIONS

    Cash flows provided (used) by operating activities, after changes in non-cash working capital, for the year ended December 31, 2002 totaled $(2.6) million, compared to $266.2 million for the previous year, primarily as a result of the significant decline in earnings and a change in capital structure in late August 2001, following the special distribution and the Pacifica Papers acquisition.

    Over the longer term, we expect to fund our future operations and growth through cash flows from operations and, if necessary, borrowings under our secured credit facility, which is available for operating purposes. As previously noted, operating earnings and cash flows decreased during the year as a result of the economic downturn. If this trend were to continue, we would, over time, rely to a greater extent on our available cash and our secured credit facility.

INVESTING AND FINANCING ACTIVITIES

    In May 2002, we issued 31.1 million common shares for net proceeds of $208.1 million, which, together with cash on hand and drawings on our secured credit facility, were used to repay all of our secured term debt. Prior to the repayment of our term debt, we had repaid debt of $2.6 million in 2002.

    In July 2002, we replaced our existing $250.0 million secured credit facility with a new $350.0 million secured credit facility. In the same month, Powell River Energy Inc., or PREI, refinanced its debt by issuing $75.0 million of First Mortgage Bonds due July 2009, of which our proportionate (non-recourse) share is $37.6 million. As part of the refinancing, we and the other shareholder of PREI each advanced $7.5 million to PREI.

    As of December 31, 2002, we could have borrowed a further $183.1 million under our secured credit facility. At year-end, we remained in compliance with the covenants under both our secured credit facility and our existing note indentures. However, our consolidated fixed charge coverage ratio was below the 2.0:1 threshold of the two note indentures governing our 10% notes and 8 5/8% notes, which, while not constituting a default, does prohibit the payment of dividends and limit the amount of additional debt that can be incurred.

    In the foreseeable future, we expect to fund our operations through cash flows from operations and, if necessary, borrowings under our secured credit facility. As previously highlighted, operating earnings and cash flows decreased during the year as a result of the economic downturn. If this trend were to continue, we would, over time, rely to a greater extent on our secured credit facility and, if necessary, additional sources of financing.

    The following table highlights our credit rating and outlook with Moody's and Standard and Poor's, as of December 31, 2002 and 2001:

                                                               DECEMBER 31
                                                           --------------------
                                                             2002       2001
                                                           --------   ---------
MOODY'S
Outlook..................................................  Stable     Stable
Issuer rating............................................  Ba2        Ba2
Senior implied issuer....................................  Ba2        Ba1
Bank loan debt...........................................  Ba1        Baa3
Senior unsecured debt....................................  Ba2        Ba2

STANDARD & POOR'S
Outlook..................................................  Neg        Stable
Corporate credit rating..................................  BB+        BB+
Senior unsecured debt....................................  BB+        BB
Senior secured debt......................................  BB+        Not rated

    In February 2003, Standard & Poor's affirmed our existing credit rating on our senior secured debt as BB+, but decreased our other credit ratings one gradation to BB. Standard & Poor's outlook is stable.

    There was a total funding deficit of $96.4 million in our various pension plans as of December 31, 2002 (see note 17 of the consolidated financial statements included elsewhere in this prospectus). Of this amount, $56.0 million related to the unfunded amount of defined benefit pension plans for which funding occurs and $40.4 million related to unfunded "pay-as-you-go" plans. With respect to the funded defined benefit plans, the next actuarial valuations are scheduled for January 1, 2004. If stock markets remain at depressed levels, we anticipate our annual funding contributions to these plans will increase to approximately $19 million from their current level of approximately $7 million.

    In prior years, we acquired companies with non-capital and capital losses carried forward from Fletcher Challenge Limited. The purchase price is subject to adjustment under certain conditions. No price adjustments were recorded in 2002. In 2001, a negative purchase price adjustment of $1.8 million was recorded. The difference between the future tax benefit of these losses and the acquisition cost of the companies was recorded as a deferred credit. The deferred credit is amortized to income tax expense as the tax losses are utilized. No amortization was recorded in fiscal 2002; in fiscal 2001, the amortization reduced income tax expense by $16.1 million.

    Capital spending for the year ended December 31, 2002 was $82.2 million compared to $92.7 million for the previous year. The focus in 2002 was primarily on maintenance-of-business and carefully selected high-return capital expenditures. The more significant projects in 2002 included the successful integration of legacy NorskeCanada and Pacifica Papers order fulfillment systems and the installation of an enhanced water pipeline at Port Alberni. In the last quarter of 2002, we also commenced a rebuild of our Elk Falls kraft pulp mill recovery boiler, which is expected to cost approximately $45 million. We believe this project, which is scheduled for completion by April 2004, will lead to an improvement in operational performance and reduction in maintenance costs.

    Capital spending as a percentage of depreciation and amortization in 2002 was 46.1% as compared to 70.7% in 2001. We anticipate that our annual capital expenditures in 2003 will be approximately $90 million, which includes further spending on the recovery boiler rebuild at Elk Falls.

                                                            CAPITAL SPENDING FOR
                                                               THE YEAR ENDED
                                                                DECEMBER 31,
                                                            ---------------------
                                                              2002        2001
                                                            ---------   ---------
                                                                ($ MILLIONS)
Capital expenditures......................................     82.2        92.7
Depreciation and amortization.............................    178.5       131.2
Capital spending as a percentage of depreciation and
  amortization............................................     46.1%       70.7%

RESTRUCTURING OF POWELL RIVER AND PORT ALBERNI OPERATIONS

    As part of our restructuring activities following the Pacifica Papers acquisition in 2001, we permanently closed our kraft pulp mill operation at Powell River and eliminated various positions at Port Alberni and our corporate and sales offices. Total restructuring costs associated with these activities amounted to $67.0 million, of which $30.7 million was paid during 2002 and $7.1 million during 2001. We expect the remaining accrual for the majority of these restructuring costs to be substantially drawn down over the next three years. Further details are contained in notes 3 and 9 to the consolidated financial statements included elsewhere in this prospectus.

Uncertainties

    We produce and market products that are sold globally. We seek to differentiate our product lines from those of other producers by supplying specialty products that add value for customers. However, our operating environment is subject to uncertainties, many of which are common to virtually all companies in the forest products industry in North America and also some that are more specifically applicable to our operations based in British Columbia.

    Similar to other companies in our industry, prevailing economic conditions and/or other factors beyond our control may adversely impact future results of our operations, and hence our ability to fully comply with our financial covenants.

    We have sales and marketing contracts with related parties, which provide for sales agency and distribution arrangement in the United States and certain international markets. Either party, on six months notice, may terminate each of these contracts. If any of these contracts are terminated, we will be required to replace the sales agent or distributor within the six-month period in order to minimize disruption to our sales activities in the relevant market. There is no assurance that we will be able to replace such sales agents and distributors, or that we will be able to obtain comparable terms and conditions in any replacement contract that we enter into.

    A discussion of the principal uncertainties to which we are subject follows.

PRODUCT PRICES

    The forest products industry is cyclical in nature. Markets for our principal products are affected by fluctuations in supply and demand within each cycle, which in turn affects product prices. Demand for forest products has historically been determined by the level of economic growth and has been very closely tied to overall business activity and personal income. Our earnings are sensitive to price changes for our principal products, with the effect of price changes on newsprint and specialty grades being the greatest.

CURRENCY

    The profitability of our operations is subject to fluctuations in foreign currencies, particularly the U.S. dollar, the currency in which most of our sales are denominated. Fluctuations in foreign currencies affect our competitive position in world markets. Apart from the value of the Canadian dollar relative to the U.S. dollar, our competitiveness in world markets is also affected by the relative strength of the currencies of other producing countries. Under a foreign exchange risk management program approved by our board of directors, we manage a portion of our currency exposure through the use of currency options and forward contracts to hedge anticipated future sales denominated in foreign currencies. See also "--Earnings Sensitivities--Currency Sensitivity" below.

INTEREST RATES

    At December 31, 2002, we had approximately $118.7 million of debt in the form of variable rate loans. As interest rates increase or decrease, our interest expense varies on this variable rate debt.

Fiber Supply

    Our pulp and paper operations consume wood fiber, which is purchased from more than 50 independent saw mills. Our fiber supply comes primarily from residual wood chips and sawdust from lumber operations located on the Pacific coast or southern interior of British Columbia and secondarily from the chipping of pulp logs originating from locations throughout the region.

    Sawmill wood chips presently comprise 54% of the fiber supply for our pulp and paper operations. The remainder is comprised of pulp logs (28%), sawdust (14%) and recycle--based de-inked pulp (4%). Five wood chip, log and sawdust suppliers provide 49% of our fiber supply. The supply contracts with these companies were negotiated for indefinite ("evergreen") terms when certain assets were divested.

    In addition, through an evergreen contract with a coastal log producer, additional wood chips can be obtained from regional sawmills. This arrangement provides an additional 11% of our fiber supply.

    Together, all of these long-term, secure supply agreements provide approximately 60% of the fiber supply for our pulp and paper operations.

    The remainder of the fiber requirements for our four pulp and paper operations is sourced from independent suppliers, many under long-term contracts. Fiber is purchased from these suppliers at market prices or at prices determined under market-based formulas.

    In December 2002, one of our fiber suppliers commenced creditor protection proceedings. It is too early to determine the impact of this development on our fiber supply.

    To enhance our fiber security, we maintain a surplus fiber position. As a result, we made annual sales of approximately 388,000 cubic metres of surplus fiber to regional customers during fiscal 2002. In addition, we engage in fiber trading activities to reduce transportation costs and to enhance allocation of different fiber grades to the appropriate product.

Environment

    Our operations are subject to a wide range of general and industry-specific environmental laws and regulations related to waste management. We continually monitor our environmental performance and believe that our facilities are operating in substantial compliance with applicable environmental laws and regulations.

    In 2001 we sold our interest in the pulp operations at Mackenzie but retained responsibility for certain decommissioning projects. This residual responsibility for two landfills and a black liquor storage lagoon was managed diligently through the year. The landfills and the black liquor storage lagoon were decommissioned to the satisfaction of the Ministry of Water, Land and Air Protection and with good cooperation between the new owner and ourselves.

    As part of the integration process with Pacifica Papers, the environmental policies, operating philosophies, and strategic plans were harmonized to ensure consistency of approach and standards. Independent due diligence audits of all sites were completed in late 2002 to verify our compliance positioning and management of risk. No material problems were uncovered during these reviews. Both Port Alberni and Powell River received ISO 14001 registrations in 2002 making the company fully certified at all sites including its Vancouver fiber supply operations.

    In July 2002, the British Columbia provincial government amended its pulp mill effluent regulations limiting adsorbable organic halide discharges from
0.0 kilograms per tonne to 0.6 kilograms per tonne of pulp produced, effective December 31, 2002. Our facilities are operating below these new limits, which are similar to legislation recently enacted in the United States.

    During 2002, all of our pulp and paper mills continued to make improvements to their emission levels. At Crofton, improvements were realized on odor and fine particulate emissions controls and monitoring equipment. At Elk Falls, the new power boiler wet precipitator's performance was optimized to reduce ambient salt haze. At Port Alberni, the surface water leachate collection system was upgraded. At Powell River, fine particulate emissions from the power boiler were further reduced with improvements in the quality of delivered hog fuel.

    In 2003, we plan to continue our trend of improving environmental performance punctuated by chemical systems upgrades at Crofton and Elk Falls, expanded surface water leachate collection at Port Alberni, and odor reduction initiatives at Powell River. A company-wide water reduction program is also being developed for implementation in 2003 to reduce water and energy usage at all facilities.

    We continue to work closely with the Ministry of Water, Land and Air Protection to ensure on-going compliance at our mills. Capital spending on environmental projects in 2002 was approximately $4.1 million. We estimate that capital expenditures on environmental projects will amount to approximately $5.7 million in 2003.

    In December 2002, we formed an important partnership with the World Wildlife Fund to improve global forest conservation and advance environmental goals relating to the responsible paper production.

Recycled Content in Groundwood Paper

    We are a major supplier of newsprint, directory and other groundwood printing papers to western North America. The most significant of these markets is the western United States where in three states--California, Arizona and Oregon--newspaper publishers and commercial printers are required by law to use a certain proportion of recycled-containing paper. The current requirement is that 50% of the paper contains 40% or more recycled-containing paper. While the other western states and Canada do not have legislated requirements for recycled-containing paper, many printers and publishers are demanding some recycled-containing paper as part of their supply mix. A significant amount of directory paper with 40% recycled content is currently supplied to several of our major directory publishers in North America. We currently meet our market demand through the use of recycled pulp purchased from Newstech Recycling Inc., located in Coquitlam, B.C. This de-inked post-consumer recycled pulp is mixed with virgin pulp furnish, primarily at the Crofton mill, to produce newsprint and directory paper that meets the legislative requirement.

Earnings Sensitivities

    Our earnings are sensitive to fluctuations in prices for our products and in currency exchange rates.

PRODUCT PRICE SENSITIVITY

    Based on market production capacities and exchange rates as at December 31, 2002, a US$10 per tonne change in the net sales price of our principal products would have affected our operating earnings and net earnings approximately as follows:

                                                  OPERATING EARNINGS   NET EARNINGS
                                                  ------------------   -------------
                                                     ($ MILLIONS)      ($ MILLIONS)
Specialties.....................................         16.4              10.6
Newsprint.......................................         13.3               8.5
Pulp............................................          2.7               1.7

CURRENCY SENSITIVITY

    Our operations are located in British Columbia, Canada and most of our costs and expenses are denominated in Canadian dollars. We primarily sell our products in Canada, the United States, the Pacific Rim and Europe. A majority of our sales are denominated in foreign currencies, primarily the U.S. dollar and the Japanese yen. As a result, we are exposed to foreign currency market risk, primarily on accounts receivable and future sales. We estimate that in the absence of our market risk management program, a $0.01 change in the U.S. dollar relative to the value of the Canadian dollar would affect our operating earnings by approximately $18.8 million based on 2002 sales.

    In order to mitigate the effects of the related foreign currency fluctuation risk, we manage a portion of our foreign exchange exposure through a foreign exchange risk management program that uses currency options and forward contracts to hedge anticipated future cash flows denominated in foreign currencies. Details of our forward foreign currency contracts and options hedging future revenues as of December 31, 2002 are set out in note 18 to the consolidated financial statements included elsewhere in this prospectus.

INTEREST RATE SENSITIVITY

    Our borrowings are comprised primarily of senior notes and secured term and revolving credit facilities. The interest rates on our senior notes are fixed; however, from time to time, we enter into interest rate swaps and options to convert certain amounts of fixed-rate debt to floating rates. Interest rates on funds borrowed under our credit facilities vary with market interest rates and our credit rating as assessed from time to time by external credit rating agencies. Based on the outstanding balances under our secured credit facility at December 31, 2002, and in the absence of our interest rate hedging program, a change of 1% in interest rates under our credit facilities would affect our annualized net earnings by approximately $0.8 million.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

The Acquisition of Pacifica Papers Inc.

    On August 27, 2001, we completed the acquisition of Pacifica Papers. Pacifica Papers was a major North American manufacturer of value-added papers, including lightweight coated paper, telephone directory paper, and other groundwood specialty papers, as well as newsprint. The only producer of lightweight coated paper in western North America, Pacifica Papers was also a leading producer of telephone directory paper. Pacifica Papers' two manufacturing facilities, located within 100 miles of our existing manufacturing locations, included six paper machines and five pulping facilities supplying 90% of Pacifica Papers' pulp needs. In addition, we have assumed Pacifica Papers' long-term secure fiber agreements, which provided 70% of its fiber requirements.

Closure of Powell River Kraft Pulp Mill

    In November 2001, we permanently closed our kraft pulp mill operation at Powell River. These facilities were disadvantaged by their relatively small scale and higher unit costs than our other two pulp mills at Elk Falls and Crofton, both of which have roughly twice the capacity of the Powell River pulp mill.

    The closure, which includes the mill's stone groundwood and woodroom operations, resulted in the elimination of about 280 jobs. We undertook a mitigation program, which cost approximately $30 million, to help employees at the mill to relocate to one of our other operations and to cover severance. We also contributed $3 million to help the community of Powell River diversify by supporting economic development initiatives. Included in the $41 million accrual we have taken for the closure is $8 million to cover deactivation of the kraft pulp mill and other closure costs. See "Business--Lines of Business--Specialty Paper and Newsprint--Specialty Paper and Newsprint Operations--Powell River." The closure of our kraft pulp mill operation at Powell River does not affect our obligations under the Powell River Energy joint venture.

Net Sales

    Net sales for the year ended December 31, 2001 were $1,388.7 million, down $19.4 million, or 1.4%, from $1,408.1 million for the corresponding period in 2000. The decline in net sales reflected challenging market conditions we faced during the second half of 2001. The slowdown in the United States and world economies resulted in significantly lower demand for paper and pulp products in 2001.

                                         SALES--YEAR ENDED          INCREASE (DECREASE) FROM 2000
                                           DECEMBER 31,       -----------------------------------------
                                        -------------------    TOTAL      SALES                FOREIGN
                                          2000       2001      CHANGE     VOLUME     PRICE     EXCHANGE
                                        --------   --------   --------   --------   --------   --------
                                                           (IN MILLIONS OF DOLLARS)
Newsprint & specialties...............  $  738.2   $  971.1   $ 232.9    $ 174.7    $  13.1     $45.1
Pulp & kraft paper....................     669.9      417.6    (253.3)    (104.9)    (166.8)     19.4
                                        --------   --------   -------    -------    -------     -----
                                        $1,408.1   $1,388.7   $ (19.4)   $  69.8    $(153.7)    $64.5
                                        ========   ========   =======    =======    =======     =====

Operating Earnings

NEWSPRINT AND SPECIALTIES

    Paper producers experienced a very challenging 2001. The recession in the U.S., which began in the second quarter of 2000, quickly spread to export-dependent countries in Asia and now affects most major economies around the globe. The fall in corporate earnings led to a significant reduction in advertising spending that was substantially worse than during previous economic cycles. After September 11, the U.S. economy deteriorated further as a result of a significant drop in consumer confidence and demand. Total U.S. consumption was at its lowest level in 17 years in 2001 and down 11.7% over 2000. Newsprint inventory levels have declined and total North American inventories were only
1.53 million tonnes at the end of December, the lowest in 2001, and 15.5% below the historical average. The low inventories reflect production curtailments by all the major producers in order to balance supply with demand. Newsprint prices decreased by approximately 20% over the course of the year.

    Demand for groundwood specialties declined more slowly than newsprint, down about 4.5% in 2001. While the catalogue and magazine business has weakened due to the recession, it has been more stable than the newsprint business. Although coated paper prices fell by approximately 17% during the year, uncoated grade prices remained fairly stable throughout most of the year. The introduction of new paper supply in uncoated grades, however, has recently created downward pressure on LWC paper prices. The directory market remained stable throughout the year.

    Despite the challenging economic climate, our sales increased by 155,000 tonnes or 16.8%, primarily as a result of additional sales volume capacity arising from the acquisition of Pacifica Papers for the last four months of 2001 (299,700 tonnes) offsetting market curtailment (149,500 tonnes).

    Our average paper sales revenues increased by $101 per tonne, or 12.6%. As a result of the acquisition of Pacifica Papers, we now produce and sell significantly more higher-value grade papers. Our higher-value sales mix ($47 per tonne), along with a stronger U.S. dollar ($42 per tonne), were the primary factors accounting for the increase. Despite a deterioration of prices during the latter part of 2001, average prices were higher compared to the previous year ($12 per tonne).

    We recorded a strong operating performance for 2001, primarily through improvements in furnish costs and paper machine efficiencies. We also benefited from lower raw material prices. These were the primary contributing factors to a reduction in our operating costs, excluding curtailment, of $17 per tonne. Higher costs related to our increased higher-value sales mix ($26 per tonne) and 149,500 tonnes that we removed from the market via curtailment ($40 per tonne), resulted in our average cost of sales showing a net increase of $49 per tonne, or 7.7%, year-over-year.

    Total production increased by 183,100 tonnes, or 20.8%. Additional production capacity from our newly acquired Powell River and Port Alberni mills (295,100 tonnes) and an improvement in our paper machine runnability (37,500 tonnes) outweighed the impact of market curtailment compared to 2000 (149,500 tonnes).

    Despite the acquisition of Pacifica Papers, our selling, general and administrative costs were lower by $2.5 million, or 5.2%. This was primarily due to lower consulting costs.

    Our operating earnings from our paper operations increased by $63.4 million, or 150.6%, from $42.1 million for the twelve months ended December 31, 2000, to $105.5 million. In addition to the above factors, our depreciation and amortization expense increased primarily as a result of the acquisition of Pacifica Papers.

PULP AND KRAFT PAPER

    Pulp markets remained soft through 2001, as purchasers cut back on orders in response to the prevailing economic climate. Weak demand resulted in a sharp decline in prices through the first three quarters of 2001. Prior to September 11, the markets were beginning to stabilize; however, the resulting sharp drop in demand had removed any immediate prospect of a near-term recovery.

    The kraft paper market was also significantly affected by the recession. The slowdown in the North American market, coupled with a reduction in U.S. exports of 11% in 2001, led to significant downtime throughout the year. As a result, average kraft paper pricing declined by only 10% to 12% from 2000's highs. Following September 11, however, prices came under renewed pressure.

    Our pulp and kraft paper sales volumes for the year ended December 31, 2001 were down 124,200 tonnes, or 15.7%, from the comparable period in 2000, primarily as a result of the sale of our Mackenzie pulp operations in June 2001 (112,000 tonnes).

    Our average pulp and kraft paper realizations declined by $220 per tonne, or 26.1%, reflecting the sharp imbalance in demand and supply, particularly for pulp. Average prices declined by $248 per tonne and were partly offset by a stronger U.S. dollar ($28 per tonne).

    Our average pulp and kraft paper cost of sales decreased by $6 per tonne, or 1.1%. This was primarily due to improved operating costs ($22 per tonne), which more than offset the impact of higher market curtailment of 75,000 tonnes ($16 per tonne).

    Total production was down 177,900 tonnes, or 21.7%, primarily due to the sale of our Mackenzie pulp operations (116,400 tonnes) and the significantly higher market-related downtime taken in 2001 (75,000 tonnes).

    During 2001, we reintegrated our pulp and paper operations which resulted in the closure of the pulp division's corporate office in Vancouver. Our pulp and kraft paper selling general and administrative costs decreased by $0.2 million, or 1.1% compared to the year ended December 31, 2000.

    Our operating earnings from our pulp and kraft paper operations decreased by $170.8 million, or 117.8% from $145.0 million to a loss of $25.8 million, due primarily to the lower pulp and kraft paper prices.

Other Income/Expense

    Other Expense for the year ended December 31, 2001 was $40.2 million compared to Other Income of $0.3 million for the twelve months ended
December 31, 2000. Other Expense for the year ended December 31, 2001 was comprised primarily of the loss associated with the sale of our Mackenzie pulp operations of $31.4 million, a loss of $6.5 million related to commodity swaps that had been marked to market on our acquisition of Pacifica Papers to reflect the credit risk of realizing on contracts with Enron Corp. and Enron
North America Corp., which filed for bankruptcy in December, 2001.

Interest Income (Expense)

    As a result of our new capital structure, our interest income decreased by $12.4 million from $47.4 million to $35.0 million, and interest expense was $34.1 million (2000: $nil).

Income Tax Expense (Recovery)

    Income tax recovery for the 2001 fiscal year was $21.2 million compared to an income tax expense of $71.7 million for the previous twelve months. The variance primarily reflected the steep decline in earnings in 2001 and an income tax recovery of $22.8 million related to a reduction of 3% in provincial corporate income tax rates. This was partly offset by a reduction in amortization of deferred credits arising on the utilization of acquired tax losses (see "Investing and Financing Activities (excluding the acqusition of Pacifica Papers, the disposal of the Mackenzie pulp operations and the special distribution)" for more details) of $7.5 million.

Net Earnings

    As a result of the aforementioned factors, net earnings for the year ended December 31, 2001 were $44.5 million ($0.32 per common share), compared to net earnings of $163.1 million ($1.31 per common share) for the twelve months ended December 31, 2000.

Cash Flows

OPERATIONS

    Cash flows provided by operating activities, after changes in non-cash working capital, for the year ended December 31, 2001 totaled $266.2 million, compared to $345.6 million for the previous twelve months. The decrease was primarily attributable to the decline in operating earnings arising from the economic downturn and debt servicing payments under our new term loans and US$450.0 million senior notes.

INVESTING AND FINANCING ACTIVITIES (EXCLUDING THE ACQUISITION OF PACIFICA
  PAPERS, THE DISPOSAL OF THE MACKENZIE PULP OPERATIONS AND THE SPECIAL DISTRIBUTION)

    Capital spending for the year ended December 31, 2001 was $92.7 million compared to $90.8 million for the previous twelve months. Our focus in 2001 was on maintenance-of-business and other carefully selected capital expenditures. We intend to continue this disciplined approach until market conditions improve. Major projects completed in 2001 included bark presses to replace the hog fuel dryer at Crofton and a wet electrostatic precipitator for power boiler No. 5 at Elk Falls. We anticipate that our annual capital expenditures in 2002 will be approximately $100 million.

    Debt repayments under our new term loan facilities totaled $3.5 million for the 2001 fiscal year. At December 31, 2001, our unused secured credit facility was $219.6 million.

    We maintained a strong cash position after the acquisition of Pacifica Papers. As of December 31, 2001, our cash and short-term investments balance was $104.8 million. In addition, we continue to hold 1.75 million shares in Pope and Talbot Inc., which had a quoted market value of $39.7 million (book value:
$34.4 million) at December 31, 2001.

    We received extensions of the maturity dates of the Powell River
Energy Inc., or PREI, non-recourse $70 million revolving credit facility and the non-recourse $35 million non-revolving credit facility to May 1, 2002. PREI's management is currently negotiating to re-finance this facility in the form of long-term debt.

    In prior years, we acquired from related parties, companies with non-capital and capital losses carried forward. The purchase price is subject to adjustment under certain conditions and $8.9 million was recorded in fiscal 2001 in respect of such adjustments. The difference between the future tax benefit of these losses and the acquisition cost of the companies is recorded as a deferred credit. The deferred credit is amortized to income tax expense as the tax losses are utilized. In fiscal 2001, the amortization reduced income tax expense by $16.1 million (twelve months ended December 31, 2000--$23.6 million).

DIVIDENDS

    Prior to the special distribution, we paid two quarterly dividends in 2001 of $0.15 per Class A common share amounting to $37.2 million. For the twelve months ended December 31, 2000, we paid $0.60 per Class A common share, amounting to $74.5 million.

SIX MONTHS ENDED DECEMBER 31, 2000 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
  1999 AND SIX MONTHS ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED JUNE 30,
  2000

    Effective July 1, 2000 we changed our financial year end from June 30 to December 31.

    A comparison of the results of the six months ended December 31, 2000 to the six months ended December 31, 1999 follows. In addition, a comparison of the results of the six months ended December 31, 2000 to the year ended June 30, 2000 is provided.

    Improving economic conditions in Asia and Latin America, continued growth in demand in North America and Europe and declining customer and producer inventories resulted in an improved supply/demand balance for groundwood printing papers in late 1999. North American newsprint demand was firm in 2000 because of continued growth in domestic consumption resulting from increased advertising lineage. Increased demand levels in Asia and Latin America, coupled with decreased supply from Asia, resulted in a higher level of net exports of newsprint from North America.

Newsprint prices, which had been under pressure during the first half of 1999, began to improve in the fourth quarter of 1999 and prices for our groundwood printing papers began to improve in the first quarter of 2000.

    The recovery in pulp market conditions and prices, which became apparent in the second quarter of 1999, accelerated during the fiscal year ended June 30, 2000. With pulp producer inventories declining to historically low levels and demand from Asia increasing, market conditions tightened throughout the year ended June 30, 2000. The strength in pulp markets eased during the second half of 2000 and pulp producer inventories rose despite significant industry downtime.

SIX MONTHS ENDED DECEMBER 31, 2000 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
  1999

Net Earnings

    Our net earnings for the six-month fiscal year ended December 31, 2000 improved significantly from the same period of 1999 as a result of higher prices for our principal products, higher newsprint and specialties sales volumes and strengthening in the U.S. dollar from an average of C$1.48 to C$1.50. This was partially offset by lower pulp sales volumes and higher fiber and energy costs which affected both of our business segments.

    Net earnings for the six-month fiscal year of 2000 increased by $64 million, or $0.51 per share, from net earnings of $19 million, or $0.15 per share, for the corresponding period of 1999. The results for the six-month fiscal year of 2000 include the recognition of $3 million for benefits related to the utilization of acquired tax losses. The results for the six months ended December 31, 1999 included an expense of $9 million after tax for costs in connection with our proposal to acquire the Paper Division assets of Fletcher Challenge Limited. Excluding the unusual items, net earnings for the six-month fiscal year of 2000 of $80 million were up $52 million from the six months ended December 31, 1999.

Net Sales

    Net sales for the six-month fiscal year of 2000 were $729 million as compared to $574 million to the same six-month period in 1999, representing an increase of 27% as a result of the change in product sales by business segment shown below:

                                                         SALES
                                                      6 MONTHS TO             INCREASE (DECREASE) FROM 1999
                                                     DECEMBER 31,       -----------------------------------------
                                                  -------------------    TOTAL      SALES                FOREIGN
                                                    1999       2000      CHANGE     VOLUME     PRICE     EXCHANGE
                                                  --------   --------   --------   --------   --------   --------
                                                                     (IN MILLIONS OF DOLLARS)
Newsprint & specialties.........................    $303       $401       $ 98       $  8       $ 84       $ 6
Pulp & kraft paper..............................     271        328         57        (26)        78         5
                                                    ----       ----       ----       ----       ----       ---
                                                    $574       $729       $155       $(18)      $162       $11
                                                    ====       ====       ====       ====       ====       ===

Operating Earnings

    We recorded operating earnings of $108 million in the six-month fiscal year of 2000, an $83 million improvement from the six months ended December 31, 1999.

NEWSPRINT AND SPECIALTIES

    Operating earnings for newsprint and specialties of $44 million were recorded for the six-month fiscal year of 2000, representing a $60 million improvement from the operating loss of $16 million for the six months ended December 31, 1999.

    Average benchmark prices in western North America for newsprint were up by approximately 20% from levels realized in the second half of 1999. Global demand for newsprint increased by 4.3% in calendar 2000, while newsprint consumption by daily newspapers in the United States increased by 0.8%. The continued strength of the U.S. economy and consumer optimism resulted in an increase of approximately 1.2% in newsprint consumption in the United States in 2000. Retail and classified advertising remained healthy, while U.S. newspaper circulation declined slightly. By the end of 1999, the Asian newsprint market showed clear signs of tightening. Improving economic conditions throughout Asia caused a recovery in pagination and circulation, resulting in an increase in newsprint consumption in 2000 of approximately 10%, following a 7.5% increase in 1999. As a result of tight supply conditions in the region, net imports of newsprint to Asia increased by approximately 270,000 tonnes, or 18%, in 2000, compared to an increase of approximately 230,000 tonnes, or 18%, in 1999.

    Newsprint prices stabilized in the third quarter of 1999 after declining by approximately US$100 per tonne in western North America in the first half of 1999. Strong consumption in North America and improving demand in Asia led to a US$40 per tonne increase in western North American newsprint prices, effective October 1, 1999. Newsprint prices in Asia increased by a similar amount on January 1, 2000, but remained below prices in North America. With advertising lineage robust, increasing exports and declining imports from offshore, a further newsprint price increase of US$50 per tonne took effect on April 1, 2000, in both western North America and Asia. Newsprint market conditions continued to tighten during the second half of 2000. Newsprint prices in Asia increased by US$60 per tonne in July 2000 and prices in the western
North American market, our main market, increased by US$40 per tonne on September 1, 2000. Newsprint prices in Asia increased by a further
US$50 per tonne in October 2000 and are above those in North America.

    Prices for groundwood specialty paper followed the trend in newsprint pricing. A US$40 per short ton price increase for our :EXPRESS hi-brite paper was implemented in January and again in May 2000. This was followed by a price increase of approximately US$50 per short ton in September 2000. A US$45 per short ton price increase for our soft calendered paper took effect in March 2000 and, depending on basis weight, a US$45 to US$50 per short ton price increase was implemented in August 2000. Our catalyst directory price improved slightly during 2000, with long term contracts and annual pricing arrangements in place with major North American customers.

    Total shipments of newsprint and groundwood specialties increased to 458,000 tonnes in the six month fiscal year of 2000 from 447,000 tonnes in the six months ended December 31, 1999. Sales of directory paper from Crofton decreased to 68,000 tonnes in the six month fiscal year of 2000 from 76,000 tonnes one year earlier. Sales of higher brightness groundwood specialty grades from Elk Falls increased to 71,000 tonnes in the six month fiscal year of 2000 from 67,000 tonnes the previous year. Average sales realizations for our newsprint and groundwood specialty printing papers increased by approximately $195 per tonne, or 29%, from the corresponding period of 1999.

    Total newsprint and groundwood specialty printing paper production for the six month fiscal year of 2000 was 451,000 tonnes, compared to 446,000 tonnes in the six months ended December 31, 1999. Despite an improvement in controllable cost elements, unit operating costs were 9% higher in the six month fiscal year of 2000. Increased production volume, improved operating efficiency, lower kraft usage and mill and overhead cost reductions were more than offset by higher fiber and energy costs, up 5% and 15%, respectively.

    Paper production at Crofton increased by 7% to 211,000 tonnes in the six month fiscal year of 2000, representing a 98% operating rate. At Elk Falls, paper production decreased by 3% to 240,000 tonnes in the six month fiscal year of 2000, representing a 98% operating rate.

PULP AND KRAFT PAPER

    Operating earnings of $64 million were recorded for pulp and kraft paper for the six month fiscal year of 2000, representing a $23 million improvement from operating earnings of $41 million in the six months ended December 31, 1999.

    World chemical pulp demand totaled approximately 37 million tonnes in 2000, an increase of 3% from the 1999 level, with more than one-half of the increased demand coming from Europe. Market pulp supply increased by approximately 4.5% in 2000.

    Average northern bleached softwood kraft, or NBSK, pulp prices for the last six month fiscal year of 2000 were up by approximately 27% from the levels prevailing in the same period of 1999.

    During the year ended June 30, 2000, NBSK pulp price increases occurred during each quarter in the United States and Europe, with prices rising in the United States and Europe by US$140 and US$160 per tonne, respectively, over the previous year's levels. NBSK pulp prices rose five times in Japan in the year ended June 30, 2000, up US$170 per tonne from the price level in place in June 1999. By June 2000, NBSK prices in Japan were higher than prices in the United States and Europe. Spot market prices also showed significant improvement in the year ended June 30, 2000. NBSK pulp prices increased by US$30 per tonne in all markets in July 2000, but the strength in pulp markets eased during the last six months of 2000. NBSK pulp prices declined by US$40 per tonne in Japan in December 2000, reflecting weak pricing in Asia. This brought NBSK pulp prices in Japan to below price levels in the United States and Europe. Hardwood pulp prices declined in excess of US$150 per tonne in some markets in the fourth quarter of 2000 as Indonesian suppliers competed aggressively for market share, affecting sales realizations for our sawdust-based pulps in those regions. Spot market prices deteriorated in the second half of 2000 and closed the year below list price levels. North American and Scandinavian producer pulp inventories increased by approximately 675,000 tonnes, or 63%, in the second half of 2000.

    Our total pulp shipments decreased to 321,000 tonnes in the last six months of 2000 from 358,000 tonnes in the corresponding period of 1999. Sales of sawdust-based pulp from Elk Falls and Mackenzie decreased to 95,000 tonnes in the last six months of 2000 from 129,000 tonnes one year earlier. Average pulp sales realizations were up by approximately $235 per tonne, or 36%, from the same period a year earlier. Total pulp production was 351,000 tonnes in the last six months of 2000, down slightly from 353,000 tonnes in the corresponding period of 1999, with all three pulp facilities taking market-related production downtime in the fourth quarter of 2000. Despite improved operational performance, particularly at Crofton, unit operating costs increased by 25% in the last six months of 2000 compared to the same period of 1999 as a result of an increase in fiber costs of 34%, and increased energy costs. Higher fiber costs in the last six months of 2000 reflected the effect of higher pulp prices on fiber pricing and a lower proportion of sawdust-based pulp production resulting from market-related curtailment.

    Total pulp production at Crofton increased by 8% to 156,000 tonnes in the six months ended December 31, 2000, representing an operating rate of 95%. However, in the same period, market pulp production at Crofton was curtailed by approximately 11,000 tonnes because of weaker market conditions. At Mackenzie, pulp production decreased by 10% to 104,000 tonnes, for a 90% operating rate. Production volume was affected in the last six months of 2000 by the decision to slow the sawdust digester, resulting in curtailment of approximately 2,000 tonnes. Pulp production at Elk Falls decreased by 2% to 91,000 tonnes in the last six months of 2000, representing a 91% operating rate as production was curtailed by approximately 11,000 tonnes.

    Kraft paper market conditions remained favorable in the six months ended December 31, 2000 with demand and pricing relatively stable. Kraft paper prices increased by US$40 per short ton in July 1999 and US$50 per short ton in February 2000 as a result of a strong North American economy, improved demand from Asia and the shutdown of capacity in the United States. Kraft paper prices have remained stable since February 2000 as a result of industry consolidation and downtime taken by integrated producers to manage inventory levels.

    Average kraft paper sales realizations for the six months ended
December 31, 2000 were up by approximately $125 per tonne, or 17%, from the levels prevailing in the corresponding period of 1999. The increase in sales realizations reflected an increased proportion of SilverLiner sales, higher product prices and customer and product rationalization. Kraft paper sales volume decreased by 4% to 50,000 tonnes. Higher value SilverLiner sales volume increased to 47,000 tonnes from 44,000 tonnes in the same period of 1999. Production declined by 2% to 52,000 tonnes, representing a 99% operating rate. Unit operating costs were 44% higher in the six months ended December 31, 2000 due primarily to increased fiber costs, up 50%, and increased energy costs.

    Market pulp and kraft paper unit costs for energy were up 57% in the six months ended December 31, 2000, compared to the same period of 1999.

SIX MONTHS ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED JUNE 30, 2000

Net Earnings

    We recorded net earnings of $83 million, or $0.66 per Class A common share, in the six-month fiscal year of 2000. Net earnings of $99 million, or $0.80 per Class A common share, were recorded for the year ended June 30, 2000. The results for the six-month fiscal year of 2000 include recognition of $3 million for benefits related to the utilization of acquired tax losses. The fiscal 2000 results include recognition of $21 million for benefits related to the utilization of acquired tax losses, partially offset by an expense of $9 million after tax for costs in connection with our proposal to acquire the Paper Division assets of Fletcher Challenge Limited. Excluding the unusual items, net earnings for the six-month fiscal year of 2000 were down $7 million from the year ended June 30, 2000 as a result of the shorter fiscal period.

Net Sales

    Net sales for the six month fiscal year of 2000 were $729 million compared to $1.25 billion for the fiscal year ended June 30, 2000.

Operating Earnings

    We recorded earnings of $108 million in the six month fiscal year of 2000 compared to $104 million in the year ended June 30, 2000.

NEWSPRINT AND SPECIALTIES

    Operating earnings for newsprint and specialties of $44 million were recorded for the six-month fiscal year of 2000. An operating loss of $18 million was incurred in the year ended June 30, 2000.

PULP AND KRAFT PAPER

    Operating earnings of $64 million were recorded for pulp and kraft paper in the six months of 2000, compared to $122 million in the year ended June 30, 2000.

Other Income/Expense

    Other Income in the six-month fiscal year ended December 31, 2000 was $24 million compared to $31 million in the year ended June 30, 2000. Other Income in the six months of 2000 included interest income of $27 million, partially offset by miscellaneous expense of $3 million. Other Income in the year ended June 30, 2000 was comprised of interest income of $38 million and non-operating income of $6 million, partially offset by costs of $13 million in respect of the proposed acquisition of the Paper Division assets of Fletcher Challenge Limited.

Liquidity and Capital Resources

    We had cash and short term investments of $930 million at December 31, 2000 and $855 million at June 30, 2000.

    As of December 31, 2000, we and our subsidiaries maintained committed bank lines of $100 million, of which none was utilized.

    Our short term investments are managed under a Board-approved policy that was updated in October 1997, recognizing the significant increase in the size of the investment portfolio upon receipt of the Blandin proceeds. The policy provides for the efficient administration of cash surpluses and recognizes that credit quality and liquidity are of primary importance. Eligible investments are comprised of short term obligations of, or guaranteed by, the Canadian or certain provincial governments, major Canadian chartered banks, high-grade corporate issuers and related companies.

Cash Provided By (Used For) Operations

OPERATIONS

    Cash provided by operations, before changes in non-cash working capital, was $194 million in the last six months of 2000, compared to $253 million in the year ended June 30, 2000 and $95 million in the six months ended December 31, 1999. Cash provided by operations continued to improve as a result of higher product prices.

    Operating working capital requirements were up by $24 million in the six-month fiscal year ended December 31, 2000, compared to an increase of $62 million in the year ended June 30, 2000 and $79 million in the six months ended December 31, 1999. The increase in working capital requirements in the six months of 2000 was due to an increase in accounts receivable as product prices increased, and an increase in pulp inventories, partially offset by an increase in accounts payable and accrued liabilities. After working capital changes, cash provided by operations in the six months of 2000 was $170 million, down from $191 million in the year ended June 30, 2000, but up from $16 million in the six months ended December 31, 1999.

INVESTING AND FINANCING ACTIVITIES

    Capital spending totaled $58 million for the six-month fiscal year ended December 31, 2000, compared to $57 million in the year ended June 30, 2000 and $25 million in the six months ended December 31, 1999. The increased level of capital expenditures in the six months of 2000 reflects major environmental project spending commenced during the period. Projects underway in the last six months of 2000 and scheduled for completion in 2001 include a $19 million project at Elk Falls to control air emissions from the No. 5 power boiler. Capital spending is focused on maintenance of business investment and continues to be subject to a spending discipline emphasizing low risk, high payback profit-adding projects.

    In prior years, we acquired from a related party, companies with non-capital and capital losses carried forward. The purchase price is subject to adjustment under certain conditions and $21 million was included in accounts receivable at December 31, 2000 and was received subsequent to the period end ($13 million was received in the year ended June 30, 2000 in respect of such adjustments). The difference between the future tax benefit of these losses and the acquisition cost of the companies is recorded as a deferred credit. The deferred credit is amortized to income tax expense as the tax losses are utilized. In the last six months of 2000, the amortization reduced income tax expense by $3 million. For the year ended June 30, 2000, the amortization reduced income tax expense by $21 million.

DIVIDENDS

    During the last six months of 2000 and the corresponding period of 1999, cash dividends of $0.30 per Class A common share were paid. Cash dividends of $0.60 per Class A common share were paid in the year ended June 30, 2000.

RELATED PARTY TRANSACTIONS

    See "Certain Agreements and Related Transactions" for information regarding related party agreements and transactions.

CONTRACTED OBLIGATIONS

    The following table presents the aggregate amount of future cash outflows of our contractual obligations as of December 31, 2002, excluding amounts due for interest on outstanding indebtedness:

                                                                     PAYMENTS DUE BY PERIOD
                                                     ------------------------------------------------------
                                                                LESS THAN     1-3        3-5      MORE THAN
CONTRACTUAL OBLIGATIONS                                          1 YEAR      YEARS      YEARS      5 YEARS
-----------------------                                         ---------   --------   --------   ---------
Long-Term Debt.....................................   $886.2      $ --       $118.7      $ --      $767.5
Capital Lease Obligations..........................      9.5       0.7          1.5       1.5         5.8
Operating Leases...................................     48.5       4.4          9.4       8.0        26.7
                                                      ------      ----       ------      ----      ------
Total..............................................   $944.2      $5.1       $129.6      $9.5      $800.0
                                                      ======      ====       ======      ====      ======

CRITICAL ACCOUNTING POLICIES AND JUDGMENTAL MATTERS

    The preparation of financial statements in conformity with generally accepted accounting principles in Canada requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain.

    Note 1 to the consolidated financial statements included elsewhere in this prospectus includes a summary of the significant accounting policies used in the preparation of those consolidated financial statements. While all of the significant accounting policies are important to our consolidated financial statements, some of these policies may be viewed as being critical. Such policies are those that are both most important to the portrayal of our financial condition and require our most difficult, subjective or complex estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of our consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While the judgments and estimates we make are based on historical experience and other assumptions that management considers appropriate and reasonable under current circumstances, the actual resolution and results may differ from the recorded estimated amounts, resulting in charges or credits that could materially affect our results or financial condition for a given reporting period.

    The following areas represent critical accounting policies where estimates and judgments can have a significant effect on reported results of our operations and financial position:

CONTINGENT LIABILITIES

    Contingent liabilities, primarily pertaining to environmental and legal matters, are recorded on an undiscounted basis when it is considered probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Liabilities for environmental matters require evaluations of applicable environmental regulations and estimates of remediation alternatives and the costs thereof. Provisions for liabilities relating to legal actions and claims require judgments regarding projected outcomes and the range of loss, based on such factors as historical experience and recommendations of legal counsel.

IMPAIRMENT OF LONG-LIVED ASSETS

    We review long-lived assets, primarily plant and equipment, for impairment when events or changes in circumstances indicate that the carrying value of assets may not be recoverable. Canadian GAAP requires us to make certain judgments, assumptions and estimates in identifying such events and changes in circumstances, and in assessing their impact on the valuations and economic lives of the affected assets. Impairments are recognized when the book values exceed management's estimate of the undiscounted future cash flows, or net recoverable amounts, associated with the affected assets. Key assumptions in estimating these cash flows include future production volumes and average product pricing over the commodity cycle, and future estimates of expenses to be incurred.

    Due to the numerous variables associated with our judgments and assumptions relating to the valuation of assets in such situations, the precision and accuracy of estimates of related impairment charges are subject to significant uncertainties, and may change significantly as additional information becomes known.

PENSION AND POST-RETIREMENT BENEFITS

    We maintain various employee future benefit plans, which include defined benefit pension and post-retirement benefit plans. We retain independent actuarial firms to perform actuarial valuations of the fair values of our defined benefit pension and post-retirement benefit plan assets and benefit obligations, and advise on the amounts to be recorded in our financial statements. This information is determined using certain assumptions, based on historical and market data, that directly impact the fair value of the assets and obligations and charges disclosed in our financial statements. These assumptions include:

    - the discount rate used to arrive at the net present value of the various plan obligations;

    - the long-term return on assets used to estimate the growth in the value of invested assets available to satisfy certain obligations;

    - salary increases used to calculate the impact that future compensation increases will have on pension and other post-retirement obligations; and

    - health care trend rates used to calculate the impact that future health care costs will have on post-retirement obligations.

    Actual experience can vary significantly from estimates, and could materially impact the estimated cost of our employee benefit plans and future cash requirements.

PROVISION FOR BAD/DOUBTFUL ACCOUNTS AND SLOW-MOVING AND OBSOLETE INVENTORY ITEMS

    We use generally accepted practices in estimating required provisions for doubtful accounts and bad debt losses arising on trade and other receivable balances and provisions for slow moving and obsolete inventory items. These allowances are reviewed and updated from time to time to ensure that they take into consideration all circumstances known to management. Our estimate of the required allowance is ultimately a matter of opinion and the actual loss eventually sustained may be more or less than that estimated.

INCOME TAXES

    The amounts we record for future income assets and liabilities are based on various judgments, assumptions and estimates. These include the tax rates and laws that will apply when the temporary differences reverse, and the likelihood that we will generate sufficient taxable income to utilize non-capital loss carry-forwards prior to their expiration.

    Due to the numerous variables associated with such judgments, assumptions and estimates, and the effects of changes in circumstances on these valuations, the precision and reliability of the resulting estimates are subject to substantial uncertainties and may change significantly as additional information becomes known.

    In addition, we record provisions for federal, provincial and foreign taxes based on the respective tax rules and regulations of the jurisdictions in which we operate and our judgment as to the allocation of income and the amount of deductions relating to those jurisdictions. From time to time, domestic and foreign tax authorities challenge the timing and amounts of such income allocations and deductions. In such circumstances, the final resolution of these challenges can result in final settlements that differ from our estimated amounts.

                                    BUSINESS

    We are the third largest newsprint and uncoated groundwood specialty paper manufacturer based in North America measured by production capacity. We are also the largest producer of coated and uncoated specialty papers and newsprint, and the only producer of lightweight coated paper, on the west coast of North America. We also produce market pulp and kraft paper.

    Our four integrated pulp and paper operations are located in British Columbia, at Crofton and Elk Falls on the east coast of Vancouver Island, Port Alberni on the west coast of Vancouver Island, and Powell River on the west coast of the British Columbia mainland.

    The capacities by product, in thousands of tonnes, of our pulp and paper facilities as at December 31, 2002 are:

                                                      OTHER
                                                    UNCOATED
                                       DIRECTORY   GROUNDWOOD      LWC       KRAFT                  MARKET
MILL                       NEWSPRINT     PAPER     SPECIALTIES    PAPER      PAPER     SUB-TOTAL   PULP(1)     TOTAL
----                       ---------   ---------   -----------   --------   --------   ---------   --------   --------
Crofton..................     280         150           --          --         --          430       250         680
Elk Falls................     365          --          145          --        114          624       160         784
Port Alberni.............      --         223           --         209         --          432        --         432
Powell River.............     227          --          232          --         --          459        --         459
                              ---         ---          ---         ---        ---        -----       ---       -----
Total....................     872         373          377         209        114        1,945       410       2,355
                              ===         ===          ===         ===        ===        =====       ===       =====

------------------------

(1) Total pulp capacity of 740,000 tonnes is reduced by 330,000 tonnes in order to reflect the pulp that is provided to our paper and kraft paper operations.

    Our principal business is groundwood printing papers, consisting of groundwood coated, uncoated and specialty kraft papers and newsprint. For the year ended December 31, 2002, groundwood printing papers comprised approximately 83% of our manufacturing capacity and contributed approximately 86% of our sales revenues.

    The principal markets for our products are located in North America and the North Pacific Rim.

COMPETITIVE STRENGTHS

    We believe that we have the following competitive strengths:

    - STRONG MARKET POSITION. We are the third largest producer of newsprint and uncoated groundwood specialty papers based in North America, measured by production capacity. We are also the largest producer of coated and uncoated specialty papers and newsprint, and the only producer of lightweight coated papers, on the west coast of North America. We have annual production capacity of approximately 2.4 million tonnes of specialty paper, newsprint and market pulp.

    - DIVERSIFIED PRODUCT MIX. Since 1993, we have introduced or expanded a number of specialty and differentiated product lines, including lightweight newsprint grades, coated papers, lightweight uncoated specialty papers (primarily directory), sawdust-based pulp and whitetop linerboard. These products are of superior quality and command higher margins than standard commodity grades. Additionally, as a result of the Pacifica Papers acquisition and the sale of our Mackenzie pulp operations, market pulp accounts for only 17% of our manufacturing capacity, significantly reducing our exposure to volatile pulp markets.

    - UPGRADED, COST-COMPETITIVE MANUFACTURING FACILITIES. Over the last five years, we have invested approximately $571 million in our manufacturing facilities to shift production towards higher margin papers, reduce unit production costs, increase operating efficiency, improve product quality, increase capacity and meet environmental regulations.

    - STRONG SUPPLY CHAIN MANAGEMENT PRACTICES. We introduced new supply chain systems in 2000 to improve our supply chain and order fulfillment processes. These processes range from the purchase of raw materials to the delivery of finished paper products to our customers. These systems have allowed us to reduce inventory levels, increase inventory turnover and provide faster delivery to customers. We believe our inventory tracking capability is among the best in the industry and enables us to make better use of the barges, rail cars, trucks and containers that we use to ship our products. With better planning and scheduling, we are now able to ship our products to customers using the most cost-efficient mode of transportation on virtually every shipment. Following the acquisition of Pacifica Papers in 2001, we harmonized our order fulfillment systems to better service our customers' requirements. We have applied our order fulfillment, distribution and procurement expertise to further lower supply chain costs at our Powell River and Port Alberni facilities.

    - LIGHTWEIGHT ALKALINE PAPERMAKING TECHNOLOGY. Over the last few years, we switched our paper mills to alkaline papermaking, which uses lower-cost precipitated calcium carbonate, or PCC, fillers in the production process. In addition to being a lower-cost input, the PCC filler leads to increased brightness. Both our high performance Marathon newsprint and Catalyst directory papers are created utilizing alkaline papermaking processes, and we believe these products are well recognized by our customers for their quality and performance. In addition, the use of PCC fillers enhances sheet quality to facilitate the production of papers with a lower basis weight. A lower basis weight gives us an important competitive advantage because a higher volume of lower basis weight paper can be stored on each paper roll, thereby reducing shipping, storage and handling costs and warehouse space required for inventories. The use of lower basis weight paper by our customers also reduces their postage costs. We have implemented the alkaline papermaking product at all of our facilities.

    - SAWDUST PULP EXPERTISE. We are one of the few manufacturers of sawdust-based pulp in the world. The strength, ease of refining and dimensional stability of this product allow our customers to partially substitute this product for hardwood and more expensive softwood pulps, providing a cost savings for them. In addition, we realize higher margins for sawdust pulps as a result of low-cost sawdust inputs, by-products of the sawmilling process.

    - PROVEN AND EXPERIENCED MANAGEMENT TEAM. Our management team is comprised of seasoned industry professionals with experience operating through multiple business cycles in the paper and forest products industry. Our senior executives have an average of 20 years of industry experience and 15 years with NorskeCanada.

BUSINESS STRATEGY

    We intend to achieve greater earnings stability and maximize cash flow by strengthening our position as a leading producer of value-added paper and related forest products within western North America. Key principles of our strategy include:

    - REDUCING OPERATING COSTS AND IMPROVING EFFICIENCY. We are committed to continuing to reduce operating costs and improve efficiency. As an example, we believe cost reductions are possible through increased machine speed and efficiency, better managing of fiber inputs and reducing energy use and paper waste.

    - OPTIMIZING FIBER MIX TO REDUCE COSTS. We have reduced the weight per square meter of paper produced, which results in lower fiber costs and lower distribution costs for our products. We intend to maximize our supply and use of the lowest cost chip supply available to us through inventory and wood species management. We also intend to continue to reduce kraft input without reducing the quality of our products, while improving printability and decreasing high-cost fiber inputs by the use of fillers. Within our pulp operations, we plan to maximize usage of low-cost alternative fiber and local residual wood chips, which results in lower transportation costs for our inputs.

    - CONTINUING TO FOCUS ON MARKET/PRODUCT MIX FOR MAXIMUM PROFITABILITY. In addition to improving profitability by reducing basis weights, we also plan to increase profitability within our paper operations by increasing uncoated specialty paper volumes in place of standard newsprint, rationalizing paper grades to improve productivity and decrease downtime resulting from machine changeovers and developing fewer grades of newsprint to minimize storage and handling costs, trim losses and the amount of relatively expensive kraft pulp that is used to manufacture paper. Within our pulp operations, we plan to continue our focus on higher value market segments by targeting our sawdust-based pulp to higher value added end uses, including tissue, specialty printing and writing, and bleached linerboard.

    - EXERCISING DISCIPLINE IN CAPITAL SPENDING. We will continue to maintain a value-based discipline for reinvesting in our business, focusing on modest capital, high payback projects that enhance our product line, improve productivity, maximize the efficient use of fiber supply and reduce costs.

    - OPTIMIZING OPERATIONS WITH OUR EXPANDED ASSET BASE. We acquired Pacifica Papers in August 2001 to generate significant synergies without requiring major corresponding capital expenditures. Our initial target of capturing $60 million of annualized synergies (which assumes operating at full capacity) was increased to $100 million. By the end of 2002, we exceeded our target, capturing $115 million of annualized synergies. We will continue to review our operations in manufacturing, sales and marketing, supply chain, fiber supply and selling, general and administrative activities to ensure remaining opportunities for efficiencies and streamlining are investigated. We have recently announced a program named "Accel" which encompasses various identified performance improvement projects, including product development, optimization of fiber and chemical inputs to our manufacturing process, reduced energy consumption and continuing synergies arising from the Pacifica Papers acquisition.

    - BECOMING THE PREFERRED SUPPLIER FOR OUR CUSTOMERS. We are implementing initiatives to improve service levels, distribution and customer relationships. We will seek to differentiate ourselves from our competitors by becoming a trusted source of supply that consistently produces reliable products. Market and product development activities will be focused on customer needs, as will enhancements to service levels for technical support and supply chain management.

LINES OF BUSINESS

    We have three business segments: specialty paper (which includes kraft paper), newsprint and pulp. Our groundwood specialty papers and newsprint are manufactured on 12 paper machines at all four mill locations. Our specialty kraft papers are manufactured on a separate kraft paper machine at our Elk Falls mill. Our market pulp is manufactured on three kraft paper lines at our Crofton and Elk Falls mills.

SPECIALTY PAPER AND NEWSPRINT

Specialty Paper and Newsprint Operations

    We manufacture groundwood specialty papers and newsprint on 12 paper production lines at our four mill locations at Crofton, Elk Falls, Port Alberni and Powell River, British Columbia. Our Elk Falls mill also manufactures kraft paper products.

    Our capacity to produce specialty papers and newsprint, in thousands of tonnes, as compared to our production for each of the last two years is as follows:

                                                   ANNUAL CAPACITY          YEAR ENDED DECEMBER 31,
                                                  ------------------   ---------------------------------
MILL                                              DECEMBER 31, 2002    2002 PRODUCTION   2001 PRODUCTION
----                                              ------------------   ---------------   ---------------
Crofton.........................................          430                 410               377
Elk Falls.......................................          624                 552               545
Port Alberni....................................          432                 352               382
Powell River....................................          459                 413               422
                                                        -----               -----             -----
                                                        1,945               1,727             1,726
                                                        =====               =====             =====

CROFTON

    Crofton's capacity for the year ending December 31, 2002 was 430,000 tonnes of newsprint and directory paper. On a 48.8 gram per square meter, or gsm, equivalent basis the annual capacity of the Crofton paper operations is approximately 525,000 tonnes.

    The Crofton paper mill, which produces newsprint and lightweight directory paper, has three paper machines put in operation in 1964, 1968 and 1982. All machines were installed with, or have been converted to, twin-wire sheet formation, which provides a more uniform quality of sheet for both printing surfaces. Pulp furnish for the paper mill comes from a three-line thermomechanical pulp mill and the kraft pulp mill. In addition, approximately 60,000 tonnes of recycled de-inked pulp are purchased annually from an outside supplier under a long term contract. Reduced fiber requirements, made possible by the move to lighter weight paper production at the mill, allowed the closure of a groundwood pulp mill in September 1999. In 2002, the refiner mechanical pulp mill was closed.

    Crofton's No. 1 paper machine produces up to 118,000 tonnes of newsprint and directory paper. The No. 2 paper machine produces up to 100,000 tonnes annually of lightweight directory paper grades used in telephone and other directories, as well as other lightweight printing papers. The No. 2 paper machine remains capable of producing newsprint grades as market conditions warrant. To further our objective to produce highly runnable directory paper, we completed
$16 million in modifications to the No. 2 paper machine in May 1999. These modifications enable the Crofton mill to produce an innovative directory paper at the lowest industry basis weight. This directory paper has improved consistency, runnability and printability. Crofton's directory paper production can be supplemented by excess production capacity available on the No. 1 paper machine.

    A $27 million upgrade of Crofton's No. 3 paper machine, completed in January 1997, increased production capacity by approximately 23,000 tonnes annually on a 45 gsm equivalent basis to 212,000 tonnes of newsprint, and has resulted in significant improvements in machine trim sheet profiles and roll quantity and enabled the production of lighter weight newsprint.

    Further improvements totaling $14 million to Crofton's thermomechanical pulp refining and screening systems and to the No. 3 paper machine were completed in August 1999. These improvements have resulted in improved consistency in quality and lower production costs for light basis weight paper manufactured at the Crofton mill. In 2001, the Crofton mill invested $13 million on bark presses to increase hog burning capability and reduce gasses. We are currently spending
$12 million to increase the capacity of the thermomechanical pulp facility and improve the quality of the pulp.

ELK FALLS

    Elk Falls' capacity for the year ending December 31, 2002 was 510,000 tonnes of newsprint and high brightness uncoated specialty grades of paper. On a 48.8 gsm equivalent basis, the annual capacity of the Elk Falls paper operation is approximately 530,000 tonnes. In addition, the Elk Falls mill has a specialty kraft paper machine that was originally installed in 1966. The machine primarily produces specialty whitetop linerboard grades for sale to the packaging industry in western North America. Annual production capacity of kraft paper is approximately 114,000 tonnes.

    Three paper machines which were put in operation in 1952, 1957 and 1982, produce newsprint and soft calendered high brightness specialty papers. These machines were installed with, or converted to, twin-wire sheet formation. Pulp furnish for the newsprint mill is supplied primarily from the mill's seven-line thermomechanical pulp mill and its semi-bleached kraft pulping facilities.

    Paper machine No.1 has a capacity to produce approximately 146,000 tonnes of newsprint. Paper machine No. 2 has the capacity to produce approximately 145,000 tonnes of uncoated groundwood specialty grades. Paper machine No. 5 has the capacity to produce approximately 219,000 tonnes of newsprint.

    Elk Falls has continually broadened its range of uncoated groundwood specialty papers to meet the needs of commercial printers. We have met the demand for better quality through equipment upgrades to produce a cleaner, more refined pulp furnish. We have improved smoothness and printability to meet the exacting standards of large commercial printers, and we have developed high brightness offset papers in a variety of basis weights. The No. 2 paper machine has a soft roll calendering system designed to produce up to 145,000 tonnes annually of uncoated groundwood specialty papers. Soft calendered specialty grades, marketed under the ELECTRACAL and ELECTRASOFT labels, are used mainly by the commercial print market. We are one of the largest suppliers of soft calendered papers on the west coast of North America.

    Elk Falls increased the capacity of its thermomechanical pulp peroxide bleach plant and improved filler systems in fiscal 1996, enabling increased production of higher brightness specialty papers.

    To further our runnability strategy for newsprint, $30 million of capital expenditures were completed at Elk Falls in January 1999. We replaced the headbox on the No. 5 paper machine and improved the thermomechanical pulp process to enable the production of lighter weight newsprint with enhanced runnability. Costs and efficiency are also improved as a result of the upgrade, with an increase in capacity of approximately 9,000 tonnes, on a 45 gsm equivalent basis. In 2001, a new $15 million precipitator was installed to improve air quality. In 2002, we commenced the initial work on an estimated
$45 million rebuild of the Elk Falls No. 2 recovery boiler to increase capacity and maintain reliability.

    Whitetop linerboard, which is produced by the kraft paper specialties machine, is a premium product that combines a layer of unbleached kraft pulp with a layer of bleached kraft pulp. The two layers are not glued together but are formed on the paper machine by uniting bleached and unbleached stock into what is known as a duplex stock. This specialty product is white on the top and brown on the reverse side and is used in packaging where bright, high quality graphics are important. Elk Falls' competitive advantage in producing this product stems from its ability to produce a lightweight, high-performance sheet. The inclusion of sawdust-based pulp in the furnish also results in a smoother, more consistent surface which performs better in customers' conversion facilities.

    Production of whitetop linerboard grades totaled approximately 99,700 tonnes, or 87%, of production from the Elk Falls kraft paper machine for the year ended December 31, 2002. The majority of this product is marketed under the brand name "SilverLiner."

    The furnish for the kraft paper specialties produced at Elk Falls is comprised of long-fiber pulp and alternative fiber sources such as sawdust-based pulp and rejects from the Elk Falls kraft pulp mill as well as clippings received from converting plants and post-consumer waste.

PORT ALBERNI

    Port Alberni's capacity for the year ending December 31, 2002 was 432,000 tonnes of newsprint, telephone directory paper and lightweight coated paper. Port Alberni's annual telephone directory paper capacity on a 48.8 gsm equivalent basis is approximately 303,000 tonnes.

    The Port Alberni paper mill has three paper machines. Two of the paper machines were put in operation in 1957, with the third paper machine put in operation in 1968.

    Paper machine No. 3 has the capacity to produce approximately 116,000 tonnes of telephone directory paper and newsprint, paper machine No. 4 has the capacity to produce approximately 107,000 tonnes of telephone directory paper and newsprint, and paper machine No. 5 has the capacity to produce approximately 209,000 tonnes of lightweight coated paper.

    Paper machine No. 5 is the only lightweight coated paper machine in western North America and its technology allows for the coating of paper on both sides simultaneously, reduces the amount of kraft pulp required to produce conventional lightweight coated paper and produces the desired product quality in terms of runnability, printability and bulk.

    Pulp furnish for the paper mill is supplied primarily from the mill's thermomechanical pulp plant and groundwood mill and, at present, from kraft pulp supplied from the Crofton mill. We have installed equipment at the Port Alberni mill to allow the use of recycled fiber in newsprint and telephone directory paper, and approximately 60,000 tonnes of recycled de-inked pulp is purchased annually from an outside supplier under a long-term contract.

POWELL RIVER

    Powell River's capacity for the year ending December 31, 2002 was 459,000 tonnes of newsprint and uncoated groundwood specialty paper. Powell River's annual capacity on a 48.8 gsm equivalent basis is approximately 473,000 tonnes.

    The Powell River paper mill has three paper machines. The paper machines were put in operation in 1957, 1967 and 1981.

    No. 9 paper machine has the capacity to produce 119,000 tonnes of hi-brite, uncoated groundwood specialty papers or newsprint, No. 10 paper machine has a capacity of 158,000 tonnes and produces only high quality, soft calendered, specialty papers, and No. 11 paper machine has a capacity to produce 182,000 tonnes of newsprint.

    Pulp furnish for the paper mill comes primarily from a thermomechanical pulp plant. In November, 2001 we permanently closed the kraft pulp mill, which consumed high-cost fiber that resulted in higher unit costs than our other two pulp mills at Elk Falls and Crofton, both of which have roughly twice the capacity of the Powell River pulp mill. We now supply the pulp requirements of the paper machines at Powell River from our Elk Falls and Crofton facilities.

    The Powell River mill has the capability to use recycled de-inked pulp on a limited scale. Recycled de-inked pulp is purchased from an outside supplier under a long-term contract.

    We hold a 50.1% economic interest in Powell River Energy Inc., or Powell River Energy, which owns two hydroelectric dams near the Powell River mill with a combined generating capacity of 82 megawatts. Pursuant to a power purchase agreement between us and Powell River Energy, Powell River Energy will provide the power generated by its facilities to us at a fixed rate approximating current British Columbia Hydro and Power Authority rates for a period of 10 years. Powell River Energy's hydroelectric facilities will continue to supply approximately 40% to 45% of the annual power needs of the Powell River mill.

Specialty Paper and Newsprint Marketing

    The principal customers for our specialty papers and newsprint are commercial printers, telephone directory publishers, corrugated box manufacturers and newspaper publishers located primarily in western and central North America and the Pacific Rim. Specialty and newsprint customers are served primarily by our sales and marketing personnel in North America and Japan and distributors and agents in other geographic markets. In recent years, the marketing strategy for specialty kraft paper has been to increase the sales volume of specialty whitetop linerboard grades which have provided higher prices and greater price stability than unbleached linerboard and corrugated medium grades.

    The following table sets out our specialty paper and newsprint sales revenue by country or geographic region:

                                                                    PACIFIC     OTHER         TOTAL
                                         CANADA    UNITED STATES      RIM      OFFSHORE   ($ MILLIONS)
                                        --------   --------------   --------   --------   -------------
Year ended December 31, 2000..........     13%           67%           14%         6%         1,676
Year ended December 31, 2001..........     12%           64%           14%        10%         1,594
Year ended December 31, 2002..........     14%           67%           14%         5%         1,275

    Historically, approximately two-thirds of our specialty paper and newsprint sales revenue has been derived from the United States. The United States is the world's largest consumer of newsprint, with consumption of approximately
10 million tonnes in 2002, representing about 28% of total world consumption.

    For the years ended December 31, 2002 and 2001, specialty paper and newsprint accounted for 86% and 85%, respectively, of our consolidated net sales revenue. No single customer accounts for more than 10% of our consolidated net sales revenue nor will a material part of our business be dependent on a small group of customers. Specialty paper and newsprint markets are not subject to significant seasonal fluctuations.

    The Crofton, Elk Falls and Powell River mills are located on tidewater and have deep sea vessel loading facilities. Specialty paper and newsprint are shipped primarily by deep sea vessel, and for inland destinations by combination of ship, barge, rail and truck. We use the services of independent warehouses in western North America and Europe for distribution to our customers.

    We have built long-term relationships with our customers for our specialty papers and newsprint, based on a partnership approach to working with customers to produce the best product for their particular needs. As a result, we expect to remain a preferred supplier to many of those customers.

PULP

Pulp Operations

    We manufacture market pulp on three kraft pulp lines at our Crofton and Elk Falls pulp and paper mills, located in British Columbia on the east coast of Vancouver Island.

    Our capacity, in thousands of tonnes, as compared to our production for each of the last two years, is as follows:

                                                 ANNUAL
                                                CAPACITY       YEAR ENDED DECEMBER 31,
                                              -------------   --------------------------
                                              DECEMBER 31,       2002          2001
                                    MILL         2002(1)      PRODUCTION   PRODUCTION(1)
                                  ---------   -------------   ----------   -------------
Market pulp.....................  Crofton          250            212            271
                                  Elk Falls        160            162            172
                                                   ---            ---            ---
Total...........................                   410            374            443
                                                   ===            ===            ===

------------------------

(1) Total pulp capacity of 740,000 tonnes is reduced by 330,000 tonnes to reflect the pulp that is provided to our paper and kraft paper operations. Total market pulp capacity was reduced in November 2001, following the permanent shutdown of the Powell River kraft pulp mill and the consumption at the Port Alberni and Powell River operations of approximately 140,000 tonnes of pulp produced at Crofton and Elk Falls.

    The Crofton kraft pulp mill is a two-line mill, with the first line starting up in 1957 and the second in 1965. It is equipped with two continuous digesters and eight batch digesters, which provide the flexibility to cook different species of chips independently and to blend them into a wide variety of pulp grades that can be tailored to individual customer needs. Crofton's batch digesters utilize a rapid displacement heating, or RDH, cooking system. The RDH system allows for rapid turnaround in the batch cooking process, as the cooking liquor is rapidly extracted and replaced in the cooking vessel for each batch without a significant loss in temperature. This technology improves the overall quality of Crofton pulps and provides a stronger and more uniform pulp than conventional cooking.

    The Crofton kraft pulp mill produces two distinct grades of Northern bleached kraft pulp, or NBSK.

    One grade is a low coarseness fine fiber pulp of which the majority is consumed internally at Crofton and at our Port Alberni and Powell River operations. This pulp is a high tensile grade which is ideally suited for the manufacture of lightweight papers.

    The other pulp grade produced is made from Coastal Hemlock and Douglas Fir fiber species. This pulp has high intrinsic strength and bulk, and is used in a wide variety of printing and writing papers.

    With the permanent closure of the kraft pulp mill at Powell River, we are re-directing some of the market pulp from our kraft pulp mills at Crofton and Elk Falls to supply the pulp requirements of the paper machines at Port Alberni and Powell River.

    The Elk Falls kraft pulp mill is equipped with five batch digesters and three continuous digesters and manufactures a traditional long fiber pulp and 160,000 tonnes a year of sawdust-based pulp branded "Elk Prime". All of Elk Falls' long fiber pulp capacity is used internally.

    Elk Prime is a fully bleached sawdust-based pulp that is manufactured from a combination of low-cost sawdust, wood shavings and chip screenings. Blending of these residuals produces a pulp with an average fiber length between that of conventional softwood and hardwood pulps, giving Elk Prime the special properties of both wood types including ease of refining, high strength and dimensional stability. Manufacturers of products such as specialty papers, tissue, paper toweling, printing and writing and other paper products can substitute Elk Prime for portions of their conventional NBSK pulp feedstock, realizing cost savings and, in many cases, improved quality. Sawdust-based pulps have an added environmental advantage in that they are made from fiber that would otherwise have been a waste product. Elk Falls uses some sawdust-based pulp in producing its specialty brands of high quality linerboard, sold to customers who manufacture corrugated containers for a wide range of products.

    The Elk Falls kraft pulp mill was initially commissioned in 1956, with its sawdust-based pulp production beginning in 1964. The mill has been extensively modernized over recent years to meet or exceed current environmental standards and to improve operating efficiency and costs.

    All of the kraft pulp operations are equipped with chlorine dioxide bleaching systems and secondary effluent treatment facilities and are presently operating in substantial compliance with applicable environmental laws and regulations.

Pulp Marketing

    Our two pulp mills are well situated for export shipments to Asia and Western Europe, the largest pulp consuming markets.

    Our strategy is to maintain a diversified range of customers, including producers of tissue, magazine papers, woodfree printing and writing papers and certain specialty paper products. Our sawdust-based pulp produced at Elk Falls is particularly versatile and is used as a lower cost substitute for more expensive NBSK and eucalyptus fiber-based hardwood pulp.

    The combination of a simple pulp product line and a diversified range of customers enables the full utilization of our pulp production facilities throughout market cycles.

    The following table sets out our market pulp sales revenue by country or geographic region:

                                                                    PACIFIC     OTHER         TOTAL
                                         CANADA    UNITED STATES      RIM      OFFSHORE   ($ MILLIONS)
                                        --------   --------------   --------   --------   -------------
Year ended December 31, 2000..........     8%             4%           39%        49%          429
Year ended December 31, 2001..........     8%             4%           38%        50%          275
Year ended December 31, 2002..........     1%             1%           48%        50%          207

    Pulp customers are served by sales and marketing staff in Canada and Japan and a network of agents in locations throughout the world.

    The Crofton and Elk Falls pulp mills are located on tidewater and have deep sea vessel loading facilities. Pulp is shipped to offshore locations by deep sea vessels.

    For the years ended December 31, 2002 and 2001, pulp accounted for 14% and 15%, respectively, of our consolidated net sales revenue. There is no single customer which accounts for more than 10% of our consolidated net sales revenue, nor is a material part of our business dependent upon a small group of customers.

FIBER SUPPLY

    Our pulp and paper operations consume wood fiber which is purchased from more than 50 independent mills. Our fiber supply comes primarily from residual wood chips and sawdust from lumber operations located on the coast or in the southern Interior of British Columbia and secondarily from the chipping of pulp logs originating from locations throughout the region.

    Sawmill wood chips presently comprise 54% of the fiber supply for our pulp and paper operations. The remainder is comprised of pulp logs (28%), sawdust (14%) and recycled de-inked pulp (4%). Five wood chip and sawdust suppliers provide 49% of our fiber supply. The supply contracts with these companies were negotiated for indefinite terms, or evergreen terms, when certain of our timber and processing assets were sold.

    In addition, through an evergreen contract with a coastal log producer, additional wood chips can be obtained from regional sawmills. This arrangement provides an additional 11% of our fiber supply.

    Together, all of these long-term, secure supply agreements provide approximately 60% of the fiber supply for our pulp and paper operations.

    The remainder of the fiber requirements for the four pulp and paper operations is sourced from independent suppliers, many under long-term contracts. Fiber is purchased from these suppliers at market prices or at prices determined under market-based formulas.

    In December 2002, one of our fiber suppliers commenced creditor protection proceedings. It is too early to determine the impact of this development on our fiber supply.

    To enhance our fiber security, we maintain a surplus fiber position. As a result of our fiber position, we made annual sales of approximately 388,000 cubic meters of surplus fiber to regional customers during fiscal 2002.
In addition, we engage in fiber trading activities to reduce transportation costs and to enhance allocation of different fiber grades to the appropriate product.

COMPETITION

    The markets for our products are highly competitive on a global basis. The pulp and paper industry is essentially a commodity market in which producers compete primarily on the basis of price. In addition, since a majority of our production is directed to export markets, we compete on a worldwide basis against many producers of approximately the same or larger capacity. In export markets, Canadian producers generally compete with American, European and Asian producers. See "Risk Factors--Risks Related to Our Business--We Face Significant Global Competition."

PROPERTIES

    Our head office is located in leased premises in Vancouver, British Columbia. The lease covers an aggregate of 40,842 square feet and expires February 15, 2016.

    Each of our Crofton, Elk Falls, Powell River and Port Alberni pulp and paper manufacturing facilities are situated on land we own. The Crofton mill is located on a 107 hectare site, the Elk Falls mill is located near the town of Campbell River, British Columbia on a 78 hectare site, the Powell River mill is located on a 94 hectare site and the Port Alberni mill is located on a 44 hectare site. Each of our properties is the subject of a mortgage in favor of our lenders to secure our credit facilities.

HUMAN RESOURCES

    We have approximately 3,800 employees. All of the approximately
2,800 hourly employees at our pulp and paper mills are members of either the Communications, Energy & Paperworkers Union of Canada, or CEP, or the Pulp, Paper and Woodworkers of Canada, or PPWC. Twenty-five employees in the Port Alberni mill are represented by the Office and Technical Employees Union, or OTEU. The current collective agreements with each of the CEP and PPWC expired in April 2003; however, new collective agreements with these unions have been negotiated and those agreements expire April 30, 2008. The collective agreement with the OTEU expires on April 30, 2006.

ENVIRONMENT

    Our operations are subject to a wide range of general and industry-specific environmental laws and regulations including those related to waste management, air emissions, water discharges and remediation of environmental contamination. There has been significant upgrading of our facilities during the last few years to comply with solid and special waste, effluent and air regulations. Environmental performance is monitored regularly by us. We believe that our facilities are operating in substantial compliance with applicable environmental laws and regulations.

    In addition to regular monitoring of emission points and reporting to regulatory authorities, we manage our environmental performance through an environmental management system. This system is registered to the ISO 14001 standard at all our manufacturing facilities. The environmental management system utilizes annual internal surveillance audits and bi-annual external compliance audits of our manufacturing facilities. The audit findings are communicated to management and the Environmental, Health and Safety Committee of our board of directors, so that appropriate action plans can be developed to address any deficiencies. The most recent audits were completed during late 2002 and no material problems were uncovered during those reviews. See "Risk Factors--Risks Related to our Business--We are Subject to Significant Environmental Regulation."

    At our plant in Crofton, we have ceased the historical discharge under permit from the British Columbia Ministry of Water, Land and Air Protection of sediments from our waste water treatment system into the Bonsall Creek Estuary. We are working with a citizens group and the Federal Department of Fisheries to develop a program to monitor any long term effects in the estuary of the discharge. We do not expect to incur significant costs, but there can be no guarantee that remediation if required will not result in material costs. At our facilities at Elk Falls and Powell River, we have experienced unauthorized discharges of untreated wastewater effluent and at Elk Falls a release of chlorine dioxide gas to the atmosphere, in each case resulting from power interruptions.

RECYCLED CONTENT IN GROUNDWOOD PAPER

    We are a major supplier of newsprint, directory and other groundwood printing papers to western North America. The most significant of these markets is the western United States, where in three states--California, Arizona and Oregon--newspaper publishers and commercial printers are required by law to use a certain proportion of recycled containing paper. While the other western
U.S. states and Canada do not have legislated requirements for recycled containing paper, many printers and publishers are demanding some recycled containing paper as part of their supply mix.

    We currently meet this market demand through the use of recycled pulp purchased from Newstech Recycling Inc., located in Coquitlam, British Columbia. This de-inked post-consumer recycled pulp is mixed with virgin pulp furnish to produce newsprint and directory paper that meets the legislated requirement.

SOLID WASTE

    One of the most significant environmental issues faced by our operations is the disposal of solid waste. Most waste is disposed of at on-site landfills and we will shortly need additional capacity at our Crofton location which we expect to be approved within the next several months. If it is unavailable, off-site disposal will be necessary and costs will increase. We will continue to work to reduce volumes sent to landfill by increasing recycling efforts and investigating alternative uses for boiler ash and recaust waste.

EFFLUENT

    In the early 1990's the British Columbia provincial government mandated the elimination of adsorbable organic halides, a measure of total chlorinated organic compounds, in mill effluent by December 31, 2002. In July 2002, this regulation was amended to 0.6 kilograms per tonne of pulp produced effective December 31, 2002. All of our facilities are operating below this new limit which is similar to legislation recently enacted in the United States.

AIR EMISSIONS

    Over the past five years, substantial environmental capital has been spent at all facilities upgrading air emissions controls and infrastructure. This includes an odor collection and treatment system at Crofton, a new wet precipitator for the Elk Falls power boiler, a fluidized bed boiler conversion at Port Alberni, and a new fluidized bed boiler at Powell River. Our facilities are well positioned to be compliant with future air emissions standards. Adjustments have been made to the primary clarifier and are planned for the sludge dewatering system at Powell River to reduce TRS emissions and related odors.

    In 2002, all of our pulp and paper mills continued to make improvements to their emission levels. At Crofton, improvements were realized on odor and fine particulate emissions controls and monitoring equipment. At Elk Falls, the new power boiler wet precipitator performance was optimized to reduce ambient salt haze. At Port Alberni, particulate emissions were improved from the power boiler as a result of better operational practices. At Powell River, fine particulate emissions from the power boiler were further reduced with improvements in the quality of delivered hog fuel.

    Coastal pulp mills that use sea salt laden hog fuel will be subject to federal limits in 2006 for dioxin and furan concentrations in emissions. All of our facilities currently operate in compliance with these limits. The requirements are being reviewed by regulators in 2003. A potential reduction in the planned 2006 federal limit may affect our Port Alberni operation forcing the use of more expensive sea salt free hog fuel.

    In 2002, we spent approximately $4.1 million on environmental capital projects. We estimate that capital expenditures relating to known environmental matters, including compliance issues and the assessment and remediation of the environmental condition of our properties will total approximately $5.7 million in 2003 and $14 million in 2004. While we believe that our estimate for environmental projects for the remainder of 2003 and 2004 is reasonable, there can be no assurance that actual expenditures will not exceed the estimated amounts.

CONTAMINATED SITES

    In 2001, we sold our interest in the pulp operations at Mackenzie but retained responsibility for certain decommissioning projects. This residual responsibility for two old landfills and a black liquor storage lagoon was managed diligently through 2002. The landfills and the black liquor storage lagoon were decommissioned to the satisfaction of the local government regulators and with good cooperation between the new owner and ourselves.

    Provincial legislation governing contaminated sites came into effect in British Columbia on April 1, 1997. If a particular site exceeds prescribed levels of certain classes of substances, the site is determined to be a "contaminated site" under the legislation. The legislation specifies the circumstances in which a "site profile" must be prepared in respect of any property that has been used for certain industrial or commercial purposes. If a site is determined to be contaminated, remediation will normally be required under government supervision. As current and past owners of mill sites, all forest products companies in British Columbia may face remediation costs particularly as a result of historical operations and disposal practices. Compliance with this legislation has not resulted in any material cost to us but there can be no guarantee that such costs will not be incurred in the future as a consequence, for example, of discovery of unknown conditions, or changes in enforcement policies.

RESEARCH AND DEVELOPMENT

    We will continue to contribute to industry supported research organizations such as the Pulp and Paper Research Institute of Canada. In addition, research required to meet our specific needs is conducted at private laboratories under the direction of our technical experts and at the mill laboratories.

    Business unit technical staff provide scientific and technological expertise in support of operations and product development efforts.

    Our research and development expenditures totaled approximately $5 million in the year ended December 31, 2002 and $5 million in the year ended
December 31, 2001.

CORPORATE ORGANIZATION

    We have the following significant subsidiaries, all of which are wholly owned:

COMPANY                                                       JURISDICTION OF INCORPORATION
-------                                                       -----------------------------
Elk Falls Pulp and Paper Limited............................  British Columbia
Norske Skog Canada Finance Limited..........................  British Columbia
Norske Skog Canada (Japan) Ltd..............................  Japan
Norske Skog Canada Pulp Operations Limited..................  British Columbia
Norske Skog Canada Pulp Sales Inc...........................  British Columbia
Norske Skog Canada Sales Inc................................  British Columbia
Norske Skog Canada Services (Hungary) Limited Liability
  Company...................................................  Hungary
Norske Skog Canada (USA) Inc................................  California
NSC Holdings (Barbados) Limited.............................  Barbados
NSCL Holdings Inc...........................................  Delaware
NorskeCanada (partnership)..................................  British Columbia
Pacifica Paper Sales Ltd....................................  British Columbia
Pacifica Papers Sales Inc...................................  Delaware
Pacifica Poplars Ltd........................................  British Columbia
Pacifica Poplars Inc........................................  Delaware
Pacifica Papers US Inc......................................  Delaware

    Each of these subsidiaries, other than NSC Holdings (Barbados) Limited, are guarantors of the exchange notes. NorskeCanada is a general partnership, the partners of which are Norske Skog Canada Limited and Norske Skog Canada Pulp Operations Limited.

LEGAL PROCEEDINGS

    We are involved from time to time in routine legal matters and other claims incidental to our business. When it appears probable in management's judgment that we will be required to pay monetary damages or incur other costs in connection with such claims and proceedings, and such costs can be reasonably estimated, liabilities are recorded in the consolidated financial statements and charges are recorded against earnings. We believe that the resolution of such routine matters and other incidental claims will not have a material adverse impact on our consolidated financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND SENIOR MANAGERS

    The following table sets forth certain information regarding each of the directors and senior managers of NorskeCanada:

NAME                        AGE                                POSITION
----                      --------   ------------------------------------------------------------
Jan A. Oksum...........    54        Director and Chairman

W. Thomas Stephens.....    60        Director and Deputy Chairman

Russell J. Horner......    53        Director, President and Chief Executive Officer

Mitchell H. Gropper,       60        Director
  QC...................

J. Trevor Johnstone....    49        Director

Jan Kildal.............    52        Director

Harold N. Kvisle.......    50        Director

R. Keith Purchase......    59        Director

William P. Rosenfeld...    67        Director

James E. Armitage......    54        Senior Vice-President, Sales and Marketing

Jesse M. Beaman........    54        Senior Vice-President, Operations

W.R. (Ron) Buchhorn....    50        Vice-President, Human Resources

Stuart H. Clugston.....    58        Vice-President, Corporate Affairs and Social Responsibility

Ralph Leverton.........    55        Vice-President, Finance and Chief Financial Officer

Robert H. Lindstrom....    49        Vice-President, Strategy

R. Scott McLean........    41        Senior Vice-President, Supply Chain and Information
                                     Technology

    The following information sets forth the office or executive position held by each of our directors and officers, their principal occupation for the past five years, and the names of any public companies of which they are a director.

    JAN A. OKSUM has served as a director since October 2001 and was appointed Chairman in May 2002. From July 2000 to August 2001 Mr. Oksum was an alternate director for Jan Reinas, the former Chairman. Since August 2000, Mr. Oksum has been Deputy CEO and Senior Vice President, Strategy of Norske Skogindustrier ASA. From September 1999 to August 2000, Mr. Oksum was Executive Vice President, Business Development of Norske Skogindustrier ASA. From October 1997 to September 1999, he was Senior Vice President, Fiber/Magazine Paper of
Norske Skogindustrier ASA. From April 1997 to October 1997, he was Vice President, Research & Development of Norske Skogindustrier ASA. From
January 1994 to April 1997, Mr. Oksum was General Manager of Norske Skog Golbey.

    W. THOMAS STEPHENS has served as a director since November 1999.
Mr. Stephens was President and Chief Executive Officer of MacMillan Bloedel Limited from September 1997 until November 1999, and prior thereto was President of Manville Corporation. Mr. Stephens is a director of the following public companies: Excel Energy Inc., TransCanada PipeLines Limited and Qwest Communications International, Inc., and is a Trustee of Putnam Mutual Trust.

    RUSSELL J. HORNER has served as a director since November 1999 and has been our President and Chief Executive Officer since September 2000. From
November 1999 to September 2000, Mr. Horner was our Chief Operating Officer and President. From March 1998 to November 1999, Mr. Horner was the Chief Operating Officer, Australasia, of the Fletcher Challenge Paper Division of Fletcher Challenge Limited.

    MITCHELL H. GROPPER, QC has served as a director since July 2000 and has been a partner of Farris Vaughan Wills & Murphy, Barristers and Solicitors since July 1998. Prior to that, Mr. Gropper was a partner of McCarthy Tetrault, Barristers and Solicitors.

    J. TREVOR JOHNSTONE was appointed a director immediately prior to completion of the acquisition of Pacifica Papers and was formerly the Chairman and a director of Pacifica Papers, having served as a director of Pacifica Papers since March 1999. Mr. Johnstone is a Managing Director of Tricor Pacific Capital, Inc. Mr. Johnstone is a director of the following public companies:
Helijet Airways Inc., Tree Island Wire Income Fund and Carmanah
Technologies Inc.

    JAN L. KILDAL has served as a director from May 2002 to the present and previously, from July 2000 to October 2001. Mr. Kildal has been the Executive Vice-President and Chief Financial Officer of Norske Skogindustrier ASA since 1995. Mr. Kildal is a director of the following public companies: Storebrand Livsforsikring AS.

    HAROLD N. KVISLE has served as a director since November 1997. Since
May 2001, Mr. Kvisle has been President and CEO of TransCanada PipeLines Limited. From June 2000 to April 2001, Mr. Kvisle was Executive Vice-President, Trading and Business Development, TransCanada PipeLines Limited; from
April 2000 to June 2000, Senior Vice-President, Trading and Business Development; from September 1999 to April 2000, Senior Vice-President, Energy Operations, TransCanada PipeLines. Prior to September 1999, Mr. Kvisle was the President of Fletcher Challenge Energy Canada Limited. Mr. Kvisle is a director of the following public companies: PrimeWest Energy Trust and TransCanada PipeLines Limited.

    R. KEITH PURCHASE was appointed a director immediately prior to completion of the acquisition of Pacifica Papers and was formerly a director of Pacifica Papers, having served as a director of Pacifica Papers since May 2000.
Mr. Purchase is a corporate director and advisor. Mr. Purchase was the Executive Vice-President and Chief Operating Officer of MacMillan Bloedel Limited from November 1998 to November 1999. Prior to November 1998 he was the President and Chief Executive Officer of TimberWest Timber Trust.

    WILLIAM P. ROSENFELD has served as a director since October 1993 and has been a partner of Goodmans LLP, Barristers and Solicitors, since 1982.

    JAMES E. ARMITAGE has been Senior Vice-President, Sales and Marketing since August 2000. From August 1998 to July 2000, Mr. Armitage was Senior Vice-President, Newsprint, and from November 1997 to July 1998 was Vice-President, Worldwide Newsprint Sales. Prior to November 1997, Mr. Armitage was a self-employed consultant.

    JESSE M. BEAMAN has been Senior Vice-President, Operations since
April 2001. From December 2000 to March 2001, Mr. Beaman was Vice-President, Crofton Pulp and Paper, and from March 2000 to November 2000 was Manager, Crofton Paper. From July 1998 to January 2000, Mr. Beaman was Vice-President, Eastern Operations, Building Materials, of MacMillan Bloedel Limited; from May, 1998 to June 1998, Vice-President, Business Transformation, Printing Papers, of MacMillan Bloedel Limited, and prior to May 1998 was General Manager, Alberni Specialties, of MacMillan Bloedel Limited.

    W.R. (RON) BUCHHORN has been Vice-President, Human Resources, since
August 2000. Prior to August 2000, Mr. Buchhorn was Vice-President, Compensation and Rehabilitation Services of the Workers' Compensation Board of British Columbia.

    STUART H. CLUGSTON has been Vice-President, Corporate Affairs and Social Responsibility since April 2003 and from August 2000 to April 2003 he was Vice-President, Corporate Affairs. Prior to August 2000, he was Director, Communication Management.

    RALPH LEVERTON has been Vice-President, Finance, Chief Financial Officer since May 2002 and from August 2000 to May 2002 was Vice-President, Finance, Chief Financial Officer and Secretary. In the month of July 2000, Mr. Leverton was Chief Financial Officer, Secretary and Treasurer. From September 1999 to June 2000, Mr. Leverton was a self-employed consultant, and from September 1998 to August 1999 was President and Chief Operating Officer of Harmac Pacific Inc. Prior to August 1998, Mr. Leverton was Vice-President, Finance, Chief Financial Officer and Secretary of Harmac Pacific Inc.

    ROBERT H. LINDSTROM has been Vice-President, Strategy since February 2001. From May 1999 to January 2001, Mr. Lindstrom was Vice-President, Supply and Utilities, Pulp Operations and from October 1996 to April 1999 was Director, Strategic Planning, Pulp Operations. Prior to October 1996, Mr. Lindstrom was Director, Business Development.

    R. SCOTT MCLEAN has been Senior Vice-President, Supply Chain and Information Technology, since May 2002. Prior thereto, from February 2001 to May 2002,
Mr. McLean was Vice-President, Supply Chain and Information Technology. From March 2000 to January 2001, Mr. McLean was Vice-President, Supply Chain, and prior to March 2000 was a Principal Consultant, PricewaterhouseCoopers LLP.

    None of the persons named above have any family relationship with any other person named above. There are no arrangements or understandings with major shareholders, customers or suppliers or others, pursuant to which any person referred to above was selected as a director or member of senior management.

    In accordance with our by-laws and the resolutions of our directors, our current board of directors consists of nine directors. Each director is to serve until the next annual meeting of shareholders, or until a successor is duly elected or appointed.

    Our board of directors has an Audit Committee, a Governance and Human Resources Committee and an Environmental, Health and Safety Committee.

    The members of the Audit Committee are Messrs. Johnstone, Kildal, Kvisle, Purchase, Rosenfeld (who serves as Chair of the Audit Committee) and Stephens. The principal functions of the Audit Committee are to review all financial information and statutory disclosure documents prior to their approval by the board of directors and their distribution to shareholders and other interested persons; to review our systems of internal control; to monitor the performance of our external and internal auditors; and to recommend to the board of directors the appointment of investment managers for our salaried pension plans and to monitor the performance of these managers.

    The members of the Governance and Human Resources Committee are Messrs. Gropper, Johnstone, Kvisle, Rosenfeld and Stephens (who serves as Chair of the Governance and Human Resources Committee). The principal functions of the Governance and Human Resources Committee are to develop and monitor our overall approach to corporate governance issues; to recommend to the board of directors nominees for election and re-election as directors; to review the performance of the board of directors as a whole and of its committees; and to oversee organizational structure, executive appointment and succession, executive compensation, performance review of the Chief Executive Officer and approval of changes to benefit provisions in our salaried pension plans.

    The members of the Environmental, Health and Safety Committee are Messrs. Horner, Gropper, Oksum and Purchase (who serves as Chair of the Environmental, Health and Safety Committee). The principal functions of the Environmental, Health and Safety Committee are to establish principles of environmental, health and safety standards and to monitor compliance with these principles.

EXECUTIVE COMPENSATION

    Please refer to our Management Proxy Circular dated as of March 15, 2003, for information regarding Executive Compensation.

                               MAJOR SHAREHOLDERS

    The following table sets forth certain information as of March 31, 2003 concerning the beneficial ownership of our common shares, or shares, by each director and senior manager and each person known to us to own more than 5% of our shares.

                                                                            % OF ISSUED AND
NAME                                                            SHARES     OUTSTANDING SHARES
----                                                          ----------   ------------------
Norske Skogindustrier ASA(1)................................  63,035,942         30.61
Jan A. Oksum................................................         nil         *
Russell J. Horner...........................................      49,337         *
Mitchell H. Gropper.........................................       3,400         *
J. Trevor Johnstone.........................................         nil         *
Jan Kildal..................................................         nil         *
Harold N. Kvisle............................................      10,000         *
William P. Rosenfeld........................................       6,430         *
R. Keith Purchase...........................................       9,487         *
W. Thomas Stephens..........................................       5,000         *
James E. Armitage...........................................      10,558         *
Jesse M. Beaman.............................................      15,290         *
W.R. (Ron) Buchhorn.........................................       2,380         *
Stuart H. Clugston..........................................       5,612         *
Ralph Leverton..............................................      12,816         *
Robert H. Lindstrom.........................................      10,452         *
R. Scott McLean.............................................      11,473         *
Directors and senior managers as a group (16 people)........     152,235         *

------------------------

(*) less than 1%.

(1) Norske Skogindustrier ASA acquired its shares from Fletcher Challenge Limited of New Zealand in July 2000. Norske Skogindustrier ASA does not have any different voting rights with respect to these shares.

    Our directors and senior managers as a group beneficially own, directly or indirectly, or exercise control or direction over, less than 1% of our issued and outstanding shares.

    As at May 23, 2003 we had 105 registered shareholders with addresses in the United States, who held, in total, 11,155,711 shares, being 5.4% of our issued and outstanding common shares.

                  CERTAIN AGREEMENTS AND RELATED TRANSACTIONS

    Three employees of our largest shareholder, Norske Skogindustrier ASA, were seconded to our operations in 2000 and 2001. We reimbursed
Norske Skogindustrier ASA for the cost of these employees' salaries and other employment benefits. During the years ended December 31, 2000 and 2001, the total amount we paid Norske Skogindustrier ASA in respect of the employees' services was $341,000 and $343,600, respectively.

    William P. Rosenfeld, one of our directors, is a senior partner of the law firm Goodmans LLP. Goodmans LLP provides us with legal services from time to time, at usual and customary rates.

    We formerly had a program whereby housing assistance loans were made available to certain current and former directors and officers. As of December 31, 2002, the following loans were outstanding to the following persons:

                                                                   LARGEST AMOUNT     AMOUNT OUTSTANDING
                                      POSITION WITH               OUTSTANDING SINCE         AS AT
NAME                               NORSKE SKOG CANADA               JULY 1, 1999      DECEMBER 31, 2002
----                      -------------------------------------   -----------------   ------------------
Russell J. Horner.......  President and Chief Executive Officer       $546,300             $394,088
                          and a director

Ralph Leverton..........  Vice-President, Finance and Chief           $260,000             $204,236
                          Financial Officer

James E. Armitage.......  Senior Vice-President, Sales and            $180,000             $112,693
                          Marketing

    Each of the loans was made for the purpose of allowing the recipient to purchase a residence and is secured by a mortgage over the residence. As at December 31, 2002 the loans are interest-free. The loans are due and payable upon the termination of the employment of the recipient.

    In prior years, we acquired from Fletcher Challenge Industries Canada Inc., a subsidiary of Fletcher Challenge Limited of New Zealand, companies with non-capital and capital loss carry forwards. The agreement provided that under certain circumstances, the purchase price plus interest would be refunded on January 1, 2001, and in subsequent periods the purchase price would be based on the actual utilization of the loss carry forwards.

    The agreement was renegotiated in January 2001 and a net settlement payment was received equal to the difference between the refund of the entire initial purchase price plus interest and the estimated purchase price for the losses based on actual and projected utilization. The net settlement payment of $21 million which was recorded as an account receivable as at December 31, 2000 was subsequently received in January 2001. The difference between the future tax benefit of these losses and the purchase price of the loss companies was recorded as a deferred credit as of December 31, 2000. The deferred credit is amortized to income tax expense as the losses are utilized. In the year ended December 31, 2002, there was no amortization of the deferred credit (year ended December 31, 2001--$16 million).

    We have entered into a strategic alliance with Norske Skogindustrier ASA, our largest shareholder, for the purposes of sharing of expertise, best practices and the utilization of combined resources in manufacturing, procurement, employment matters, including employee health and safety issues, environmental, information technology and similar matters for the benefit of both parties.

    We have entered into a joint venture for the sale of specialty papers in the United States by way of the incorporation, with Norske Skogindustrier ASA, of a Delaware limited liability company. This joint venture company acts as sales agent for sales in the United States of specialty papers manufactured by each of NorskeCanada and Norske Skogindustrier ASA.

    We have a sales arrangement with Pan Asia Paper Co. Pte. Ltd., a company 50% owned by Norske Skogindustrier ASA in Asia and have entered into a distribution agreement with that company whereby all sales of our newsprint and specialty papers to customers in Asia (other than Japan) are effected through that company. The company takes title to our products and sells them to its customers. The price payable to us is equal to the price the company negotiates with its customers, less a commission fee at customary market rates.

    We have a sales agency agreement with a wholly-owned Brazilian based subsidiary of Norske Skogindustrier ASA for the sale of our products in South America. Under this sales agency agreement, all sales to customers in South America (other than Venezuela, where we have an existing sales agency relationship) are effected by Norske Skogindustrier ASA's Brazilian subsidiary, which is paid a commission at usual and customary rates as compensation for its services.

                          DESCRIPTION OF SHARE CAPITAL

    We are authorized to issue an unlimited number of Common Shares and 100,000,000 Preferred Shares. As of May 23, 2003 there are 205,910,132 Common Shares issued and outstanding and no Preferred Shares issued and outstanding. All of the issued and outstanding Common Shares are fully paid. Applicable corporate law prohibits the issue of shares with par value.

    As of January 1, 2002, there were 174,810,132 Common Shares issued and outstanding. Pursuant to a public offering in Canada in May 2002, 31,100,000 Common Shares were issued at a price of $7 each for gross proceeds of $217,700,000. There were no other issuances of Common Shares of NorskeCanada during the period from January 1, 2002 to December 31, 2002.

    Neither NorskeCanada nor any of its subsidiaries hold any Common Shares.

    Pursuant to the terms of our 1995 Stock Option Plan, we have issued to certain members of our senior management group options to acquire an aggregate of 4,822,000 Common Shares. (See "Management--Executive Compensation"). None of these options have been exercised.

    During the previous three years, the following events have occurred which have changed the amount of issued capital and/or the number in classes of shares comprising our issued capital:

    (a) Pursuant to the terms of a plan of arrangement with our shareholders in 2001 our authorized capital was increased from 250,000,000 shares without par value (divided into 100,000,000 Class B Preferred Shares and 150,000,000 Class A Common Shares) to 1,100,000,000 shares without par value divided into 1,000,000,000 Common Shares and 100,000,000 Class B Preferred Shares. This change increased the number of authorized Common Shares and changed the designation of our Class A Common Shares to Common Shares. There was no change in the voting rights attached to the Common Shares or Class B Preferred Shares.

    (b) Prior to our acquisition of Pacifica Papers in 2001, we transferred our jurisdiction of incorporation from British Columbia to the federal Canada Business Corporations Act and in connection with this transfer we changed our authorized share capital to an unlimited number of Common Shares and 100,000,000 Preferred Shares.

    (c) Pursuant to the terms of our acquisition of Pacifica Papers in 2001, an aggregate of 50,620,880 Common Shares were issued to the former holders of common shares of Pacifica Papers in exchange for the shares of Pacifica Papers held by such persons. The consideration received by us for the issuance of these Common Shares were the common shares of Pacifica Papers exchanged by the holders thereof. The Pacifica Papers acquisition was approved by Pacifica Papers' securityholders on July 11, 2001 and by the Supreme Court of British Columbia on July 20, 2001.

              DESCRIPTION OF ARTICLES OF AMALGAMATION AND BY-LAWS

    Our articles of amalgamation issued pursuant to the CANADA BUSINESS CORPORATIONS ACT contain no restrictions on the business we may carry on.

    Our articles of amalgamation and by-laws contain no restrictions on the power of directors:

1. to vote on a proposal arrangement or contract in which the director is materially interested;

2. in the absence of an independent quorum, to vote compensation to themselves or any member of their body; or

3. with respect to borrowing powers exercisable by the directors or how such borrowing powers may be varied.

    The restrictions on the ability of a director to vote and the requirement to disclose his or her interest are governed by applicable corporate legislation. There are no restrictions or provisions in our articles of amalgamation or by-laws regarding the retirement or non-retirement of directors under an age limit. There are no restrictions or provisions in our articles of amalgamation or by-laws pertaining to the number of shares required for director qualification.

RIGHTS, PREFERENCES AND RESTRICTIONS OF SHARES

    The Common Shares have a right to receive dividends if, as and when declared by the directors. There is no time limit after which dividend entitlement lapses. Each Common Share entitles the holder to one vote on a poll in respect of the election of directors and any other matter properly coming before a meeting of such holders.

    Our directors do not stand for re-election at staggered intervals and cumulative voting for the election of our directors is not permitted. Neither the Common Shares nor the Preferred Shares have any right to share in our profits, other than in respect of dividends.

    The holders of Common Shares, subject to the rights of any issued and outstanding Preferred Shares, have the right to share pro rata in any surplus in the event of our liquidation.

    There are no redemption or sinking fund provisions or liability to further capital calls on holders of Common Shares. Special rights and restrictions that may be attached to any series of Preferred Shares issued in the future may include redemption or sinking fund provisions.

    The rights, preferences and restrictions applicable to Preferred Shares will be determined by the Board of Directors at the time such Preferred Shares are created and issued.

MEETINGS

    Meetings of shareholders may be called by our directors and may be requisitioned by the holders of not less than five percent of our issued share capital carrying the right to vote at a meeting. The court may also call a meeting of shareholders upon application by any director or shareholder. For the purposes of determining shareholders entitled to receive notice of a meeting, the directors may fix an advance date as the record date for such determination. Any record date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held. Each registered shareholder and our auditor is entitled to attend at meetings of shareholders.

    There are no limitations on the right to own our securities, including the right of non-resident or foreign shareholders to hold or exercise voting rights on our securities, imposed by the laws of Canada or by our articles of amalgamation or by-laws. There are no provisions in our articles of amalgamation or by-laws that would have the effect of delaying, deferring or preventing a change of control of us and that would only operate with respect to a merger, acquisition or corporate restructuring involving us or any of our subsidiaries.

    There are no provisions in our articles of amalgamation or by-laws governing the ownership threshold above which shareholder ownership must be disclosed.

                       DESCRIPTION OF OTHER INDEBTEDNESS

    This section of the prospectus contains a summary of the material provisions of our secured credit facility, the 10% senior notes originally issued by Pacifica Papers and assumed by us, the existing 2001 senior notes issued by us, and senior secured non-recourse debt owed by a joint venture in which we have a non-controlling 50.1% interest. The borrower under the secured credit facility is one of our wholly owned subsidiaries.

THE SECURED CREDIT FACILITY

    We entered into a secured credit facility on July 19, 2002, which was amended May 8, 2003. The secured credit facility consists of a revolving operating loan with a three year term in the amount of $350 million. We have the option, annually, of requesting one year extensions to the final maturity date, subject to the approval of each extension by lenders representing 66 2/3% of the amount of the operating loan.

    The recent amendments to our secured credit facility included, among other things, the following changes:

    - The maturity date was extended for one year from July 19, 2005 to July 19, 2006 by lenders who have committed to provide $335 million of the $350 million secured credit facility. We intend to solicit commitments for the remaining $15 million. There can be no assurance that such additional commitments will be obtained.

    - Technical amendments were made to the governing credit agreement to permit us to enter into secured commodity swaps and fixed to floating swaps with our lenders. Our net marked-to-market obligations to our lenders under all such swaps would be contractually limited to certain threshold amounts (which may not exceed $150 million or such lesser amount as we may elect).

    - Technical amendments were made to the governing credit agreement to permit us to offer the notes, and to make future offerings of similar securities, on terms and conditions contained in the credit agreement.

    - The sale of accounts receivable was excluded from the cumulative limitation on sale of assets. This will permit us to reduce our borrowing costs by monetizing certain of our accounts receivable, should we choose to do so in the future.

    - We have been given a one-time option to amend our "borrowing base", which may provide us with greater availability of funds under the credit agreement.

    - The range of currencies that may be the subject of derivative contracts was broadened.

    Availability of drawdowns of the revolving operating loan is subject to a maximum borrowing base under the operating loan equal to a percentage of accounts receivable and inventories. As at March 31, 2003, the borrowing base formula limited drawdowns of the operating loan to a maximum of $323.5 million. The secured credit facility also requires us to limit our funded debt to capitalization ratio to 60% at all times.

SECURITY

    The secured credit facility is secured by:

    - a first priority security interest, subject to specified permitted liens, over all our assets and revenues, together with a pledge in relation to all shares of our material wholly owned subsidiaries; and

    - a guarantee by us and all of our material wholly owned subsidiaries.

COVENANTS

    The secured credit facility contains customary covenants including, but not limited to, restrictions on the following: indebtedness; liens; guaranty obligations; changes in business; mergers; sales and purchases of assets; loans and investments; transactions with affiliates; sale and lease back transactions; restricted payments, including restrictions on stock repurchases; optional pre-payments of indebtedness other than the secured credit facility and material amendments to indebtedness; and restrictive agreements and other changes in fiscal year or accounting methods.

    The secured credit facility also requires us to comply with certain financial tests and maintain various financial ratios. These financial tests and ratios include a minimum consolidated shareholders' equity threshold, maximum funded debt to capitalization and senior secured debt to capitalization ratios and, in some circumstances, a minimum interest coverage ratio.

    The secured credit facility also contains customary events of default. An event of default under the secured credit facility will allow the lenders to accelerate, or in some cases, will automatically cause the acceleration of the maturity of the debt under the secured credit facility.

10% NOTES, 2001 NOTES AND SERIES C NOTES

    On March 12, 1999, Pacifica Papers issued US$200 million of 10% senior notes due 2009, which were assumed by us as part of the acquisition of Pacifica Papers. On August 14, 2001, we issued US$250 million of 2001 notes. On May 15, 2003 we issued US$150 million of 8 5/8% Series C notes. The 10% notes, the 2001 notes and the Series C notes rank equally with the exchange notes and are senior in right of payment to all of our existing and future subordinated debt.

    We may redeem some or all of the 10% notes beginning March 15, 2004. The initial redemption price is 105% of the principal amount, plus accrued interest. The redemption price will decline ratably each year after 2004 and will be 100% of the principal amount, plus accrued interest, beginning on March 15, 2007.

    We may redeem some or all of the 2001 notes and Series C notes beginning June 15, 2006. The initial redemption price is 104.313% of the principal amount, plus accrued interest. The redemption price will decline ratably each year after 2006 and will be 100% of the principal amount, plus accrued interest, beginning on June 15, 2009.

    The principal terms of the 2001 notes and Series C notes are the same as the exchange notes, including the interest rate, the interest payment dates and the maturity date. The indenture relating to the 2001 notes contains covenants which are generally substantially similar to those contained in the indenture governing the Series C notes and the exchange notes. However, certain covenants and definitions in the indenture governing the Series C notes are different from the corresponding covenants and definitions in the indenture governing the 2001 notes.

    If all of the 2001 notes and Series C notes are exchanged for exchange notes, US$400 million aggregate principal amount of the exchange notes will be outstanding following consummation of the exchange offer, and the exchange notes will be deemed to be a single series of notes outstanding under the indenture relating to the exchange notes. This would dilute your voting interest.

    The exchange offer is being extended to the holders of the Series C notes and our 2001 notes in order to provide increased liquidity for holders of both series. However, we cannot assure you that all of the 2001 noteholders will participate in the exchange, in which case the 2001 notes not exchanged for the exchange notes will continue as a separate series of notes under a separate indenture.

COVENANTS

    The indentures governing the 10% notes, the Series C notes and the 2001 notes contain covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

    - incur additional indebtedness;

    - pay dividends on, redeem or repurchase our capital stock;

    - make investments;

    - issue or sell capital stock of restricted subsidiaries;

    - create certain liens;

    - sell assets;

    - enter into sale and leaseback transactions;

    - in the case of our restricted subsidiaries, make dividend or other payments to us;

    - engage in transactions with affiliates;

    - create unrestricted subsidiaries; and

    - consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

    These covenants are subject to important exceptions and qualifications that are described under the heading "Description of the Exchange Notes" in this prospectus, including, with respect to the Series C notes and the 2001 notes, under "--Fall-Away Event."

POWELL RIVER ENERGY DEBT

    The hydroelectric facilities which supply power to the Powell River mill are held by Powell River Energy Inc., or Powell River Energy, of which we have a 50.1% non-controlling interest. We have the right to appoint two of the four directors of Powell River Energy and our joint venture partner has the right to appoint the other two directors. On July 24, 2002, Powell River Energy refinanced its debt by issuing $75.0 million of First Mortgage Bonds due
July 2009. The First Mortgage Bonds are secured by a pledge of substantially all the assets of Powell River Energy. As part of the refinancing, we and our joint venture partner each advanced $7.5 million to Powell River Energy. We drew
$7.5 million from our revolving operating loan to finance our advance.

                       DESCRIPTION OF THE EXCHANGE NOTES

    The outstanding Series C notes and the exchange notes are referred to collectively herein as the notes. The outstanding Series C notes are, and the exchange notes will be, issued by NorskeCanada pursuant to an indenture dated as of May 15, 2003, among NorskeCanada, the Guarantors and Wells Fargo Bank Minnesota, National Association, as trustee. You may obtain a copy of the indenture from NorskeCanada upon request.

    The indenture is subject to and governed by the Trust Indenture Act of 1939. The statements under this section are summaries of the material terms and provisions of the indenture and the notes. They do not purport to be complete and are qualified in their entirety by reference to all the provisions in the indenture. Therefore, we urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Definitions relating to certain capitalized terms are set forth under "--Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined in this description have the meanings ascribed to them in the indenture. References herein to "$" or "dollars" are to Canadian dollars and references to "US$" or "U.S. dollars" are to United States dollars.

GENERAL

    The outstanding Series C notes were limited in aggregate principal amount to US$150,000,000. The outstanding 2001 notes were limited in aggregate principal amount to US$250,000,000. The exchange notes will be limited in aggregate principal amount to US$400,000,000. On the Issue Date, US$150,000,000 of notes will be issued. Subject to compliance with the covenant entitled "Limitation on Additional Debt," after the Issue Date NorskeCanada may at any time and from time to time issue additional notes having identical terms (except as to issue price) in unlimited amounts. The Series C notes and any additional notes subsequently issued would be treated as a single series for all purposes under the indenture. The notes will be unsecured obligations of NorskeCanada, ranking equally and ratably in right of payment with all existing and future unsubordinated obligations of NorskeCanada and senior in right of payment to all existing and future subordinated obligations of NorskeCanada. The notes will be effectively subordinated to all secured obligations of NorskeCanada to the extent of the collateral securing such obligations. As of March 31, 2003, after giving effect to the issuance of the Series C notes and the use of proceeds therefrom and excluding senior secured non-recourse debt owed by a joint venture in which we have a 50.1% non-controlling economic interest of which our proportionate share would have been $37.6 million, on a consolidated basis, NorskeCanada would have had approximately $906.4 million of senior debt, none of which would have been secured debt, and would have had the ability to incur up to $297.5 million of additional secured debt under its Credit Facilities. NorskeCanada will also have the ability to incur Permitted Liens with respect to certain indebtedness. See "--Covenants--LIMITATION ON LIENS."

    The outstanding Series C notes are, and the exchange notes will be, unconditionally guaranteed, on a senior unsecured basis, as to the payment of principal, premium, if any, and interest, jointly and severally, by each of NorskeCanada's material Subsidiaries and by each future Restricted Subsidiary of NorskeCanada that guarantees payment of the notes in accordance with the covenant described under "--Covenants--LIMITATION ON SUBSIDIARIES."

MATURITY, INTEREST AND PRINCIPAL

    The notes will mature on June 15, 2011. The notes will bear interest at a rate of 8 5/8% per annum, which will be payable semiannually in arrears on each June 15 and December 15, to holders of record of the notes at the close of business on the immediately preceding June 1 and December 1, respectively. Interest on the notes will accrue from the most recent date to which interest has been paid. The interest rate on the notes is subject to increase, and such Additional Interest (as defined under "Exchange Offer and Registration Rights" below) will be payable on the payment dates set forth above, in certain circumstances, if NorskeCanada fails to comply with its obligations to file registration statements with respect to the notes or if the notes are not registered with the SEC within the prescribed time periods. See "Exchange Offer and Registration Rights."

    The indenture governing the notes will provide that the holders of the notes will be entitled to the benefit of the registration rights agreement described under "Exchange Offer and Registration Rights."

OPTIONAL REDEMPTION

    NorskeCanada may redeem the notes, at its option, in whole at any time or in part from time to time, on or after June 15, 2006 at the following redemption prices, expressed as percentages of the principal amount, together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the 12 month period beginning on June 15 of each year listed below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................   104.313%
2007........................................................   102.875%
2008........................................................   101.438%
2009 and thereafter.........................................   100.000%

    Notwithstanding the foregoing, NorskeCanada may, at its option, redeem in the aggregate up to 35% of the original principal amount of notes at any time and from time to time prior to June 15, 2004 at a redemption price equal to 108.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the redemption date, out of the net cash proceeds of one or more Public Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of the exchange notes and any notes offered hereby that have not been exchanged for exchange notes remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

    In the event of a redemption of fewer than all of the notes, the trustee will select the notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or if the notes are not then listed on a national securities exchange, on a proportional basis, by lot or in such other manner as the trustee deems fair and equitable; PROVIDED, HOWEVER, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the notes or portions of notes for redemption will be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable, subject to DTC procedures, unless such method is otherwise prohibited. The notes will be redeemable as described above in whole or in part upon not less than 30 nor more than 60 days prior written notice, mailed by first class mail to a holder's last address as it appears on the register maintained by the registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions of notes called for redemption unless NorskeCanada fails to redeem any such note.

ADDITIONAL AMOUNTS

    All payments made by NorskeCanada under or with respect to the notes or by any Guarantor under or in respect of its guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless NorskeCanada or such Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration of the law. If NorskeCanada or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes or the guarantees, NorskeCanada or such Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of notes, including Additional Amounts, after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a holder of notes (an "Excluded Holder"):

    (1) with whom NorskeCanada or such Guarantor does not deal at arm's length, within the meaning of the INCOME TAX ACT (Canada), at the time of making such payment;

    (2) who is subject to the Taxes in question by reason of its being connected with the jurisdiction imposing such Taxes otherwise than by the mere acquisition or holding of the notes or the receipt of payments thereunder or the enforcement of its rights thereunder; or

    (3) who, where the Taxes in question are imposed by Canada or any other province or territory thereunder, is subject to such Tax because the holder is or is deemed to be resident in Canada or uses or holds or is deemed or considered to use or hold the notes in carrying on business in Canada for the purposes of the INCOME TAX ACT (Canada).

    NorskeCanada and any Guarantors will also:

    (1) make such withholding or deduction; and

    (2) remit the full amount deducted or withheld to the relevant authority;

    in accordance with applicable law.

    NorskeCanada and any Guarantors will furnish to the holders of the notes that are outstanding on the date of the withholding or deduction, within 30 days after the date of the payment of any taxes due under applicable law, certified copies of tax receipts evidencing such payment by NorskeCanada or such Guarantor.

    NorskeCanada and any Guarantors will, upon written request of any holder of notes other than an Excluded Holder, reimburse each such holder, for the amount of:

    (1) any such Taxes so required to be withheld or deducted which are levied or imposed on and paid by such holder as a result of payments made under or with respect to the notes or the guarantees; and

    (2) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (1)

so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if the Taxes described in (1) and (2) had not been imposed, but excluding any such Taxes on such holder's net income generally.

    At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if NorskeCanada or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, NorskeCanada or such Guarantor will deliver to the trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders of notes on the payment date. Whenever in the indenture or in this "Description of the Notes" there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any note, such mention will be considered to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

    NorskeCanada or a Guarantor will pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, or enforcement of rights under, the notes, the indenture governing the notes or any related document ("Documentary Taxes").

    The obligation to pay Additional Amounts (and any reimbursement) and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture governing the notes.

    For a discussion of the exemption from Canadian withholding taxes applicable to payments under or with respect to the notes, see "Income Tax
Considerations--Canadian Federal Income Tax Considerations."

TAX REDEMPTION

    NorskeCanada may, at its option, redeem the notes, in whole but not in part at any time, upon not less than 30 nor more than 60 calendar days prior written notice, mailed by first class mail to each holder of notes at its last address appearing in the register maintained by the registrar of the notes, at 100% of the principal amount, plus accrued and unpaid interest to the redemption date, if NorskeCanada or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes or the guarantees, any Additional Amounts in accordance with the provisions set forth above in "--Additional Amounts" as a result of a change in, or amendment to, the laws or regulations of any Taxing Jurisdiction, or any changes in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced on or after the Issue Date; PROVIDED that NorskeCanada or such Guarantor determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to NorskeCanada or such Guarantor, not including substitution of the obligor under the notes; AND FURTHER PROVIDED that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which NorskeCanada or such Guarantor would but for such redemption be obligated to pay such Additional Amounts or later than 270 days after NorskeCanada or such Guarantor first becomes liable to pay any Additional Amounts as a result of any changes in or amendments to laws, regulations or official positions described above and (ii) at the time such notice is given, NorskeCanada's or such Guarantor's obligation to pay such Additional Amounts remains in effect.

    Prior to the publication of any notice of redemption pursuant to this provision, NorskeCanada will deliver to the trustee (a) an officer's certificate stating that NorskeCanada is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of NorskeCanada so to redeem have occurred and (b) an opinion of legal counsel qualified under the laws of the relevant jurisdiction to the effect that NorskeCanada or such Guarantor has or will become obligated to pay such Additional Amounts as a result of such amendment or change as described above.

MANDATORY REDEMPTION

    Except as set forth below under "--Change of Control Offer" and "--Covenants--LIMITATION ON ASSET SALES," NorskeCanada is not required to make sinking fund payments or mandatory redemption payments prior to maturity with respect to the notes.

COVENANTS

    The indenture contains, among others, the following covenants:

LIMITATION ON ADDITIONAL DEBT

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Debt, including, without limitation, any Acquired Debt, except Permitted Debt and except that, if no Default or Event of Default will have occurred and be continuing at the time or as a consequence of the incurrence of such Debt, NorskeCanada or any Restricted Subsidiary may incur Debt, including any Acquired Debt, if NorskeCanada's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.

    Even if NorskeCanada's Consolidated Fixed Charge Coverage Ratio is less than
2.0 to 1, NorskeCanada and its Restricted Subsidiaries may incur Permitted Debt.

    For purposes of determining compliance with this covenant, if an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) of the definition of Permitted Debt or is entitled to be incurred in accordance with the first paragraph of this covenant, NorskeCanada shall classify such Debt in its sole discretion, and such item of Debt will be treated as having been incurred in accordance with only one of such clauses or in accordance with the first paragraph of this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt, in each case in accordance with the terms of the underlying Debt at its time of incurrence by NorskeCanada or a Restricted Subsidiary, as the case may be, will not be considered to be an incurrence of Debt for purposes of this covenant; PROVIDED that the underlying Debt is incurred in accordance with the terms of the indenture. Any increase in the Canadian dollar equivalent of outstanding Debt of NorskeCanada or any of its Restricted Subsidiaries denominated in a currency other than Canadian dollars resulting from fluctuations in the exchange values of currencies will not be considered to be an incurrence of Debt for purposes of this covenant; PROVIDED that the amount of Debt of NorskeCanada outstanding at any time will be the Canadian dollar equivalent of all such Debt of NorskeCanada outstanding at such time.

LIMITATION ON RESTRICTED PAYMENTS

    NorskeCanada will not make, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

    (1) no Default or Event of Default will have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

    (2) immediately after giving PRO FORMA effect to such Restricted Payment, NorskeCanada could incur US$1.00 of additional Debt, other than Permitted Debt, under the "--LIMITATION ON ADDITIONAL DEBT" covenant above; and

    (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after August 14, 2001 does not exceed, without duplication:

       (A) the sum of: (i) 50% of NorskeCanada's cumulative Consolidated Net Income, or, if cumulative Consolidated Net Income is a loss, minus 100% of such loss, for the period beginning on July 1, 2001 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, treating such period as a single accounting period, and (ii) the 10% Notes Income Adjustment Amount;

       (B) 100% of the aggregate net cash proceeds received by NorskeCanada from Capital Contributions or from the issuance or sale after August 14, 2001, other than to a Restricted Subsidiary, of:

            (i) Capital Stock, other than Disqualified Capital Stock, of
                NorskeCanada, or

            (ii) any Debt or other securities of NorskeCanada that are convertible into or exercisable or exchangeable for Capital Stock, other than Disqualified Capital Stock, of NorskeCanada which have been so converted, exercised or exchanged, as the case may be;

       (C) without duplication of any amounts included in subclause (A) of this clause (3), so long as the Designation thereof was treated as a Restricted Payment made after August 14, 2001, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after August 14, 2001 in accordance with the definition of "Restricted Subsidiary," NorskeCanada's proportionate interest in an amount equal to the Fair Market Value of NorskeCanada's interest in such Subsidiary; PROVIDED that such amount will not in any case exceed the Designation Amount (as defined in the definition of Restricted Payments) with respect to such Restricted Subsidiary at the time of its Designation;

       (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after August 14, 2001, to the extent not otherwise included in NorskeCanada's Consolidated Net Income, the amount of cash proceeds or Cash Equivalents received by NorskeCanada or any Restricted Subsidiary with respect to such Investment, net of any costs of disposition and taxes paid or payable in connection with such disposition or repayment;

       (E) to the extent not otherwise included in NorskeCanada's Consolidated Net Income, the amount of the cash proceeds or Cash Equivalents received by NorskeCanada or any Restricted Subsidiary upon the sale of any Unrestricted Subsidiary after August 14, 2001, net of any costs of disposition and taxes paid or payable in connection with such sale; and

       (F) $15,000,000.

    For purposes of determining the amount expended for Restricted Payments under this clause (3), property other than cash will be valued at its Fair Market Value.

    The provisions of this covenant will not prevent:

    (1) the payment of any dividend or distribution within 60 days after the date of declaration, if at such date of declaration such payment would comply with the provisions of the indenture;

    (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of NorskeCanada or Debt of NorskeCanada or any Guarantor subordinated to the notes or such Guarantor's guarantee, as the case may be, by conversion into, or by or in exchange for, shares of Capital Stock of NorskeCanada, other than Disqualified Capital Stock, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of NorskeCanada, of other shares of Capital Stock of NorskeCanada other than Disqualified Capital Stock; PROVIDED that any such net cash proceeds are excluded from clause (3)(B) of the immediately preceding paragraph for the purposes of this calculation and were not included in such clause (3)(B) at any time;

    (3) the redemption, repayment or retirement of Debt of NorskeCanada or any Guarantor subordinated to the notes or such Guarantor's guarantee, as the case may be, in exchange for, by conversion into, or out of the net cash proceeds of:

       (A) a substantially concurrent sale or incurrence of Debt of NorskeCanada or such Guarantor, as the case may be, other than any Debt owed to a Restricted Subsidiary, that is contractually subordinated in right of payment to the notes or such Guarantor's guarantee, as the case may be, to at least the same extent as the Debt being redeemed, repaid or retired, or

       (B) a substantially concurrent sale other than to a Restricted Subsidiary of NorskeCanada of shares of Capital Stock of NorskeCanada,

    PROVIDED that any such net cash proceeds are excluded from clause (3)(B) of the immediately preceding paragraph and were not included in such clause (3)(B) at any time;

    (4) the retirement of any shares of Disqualified Capital Stock of NorskeCanada by conversion into, or by exchange for, other shares of Disqualified Capital Stock of NorskeCanada, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of NorskeCanada, of other shares of Disqualified Capital Stock of NorskeCanada; PROVIDED that any such net cash proceeds are excluded from clause 3(B) of the immediately preceding paragraph and were not included in such clause 3(B) at any time; and

    (5) the purchase, redemption or other acquisition for value of shares of Capital Stock of NorskeCanada, other than Disqualified Capital Stock, held by employees or directors of NorskeCanada or their estates or beneficiaries under their estates, upon the death, retirement or termination of employment or directorship of such employees or directors or in accordance with the terms of an employee benefit plan or other agreement approved by the board of directors of NorskeCanada; PROVIDED that the aggregate cash consideration paid, or distributions made, under this clause (5) do not exceed $5,000,000 in the aggregate after August 14, 2001.

    In calculating the aggregate amount of Restricted Payments made after August 14, 2001 for purposes of clause (3) of the first paragraph of this covenant, amounts expended under subclauses (1) and (5) of this paragraph will be included in such calculation and subclauses (2), (3) and (4) of this paragraph will not be included in such calculation; PROVIDED that amounts under subclause (1) of this paragraph will only be included if the declaration thereof had not been counted in a prior period.

LIMITATION ON LIENS

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, create, incur or otherwise cause or suffer to exist or become effective any Liens, other than Permitted Liens, upon or with respect to any property or assets of NorskeCanada or any of its Restricted Subsidiaries, unless:

    (1) if such Lien secures Debt that is ranked equally and ratably with the notes or any guarantee, then the notes or such guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or the Lien is a Permitted Lien; or

    (2) if such Lien secures Debt that is subordinated to the notes or any guarantee, then the notes or such guarantee, as the case may be, are secured and the Lien securing such other Debt will be subordinated to the Lien granted to the holders of the notes or such guarantee, as the case may be, at least to the same extent as such Debt is subordinated to the notes or such guarantee, as the case may be, until such time as such obligations are no longer secured by a Lien.

NorskeCanada and Restricted Subsidiaries may create, incur or cause or permit to exist Permitted Liens as described in the definition of "PERMITTED LIENS" under "--Certain Definitions".

LIMITATION ON TRANSACTIONS WITH AFFILIATES

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions, including, without limitation, the sale, purchase, exchange or lease of assets, property or services with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to August 14, 2001 unless:

    (1) such Affiliate Transaction is between or among NorskeCanada and its Restricted Subsidiaries or between or among Restricted Subsidiaries; or

    (2) the terms of such Affiliate Transaction are no less favorable to NorskeCanada or such Restricted Subsidiary, as the case may be, than the terms which could reasonably be obtained by NorskeCanada or such Restricted Subsidiary, as the case may be, at such time in a comparable transaction made on an arm's-length basis between unaffiliated parties.

    In any Affiliate Transaction or any series of related Affiliate Transactions involving an amount or having a Fair Market Value in excess of $5,000,000 which is not permitted under clause (1) of the first paragraph of this covenant, NorskeCanada must obtain a resolution of the disinterested members of the board of directors of NorskeCanada certifying that they have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with clause (2) of the first paragraph of this covenant. In addition, in any Affiliate Transaction or any series of related Affiliate Transactions involving an amount or having a Fair Market Value in excess of $50,000,000 which is not permitted under clause (1) of the first paragraph of this covenant, NorskeCanada must obtain a written opinion from an Independent Financial Advisor that such transaction or transactions are fair to NorskeCanada or such Restricted Subsidiary, as the case may be, from a financial point of view.

    The provisions in the first paragraph of this covenant will not apply to:

    (1) any Restricted Payment made in compliance with the provisions described under the "LIMITATION ON RESTRICTED PAYMENTS" covenant above;

    (2) any payment of customary and reasonable fees to directors of NorskeCanada;

    (3) any employment agreement or compensation arrangement in effect on August 14, 2001, or entered into thereafter by NorskeCanada or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of NorskeCanada and its Restricted Subsidiaries;

    (4) transactions in the ordinary course of business under any pension, share or partnership unit option, profit sharing, partnership unit or share appreciation rights or other employee benefit plan or agreement, including insurance, indemnification and reimbursement plans and arrangements for directors, officers and employees;

    (5) loans to employees not to exceed $10,000,000 in aggregate amount at any one time outstanding; or

    (6) issuances of Capital Stock, other than Disqualified Capital Stock, of NorskeCanada.

LIMITATION ON ASSET SALES

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, complete an Asset Sale unless:

    (1) NorskeCanada or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

    (2) not less than 80% of the consideration received by NorskeCanada or such applicable Restricted Subsidiary, as the case may be, is in the form of:

       (A) cash or Cash Equivalents, or

       (B) Replacement Assets,

       and in each case set forth in subclauses (A) and (B) of this clause (2), is received at the time of such sale or other disposition, PROVIDED that the amount of

        (i) any Debt other than subordinated Debt of NorskeCanada or any such applicable Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which NorskeCanada and its Restricted Subsidiaries are fully and unconditionally released, and

        (ii) any securities received by NorskeCanada or any such applicable Restricted Subsidiary which are converted into cash or Cash Equivalents within 10 business days of such Asset Sale, to the extent of the cash or Cash Equivalents received, will be considered to be cash for purposes of this clause (2), and

    (3) the Asset Sale Proceeds received by NorskeCanada or such Restricted Subsidiary, as the case may be, are applied, at the option of NorskeCanada or such Restricted Subsidiary:

       (A) to prepay, repay or purchase indebtedness under any Credit Facilities or any other secured Debt of NorskeCanada or such Restricted Subsidiary or the Other Senior Notes;

       (B) to an investment in properties and assets that are used or useful in the business of NorskeCanada or its Restricted Subsidiaries or in businesses reasonably similar to or ancillary to the business of NorskeCanada or its Restricted Subsidiaries as conducted at the time of such Asset Sale; PROVIDED that:

            (i) such investment occurs, or

            (ii) NorskeCanada or any such Restricted Subsidiary enters into contractual commitments to so apply such Asset Sale Proceeds, subject only to customary conditions other than the obtaining of financing, in each case, within 365 days following the receipt of such Asset Sale Proceeds, or

       (C) if on such 365th day, the Available Asset Sale Proceeds exceed $15,000,000, NorskeCanada will apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the notes and, at its option, to an offer to repurchase other equal and ratable Debt at a purchase price in cash equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

       If an Excess Proceeds Offer is not fully subscribed, NorskeCanada may retain and use for general corporate purposes the portion (any such portion, a "Deficiency") of the Available Asset Sale Proceeds not required to repurchase notes. Upon completion of any Excess Proceeds Offer, the amount of Available Asset Sale Proceeds will be reset to zero; PROVIDED that the amount of the 25% Available Asset Sale Proceeds (as defined below) will constitute Available Asset Sale Proceeds for purposes of the first Excess Proceeds Offer that is made after August 14, 2006 (the "Asset Sale Proceeds Measurement Date").

    Even if NorskeCanada completes an Asset Sale, in no event will NorskeCanada use or be required to use Available Asset Sale Proceeds to purchase more than 25% of the original aggregate principal amount of the notes on or prior to the Asset Sale Proceeds Measurement Date. If the aggregate Available Asset Sale Proceeds, disregarding any resetting to zero as described above, resulting from Asset Sales occurring on or prior to the Asset Sale Proceeds Measurement Date, less any Deficiencies resulting from any Excess Proceeds Offers made by NorskeCanada on or prior to such date, exceed 25% of the original aggregate principal amount of the notes (such excess being the "25% Available Asset Sale Proceeds"), then NorskeCanada will make an Excess Proceeds Offer:

    (1) promptly after the Asset Sale Proceeds Measurement Date, if the amount of the 25% Available Asset Sale Proceeds exceeds $15,000,000; or

    (2) at such time as the amount of the 25% Available Asset Sale Proceeds together with Available Asset Sale Proceeds realized after the Asset Sale Proceeds Measurement Date exceeds $15,000,000, if the amount of the 25% Available Asset Sale Proceeds is less than $15,000,000.

    If NorskeCanada is required to make an Excess Proceeds Offer, NorskeCanada will mail, within 30 days following the date specified in subclause (C) of clause (3) of the first paragraph of this covenant, a notice to the holders stating, among other things:

    (1) that, subject to the limitation that NorskeCanada is not required to purchase more than 25% of the original aggregate principal amount of the Notes on or prior to the Asset Sale Proceeds Measurement Date, such holders have the right to require NorskeCanada to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the purchase date;

    (2) the purchase date, which will be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

    (3) the instructions that each holder must follow in order to have such notes purchased; and

    (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such notes.

    NorskeCanada will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes in connection with an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, NorskeCanada will comply with the applicable securities laws and regulations and will not breach its obligations under the "Asset Sale" covenant of the indenture by virtue of such compliance.

LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    NorskeCanada will not

    (1) sell, pledge, hypothecate, other than by Permitted Liens, or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of NorskeCanada, or

    (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to NorskeCanada or a Wholly Owned Restricted Subsidiary of NorskeCanada, if, as a result of such transaction, such Restricted Subsidiary would cease to be a Restricted Subsidiary.

    The restrictions described in the first paragraph of this covenant will not apply to an Asset Sale consisting of all of the Capital Stock of a Restricted Subsidiary owned by NorskeCanada and its Restricted Subsidiaries made in compliance with the provisions described under the "LIMITATION ON ASSET SALES" covenant above.

LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
  SUBSIDIARIES

    NorskeCanada will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of NorskeCanada to:

    (1) (A) pay dividends or make any other distributions to NorskeCanada or any Restricted Subsidiary of NorskeCanada:

            (i) on its Capital Stock, or

            (ii) with respect to any other interest or participation in, or measured by, its profits, or

       (B) repay any Debt or any other obligation owed to NorskeCanada or any Restricted Subsidiary of NorskeCanada,

    (2) make loans or advances or Capital Contributions to NorskeCanada or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to NorskeCanada or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

       (A) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

       (B) encumbrances or restrictions in any Credit Facilities;

       (C) the indenture, the notes and any guarantees;

       (D) applicable law;

       (E) any instrument governing Acquired Debt as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person, including any Subsidiary of the Person, so acquired;

       (F) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

       (G) Refinancing Debt; PROVIDED that such restrictions are not on the whole materially more restrictive than those contained in the agreements governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded;

       (H) restrictions in security agreements or mortgages securing Debt of NorskeCanada or a Restricted Subsidiary only to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

       (I) restrictions with respect to a Restricted Subsidiary of NorskeCanada under an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary to be completed in accordance with the terms of the indenture solely in respect of the Capital Stock or assets to be sold or disposed of;

       (J) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in subclause (H) of this clause (3) on the property so acquired;

       (K) any agreement for the sale of assets, including any Asset Sale, that restricts transfers of such assets pending their sale;

       (L) secured Debt otherwise permitted to be incurred in accordance with the provisions of the covenant described above under the "LIMITATION ON LIENS" covenant that limits the right of the debtor to dispose of the assets securing such Debt;

       (M) any encumbrance or restriction contained in Purchase Money Debt to the extent that such encumbrance or restriction (i) only restricts the transfer of the Property financed with such Purchase Money Debt and (ii) solely relates to the Property financed with such Purchase Money Debt; or

       (N) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

LIMITATION ON SUBSIDIARIES

    If (a) any Subsidiary guarantees the Other Senior Notes or (b) NorskeCanada or any of its Restricted Subsidiaries transfers or causes to be transferred any Property to, or organizes, acquires, invests in or otherwise holds an Investment in, any Restricted Subsidiary that is not a Guarantor having total consolidated assets with a book value in excess of $500,000, then such subsidiary, transferee or acquired or other Restricted Subsidiary will:

    (1) execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee under which such Restricted Subsidiary will unconditionally guarantee all of NorskeCanada's obligations under the notes and the indenture on the terms set forth in the indenture; and

    (2) deliver to the trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary will be a Guarantor for all purposes of the indenture.

CHANGE OF CONTROL OFFER

    Upon the occurrence of a Change of Control Triggering Event, NorskeCanada will be obligated to make an offer to purchase (the "Change of Control Offer") all outstanding notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount, plus accrued and unpaid interest, to the Change of Control Payment Date in accordance with the procedures set forth in this covenant.

    Within 30 days of the occurrence of a Change of Control Triggering Event, NorskeCanada will:

    (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

    (2) send by first-class mail, postage prepaid, to the trustee and to each holder of the notes, at the address appearing in the register maintained by the registrar of the notes, a notice stating:

       (A) that the Change of Control Offer is being made in accordance with this covenant and that all notes tendered will be accepted for payment;

       (B) the Change of Control Purchase Price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

       (C) that any note not tendered will continue to accrue interest;

       (D) that, unless NorskeCanada defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment in accordance with the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

       (E) that holders accepting the offer to have their notes purchased in accordance with a Change of Control Offer will be required to surrender the notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

       (F) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the notes delivered for purchase, and a statement that such holder is withdrawing his election to have such notes purchased;

       (G) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; PROVIDED that each note purchased and each such new note issued will be in an original principal amount in denominations of US$1,000 and integral multiples of US$1,000;

       (H) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

       (I) the name and address of the Paying Agent.

    On the Change of Control Payment Date, NorskeCanada will, to the extent lawful:

    (1) accept for payment notes or portions of notes properly tendered under the Change of Control Offer;

    (2) deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions of notes properly tendered; and

    (3) deliver or cause to be delivered to the trustee notes so accepted together with an Officers' Certificate stating the notes or portions of notes tendered to NorskeCanada.

    The Paying Agent will promptly mail to each holder of notes so accepted payment in an amount equal to the purchase price for such notes, and NorskeCanada will execute and issue, and the trustee will promptly authenticate and mail to such holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered; PROVIDED that each such new note will be issued in an original principal amount in denominations of US$1,000 and integral multiples of US$1,000.

    The indenture further provides that:

    (1) if NorskeCanada or any Restricted Subsidiary has issued any outstanding:

       (A) Debt that is subordinated in right of payment to the notes; or

       (B) Preferred Stock,
and NorskeCanada or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Debt or Preferred Stock in the event of a Change of Control, NorskeCanada will not complete any such offer or distribution with respect to such subordinated Debt or Preferred Stock until such time as NorskeCanada will have paid the Change of Control Purchase Price in full to the holders of notes that have accepted NorskeCanada's Change of Control Offer and will otherwise have completed the Change of Control Offer made to holders of the notes; and

    (2) NorskeCanada will not issue Debt that is subordinated in right of payment to the notes or Preferred Stock with Change of Control provisions requiring the payment of such Debt or Preferred Stock prior to the payment of the notes in the event of a Change of Control Triggering Event under the indenture.

    If a Change of Control Offer is made, there can be no assurance that NorskeCanada will have available funds sufficient to pay the Change of Control Purchase Price for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. If NorskeCanada is required to purchase outstanding notes under a Change of Control Offer, NorskeCanada expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that NorskeCanada would be able to obtain such financing.

    Restrictions in the indenture on the ability of NorskeCanada and its Restricted Subsidiaries to incur additional Debt, to grant liens on its property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage an acquisition of NorskeCanada, whether favored or opposed by the management of NorskeCanada. Completion of any such transaction may require redemption or repurchase of the notes, and there can be no assurance that NorskeCanada or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may make more difficult or discourage any leveraged buyout of NorskeCanada or any of its Subsidiaries by the management of NorskeCanada. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the holders of notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    NorskeCanada will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of notes under a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, NorskeCanada will comply with the applicable securities laws and regulations and will not breach its obligations under the "Change of Control" provisions of the indenture by virtue of such compliance.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    NorskeCanada will not and will not cause or permit any of its Restricted Subsidiaries to consolidate with, amalgamate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of NorskeCanada, determined on a consolidated basis for NorskeCanada and its Restricted Subsidiaries, in one transaction or a series of related transactions, to any Person unless:

    (1) (x) NorskeCanada or such Restricted Subsidiary, as the case may be, will be the continuing Person, (y) in the case of a Restricted Subsidiary, the Person is also a Restricted Subsidiary, and one of the Restricted Subsidiaries is the continuing Person, or (z) the Person formed by such consolidation or amalgamation, if other than NorskeCanada or such Restricted Subsidiary, or into which NorskeCanada or such Restricted Subsidiary, as the case may be, is merged or assigned, transferred, leased, conveyed or otherwise disposed of will be a corporation organized and existing under the laws of the United States or any State of the United States or the District of Columbia or the laws of Canada or any province or territory of Canada and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all of the obligations of NorskeCanada or such Restricted Subsidiary, as the case may be, under the indenture, the notes and any guarantee, as the case may be, and the obligations thereunder will remain in full force and effect;

    (2) immediately before and immediately after giving effect to such transaction, including, without limitation, giving effect to any Debt and Acquired Debt incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default will have occurred and be continuing; and

    (3) immediately after giving effect to such transaction on a PRO FORMA basis NorskeCanada or such Person:

       (A) will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of NorskeCanada immediately prior to such transaction; and

       (B) could incur at least US$1.00 of additional Debt, other than Permitted Debt, under the "--LIMITATION ON ADDITIONAL DEBT" provision;

       PROVIDED that NorskeCanada or a Guarantor may merge into or amalgamate with or sell all or substantially all of its assets to NorskeCanada or another Guarantor, as the case may be, without complying with this clause (3).

    In connection with any consolidation, merger, amalgamation or transfer of assets contemplated by this provision, NorskeCanada will deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, amalgamation or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

    For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of NorskeCanada, the Capital Stock of which constitutes all or substantially all of the properties and assets of NorskeCanada, will be considered to be the transfer of all or substantially all of the properties and assets of NorskeCanada.

    Upon any consolidation, amalgamation or merger, or any transfer of all or substantially all of the assets of NorskeCanada or any Restricted Subsidiary in accordance with the foregoing, the successor corporation formed by such consolidation or amalgamation or into which NorskeCanada or a Restricted Subsidiary is merged or to which such transfer is made will succeed to, and be substituted for, and may exercise every right and power of, NorskeCanada or such Restricted Subsidiary under the indenture and the notes with the same effect as if such successor corporation had been named as NorskeCanada or such Restricted Subsidiary in the indenture and the notes, and thereafter the predecessor corporation will be relieved of all obligations and covenants under the indenture and the notes.

FALL-AWAY EVENT

    In the event that (1) the notes are rated Investment Grade, (2) the 10% notes are no longer outstanding or the covenants described in the last sentence of this paragraph under the 10% notes cease to exist by defeasance, consent, waiver or otherwise and (3) no Event of Default or Default shall have occurred and be continuing (the occurrence of the foregoing events, being collectively referred to as the "Fall-away Event"), certain of the covenants described under "--Covenants" will no longer be applicable to NorskeCanada and its Restricted Subsidiaries even if the notes later cease to be rated Investment Grade. The covenants that will be released upon the Fall-away Event are "--LIMITATION ON ADDITIONAL DEBT," "--LIMITATION ON RESTRICTED PAYMENTS," "--LIMITATION ON TRANSACTIONS WITH AFFILIATES," "--LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES," "--LIMITATION ON ASSET SALES," "--Change of Control Offer" and clause (3) of the first paragraph of the "--Merger, Consolidation or Sale of Assets" covenant.

    After the Fall-away Event, NorskeCanada and its Restricted Subsidiaries will be subject to the following covenants: "--LIMITATION ON LIENS," "--Limitation on Capital Stock of Restricted Subsidiaries" and "--LIMITATION ON SUBSIDIARIES." As a result upon the occurrence of the Fall-away Event, the notes will be entitled to substantially less covenant protection.

GUARANTEES

    The Guarantors will guarantee all of the obligations of NorskeCanada under the indenture, on a joint and several basis, including NorskeCanada's obligation to pay principal, premium, if any, and interest with respect to the notes. The obligations of each Guarantor will be subject to all other contingent and fixed liabilities of such Guarantor. Each Guarantor that makes a payment or distribution under a guarantee will be entitled to a contribution from each other Guarantor in a proportional amount based on the net assets of each Guarantor, determined in accordance with GAAP. As described in "Risk Factors--Risk Relating to the Notes--COURTS COULD SUBORDINATE OR VOID THE GUARANTEES UNDER FRAUDULENT CONVEYANCE STATUTES," courts could subordinate or void the guarantees under fraudulent conveyance statutes.

    A Guarantor will be released from all of its obligations under its guarantee if all of its assets or Capital Stock is sold, in each case in a transaction in compliance with the provisions described under "--Covenants--LIMITATION ON ASSET SALES" above, or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in compliance with the provisions described under "--Merger, Consolidation or Sale of Assets" above, or the Guarantor is designated an Unrestricted Subsidiary in compliance with the other terms of the indenture, and such Guarantor has delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

EVENTS OF DEFAULT

    The following events are defined in the indenture as "Events of Default":

    (1) default in payment of any principal of, or premium, if any, on the notes when due, whether at maturity, upon redemption or otherwise;

    (2) default in the payment of any interest on any note when due, which default continues for 30 days or more;

    (3) default by NorskeCanada or any Restricted Subsidiary in the observance or performance of any other covenant in the notes or the indenture for 30 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, except in the case of a default with respect to the "--Covenants--LIMITATION ON ASSET SALES," "--Change of Control Offer" or "--Merger, Consolidation or Sale of Assets" covenants, which will constitute an Event of Default with such notice requirement but without such passage of time requirement;

    (4) failure to pay at final maturity, giving effect to any applicable grace periods and any extensions thereof, the principal amount of any Debt of NorskeCanada or any Restricted Subsidiary of NorskeCanada, or the acceleration of the final stated maturity of such Debt, if, in either case, the aggregate principal amount of such Debt, together with the principal amount of any other Debt not paid at final maturity or which has been accelerated, aggregates $10,000,000 or more at any time and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

    (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000, in excess of amounts covered by insurance and as to which the insurer has acknowledged coverage, is rendered against NorskeCanada or any Restricted Subsidiary, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

    (6) certain events involving bankruptcy, insolvency or reorganization of NorskeCanada or any Restricted Subsidiary with assets in excess of $1,000,000; and

    (7) any of the guarantees of a Material Subsidiary ceases to be in full force and effect or any of the Guarantees of a Material Subsidiary is declared to be null and void and unenforceable or any of the guarantees of a Material Subsidiary is found to be invalid or any of the Guarantors denies its liability under its guarantee, other than by reason of release of a Guarantor in accordance with the terms of the indenture.

    The indenture provides that the trustee may withhold notice to the holders of the notes of any default if the trustee considers it to be in the best interest of the holders of the notes to do so, PROVIDED that the trustee may not withhold notice of a default in payment of principal or premium, if any, or interest on the notes or a default in the observance or performance of the "--Merger, Consolidation or Sale of Assets" covenant.

    The indenture provides that if an Event of Default, other than an Event of Default described in clause (6) of the first paragraph of this section, will have occurred and be continuing, and if the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding by written notice to NorskeCanada and the trustee, so declares the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration will become immediately due and payable. If an Event of Default as described in clause (6) of the first paragraph of this section occurs, the principal, premium and interest amount with respect to all of the notes will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if:

    (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the indenture;

    (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

    (3) NorskeCanada has paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

    (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the first paragraph of this section, the trustee will have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

    No such rescission will affect any subsequent Default or impair any right consequent thereto.

    The holders of a majority in principal amount of the notes then outstanding will have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to limitations provided for in the indenture and under the TRUST INDENTURE ACT of 1939, or TIA.

    No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder will have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes will have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and unless the trustee will not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and will have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such note on or after the respective due dates expressed in such note.

DEFEASANCE AND COVENANT DEFEASANCE

    The indenture provides that NorskeCanada may elect either

    (1) to defease and be discharged from any and all of its and any Guarantor's obligations with respect to the notes, except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust ("defeasance"), or

    (2) to be released from its obligations with respect to the notes under certain covenants contained in the indenture ("covenant defeasance"),

upon the deposit with the trustee or other qualifying trustee, in trust for such purpose, of money in U.S. dollars and/or non-callable U.S. government obligations in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

    Such a trust may only be established if, among other things:

    (1) in the case of defeasance, NorskeCanada will have delivered to the trustee an opinion of counsel stating that:

       (A) NorskeCanada has received from, or there has been published by, the Internal Revenue Service or Canada Customs and Revenue Agency, a ruling, or

       (B) the applicable U.S. Federal or Canadian income tax law provides or there has been a change in any applicable U.S. Federal or Canadian income tax law,

    in either case to the effect that, and such opinion of counsel will confirm that, holders of the notes or Persons in their positions will not recognize income, gain or loss for purposes of both U.S. Federal and Canadian income tax purposes as a result of such defeasance and will be subject to U.S. Federal and Canadian income tax on the same amounts and in the same manner and at the same times, as would have been the case if defeasance had not occurred;

    (2) in the case of covenant defeasance, NorskeCanada will have delivered to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for U.S. Federal and Canadian income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal and Canadian income tax on the same amounts, and in the same manner and at the same times, as would have been the case if covenant defeasance had not occurred;

    (3) no Default or Event of Default will have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (4) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which NorskeCanada or any of its Subsidiaries is a party or by which NorskeCanada or any or its Subsidiaries is bound;

    (5) NorskeCanada will have delivered to the trustee an Officers' Certificate stating that the deposit was not made by NorskeCanada with the intent of preferring the holders of the notes over any other creditors of NorskeCanada or with the intent of defeating, hindering, delaying or defrauding any other creditors of NorskeCanada or others;

    (6) NorskeCanada will have delivered to the trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

    (7) NorskeCanada will have delivered to the trustee an opinion of counsel substantially to the effect that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against NorskeCanada under such statute; and

    (8) other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    The indenture will be discharged and will cease to be of further effect, except for the obligations to register the transfer or exchange of such notes and to pay Additional Amounts, if any, as to all outstanding notes when:

    (1) either

       (A) all the notes previously authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money had theretofore been deposited in trust or segregated and held in trust by NorskeCanada and thereafter repaid to NorskeCanada or discharged from such trust, have been delivered to the trustee for cancellation, or

       (B) all notes not theretofore delivered to the trustee for cancellation have become due and payable and NorskeCanada has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Debt on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with irrevocable instructions from NorskeCanada directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

    (2) NorskeCanada has paid all other sums payable under the indenture by NorskeCanada; and

    (3) NorskeCanada has delivered to the trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF INDENTURE

    From time to time, NorskeCanada, any Guarantors and the trustee may, without the consent of holders of the notes, amend, waive or supplement the indenture for specified purposes, including:

    (1) providing for uncertificated notes in addition to or in place of certificated notes;

    (2) curing any ambiguity, defect or inconsistency;

    (3) to provide for the assumption of Norske Skog Canada's obligations to holders in the event of a merger or consolidation in accordance with the terms of the indenture;

    (4) making any other change that does not, in reliance on an opinion of counsel, adversely affect the rights of any holder in any material respect; or

    (5) to comply with the requirements of the SEC to effect or maintain the qualification of the indenture under the TIA.

The indenture contains provisions permitting NorskeCanada, any Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, to modify, waive or supplement the indenture, except that no such modification will, without the consent of each holder affected thereby:

    (1) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture;

    (2) reduce the rate of, change the method of calculation of or change the time for payment of interest, including defaulted interest, on any note;

    (3) reduce the principal of or premium on or change the stated maturity of any note or change the date on which any notes may be subject to redemption or repurchase or reduce the redemption or repurchase price for any notes;

    (4) make any note payable in money other than that stated in the note or change the place of payment from New York, New York;

    (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note, except a rescission of acceleration of the notes in accordance with the terms of the indenture or a waiver of the payment default that resulted from such acceleration in accordance with the terms of the indenture;

    (6) make any change in provisions of the indenture protecting the right of each holder of notes to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive Defaults or Events of Default;

    (7) amend, change or modify in any material respect the obligation of NorskeCanada to make and complete a Change of Control Offer in the event of a Change of Control Triggering Event or make and complete an Excess Proceeds Offer with respect to any Asset Sale that has been completed or modify any of the provisions or definitions with respect thereto;

    (8) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any guarantee in a manner which adversely affects the holders of notes; or

    (9) release any Guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture.

REPORTS TO HOLDERS

    The indenture provides that whether or not required by the rules and regulations of the SEC, so long as the notes are outstanding, NorskeCanada will furnish to the trustee and, upon request, to the holders of the notes all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 20-F, 40-F or 6-K, as applicable, if NorskeCanada were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report on the audit of the financial statements by NorskeCanada's independent accountants; PROVIDED that:

    (1) such quarterly financial information will be furnished within 60 days following the end of each quarter of NorskeCanada; and

    (2) such annual financial information will be furnished within 180 days following the end of the fiscal year of NorskeCanada.

In addition, whether or not required by the rules and regulations of the SEC, NorskeCanada will file with or furnish to the SEC a copy of all such information and reports for public availability, unless the SEC will not accept such filing or furnishing. In addition, NorskeCanada will furnish to the holders of the notes and to prospective investors, upon the requests of such holders, any information required to be delivered under Rule 144A(d)(4) under the Securities Act so long as the notes are not freely transferable under the Securities Act. NorskeCanada will also comply with the other provisions of TIA Section314(a).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

    No past, present or future director, officer, employee, partner, incorporator or shareholder of NorskeCanada or any corporate successor thereto, as such, will have any liability for any obligations of NorskeCanada under the notes, the guarantees of any Guarantor or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

COMPLIANCE CERTIFICATE

    NorskeCanada will deliver to the trustee on or before 120 days after the end of NorskeCanada's fiscal year and on or before 60 days after the end of each the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default, its status and the intended method of cure, if any.

THE TRUSTEE

    The trustee under the indenture will be the registrar and paying agent with regard to the notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The address and telephone number of the Trustee is Wells Fargo Bank Minnesota, National Association, 213 Court Street, Suite 703, Middletown, CT 06457, (860) 704-6200.

TRANSFER AND EXCHANGE

    Holders of the notes may transfer notes in accordance with the indenture. The registrar under the indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any note selected for redemption and, further, is not required to transfer or exchange any note for a period of 15 days before selection of the notes to be redeemed.

    The notes will be issued in a transaction exempt from registration under the Securities Act and will be subject to the restrictions on transfer described in the indenture.

    The registered holder of a note may be treated as the owner of it for all purposes.

GOVERNING LAW

    The indenture provides that the indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

ENFORCEABILITY OF JUDGMENTS

    Since substantially all of the assets of NorskeCanada are outside the United States, any judgment obtained in the United States against NorskeCanada or the Guarantors, including judgments with respect to the payment of principal, premium, if any, and interest or other amounts payable on the notes, may not be collectible within the United States.

    NorskeCanada has been informed by its Canadian counsel, Lawson Lundell, that the laws of the Province of British Columbia and the federal laws of Canada applicable in such Province, permit an action to be brought in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive civil judgment IN PERSONAM for a sum certain of a court of the State of New York or a federal court sitting in the State of New York ("New York Courts"). Subject to the following constraints, a British Columbia court would enforce such judgment:

    (1) The British Columbia courts will enforce such a judgment only if the foreign court had jurisdiction over the claim against the judgment debtor, as determined by the private international law of British Columbia.

    (2) The British Columbia courts will enforce such a judgment if it was not obtained in breach of the principles of natural justice and does not result in a substantial injustice such that a court in British Columbia would consider its enforcement unfair.

    (3) The British Columbia courts will not enforce a judgment with a manifest error on its face.

    (4) In most circumstances, the British Columbia courts will not enforce, directly or indirectly, a foreign revenue or tax law, a foreign law effecting expropriation or confiscation, or a foreign penal law (civil or criminal).

    (5) The British Columbia courts will not enforce a judgment obtained by fraud.

    (6) The British Columbia courts may refuse a foreign judgment on the ground that its enforcement in British Columbia would be offensive to the public policy of British Columbia or Canada.

    (7) Enforcement of a foreign judgment may be prohibited by an order of the Attorney-General of Canada under the FOREIGN EXTRATERRITORIAL MEASURES ACT or an order of the Competition Tribunal under the COMPETITION ACT.

    (8) An action to enforce a foreign judgment must be brought within the time limited by the LIMITATIONS ACT (British Columbia) (presently six years, but subject to amendment by the Legislature at any time).

    An action may be brought on such judgment that is not impeachable as void or voidable under the internal laws of the State of New York, to enforce the indenture or the notes. NorskeCanada has been advised by such counsel that they do not know of any reasons under the present laws of the Province of British Columbia and the federal laws of Canada applicable in such Province for avoiding recognition of said judgments of New York Courts with respect to the indenture or the notes based upon public policy.

CONSENT TO JURISDICTION AND SERVICE

    NorskeCanada and the Guarantors have appointed CT Corporation System as their respective agent for service of process in any suit, action or proceeding with respect to the indenture or the notes and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in The City of New York and have submitted to the jurisdiction of such courts.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

    "10% NOTES" means the 10% Senior Notes due 2009 of Pacifica, and assumed by NorskeCanada.

    "10% NOTES INCOME ADJUSTMENT AMOUNT" means the amount equal to 50% of the cumulative Consolidated Net Income of Pacifica for the period from January 1, 1999 to September 1, 2001 (but not including any amount which is included in determining Consolidated Net Income of NorskeCanada and its successors) less the aggregate amount of any "Restricted Payments" (as such term is defined in the indenture governing the 10% Senior Notes due 2009 of NorskeCanada) made by Pacifica in that period that are required to be deducted in calculating the limitation on "Restricted Payments" thereunder.

    "ACCOUNTS RECEIVABLE" of a Person means all of the accounts receivable of such Person, whether now existing or existing in the future.

    "ACQUIRED DEBT" means Debt of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged or amalgamated with or into or consolidated with NorskeCanada or a Restricted Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

    "AFFILIATE" means, with respect to any specific Person, any other Person, including, without limitation, such Person's issue, siblings and spouse, that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; PROVIDED that for purposes of the indenture, the term "Affiliate" will not include
Norske Skogindustrier ASA or its Affiliates. For the purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that, for purposes of the covenant described under "Covenants--LIMITATION ON TRANSACTIONS WITH AFFILIATES," beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

    "ASSET ACQUISITION" means:

    (1) an Investment by NorskeCanada or any Restricted Subsidiary of NorskeCanada in any other Person pursuant to which such Person becomes a Restricted Subsidiary of NorskeCanada, or will be merged or amalgamated with or into NorskeCanada or any Restricted Subsidiary of NorskeCanada; or

    (2) the acquisition by NorskeCanada or any Restricted Subsidiary of NorskeCanada of the assets of any Person, other than a Restricted Subsidiary of NorskeCanada, which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease, other than operating leases entered into in the ordinary course of business, or other disposition, including pursuant to any Sale and Lease-Back Transaction, other than to NorskeCanada or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of:

    (1) any Capital Stock of any Restricted Subsidiary of NorskeCanada; or

    (2) any other property or assets, including any interest therein, of NorskeCanada or of any Restricted Subsidiary thereof outside of the ordinary course of business; PROVIDED that Asset Sales will not include:

       (A) a transaction or series of related transactions for which NorskeCanada or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000, PROVIDED that NorskeCanada or such Restricted Subsidiary received consideration equal to the Fair Market Value of any such property or assets so sold, conveyed, assigned, transferred, leased or otherwise disposed of;

       (B) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of NorskeCanada as permitted under "--Merger, Consolidation or Sale of Assets";

       (C) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of NorskeCanada or any Restricted Subsidiary, as the case may be;

       (D) the sale of inventory in the ordinary course of business;

       (E) the sale of accounts receivable without recourse to NorskeCanada or any Restricted Subsidiary at no more than customary discounts in the market for such sales of receivables of similar quality;

       (F) any Restricted Payment made in compliance with the "LIMITATION ON RESTRICTED PAYMENTS" covenant;

       (G) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

       (H) the granting of Liens not prohibited by the indenture; and

       (I) the liquidation of Cash Equivalents in the ordinary course of business.

    "ASSET SALE PROCEEDS" means, with respect to any Asset Sale:

    (1) cash or Cash Equivalents received by NorskeCanada or any Restricted Subsidiary of NorskeCanada from such Asset Sale, after:

       (A) provision for all income or other taxes measured by or resulting from such Asset Sale;

       (B) payment of all brokerage commissions, underwriting and other fees and expenses, including, without limitation, legal, accounting and appraisal fees, related to such Asset Sale;

       (C) provision for minority interest holders in any Restricted Subsidiary of NorskeCanada as a result of such Asset Sale; and

       (D) deduction of appropriate amounts to be provided by NorskeCanada or a Restricted Subsidiary of NorskeCanada as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Norske Skog Canada or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

    (2) promissory notes and other non-cash consideration received by Norske Skog Canada or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

    "ATTRIBUTABLE DEBT" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value, discounted according to GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction, of the total obligations of the lessee for minimum rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction, including any period for which such lease has been extended.

    "AVAILABLE ASSET SALE PROCEEDS" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(A) or (3)(B), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(C), in each case, of the first paragraph of "--Covenants--LIMITATION ON ASSET SALES."

    "CAPITAL CONTRIBUTION" means any cash contribution to the equity of NorskeCanada from a direct or indirect parent of NorskeCanada or from another shareholder for which no consideration other than the issuance of Capital Stock, other than Disqualified Capital Stock, is given.

    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, shares, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

    "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Debt will be the capitalized amount of such obligations determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

    (1) Canadian or U.S. dollars;

    (2) marketable direct obligations issued by, or unconditionally guaranteed by, the federal government of the United States of America or Canada, respectively, or issued by any agency thereof and backed by the full faith and credit of the federal government of the United States of America or Canada, respectively, in each case maturing within one year from the date of acquisition thereof;

    (3) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); PROVIDED that, in the event that any such obligation is not rated by S&P or Moody's, such obligation will have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

    (4) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least R-1 (low) from DBRS or A-2 from S&P or at least P-2 from Moody's;

    (5) overnight deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250,000,000;

    (6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (2) of this definition entered into with any bank meeting the qualifications specified in clause (5) of this definition; and

    (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (6) of this definition.

    A "CHANGE OF CONTROL" of NorskeCanada will be deemed to have occurred at such time as:

    (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act ("Group"), becomes the beneficial owner, as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, directly or indirectly, of 50% or more of the total voting power of the Common Stock of NorskeCanada;

    (2) there will be consummated any consolidation or merger or amalgamation of NorskeCanada in which NorskeCanada is not the continuing or surviving corporation or pursuant to which the Common Stock of NorskeCanada would be converted into cash, securities or other property, other than a merger or consolidation or amalgamation of NorskeCanada in which the holders of the Common Stock of NorskeCanada outstanding immediately prior to the consolidation or merger or amalgamation hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger or amalgamation; or

    (3) the first day on which a majority of the members of the Board of Directors of NorskeCanada are not Continuing Directors.

    "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

    "COMMON STOCK" of any Person means all Capital Stock of that Person that is generally entitled to:

    (1) vote in the election of directors of that Person; or

    (2) if that Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of that Person.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, at any time, with respect to any Person, the ratio of EBITDA of such Person to Consolidated Fixed Charges of such Person for the four most recent consecutive fiscal quarters for which consolidated financial statements are available (the "Four-Quarter Period"), ending on or prior to the date of such determination.

    In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a PRO FORMA basis to:

    (1) the incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation;

    (2) any incurrence or repayment of other Debt (and the application of the proceeds thereof), occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four-Quarter Period; and

    (3) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of NorskeCanada or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any increase or decrease, as the case may be, in EBITDA directly attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four-Quarter Period) occurring on or after the first day of the Four-Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired
       Debt) occurred on the first day of such Four-Quarter Period.

    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person, for any period, the sum, without duplication, of:

    (1) Consolidated Interest Expense, plus

    (2) the amount of all dividend payments (to any Person other than NorskeCanada or a Restricted Subsidiary) on any series of Disqualified Capital Stock of that Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period, plus

    (3) the amount of all cash dividend payments (to any Person other than NorskeCanada or a Restricted Subsidiary) on any series of Preferred Stock (other than Disqualified Capital Stock) of that Person paid during that period, in each case, on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the sum, without duplication, of:

    (1) the aggregate amount of interest charges (excluding (a) fees and expenses incurred in connection with the Offering, (b) the amortization of any deferred gains or losses in respect of Debt denominated in foreign currency as a result of fluctuations in exchange rates and (c) any premium paid in connection with the redemption or retirement of any Debt of that Person or its Restricted Subsidiaries prior to the stated maturity thereof), whether expensed or capitalized, incurred or accrued by that Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments); plus

    (2) to the extent not included in clause (1) of this definition, an amount equal to the sum of:

       (A) imputed interest included in Capitalized Lease Obligations;

       (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

       (C) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations;

       (D) amortization of deferred financing costs and expenses;

       (E) the interest portion of any deferred payment obligations;

       (F) amortization of discount or premium on Debt, if any;

       (G) all capitalized interest and all accrued interest;

       (H) all other non-cash interest expense;

       (I) all interest incurred or paid under any guarantee of Debt (including a guarantee of principal, interest or any combination thereof) of any Person; and

       (J) the amount of all payments charged to shareholder's equity on any "compound financial instrument" (as described under GAAP) paid, accrued or scheduled to be paid or accrued during such period.

For purposes of calculating Consolidated Interest Expense on a PRO FORMA basis:

    (1) interest on Debt bearing a floating rate of interest will be calculated using the interest rate in effect at the time of determination, taking into account on a PRO FORMA basis any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term at the date of determination of at least 12 months; and

    (2) if Debt was incurred under a revolving credit facility, the interest expense on such Debt will be calculated based upon the average daily balance of such Debt during the applicable period.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that, to the extent included in calculating Net Income of such Person:

    (1) the Net Income of any other Person that is not a Restricted Subsidiary of the Person in question will be excluded, except to the extent of the amount of cash dividends or distributions actually received by such Person or a Restricted Subsidiary of such Person;

    (2) the Net Income (but not loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the notes or the indenture or pursuant to a restriction or limitation of the type described in clause (3)(B) of the "--LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES" covenant) will be excluded to the extent of such restriction or limitation;

    (3) (a) the Net Income of any Person acquired in a "pooling of interests" transaction for any period prior to the date of such acquisition will be excluded and (b) any net after-tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

    (4) after-tax items classified as extraordinary or unusual gains or losses and any foreign exchange gains and losses will be excluded;

    (5) the cumulative effect of a change in accounting principles after August 14, 2001 will be excluded;

    (6) any restoration to income or any contingency reserve of an extraordinary, non-recurring or unusual nature will be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time subsequent to August 14, 2001; and

    (7) in the case of a successor to such Person by consolidation or merger or amalgamation or as a transferee of such Person's assets, any earnings of the successor corporation prior to that consolidation, merger or amalgamation or transfer of assets will be excluded if and to the extent such corporation was not subject to the indenture governing the notes offered hereby.

    "CONSOLIDATED NET WORTH" of any Person means, as of any date, the consolidated shareholders' equity of such Person as determined in accordance with GAAP, less (to the extent included) amounts attributable to Disqualified Capital Stock of that Person.

    "CONTINUING DIRECTOR" means with respect to NorskeCanada, as of any date of determination, any member of the board of directors of NorskeCanada:

       (A) who was a member of the board of directors of NorskeCanada on August 14, 2001; or

       (B) whose appointment or election was approved by the affirmative vote of a majority of the Continuing Directors who were members of the board of directors of NorskeCanada at the time of that director's nomination or election.

    "CREDIT FACILITIES" means, collectively, any credit facilities of NorskeCanada and/or the Guarantors together with the related documents thereto (including, without limitation, any loan agreements, notes, guarantee agreements, collateral documents, mortgages, instruments and security documents executed in connection therewith), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including without limitation any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of NorskeCanada as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreements, together with any successor or replacement agreements, and whether by or with the same or any other agent, lender or group of lenders.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect NorskeCanada or any Restricted Subsidiary of NorskeCanada against fluctuations in currency values.

    "DEBT" means (without duplication, including, without limitation, duplication arising or existing because a Person and one or more of its subsidiaries are or will become either directly or indirectly liable for the same Debt whether by virtue of guarantees, or joint, or joint and several liability in respect of such Debt or otherwise), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of that Person or only to a portion of the assets of that Person), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included:

    (1) any Capitalized Lease Obligations of that Person;

    (2) obligations secured by a Lien to which any property or assets owned or held by that Person are subject, whether or not the obligation or obligations secured thereby will have been assumed by a third party, PROVIDED that, for the purposes of determining the amount of Debt described in this clause, if recourse with respect to that Debt is limited to such property or assets, the amount of that Debt will be deemed to be the Fair Market Value of such property or assets;

    (3) guarantees of items of other Persons which would be included within this definition for that other Person (whether or not such items would appear upon the balance sheet of the guarantor);

    (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

    (5) all Disqualified Capital Stock issued by that Person with the amount of Debt represented by that Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for the purposes hereof, "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of that Disqualified Capital Stock as if that Disqualified Capital Stock were repurchased on any date on which Debt will be required to be determined pursuant to the indenture and if that price is based upon, or measured by, the fair market value of that Disqualified Capital Stock, that price will be the Fair Market Value of that Disqualified Capital Stock);

    (6) obligations of that Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Currency Agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP); and

    (7) Attributable Debt.

    The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; PROVIDED that:

    (1) the amount outstanding at any time of any Debt issued with original issue discount is the accreted value of that Debt at that time as determined in conformity with GAAP; and

    (2) Debt will not include any liability for federal, provincial, state, local or other taxes.

    Notwithstanding any other provision of the foregoing definition, any trade payable, deferred credit or accrued liability arising from the purchase of goods or materials or for services obtained in the ordinary course of business will not be deemed to be Debt of NorskeCanada or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Debt otherwise included in the determination of that amount will not also be included.

    "DESIGNATION" means the designation of any Subsidiary of NorskeCanada as an Unrestricted Subsidiary.

    "DESIGNATION AMOUNT" will have the meaning set forth in the definition of "Restricted Payment."

    "DISQUALIFIED CAPITAL STOCK" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each case, in accordance with a change of control provision, which provision has substantially the same effect as the provisions of the indenture described under "--Change of Control Offer"), in whole or in part, or is exchangeable into Debt on or prior to the final maturity date of the notes.

    "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

    (1) the sum, without duplication, of:

       (A) Consolidated Net Income for that period MINUS any net income (or PLUS any net loss) attributable to discontinued operations (including, without limitation, operations disposed of during that period whether or not such operations were classified as discontinued); PLUS

       (B) the provision for taxes for that period based on income or profits to the extent that income or profits were included in computing Consolidated Net Income (MINUS any provision for taxes utilized in computing net loss under clause (1) of this definition to the extent that provision reduced net loss); PLUS

       (C) Consolidated Interest Expense for such period; PLUS

       (D) depreciation for that period on a consolidated basis, to the extent reducing Consolidated Net Income; PLUS

       (E) amortization of goodwill, deferred charges and other intangibles for that period on a consolidated basis, to the extent reducing Consolidated Net Income; PLUS

       (F) any other non-cash items reducing Consolidated Net Income for that period; MINUS

    (2) all non-cash items increasing Consolidated Net Income for that period, determined on a consolidated basis in accordance with GAAP.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by the board of directors of NorskeCanada acting reasonably and in good faith and, in the case of determination involving assets or property in excess of $5,000,000, will be evidenced by a resolution of the board of directors of NorskeCanada delivered to the trustee.

    "GAAP" means generally accepted accounting principles in Canada as in effect on August 14, 2001.

    "GUARANTORS" means each Restricted Subsidiary of NorskeCanada that hereafter becomes a Guarantor pursuant to the indenture.

    "INCUR" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of that Person (and "incurrence," "incurred," "incurrable," and "incurring" will have meanings correlative to the foregoing); PROVIDED that a change in generally accepted accounting principles in Canada that results in an obligation of that Person that exists at such time becoming Debt will not be deemed an incurrence of such Debt.

    "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm or accounting firm of national reputation in the United States of America or
Canada:

    (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in NorskeCanada or any of its Affiliates; and

    (2) which, in the judgment of the board of directors of NorskeCanada, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST RATE AGREEMENT" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

    "INVENTORY" of a Person means all inventory of such Person, including
(1) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed by such Person's business, (2) all goods, wares and merchandise, finished or unfinished, held for sale or lease and (3) all goods returned or repossessed by such Person.

    "INVESTMENT GRADE" means (1) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (2) the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

    "INVESTMENTS" means (without duplication), with respect to any Person, directly or indirectly, any advance (or other extension of credit), account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of cash or other Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or Debt of any other Person, the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, or interest in any Person or the making of any investment in any Person. Investments will exclude:

    (1) extensions of trade credit to customers and advances in respect of commissions and travel and similar expenses to officers and employees, in each case made in the ordinary course of business; and

    (2) the repurchase of securities of any Person by that Person.

    For the purposes of the "Limitation on Restricted Payments" covenant, the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by NorskeCanada or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts will reduce the amount of any Investment if that payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving the transfer of any property or assets other than cash, such property or assets will be valued at its or their Fair Market Value at the time of the transfer, as determined in good faith by the board of directors of the Person making that transfer.

    "ISSUE DATE" means the date the notes are first issued by NorskeCanada and authenticated by the trustee under the indenture.

    "LIEN" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, priority, or other security agreement of any kind or nature whatsoever on or with respect to that property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

    "MATERIAL SUBSIDIARY" means, at any date of determination:

    (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries:

       (A) for the most recent fiscal year of NorskeCanada accounted for more than 5.0% of the consolidated revenues of NorskeCanada and the Restricted Subsidiaries; or

       (B) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of NorskeCanada and the Restricted Subsidiaries,

    all as set forth on the consolidated financial statements of NorskeCanada and the Restricted Subsidiaries for such year prepared in conformity with GAAP; and

    (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Subsidiaries and as to which any event described in clause (7) of the first paragraph under "Events of Default" above has occurred, would constitute a Material Subsidiary under clause (1) of this definition.

    "NET INCOME" means, with respect to any Person, for any period, the net income (loss) of that Person determined in accordance with GAAP and in accordance with clause (7) of the definition of Consolidated Net Income.

    "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that will comply with applicable provisions of the indenture.

    "OTHER SENIOR NOTES" means the 10% Senior Notes due 2009 and the 8 5/8% Senior Notes due 2011.

    "PACIFICA" means Pacifica Papers Inc., a Canadian company that amalgamated with NorskeCanada to form the Company on September 1, 2001.

    "PERMITTED DEBT" means:

    (1) Debt of NorskeCanada or a Guarantor arising under or in connection with any Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of:

       (A) $725,000,000; and

       (B) the sum of:

            (i) 75.0% of the book value of Accounts Receivable net of any allowance for doubtful accounts of NorskeCanada and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared, plus

            (ii) 50.0% of the book value of Inventory at the lower of cost or net realizable value net of any allowance for obsolescence of NorskeCanada and its Restricted Subsidiaries as of the last fiscal quarter for which financial statements are prepared, plus

           (iii) $290,000,000;

    (2) Debt under the notes and any guarantees;

    (3) Debt of NorskeCanada owed to and held by any Guarantor which is unsecured and subordinated in right of payment to the payment and performance of NorskeCanada's obligations under the indenture and the notes and Debt of any Restricted Subsidiary owed to and held by NorskeCanada or another Guarantor; PROVIDED that:

       (A) any sale or other disposition of any Debt of NorskeCanada or any Restricted Subsidiary referred to in this clause (3) to a Person other than NorskeCanada or a Guarantor,

       (B) any sale or other disposition of Capital Stock of any Guarantor which holds Debt of NorskeCanada or another Restricted Subsidiary such that such Guarantor ceases to be a Guarantor of NorskeCanada, and

       (C) the Designation of a Guarantor that holds Debt of NorskeCanada or any other Restricted Subsidiary as an Unrestricted Subsidiary,

       will be deemed to be an incurrence of Debt not constituting Permitted Debt by the issuer of that Debt;

    (4) Purchase Money Debt and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business in an aggregate principal amount outstanding not to exceed, together with all other Debt outstanding under this clause (4), at the time of any such incurrence and after giving PRO FORMA effect thereto, 5.0% of the consolidated tangible assets of NorskeCanada and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

    (5) Interest Rate Agreements relating to Debt of NorskeCanada or any Restricted Subsidiary (which Debt is otherwise permitted to be incurred under "--Covenants--LIMITATION ON ADDITIONAL DEBT"); PROVIDED that the notional principal amount of such Interest Rate Agreements, at the time of the incurrence thereof, does not exceed the principal amount of the Debt to which such Interest Rate Agreements relate;

    (6) Debt under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Debt, such Currency Agreements do not increase the principal amount of Debt of NorskeCanada and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

    (7) Debt of NorskeCanada or any Restricted Subsidiary in respect of reimbursement obligations relating to undrawn standby letters of credit issued for the account of NorskeCanada or such Restricted Subsidiary, as the case may be, in connection with workers' compensation claims, self insurance or other similar reimbursement type obligations;

    (8) Debt of NorskeCanada or any Restricted Subsidiary in respect of bid, performance, surety and appeal bonds provided in the ordinary course of business;

    (9) additional Debt of NorskeCanada or the Guarantors not to exceed $40,000,000 in aggregate principal amount at any one time outstanding which may, but need not be, incurred under the Credit Facilities;

    (10) Refinancing Debt;

    (11) Debt of NorskeCanada or any of its Restricted Subsidiaries in respect of accommodation guarantees for the benefit of trade creditors of any such person, trade letters of credit, standby letters of credit, performance bonds, bankers' acceptances and surety bonds, in each case, incurred in the ordinary course of business in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding; and

    (12) Debt outstanding on the Issue Date except for indebtedness incurred pursuant to clause (1) or (2) of this definition.

    "PERMITTED INVESTMENTS" means Investments made on or after the Issue Date consisting of:

    (1) Investments by NorskeCanada, or by a Restricted Subsidiary thereof, in NorskeCanada or a Restricted Subsidiary;

    (2) Investments by NorskeCanada, or by a Restricted Subsidiary thereof, in a Person, if as a result of that Investment

       (A) that Person becomes a Restricted Subsidiary of NorskeCanada, or

       (B) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, NorskeCanada or a Restricted Subsidiary thereof;

    (3) Investments in Cash Equivalents;

    (4) reasonable and customary loans and advances made to employees not to exceed $10,000,000 in the aggregate at any one time outstanding;

    (5) an Investment that is made by NorskeCanada or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures or other securities that are issued by a third party to NorskeCanada or that Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is permitted under "--Covenants--LIMITATION ON ASSET SALES";

    (6) Investments in Unrestricted Subsidiaries or in any incorporated or unincorporated joint venture in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (6), at the time of such Investment and after giving PRO FORMA effect thereto, 5.0% of the consolidated tangible assets of NorskeCanada and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value);

    (7) any acquisition of assets in exchange for the Capital Stock (other than Disqualified Capital Stock) of NorskeCanada; and

    (8) Investments in securities of trade creditors or customers received in settlement of obligations that arose in the ordinary course of business pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

    "PERMITTED LIENS" means:

    (1) Liens on Property or assets of, or any Capital Stock of, any corporation existing at the time such assets are acquired by NorskeCanada or any of its Restricted Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; PROVIDED:

       (A) that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by NorskeCanada or its Restricted Subsidiaries; and

       (B) that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the Property, Capital Stock or Debt being acquired;

    (2) Liens securing Refinancing Debt; PROVIDED that any such Lien does not extend to or cover any Property, Capital Stock or Debt other than the Property, Capital Stock or Debt securing the Debt so refunded, refinanced or extended;

    (3) Liens in favor of NorskeCanada or any Guarantor;

    (4) Liens to secure Purchase Money Debt that is otherwise permitted to be incurred under the indenture; PROVIDED that:

       (A) any such Lien is created solely for the purpose of securing Debt representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of the Property so acquired;

       (B) the principal amount of the Debt secured by such Lien does not exceed 100% of such costs and expenses; and

       (C) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

    (5) statutory liens or landlords', carriers', warehousemen's, unemployment insurance, surety or appeal bonds, mechanics', suppliers', materialmen's, repairmen's or other like Liens imposed by law arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

    (6) Liens existing on the Issue Date;

    (7) Liens securing only the notes or the Guarantees;

    (8) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings; PROVIDED that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

    (9) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (4) of the definition of "Permitted Debt"; PROVIDED that such Lien does not extend to any Property other than that subject to the underlying lease;

    (10) Liens securing Debt permitted to be incurred under clause (1) of the definition of "Permitted Debt";

    (11) Liens securing obligations under Interest Rate Agreements and Currency Agreements in each case permitted to be incurred under the indenture;

    (12) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

    (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (14) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding;

    (15) Liens arising pursuant to Sale and Lease-Back transactions entered into in compliance with the indenture;

    (16) Liens securing Debt permitted to be incurred under clause (9) or (11) of the definition of "Permitted Debt";

    (17) Liens incurred in the ordinary course of business of NorskeCanada or any Restricted Subsidiary of NorskeCanada with respect to obligations that do not exceed $7,500,000 at any one time outstanding and that

       (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business), and

       (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by NorskeCanada or such Restricted Subsidiary;

    (18) the Lien of any judgment rendered which is being contested diligently and in good faith by appropriate proceedings by NorskeCanada or any of its Restricted Subsidiaries and which does not have a material adverse effect on the ability of NorskeCanada and its Restricted Subsidiaries to operate the business or operations of NorskeCanada;

    (19) reservations, limitations, provisos and conditions expressed in any original grants from the Crown which do not materially adversely impair the use of the subject property by NorskeCanada or a Restricted Subsidiary;

    (20) servitudes, licenses, easements, rights-of-way and rights in the nature of easements (including, without in any way limiting the generality of the foregoing, servitudes, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cable) which do not in the aggregate materially adversely impair the use of the subject property by NorskeCanada or a Restricted Subsidiary or in respect to which NorskeCanada or any of its Restricted Subsidiaries has made satisfactory arrangement for relocation so that such use will not in the aggregate be materially and adversely impaired;

    (21) zoning and building by-laws and ordinances, municipal by-laws and regulations, and restrictive covenants, which do not materially adversely interfere with the use of the subject property by NorskeCanada or a Restricted Subsidiary;

    (22) with respect to personal property only, Liens arising pursuant to registration under the PERSONAL PROPERTY ACT (British Columbia) and similar legislation in other provinces or jurisdictions exclusively relating to property and assets subject to equipment leases which are not Capitalized Lease Obligations;

    (23) Liens securing NorskeCanada's obligations under any Credit Facilities; and

    (24) any extension, renewal or replacement, in whole or in part, of any Lien described in clauses (1), (2), (4), (6), (9) or (23) of this definition; PROVIDED that the principal amount secured by any such extension, renewal or replacement will not be increased and such lien will not extend to any other Property of NorskeCanada or its Subsidiaries other than such item of Property originally covered by such Lien or by improvement thereon or additions or accessions thereto.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

    "PREFERRED STOCK" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

    "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

    "PUBLIC EQUITY OFFERING" means a public offering of shares of Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants, receipts or options to acquire such Common Stock of NorskeCanada pursuant to a registration statement filed with the SEC in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in any province of Canada. For the purposes of this definition of "Public Equity Offering," any offering of securities specified in this definition that:

    (1) does not satisfy the criteria required for a Public Equity Offering because such securities are not sold pursuant to a registration statement filed with the SEC in accordance with the Securities Act or pursuant to a prospectus filed with the appropriate securities regulatory authorities in a province of Canada; and

    (2) becomes eligible for resale to the general public in any province or territory of Canada or the United States of America within 90 days of the date on which such securities were initially sold,

will be deemed to be a Public Equity Offering on and as of the date upon which such securities first become eligible for such resale.

    "PURCHASE MONEY DEBT" means any Debt incurred by a Person to finance the cost (including the cost of construction, installation or improvement) of an item of Property, the principal amount of which Debt does not exceed the sum of:

    (1) the lesser of (a) the Fair Market Value of such property or (b) 100% of such cost; and

    (2) reasonable fees and expenses of such Person incurred in connection therewith.

    "RATING AGENCIES" means:

    (1) S&P; and

    (2) Moody's; and

    (3) if S&P or Moody's or both will not make a rating of the notes publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by NorskeCanada, which will be substituted for S&P or Moody's or both, as the case may be.

    "RATING CATEGORY" means:

    (1) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);

    (2) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and

    (3) the equivalent of any such category of S&P or Moody's used by another Rating Agency.

    In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

    "RATING DATE" means the date which is 90 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by NorskeCanada to effect a Change of Control.

    "RATING DECLINE" means the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the notes by a Rating Agency on, or within 120 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention by NorskeCanada to effect a Change of Control (which period will be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

    "REFINANCING DEBT" means Debt that replaces, refunds, renews, refinances or extends any Debt of NorskeCanada or a Restricted Subsidiary permitted to be incurred by NorskeCanada or its Restricted Subsidiaries pursuant to the "--LIMITATION ON ADDITIONAL DEBT" provision (other than pursuant to clauses (1), (4), (5), (6), (7), (8) and (9) of the definition of Permitted
Debt), but only to the extent that:

    (1) the Refinancing Debt is subordinated to the notes to at least the same extent as the Debt being replaced, refunded, renewed, refinanced or extended, if at all;

    (2) the Refinancing Debt is scheduled to mature either:

       (A) no earlier than the Debt being replaced, refunded, renewed, refinanced or extended; or

       (B) after the maturity date of the notes;

    (3) the portion, if any, of the Refinancing Debt that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Debt is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Debt being replaced, refunded, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes; and

    (4) such Refinancing Debt is in an aggregate principal amount that is equal to or less than the sum of:

       (A) the aggregate principal amount then outstanding under the Debt being replaced, refunded, renewed, refinanced or extended;

       (B) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being replaced, refunded, renewed, refinanced or extended; and

       (C) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt.

    "REPLACEMENT ASSETS" means:

    (1) properties or assets (other than cash or Cash Equivalents or any Capital Stock or other security) that will be used or useful in the business of NorskeCanada or its Restricted Subsidiaries as conducted on August 14, 2001, or in businesses reasonably similar to or ancillary to the business of NorskeCanada or its Restricted Subsidiaries as conducted on August 14, 2001; or

    (2) Capital Stock of any Person that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

    "RESTRICTED PAYMENT" means any of the following:

    (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of NorskeCanada or any Restricted Subsidiary of NorskeCanada or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of NorskeCanada or any Restricted Subsidiary of NorskeCanada (other than (x) the amount of any such dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of NorskeCanada, and (y) in the case of Restricted Subsidiaries of NorskeCanada, dividends or distributions payable to NorskeCanada or to a Restricted Subsidiary of NorskeCanada);

    (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of NorskeCanada or any of its Restricted Subsidiaries (other than Capital Stock owned by NorskeCanada or a Restricted Subsidiary of NorskeCanada);

    (3) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Debt of NorskeCanada or any Guarantor which is subordinated in right of payment to the Notes or such Guarantor's guarantee, as the case may be (other than any such Debt acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity in each case due within one year of the date of acquisition);

    (4) the making of any Investment other than a Permitted Investment;

    (5) any Designation; PROVIDED that the Designation of a Subsidiary of NorskeCanada as an Unrestricted Subsidiary will be deemed to include the Designation of all of the Subsidiaries of such Subsidiary; and

    (6) the forgiveness of any Debt of an Affiliate of NorskeCanada owed to NorskeCanada or a Restricted Subsidiary of NorskeCanada.

    In determining the amount of any Restricted Payment, cash distributed or invested will be valued at the face amount thereof and Property other than cash will be valued at its Fair Market Value, except that, in determining the amount of any Restricted Payment made under clause (5) of this definition, the amount of such Restricted Payment (the "Designation Amount") will be equal to the greater of:

    (1) the book value; or

    (2) the Fair Market Value;

of NorskeCanada's proportionate interest in such Subsidiary on such date.

    "RESTRICTED SUBSIDIARY" means a Subsidiary of NorskeCanada other than an Unrestricted Subsidiary.

    "SALE AND LEASE-BACK TRANSACTION" means any arrangement with any Person providing for the leasing by NorskeCanada or any Restricted Subsidiary of NorskeCanada of any real or tangible personal property, which property has been or is to be sold or transferred by NorskeCanada or such Restricted Subsidiary to such Person in contemplation of such leasing.

    "SUBSIDIARY" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired:

    (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by that first-named Person or any of its Subsidiaries; or

    (2) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which that first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of that entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes;

PROVIDED that, for greater certainty, the term "Subsidiary" shall not include Powell River Energy Inc. or Powell River Energy Limited Partnership.

    "TAXES" means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

    "TAXING AUTHORITY" means any government or any political subdivision, state, province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

    "TAXING JURISDICTION" means Canada or any other jurisdiction in which NorskeCanada or any Guarantor or any successor of NorskeCanada or any Guarantor is organized or resident for tax purposes or conducts business, or from which or through which any payment is made, or any political subdivision thereof or therein.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) any Subsidiary of an Unrestricted Subsidiary; and

    (2) any Subsidiary of NorskeCanada which is classified on or after August 14, 2001 as an Unrestricted Subsidiary by a resolution adopted by the board of directors of NorskeCanada;

PROVIDED that a Subsidiary may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the "--LIMITATION ON RESTRICTED PAYMENTS" covenant above; PROVIDED FURTHER that the board of directors of NorskeCanada may not designate any Subsidiary of NorskeCanada to be an Unrestricted Subsidiary if, after such designation, such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated. The trustee will be given prompt notice by NorskeCanada of each resolution adopted by the board of directors of NorskeCanada under this provision, together with a copy of each such resolution adopted.

    "U.S. GOVERNMENT SECURITIES" means securities that are direct obligations of the United States of America, direct obligations of the Federal Home Loan Mortgage Corporation, direct obligations of the Federal National Mortgage Association, securities which the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of indebtedness of a direct claim upon the instrument described above and money market mutual funds that invest solely in such securities.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law) of which are owned, directly or indirectly, by NorskeCanada or another Wholly Owned Restricted Subsidiary.

             FORM DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

    The notes will be issued in the form of one or more global securities (collectively, the "Global Notes"). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee. Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC or another nominee of DTC. The information in this section concerning DTC and its book-entry systems has been obtained from sources we believe to be reliable, but NorskeCanada takes no responsibility for the accuracy thereof.

DEPOSITARY PROCEDURES

    DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised us that, pursuant to procedures established by it,
(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants with the respective principal amount of the individual beneficial interests represented by such Global Notes owned by them and (2) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or records maintained by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

    Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system.

    The laws of some jurisdictions require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "Exchange of Book-Entry Notes for Certificated Notes".

    Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

    Payments in respect of the Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for:

    (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or

    (2) maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes, or

    (3) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or our company. Neither NorskeCanada nor the trustee will be liable for any delay by DTC or any of its Participants identifying the beneficial owners of the notes, and NorskeCanada and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.

    Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect to such portion of the principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among Participants in DTC it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    A beneficial interest in a Global Note may not be exchanged for a security in certificated form unless:

    (1) DTC notifies us that it is unwilling or unable to continue as Depositary for such Global Notes and we fail to appoint a successor Depositary within 90 days of such event,

    (2) at our option, we notify the trustee in writing that we elect to cause the issuance of the notes in certificated form, or

    (3) there shall have occurred and be continuing an Event of Default with respect to the notes.

    In all cases, certificated notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the applicable security registrar to reflect a decrease in the principal amount of the relevant Global Note.

                     EXCHANGE OFFER AND REGISTRATION RIGHTS

    The summary set forth below of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be made available to prospective purchasers of the notes upon request to us.

    We entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which we will agree to file with the SEC, within 120 days from the issue date of the Series C notes, a registration statement on an appropriate form under the Securities Act (the "Exchange Offer Registration Statement") with respect to an offer to exchange each of the Series C notes and the issued and outstanding 2001 notes for senior debt securities with terms substantially identical to the Series C notes (the "Exchange Notes") (except that the Exchange Notes will not contain transfer restrictions) and to offer to the holders of Series C notes and the issued and outstanding 2001 notes who are able to make certain representations the opportunity to exchange their Series C notes and the issued and outstanding 2001 notes for Exchange Notes. If:

    - filing the Exchange Offer Registration Statement would not be permitted by applicable law or SEC policy;

    - the Exchange Offer (as defined in the Registration Rights Agreement) is not for any other reason consummated within 240 days after the Issue Date;

    - any holder of notes notifies us within a specified time period that
      (a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours; or

    - the holders of a majority of the notes may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws;

we agreed to use our best efforts to file with the SEC a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Transfer Restricted Notes (as defined in the Registration Rights Agreement) by the holders thereof.

    We have agreed to pay all expenses incident to the Exchange Offer and will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

    The Registration Rights Agreement provides that:

    - unless the Exchange Offer would not be permitted by applicable law or SEC policy, we will use our best efforts to file the Exchange Offer Registration Statement with the SEC on or prior to 120 days after the Issue Date;

    - unless the Exchange Offer would not be permitted by applicable law or SEC policy, we will use our best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the Issue Date;

    - unless the Exchange Offer would not be permitted by applicable law or SEC policy, we will commence the Exchange Offer and use our best efforts to issue, on or prior to 240 days after the Issue Date, Exchange Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

    - if obligated to file the Shelf Registration Statement, we will use our best efforts to file prior to the later of (a) 240 days after the Issue Date or (b) 30 days after such filing obligation arises and use our best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 60 days after the Shelf Registration Statement was first filed with the SEC.

We shall use our best efforts to keep such Shelf Registration Statement continuously effective, until the second anniversary of the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto.

    If (i) we fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing,
(ii) any of such registration statements are not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) we fail to consummate the Exchange Offer within 60 days of the Effectiveness Target Date or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective prior to the Effectiveness Target Date but thereafter ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, except under certain circumstances specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then we will pay additional interest ("Additional Interest") to each holder of Transfer Restricted Notes (as defined in the Registration Rights Agreement), with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default in an amount equal to 0.25% per annum of the principal amount of the notes. The amount of Additional Interest will increase by an additional 0.25% per annum of the principal amount of the notes for each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum amount of 1.00% per annum of the principal amount of the notes. Following the cure of a particular Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease.

                           INCOME TAX CONSIDERATIONS

U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes material U.S. federal income tax consequences of the ownership of exchange notes to a U.S. Holder (as defined below) and the issuance of exchange notes in exchange for Series C notes and 2001 notes. It deals only with the notes held as capital assets by investors who purchased the Series C notes or the 2001 notes as part of their original issuance and for their initial offering price, and not with special classes of holders, such as dealers in securities or currencies, traders in securities that elect mark to market, banks, tax-exempt organizations, partnerships or other pass-through entities, life insurance companies, persons that hold the notes as a hedge, or as part of a straddle or conversion transaction, taxpayers subject to the alternative minimum tax or whose functional currency is not the U.S. dollar. In addition, this summary does not describe any foreign, state or local tax considerations. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, perhaps with retroactive effect.

    WE RECOMMEND THAT HOLDERS OF NOTES CONSULT THEIR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN THEIR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE OWNERSHIP OF THE NOTES.

    For the purposes of this summary, a U.S. Holder is a beneficial owner that is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax without regard to the source of its income or (iv) a trust if (a) a United States court is able to exercise primary supervision over administration of the trust and one or more
United States persons have authority to control all substantial decisions of the trust, or (b) the trust has elected to be treated as a United States person under applicable Treasury regulations.

    The exchange of the outstanding Series C notes and 2001 notes for exchange notes will not constitute a taxable exchange. As a result, (i) a U.S. Holder will not recognize any gain or loss as a result of exchanging such holder's outstanding Series C notes and 2001 notes; (ii) the holding period of the exchange notes received will include the holding period of the outstanding Series C notes and 2001 notes exchanged therefor; and (iii) the adjusted tax basis of the exchange notes received will be the same as the adjusted tax basis of the outstanding Series C notes and 2001 notes exchanged therefor immediately before such exchange. U.S. Holders of outstanding Series C notes who have elected to amortize bond premium on their Series C notes will be able to continue to amortize any bond premiums on their exchange notes.

    A U.S. Holder of the notes will be required to report as ordinary interest income for U.S. federal income tax purposes interest paid or accrued on the note (including Additional Amounts, if any, and any income tax withheld) in accordance with the U.S. Holder's method of tax accounting. Such income will generally be treated as foreign source passive income (or, in the case of certain U.S. Holders, foreign source financial services income) for foreign tax credit purposes.

    If any Canadian taxes with respect to payments to a U.S. Holder of interest on the notes are withheld, such withholding taxes generally will be treated as foreign income taxes eligible for credit against the U.S. Holder's U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at the election of such U.S. Holder, for deduction in computing such U.S. Holder's taxable income. The rules relating to foreign tax credits and the timing thereof are extremely complex. We recommend that U.S. Holders consult their own tax advisors concerning the implications of these rules in light of their particular circumstances.

    A U.S. Holder's tax basis for the notes will be the same as the adjusted tax basis of the outstanding Series C notes and 2001 notes exchanged therefor, which generally will be the holder's purchase price for the Series C or 2001 notes (excluding any portion paid in respect of "pre-issuance" accrued interest with respect to the Series C notes) reduced by any amortizable bond premium deducted with respect to the Series C notes. Upon the sale, exchange or other taxable disposition of the notes, a U.S. Holder generally will recognize gain or loss equal to the difference (if any) between the amount realized (except to the extent attributable to accrued but unpaid interest) and the U.S. Holder's tax basis in the notes. In general, such gain or loss will be U.S. source capital gain or loss. Such gain or loss will be long-term capital gain or loss if the notes have been held for more than one year. The deductibility of capital losses is subject to limitations.

    A holder of an exchange note may be subject to backup withholding with respect to interest paid on the notes and to proceeds from the sale, exchange, redemption or retirement of the note, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of an exchange note who does not provide NorskeCanada with the holder's correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

    Backup withholding is not an additional tax. Any amount paid as backup withholding tax may be creditable against the holder's U.S. federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary, as of the date hereof, of the material Canadian federal income tax considerations generally applicable to a person (a
"United States holder") who is a holder of an exchange note and who, for the purposes of the INCOME TAX ACT (Canada) (the "Canadian Tax Act") and at all relevant times, is not and is not deemed to be resident in Canada, deals at arm's length with NorskeCanada, and does not use or hold and is not deemed or considered to use or hold the notes in carrying on business in Canada. Special rules which are not discussed in this summary may apply to a United States holder that is an insurer that carries on an insurance business in Canada and elsewhere.

    This summary is based on the current provisions of the Canadian Tax Act and the regulations thereunder (the "Regulations") in force on the date hereof, all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof and NorskeCanada's understanding of the published administrative practices of the Canada Customs and Revenue Agency. This summary does not take into account or anticipate any other changes in law or administrative practice, whether legislative, government or judicial decision or action and does not take into account provincial, territorial or foreign income tax legislation or considerations.

    This summary is not intended to be, nor should it be interpreted as, legal or tax advice to any particular United States holder and no representation is made with respect to the Canadian income tax consequences to any particular person acquiring notes. United States holders should therefore consult their own tax advisors with respect to their particular circumstances.

    Under the Canadian Tax Act, payments by NorskeCanada to a United States holder of principal, interest and premium, if any, on the exchange notes will be exempt from Canadian withholding tax.

    No other taxes on income (including taxable capital gains) will be payable by a United States holder under the Canadian Tax Act solely as a consequence of the ownership, acquisition or disposition of the outstanding Series C notes or 2001 notes or the exchange notes.

                              PLAN OF DISTRIBUTION

    Each participating broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sales of the notes by participating broker-dealers. Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such notes. Any participating broker-dealer that resells the notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

                                 LEGAL MATTERS

    Certain legal matters in connection with the notes being offered will be passed upon for NorskeCanada by Lawson Lundell, Vancouver, British Columbia with respect to matters of Canadian law, and by Shearman & Sterling, Menlo Park, California with respect to matters of U.S. law.

                                    EXPERTS

    Norske Skog Canada Limited's consolidated balance sheets as at December 31, 2002 and 2001 and its consolidated statements of earnings, retained earnings and cash flows for the years ended December 31, 2002 and 2001, six months ended December 31, 2000 and year ended June 30, 2000 have been included in this registration statement in reliance upon the report of KPMG LLP, Chartered Accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

    We have filed a registration statement on Form F-4 with the SEC with respect to the exchange notes offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on our company and the exchange notes we are offering, you should review the registration statement and the exhibits filed as a part of the registration statement. The registration statement, including the exhibits, may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549, and the SEC's regional offices located in New York, New York and Chicago, Illinois. Copies of all or any part of the registration statement may be obtained from these offices after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

    We file periodic reports and other information with the SEC. Our filings with the SEC are available for inspection and copying at the SEC's public reference room, at 450 Fifth Street NW, Washington, DC 20549 and the internet website www.sec.gov. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rule under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Because we are a foreign private issuer, we, our directors and our officers are also exempt from the short swing profit recovery disclosure regime of Section 16 of the Exchange Act.

    In addition, pursuant to the indenture for the notes, we have agreed, to the extent permitted by the SEC, to furnish to the SEC and in all events to distribute to the trustee for the notes and the holders of notes its annual reports containing audited financial statements and unaudited financial statements for each of the first three quarters of each fiscal year. We will do this without regard to whether we are subject to the informational requirements of the Exchange Act.

    Further information regarding us may also be obtained from the internet website www.sedar.com, maintained on behalf of the Canadian Securities Administrators.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Audited consolidated balance sheets of Norske Skog Canada
  Limited as at December 31, 2002 and 2001 and the
consolidated statements of earnings, retained earnings and
cash flows for the years ended December 31, 2002 and 2001,
the six months ended December 31, 2000 and the year ended
June 30, 2000, including the auditors' report thereon.......       F-3

Unaudited consolidated balance sheets of Norske Skog Canada
  Limited as of March 31, 2003 and 2002 and the consolidated statements of earnings, retained earnings and cash flows for
the three months ended March 31, 2003 and 2002..............      F-54

                                AUDITORS' REPORT

To the Directors of
NORSKE SKOG CANADA LIMITED

    We have audited the consolidated balance sheets of Norske Skog Canada Limited as at December 31, 2002 and 2001 and the consolidated statements of earnings, retained earnings and cash flows for the years ended December 31, 2002 and 2001, the six months ended December 31, 2000 and the year ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, the six months ended December 31, 2000 and the year ended June 30, 2000 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada                                              (Signed) KPMG LLP
January 20, 2003,                                          Chartered Accountants
except as to notes 24 and 26
which are as of May 15, 2003

                           NORSKE SKOG CANADA LIMITED

                          CONSOLIDATED BALANCE SHEETS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                                AS AT DECEMBER 31
                                                              ----------------------
                                                                 2001         2002
                                                              -----------   --------
                                                              (RESTATED--
                                                               NOTE 1P)
ASSETS
Current assets
  Cash and short-term investments (note 4)..................   $  104.8     $     --
  Marketable securities (note 5)............................       34.4           --
  Accounts receivable.......................................      303.1        277.3
  Inventories (note 6)......................................      230.5        242.7
  Prepaid expenses..........................................        4.1          9.2
                                                               --------     --------
                                                                  676.9        529.2
Fixed assets (note 7).......................................    2,416.4      2,326.6
Other assets (note 8).......................................       56.5         37.7
                                                               --------     --------
                                                               $3,149.8     $2,893.5
                                                               ========     ========
LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities (note 9).........   $  285.6     $  288.8
  Current portion of long-term debt (note 10)...............       10.7           --
                                                               --------     --------
                                                                  296.3        288.8
Long-term debt (note 10)....................................    1,163.9        886.2
Other long-term obligations (note 11).......................      152.6        188.3
Future income taxes (note 12)...............................      492.0        397.0
Deferred credits (note 13)..................................        8.5          8.5
                                                               --------     --------
                                                                2,113.3      1,768.8
                                                               --------     --------
SHAREHOLDERS' EQUITY
Share capital (note 14).....................................      673.1        884.6
Retained earnings...........................................      363.4        240.1
                                                               --------     --------
                                                                1,036.5      1,124.7
                                                               --------     --------
                                                               $3,149.8     $2,893.5
                                                               ========     ========

Commitments, Guarantees and Indemnities (note 21)
Contingency (note 22)

                             APPROVED BY THE BOARD:

         (Signed) RUSSELL J. HORNER                    (Signed) WILLIAM P. ROSENFELD
                  Director                                       Director

                           NORSKE SKOG CANADA LIMITED

                      CONSOLIDATED STATEMENTS OF EARNINGS

        (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)

                                            YEAR ENDED   6 MONTHS ENDED        YEAR ENDED DECEMBER 31
                                             JUNE 30,     DECEMBER 31,     ------------------------------
                                               2000           2000                2001             2002
                                            ----------   ---------------   -------------------   --------
                                                                           (RESTATED--NOTE 1P)
Net sales.................................   $1,253.3        $729.0             $1,388.7         $1,482.3
                                             --------        ------             --------         --------
Operating expenses
  Cost of sales...........................      974.2         526.7              1,114.2          1,360.4
  Selling, general and administrative.....       60.9          34.5                 63.6             65.3
  Depreciation and amortization...........      114.3          59.8                131.2            178.5
                                             --------        ------             --------         --------
                                              1,149.4         621.0              1,309.0          1,604.2
                                             --------        ------             --------         --------
Operating earnings (loss).................      103.9         108.0                 79.7           (121.9)
Foreign exchange gain (loss) on
  translation of long-term debt...........         --            --                (17.1)            12.3
Other expense, net (note 16)..............       (7.1)         (2.1)               (40.2)           (13.3)
Interest expense..........................         --            --                (34.1)           (77.9)
Interest income...........................       38.2          26.4                 35.0              1.7
                                             --------        ------             --------         --------
Earnings (loss) before income taxes.......      135.0         132.3                 23.3           (199.1)
Income tax expense (recovery)
  (note 12)...............................       35.6          49.8                (21.2)           (75.8)
                                             --------        ------             --------         --------
Net earnings (loss).......................   $   99.4        $ 82.5             $   44.5         $ (123.3)
                                             ========        ======             ========         ========
Basic and diluted earnings (loss) per
  share (note 15) (in dollars)............   $   0.80        $ 0.66             $   0.32         $  (0.64)
                                             ========        ======             ========         ========

                           NORSKE SKOG CANADA LIMITED

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                             YEAR ENDED   6 MONTHS ENDED        YEAR ENDED DECEMBER 31
                                              JUNE 30,     DECEMBER 31,     ------------------------------
                                                2000           2000                2001             2002
                                             ----------   ---------------   -------------------   --------
                                                                            (RESTATED--NOTE 1P)
Balance, beginning of period...............    $832.5         $857.4               $ 902.6        $ 363.4
Net earnings (loss)........................      99.4           82.5                  44.5         (123.3)
Special distribution (note 2)..............        --             --                (546.5)            --
Dividends..................................     (74.5)         (37.3)                (37.2)            --
                                               ------         ------               -------        -------
Balance, end of period.....................    $857.4         $902.6               $ 363.4        $ 240.1
                                               ======         ======               =======        =======

                           NORSKE SKOG CANADA LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (IN MILLIONS OF CANADIAN DOLLARS)

                                                              YEAR ENDED   6 MONTHS ENDED        YEAR ENDED DECEMBER 31
                                                               JUNE 30,     DECEMBER 31,     ------------------------------
                                                                 2000           2000                2001             2002
                                                              ----------   ---------------   -------------------   --------
                                                                                             (RESTATED--NOTE 1P)
Cash provided by (used for):
Operations
  Net earnings (loss).......................................    $ 99.4          $ 82.5             $    44.5       $(123.3)
  Items not requiring (providing) cash
    Depreciation and amortization...........................     114.3            59.8                 131.2         178.5
    Future income taxes.....................................      34.8            48.0                  (7.7)        (91.5)
    Increase in other long-term obligations.................       4.2             2.9                   4.9          12.0
    Gain on sale of marketable securities (note 5)..........        --              --                    --          (4.8)
    Foreign exchange loss (gain) on translation of long-term
      debt..................................................        --              --                  17.1         (12.3)
    Loss on sale of Mackenzie pulp operations...............        --              --                  31.4            --
    Write-off of deferred financing costs (note 16).........        --              --                    --          15.8
    Other...................................................       0.7             1.3                   7.5           1.5
                                                                ------          ------             ---------       -------
                                                                 253.4           194.5                 228.9         (24.1)
                                                                ------          ------             ---------       -------
  Change in non-cash working capital
    Accounts receivable.....................................     (63.4)           (3.9)                 59.2          30.4
    Inventories.............................................      14.7           (23.5)                 52.3         (13.0)
    Prepaid expenses........................................       2.0            (1.2)                  6.3          (4.9)
    Accounts payable and accrued liabilities................     (15.6)            4.4                 (80.5)          9.0
                                                                ------          ------             ---------       -------
                                                                 (62.3)          (24.2)                 37.3          21.5
                                                                ------          ------             ---------       -------
Cash provided (used) by operations..........................     191.1           170.3                 266.2          (2.6)
                                                                ------          ------             ---------       -------
Investing
  Acquisition of Pacifica Papers Inc. (note 3(a))...........        --              --                 (74.1)           --
  Additions to fixed assets.................................     (57.2)          (58.4)                (92.7)        (82.2)
  Proceeds from sale of marketable securities (note 5)......        --              --                    --          39.2
  Proceeds from sale of Mackenzie pulp operations
    (note 3(b)).............................................        --              --                 103.8            --
  Proceeds from sale of fixed assets........................       2.1              --                   0.7           1.5
  Increase in other long-term obligations...................        --              --                    --           3.2
  Decrease (increase) in other assets.......................       4.2             0.2                   1.6          (4.4)
                                                                ------          ------             ---------       -------
                                                                 (50.9)          (58.2)                (60.7)        (42.7)
                                                                ------          ------             ---------       -------
Financing
  Special distribution (note 2).............................        --              --              (1,490.3)           --
  Increase in revolving loan (note 10)......................        --              --                    --         119.1
  Issue of long-term debt (note 10).........................        --              --                 768.7            --
  Repayment of long-term debt (note 10).....................        --              --                (240.9)       (386.7)
  Issue of common shares, net of share issue costs
    (note 14)...............................................        --              --                    --         208.1
  Financing costs...........................................        --              --                 (30.7)           --
  Dividends paid............................................     (74.5)          (37.3)                (37.2)           --
                                                                ------          ------             ---------       -------
                                                                 (74.5)          (37.3)             (1,030.4)        (59.5)
                                                                ------          ------             ---------       -------
Cash increase (decrease) during period (1)..................      65.7            74.8                (824.9)       (104.8)
Cash, beginning of period (1)...............................     789.2           854.9                 929.7         104.8
                                                                ------          ------             ---------       -------
Cash end of period (1)......................................    $854.9          $929.7             $   104.8       $    --
                                                                ======          ======             =========       =======
Supplemental information:
  Income taxes paid.........................................    $  3.2          $  2.7             $     5.0       $  12.8
  Non-cash consideration for acquisition of Pacifica
    (note 3(a)).............................................        --              --                 354.3            --
  Non-cash proceeds from sale of Mackenzie pulp operations
    (note 3(b)).............................................        --              --                  34.6            --
Net interest paid (received)................................     (37.2)          (30.0)                (19.9)         77.1
Non-cash investment activity--increase in deferred
  credits...................................................        --            20.8                    --            --

------------------------------
(1)  Cash includes cash and short-term investments.

                           NORSKE SKOG CANADA LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    These consolidated financial statements of Norske Skog Canada Limited ("the Company" or "NorskeCanada") are expressed in millions of Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). A reconciliation to accounting principles generally accepted in the United States is included in note 23.

    Effective July 1, 2000, the Company changed its fiscal year-end from June 30 to December 31. On December 15, 2000, the Company changed its name from Fletcher Challenge Canada Limited to Norske Skog Canada Limited. On August 27, 2001, the Company transferred its jurisdiction of incorporation so that it is governed under the federal Canada Business Corporations Act.

    (a) BASIS OF PRESENTATION

       The consolidated financial statements include the accounts of the Company and from their respective dates of acquisition of control or formation, its wholly-owned subsidiaries and partnership. The Company's 50.1% proportionate share of Powell River Energy Inc. ("PREI"), a joint venture between Great Lakes Power Inc. ("Great Lakes") and the Company, is accounted for using the proportionate consolidation method. All inter-company transactions and amounts have been eliminated on consolidation.

    (b) USE OF ESTIMATES

       The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from those estimates.

    (c) INVENTORIES

       Inventories, other than supplies which are valued at cost, are valued at the lower of average cost and net realizable value.

    (d) FIXED ASSETS

       Fixed assets are recorded at cost.

       Buildings, machinery and equipment are depreciated on a straight-line basis at rates that reflect estimates of the economic lives of the assets. The rates for major classes of assets are:

        Buildings...............................................  2.5 - 5.0%
        Pulp and paper machinery and equipment..................        5.0%

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       During periods of major production interruption, an obsolescence amount of 10% of normal depreciation is charged on manufacturing equipment. No depreciation is charged on capital projects during the period of construction. Start-up costs incurred in achieving normal operating capacity on major capital projects are deferred and amortized over a five-year period.

    (e) FINANCING COSTS

       Financing costs included in other assets on the consolidated balance sheet represent the costs of negotiating and securing the Company's long-term debt. Related amortization is included in interest expense on a straight-line basis over the term of the debt.

    (f) SHARE ISSUE COSTS

       Direct costs of issuing shares, net of income tax recoveries thereon, are applied to reduce the value of consideration assigned to such shares.

    (g) REVENUE RECOGNITION

       The Company recognizes revenues upon shipment when the significant risks and rewards of ownership are transferred to the customer. Title of the products is typically transferred to the customers at the time of shipment and payment is based on agreed prices and credit terms contained on sales invoices. Customers have no contractual right of return, except in the event of a quality issue. Freight costs are charged against gross revenue in determining net sales.

    (h) FOREIGN CURRENCIES

       The majority of the Company's sales are denominated in foreign currencies, principally the U.S. dollar. Revenue and expense items denominated in foreign currencies are translated at the rates of exchange prevailing during the period. Monetary assets and liabilities of the Company's operations denominated in foreign currencies are translated at the period-end exchange rates. Non-monetary assets and liabilities are translated at rates of exchange in effect when the assets are acquired or obligations incurred. Foreign exchange gains and losses are reflected in net earnings for the period.

    (i) DERIVATIVE FINANCIAL INSTRUMENTS

       The Company uses derivative financial instruments for hedging purposes in the management of foreign currency, interest rate and commodity price exposures. The Company's policy is not to use derivatives for trading or speculative purposes. Risk management strategies and relationships are formally documented and assessed on a regular, on-going basis to ensure the derivatives are effective in offsetting changes in fair values or cash flows of hedged items.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       Foreign exchange exposure to foreign currency receipts and related receivables, primarily in U.S. currency, is managed through the use of foreign exchange forward contracts and options. Resulting foreign exchange translation gains and losses are recognized when realized on maturity in "Net sales".

       Price risk associated with the sale of products or purchase of certain inputs, primarily oil and gas is managed from time to time, through the use of commodity swaps. Resulting realized gains and losses are recognized when realized on maturity in "Net sales" or "Cost of sales".

       Foreign currency exposure on long-term debt denominated in U.S. currency is managed through the use of forward exchange contracts and options. Resulting gains and losses are accrued under other assets or liabilities on the balance sheet and recognized in 'Foreign exchange gain (loss) on translation of long-term debt', offsetting the respective translation gains and losses recognized on the underlying foreign currency long-term debt. The forward premium or discount on forward foreign exchange contracts used to hedge foreign currency long-term debt is initially deferred and amortized prospectively as an adjustment to interest expense over the term of the forward contract.

       Exposure to interest rates on long-term debt is managed through the use of interest swaps. These swap agreements require the periodic exchange of payments without the exchange of the notional principal amount on which the payments are based. Settlement amounts under interest swap agreements are recognized as adjustments to interest expense.

    (j) INCOME TAXES

       Income taxes are accounted for under the liability method. Future income tax assets and liabilities are determined based on "temporary differences" (differences between the accounting basis and the tax basis of the assets and liabilities) and non-capital loss carry-forwards and are measured using the current tax rates and laws expected to apply when these differences reverse. Future tax benefits, including non-capital loss carry-forwards, are recognized to the extent that realization of such benefits is considered more likely than not. The effect on future tax assets and liabilities of a change in tax rates is recognized in earnings in the period that substantive enactment or enactment occurs.

    (k) ENVIRONMENTAL COSTS

       Environmental expenditures are expensed or capitalized depending upon their future economic benefit. Expenditures that prevent future environmental contamination are capitalized as fixed assets. Expenditures that relate to an existing condition caused by past operations are expensed. Liabilities are recorded on an undiscounted basis when rehabilitation efforts are likely to occur and the costs can be reasonably estimated.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (l) EMPLOYEE FUTURE BENEFITS

       The estimated cost for pensions and other post-retirement benefits provided to employees by the Company is accrued using actuarial techniques and assumptions, including an appropriate discount rate, during the employees' active years of service.

    (m) EARNINGS PER SHARE

       Basic earnings per share are computed by dividing net earnings by the weighted average shares outstanding during the reporting period. Diluted earnings per share are computed using the treasury stock method.

    (n) MARKETABLE SECURITIES

       Marketable securities are valued at the lower of cost or quoted market value.

    (o) COMPARATIVE FIGURES

       Certain comparative figures have been reclassified to conform with the presentation adopted for the current year.

    (p) ACCOUNTING POLICY CHANGES:

       STOCK-BASED COMPENSATION PLANS

       Effective January 1, 2002, the Company adopted the Canadian Institute of Chartered Accountants' ("CICA") new Handbook Section 3870, STOCK-BASED COMPENSATION AND OTHER STOCK-BASED Payments. Under the new standard, stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, granted on or after January 1, 2002, are accounted for using the fair value based method. No compensation cost is required to be recorded for all other stock-based employee compensation awards. Consideration paid by employees on the exercise of stock options is recorded as share capital and contributed surplus. The Company discloses the pro forma effect of accounting for these awards under the fair-value based method [see note 14(c)]. The adoption of this new standard has resulted in no changes to amounts previously reported.

       FOREIGN CURRENCY TRANSLATION

       Effective January 1, 2002, the Company adopted the CICA's revised Handbook Section 1650, FOREIGN CURRENCY TRANSLATION. The revised standard eliminates the deferral and amortization of foreign currency translation gains and losses on long-lived monetary items. The revised standard also requires disclosure of these foreign exchange gains and losses.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
       The revised standard has been applied retroactively, with restatement of prior periods, resulting in a reduction to amounts previously reported at December 31, 2001 for other assets of $17.1, future income taxes of $3.0, and retained earnings of $14.1. The restatement of prior period earnings resulted in a loss on translation of long-term debt for the year ended December 31, 2001 of $17.1 and an income tax recovery of $3.0 for that period related to unrealized foreign currency exchange losses previously deferred.

2.  SPECIAL DISTRIBUTION

       On August 28, 2001, the Company paid a special distribution ("Special Distribution") of $1,490.3 ($12.00 per common share), which consisted of a return of capital of $943.8 ($7.60 per common share) and a special dividend of $546.5 ($4.40 per common share).

3.  ACQUISITION AND DISPOSAL

    (a) ACQUISITION OF PACIFICA PAPERS INC.

       On August 27, 2001, the Company completed the Acquisition ("Acquisition") of Pacifica Papers Inc. ("Pacifica"). Under the terms of an arrangement agreement ("Arrangement") between both companies, the Pacifica shareholders were entitled, for each of their shares, to elect to receive either: (i) 2.1 NorskeCanada common shares ("Shares Option"), or
       (ii) 1.0 NorskeCanada common share and $7.50 in cash ("Partial
       Cash Option").

       The Company based its valuation on $7.00 per common share, which represented the weighted average trading price of its common shares over the twenty-day period prior to the signing and announcement of the Arrangement on March 25, 2001, as adjusted for the Special Distribution.

       Upon closing, shareholders owning 21,050,273 of Pacifica's shares elected to receive the Shares Option and shareholders owning 6,415,307 of Pacifica's shares elected to receive the Partial Cash Option.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3.  ACQUISITION AND DISPOSAL (CONTINUED)
       The Acquisition has been accounted for by using the purchase method of accounting. The following amounts were assigned to the assets and liabilities acquired, based on their fair value as at August 31, 2001 (the effective date of the Acquisition for accounting purposes):

    ASSETS ACQUIRED:
    Current assets..............................................  $  237.9
    Fixed assets................................................   1,302.4
    Other assets................................................       9.3
                                                                  --------
                                                                  $1,549.6
                                                                  --------
    LIABILITIES ASSUMED:
    Current liabilities.........................................  $  164.9
    Operating loan..............................................      23.3
    Long-term debt..............................................     591.5
    Other long-term liabilities.................................      80.9
    Future income taxes.........................................     260.6
                                                                  --------
                                                                  $1,121.2
                                                                  --------
    FAIR VALUE OF NET ASSETS ACQUIRED...........................  $  428.4
                                                                  ========
    CONSIDERATION PAID:
    Cash, including transaction costs...........................  $   74.1
    Common shares...............................................     354.3
                                                                  --------
                                                                  $  428.4
                                                                  ========

       Liabilities assumed on Acquisition included severance and restructuring costs of $67.0 related to the permanent closure of the Powell River kraft pulp mill operations in November 2001 and elimination of 120 positions at the Company's corporate and sales offices and its Port Alberni operations. The closure of the Powell River kraft pulp mill operations, which included the mill's groundwood and woodroom operations, resulted in the elimination of 282 positions. During the current year, the long-term component of associated severance liabilities, which amounted to $19.4, was reclassed from current liabilities to other long-term liabilities (note 9).

       Liabilities assumed on Acquisition also included an increase of $23.2 related to the fair value of Pacifica's US$200.0 senior notes (note 10).

    (b) DISPOSAL OF MACKENZIE PULP OPERATIONS

       On June 15, 2001, the Company sold its Mackenzie pulp operations for net proceeds of $138.4, resulting in a loss of $19.0, net of an income tax recovery of $12.4. The net proceeds of disposal ("Disposal") included 1,750,000 shares of Pope & Talbot Inc., which had a quoted

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

3.  ACQUISITION AND DISPOSAL (CONTINUED)
       market value of $34.6 on the closing date (see note 5). The assets and liabilities disposed of were $185.9 and $28.5, respectively.

4.  CASH AND SHORT-TERM INVESTMENTS

                                                                  DECEMBER 31
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
Cash and short-term investments.............................   $104.8     $   --
                                                               ======     ======

    At December 31, 2001, cash and short-term investments included term deposits and commercial paper at market rates averaging 2.3%. The short-term investments had a maturity date within 30 days, were readily convertible into cash and were considered cash equivalents.

5.  MARKETABLE SECURITIES

                                                                  DECEMBER 31
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
Marketable securities.......................................   $ 34.4     $   --
                                                               ======     ======

    On March 28, 2002, the Company sold its 1,750,000 shares of Pope & Talbot Inc. for net proceeds of $39.2 and a gain of $4.8.

6.  INVENTORIES

                                                                  DECEMBER 31
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
Specialties.................................................   $ 42.8     $ 56.7
Newsprint...................................................     25.7       23.1
Pulp........................................................     24.4       16.5
Wood chips, pulp logs and other fibre.......................     52.3       58.8
Operating and maintenance supplies..........................     85.3       87.6
                                                               ------     ------
                                                               $230.5     $242.7
                                                               ======     ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

7.  FIXED ASSETS

                                                                DECEMBER 31, 2001
                                                        ----------------------------------
                                                                   ACCUMULATED    NET BOOK
                                                          COST     DEPRECIATION    VALUE
                                                        --------   ------------   --------
Property, plant and equipment
  Specialties.........................................  $1,417.9      $  263.4    $1,154.5
  Newsprint...........................................   1,196.4         440.6       755.8
  Pulp................................................     890.9         384.8       506.1
                                                        --------      --------    --------
                                                        $3,505.2      $1,088.8    $2,416.4
                                                        ========      ========    ========

                                                                DECEMBER 31, 2002
                                                        ----------------------------------
                                                                   ACCUMULATED    NET BOOK
                                                          COST     DEPRECIATION    VALUE
                                                        --------   ------------   --------
Property, plant and equipment
  Specialties.........................................  $1,496.4      $  339.0    $1,157.4
  Newsprint...........................................   1,187.1         499.2       687.9
  Pulp................................................     912.0         430.7       481.3
                                                        --------      --------    --------
                                                        $3,595.5      $1,268.9    $2,326.6
                                                        ========      ========    ========

8.  OTHER ASSETS

                                                                   DECEMBER 31
                                                              ----------------------
                                                                 2001         2002
                                                              -----------   --------
                                                              (RESTATED--
                                                               NOTE 1P)
Deferred financing costs....................................     $37.4       $25.8
Forward foreign currency contracts hedging long-term debt...      13.4         6.7
Deferred charges and other..................................       5.7         5.2
                                                                 -----       -----
                                                                 $56.5       $37.7
                                                                 =====       =====

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

9.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                  DECEMBER 31
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
Trade accounts payable......................................   $127.6     $174.1
Accrued payroll and related liabilities.....................     53.6       68.7
Severance costs.............................................     42.9        2.1
Other.......................................................     61.5       43.9
                                                               ------     ------
                                                               $285.6     $288.8
                                                               ======     ======

    The severance costs relate to provisions of $50.9 associated with the termination of employees arising from the Acquisition. The Company's severance arrangements included a lump-sum severance and enhancements to the employees' retirement benefits. The enhancement to the retirement benefits comprised of a bridge benefit plus an additional lifetime pension. During the year, $19.4, the non lump-sum component of the severance costs, was reclassified to long-term obligations. With respect to the remaining balance, the amount paid in the year ended December 31, 2002 was $22.3 (2001--$7.1).

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

10. LONG-TERM DEBT

    The Company's long-term debt, including current maturities, is as follows:

                                                                DECEMBER 31
                                                            -------------------
                                                              2001       2002
                                                            --------   --------
RECOURSE
Senior notes, 8.625% due June 2011 (US$250.0).............  $  398.2    $394.9
Senior notes, 10% due March 2009 (US$200.0)
  [note 3(a)].............................................     340.7     335.0
                                                            --------    ------
                                                               738.9     729.9
Revolving operating loan of up to $350.0, due July 2005
  with interest at CDN prime rate/US base rate plus 1.25%
  or LIBOR/BA rate plus 2.25%, at the Company's option....        --     118.7

Term loan, due June 2006, with interest at CDN prime
  rate/US base rate plus 1.25%, or LIBOR/BA rate plus
  2.25%, at the Company's option..........................      72.2        --

Term loan, due August 2007, with interest at US prime rate
  plus 1.75%, or LIBOR plus 2.75%, at the Company's
  option (US$199.0).......................................     316.9        --
                                                            --------    ------
                                                             1,128.0     848.6
                                                            --------    ------
NON-RECOURSE (PREI)
First Mortgage Bonds, 6.387% due July 2009................        --      37.6

Term loan (senior debt), due August 2002, with interest at
  CDN prime rate/US base rate plus 0.25%, or LIBOR/BA rate
  plus 1.25%, at the Company's option.....................      35.1        --

Term loan (junior debt), due August 2002, with interest at
  BA rate plus 3.5%.......................................      11.5        --
                                                            --------    ------
                                                                46.6      37.6
                                                            --------    ------

Total long-term debt......................................   1,174.6     886.2
Less: Current portion.....................................     (10.7)       --
                                                            --------    ------
                                                            $1,163.9    $886.2
                                                            ========    ======

    On May 28, 2002, the Company repaid the outstanding balance on its term loans and used the proceeds from an equity offering (note 14), together with cash on hand and drawings on its then existing credit facilities, to fund the repayment.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

10. LONG-TERM DEBT (CONTINUED)
    On July 19, 2002, the Company replaced its then existing revolving credit facility with a new $350.0 revolving operating loan. Substantially all of the assets of the Company are pledged as security under the new revolving loan and the revolving loan's availability is determined by a borrowing base, calculated on accounts receivable and inventory balances, and includes a covenant to maintain the debt/ capitalization ratio below 60%. An interest coverage covenant is applicable in certain circumstances if the Company incurs secured debt other than under its revolving operating loan. No such debt has been incurred. At December 31, 2002, the unused portion of the revolving operating loan available to the Company, after giving effect to outstanding letters of credit, was $183.1.

    The indentures and agreements governing the Company's senior notes and revolving operating loan contain customary restrictive covenants, including restrictions on the incurrence of additional indebtedness, certain payments including dividends and investments in other persons, the creation of liens, sale and leaseback transactions, certain amalgamations, mergers, consolidations and the use of proceeds arising from certain sales of assets and certain transactions with affiliates. At December 31, 2002, the Company remained in compliance with the covenants under both its credit facilities and bond indentures. However, the Company's Consolidated Fixed Charge Ratio was below the 2.0:1 threshold of the bond indentures, which, while not constituting a default, does prohibit the payment of dividends and limits the amount of additional debt that can be incurred outside of the existing credit facilities.

    On July 24, 2002, PREI refinanced its debt by issuing $75.0 of First Mortgage Bonds due July 2009. The First Mortgage Bonds are secured by a pledge of substantially all the assets of PREI. As part of the refinancing, the Company and Great Lakes each advanced $7.5 to PREI. The Company drew $7.5 from its revolving operating loan to finance its advance.

SCHEDULED LONG-TERM DEBT REPAYMENTS

    The Company's scheduled long-term debt repayments at December 31, 2002 are as follows:

                                                         RECOURSE   NON-RECOURSE
                                                           DEBT         DEBT
                                                         --------   ------------
2003...................................................   $   --        $  --
2004...................................................       --           --
2005...................................................    118.7           --
2006...................................................       --           --
2007...................................................       --           --
Thereafter.............................................    729.9         37.6
                                                          ------        -----
                                                          $848.6        $37.6
                                                          ======        =====

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

10. LONG-TERM DEBT (CONTINUED)
FAIR VALUE OF LONG-TERM DEBT

    The following estimated fair value of the long-term debt at December 31, 2002 and 2001 has been determined based on management's best estimate of the fair value to refinance debt with similar terms at the respective year-end dates:

                                                                DECEMBER 31
                                                            -------------------
                                                              2001       2002
                                                            --------   --------
Recourse..................................................  $1,142.3    $875.4
Non-recourse..............................................      46.6      38.7
                                                            --------    ------
                                                            $1,188.9    $914.1
                                                            ========    ======

11. OTHER LONG-TERM OBLIGATIONS

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
Post-retirement benefits (note 17)..........................   $102.3     $112.7
Pension plans (note 17).....................................     31.3       51.1
Environmental, remedial and other...........................     19.0       24.5
                                                               ------     ------
                                                               $152.6     $188.3
                                                               ======     ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. INCOME TAXES

    The tax effects of temporary differences that give rise to significant future tax liabilities (assets) are as follows:

                                                                DECEMBER 31
                                                           ----------------------
                                                              2001         2002
                                                           -----------   --------
                                                           (RESTATED--
                                                            NOTE 1P)
Future tax liability
  Fixed assets...........................................    $ 654.5     $ 512.0
  Other..................................................       49.3        39.4
                                                             -------     -------
                                                               703.8       551.4
                                                             -------     -------
Future tax assets
  Non-capital loss carry-forwards........................     (131.5)      (56.9)
  Employee future benefits...............................      (50.5)      (60.9)
  Other..................................................      (41.8)      (47.7)
                                                             -------     -------
                                                              (223.8)     (165.5)
Valuation allowance......................................       12.0        11.1
                                                             -------     -------
                                                              (211.8)     (154.4)
                                                             -------     -------
Net future income tax liability..........................    $ 492.0     $ 397.0
                                                             =======     =======

    During the current year, a change in the estimate of prior year tax depreciation claims resulted in $83.0 of future tax assets being transferred out of the future tax asset for non-capital loss carry forwards and netted against the future tax liability for fixed assets.

    The components of income tax expense (recovery) are as follows:

                                                                                         YEAR ENDED
                                                    YEAR ENDED   6 MONTHS ENDED         DECEMBER 31
                                                     JUNE 30,     DECEMBER 31,     ----------------------
                                                       2000           2000            2001         2002
                                                    ----------   ---------------   -----------   --------
                                                                                   (RESTATED--
                                                                                    NOTE 1P)
Current...........................................    $  2.6          $ 1.8          $  5.6       $ 15.7
Future............................................      54.0           50.6            12.1        (91.5)
Release of future taxes related to 3% reduction in
  provincial corporate income tax rate............        --             --           (22.8)          --
Amortization of deferred credits on utilization of
  acquired tax losses.............................     (21.0)          (2.6)          (16.1)          --
                                                      ------          -----          ------       ------
                                                      $ 35.6          $49.8          $(21.2)      $(75.8)
                                                      ======          =====          ======       ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

12. INCOME TAXES (CONTINUED)
    The reconciliation of income taxes calculated at the statutory rate to the actual income tax provision is as follows:

                                                                                            6 MONTHS
                                                                                              ENDED
                                                                  YEAR ENDED              DECEMBER 31,
                                                                 JUNE 30, 2000                2000
                                                              -------------------      -------------------
Income tax expense (recovery) at Canadian statutory rates...   $ 52.0      38.5%        $50.9       38.5%

Increase (decrease) in income taxes for:
  Non-taxable income and expenses...........................      0.4       0.3           0.7        0.5
  Release of future income taxes related to 3% reduction in
    provincial corporate income tax rate....................       --        --            --         --
  Amortization of deferred credits on utilization of
    acquired tax losses.....................................    (21.0)    (15.5)         (2.6)      (2.0)
  Change in the future income tax estimate for prior
    years...................................................       --        --            --         --
  Large corporations tax....................................      2.6       1.9           0.8        0.6
  Other.....................................................      1.6       1.2            --         --
                                                               ------     -----         -----       ----
Income tax expense (recovery)...............................   $ 35.6      26.4%        $49.8       37.6%
                                                               ======     =====         =====       ====

                                                                         YEAR ENDED DECEMBER 31
                                                              --------------------------------------------
                                                                     2001                     2002
                                                              -------------------      -------------------
                                                                  (RESTATED--
                                                                   NOTE 1P)
Income tax expense (recovery) at Canadian statutory rates...   $  9.0      38.5%        $(70.7)    (35.5)%

Increase (decrease) in income taxes for:
  Non-taxable income and expenses...........................      4.2      18.0           (1.9)     (1.0)
  Release of future income taxes related to 3% reduction in
    provincial corporate income tax rate....................    (22.8)    (97.8)            --        --
  Amortization of deferred credits on utilization of
    acquired tax losses.....................................    (16.1)    (69.0)            --        --
  Change in the future income tax estimate for prior
    years...................................................       --        --           (9.7)     (4.9)
  Large corporations tax....................................      4.5      19.3            5.7       2.9
  Other.....................................................       --        --            0.8       0.4
                                                               ------     -----         ------     -----
Income tax expense (recovery)...............................   $(21.2)    (91.0)%       $(75.8)    (38.1)%
                                                               ======     =====         ======     =====

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

13. DEFERRED CREDITS

                                                                  DECEMBER 31
                                                              -------------------
                                                                2001       2002
                                                              --------   --------
Beginning of year...........................................   $ 35.6      $8.5
Amortization of deferred credits on utilization of acquired
  tax losses................................................    (16.1)       --
Adjustment related to acquired tax losses...................     (8.9)       --
Adjustment resulting from a 3% reduction in provincial
  corporate income tax rate.................................     (2.1)       --
                                                               ------      ----
End of year.................................................   $  8.5      $8.5
                                                               ======      ====

    In prior years, the Company acquired from wholly owned subsidiaries of Fletcher Challenge Limited, the majority shareholder up to July 28, 2000, companies with tax losses carried forward. The purchase price of these companies is subject to adjustment under certain conditions. No price adjustments were made during the year ended December 31, 2002 (2001--$1.8). The deferred credit impact associated with the adjustment related to the acquired tax losses was $nil for the year ended December 31, 2002 (2001: $8.9).

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

14. SHARE CAPITAL

    (a) AUTHORIZED, ISSUED AND OUTSTANDING

                                   JUNE 30, 2000 AND
                                   DECEMBER 31, 2000        DECEMBER 31, 2001        DECEMBER 31, 2002
                                 ----------------------   ----------------------   ----------------------
                                   SHARES         $         SHARES         $         SHARES         $
                                 -----------   --------   -----------   --------   -----------   --------
        Authorized:
          Common shares........           --                Unlimited                Unlimited
          Preferred shares.....           --              100,000,000              100,000,000
          Class A common shares
            without par
            value..............  150,000,000                       --                       --
          Class B preferred
            shares without par
            value..............  100,000,000                       --                       --
                                 ===========              ===========              ===========
        Issued and outstanding:
          Class A common
            shares.............  124,189,252   1,262.6             --        --             --       --
          Common shares........           --        --    174,810,132     673.1    205,910,132    884.6
          Series 1 Class B
            preferred shares...    1,572,926     157.3             --        --             --       --
          Less: Held by a
            wholly-owned
            subsidiary.........   (1,572,926)   (157.3)            --        --             --       --
                                 -----------   -------    -----------   -------    -----------    -----
                                 124,189,252   1,262.6    174,810,132     673.1    205,910,132    884.6
                                 ===========   =======    ===========   =======    ===========    =====
        Continuity of common
          shares, whether
          Class A or Common
          shares:
          Beginning of
            period.............  124,189,252   1,262.6    124,189,252   1,262.6    174,810,132    673.1
          Special Distribution
            (note 2)...........           --        --             --    (943.8)            --       --
          Issue of common
            shares.............           --        --     50,620,880     354.3     31,100,000    217.7
          Share issue costs
            (net of income tax
            recovery of
            $3.4)..............           --        --             --        --             --     (6.2)
                                 -----------   -------    -----------   -------    -----------    -----
          End of year..........  124,189,252   1,262.6    174,810,132     673.1    205,910,132    884.6
                                 ===========   =======    ===========   =======    ===========    =====

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

14. SHARE CAPITAL (CONTINUED)
       Pursuant to the terms of the Special Distribution, the designation of Class A common shares changed to common shares. The Company redeemed the Series 1 Class B preferred shares held by a subsidiary company during the year.

       On May 28, 2002, the Company issued 31,100,000 common shares for net cash proceeds of $208.1. The Company used the funds to repay its term debt (note 10).

    (b) STOCK OPTION PLANS

       The Company has an employee share option plan for its key officers and management.

       Pursuant to the terms of the Company's employee share option plan and in connection with the Special Distribution (note 2), all of the Company's outstanding options that were issued in prior years were cancelled effective August 31, 2001 upon payment of $1.00 to each individual plan participant in respect of each series of options held by the participant. The Company subsequently granted new options to key officers and managers. These options have a term of five years and are exercisable as to 1/3 on and after the first anniversary date, as to 2/3 on and after the second anniversary date and as to all on and after the third anniversary date, unless the market price of the common shares exceeds a specified acceleration price, at which time all of the options are exercisable. The stock option plan provides for the issuance of up to a maximum of 5.0 million common shares. Details of the Company's share option plan for the years ended December 31, 2002 and 2001, the six months ended December 31, 2000, and the year ended June 30, 2000, are as follows:

                                                         YEAR ENDED                 6 MONTHS ENDED
                                                       JUNE 30, 2000              DECEMBER 31, 2000
                                                 --------------------------   --------------------------
                                                 NUMBER OF      WEIGHTED      NUMBER OF      WEIGHTED
                                                  COMMON        AVERAGE        COMMON        AVERAGE
                                                  SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE
                                                 ---------   --------------   ---------   --------------
        Beginning of period....................   236,723        $ 27.92       415,845        $23.31
        Granted................................   269,563          16.99       385,000         15.41
        Exercised..............................        --             --            --            --
        Expired or cancelled...................   (90,441)        (20.47)           --            --
                                                  -------        -------       -------        ------
        End of period..........................   415,845        $ 23.31       800,845        $19.77
                                                  =======        =======       =======        ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

14. SHARE CAPITAL (CONTINUED)

                                                                YEAR ENDED DECEMBER 31
                                                -------------------------------------------------------
                                                           2001                         2002
                                                --------------------------   --------------------------
                                                NUMBER OF      WEIGHTED      NUMBER OF      WEIGHTED
                                                 COMMON        AVERAGE        COMMON        AVERAGE
                                                 SHARES     EXERCISE PRICE    SHARES     EXERCISE PRICE
                                                ---------   --------------   ---------   --------------
        Beginning of period...................    800,845       $ 19.77      1,330,000       $ 6.60
        Granted...............................  1,330,000          6.60      3,412,000         5.89
        Exercised.............................         --            --             --           --
        Expired or cancelled..................   (800,845)       (19.77)       (20,000)       (7.13)
                                                ---------       -------      ---------       ------
        End of period.........................  1,330,000       $  6.60      4,722,000       $ 6.08
                                                =========       =======      =========       ======

       The following table summarizes information about stock options outstanding at December 31, 2002:

                                                    OPTIONS OUTSTANDING
                                                ----------------------------      OPTIONS EXERCISABLE
                                                 WEIGHTED                      -------------------------
                                   NUMBER         AVERAGE                          NUMBER       WEIGHTED
                               OUTSTANDING AT    REMAINING       WEIGHTED      EXERCISABLE AT   AVERAGE
        RANGE OF EXERCISE       DECEMBER 31,    OPTION LIFE      AVERAGE        DECEMBER 31,    EXERCISE   ACCELERATED
        PRICES                      2002           (YRS)      EXERCISE PRICE        2002         PRICE        PRICE
        -----------------      --------------   -----------   --------------   --------------   --------   -----------
        $6.60................    1,330,000          3.7            $6.60           443,333       $6.60       $ 9.47
        $7.13................    1,138,000          4.1             7.13                --          --        10.00
        $5.25................    2,254,000          4.8             5.25                --          --         7.54
                                 ---------          ---            -----           -------       -----       ------
                                 4,722,000          4.3            $6.08           443,333       $6.60       $ 8.68
                                 =========          ===            =====           =======       =====       ======

    (c) STOCK-BASED COMPENSATION

       The Company applies settlement accounting for recording share options granted to directors, officers and employees. If the fair value method had been used to determine compensation cost for share options granted to directors, officers and employees, the Company's net loss and loss per share would have been as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      2002
                                                                  -------------
        Net loss:
          As reported...........................................     $(123.3)
          Pro forma.............................................      (123.9)
        Net loss per common share (in dollars):
          As reported...........................................     $ (0.64)
          Pro forma.............................................       (0.64)

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

14. SHARE CAPITAL (CONTINUED)
       The fair value of share options was estimated using the Black-Scholes option-pricing model with the following assumptions:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      2002
                                                                  -------------
        Risk-free interest rate (%).............................       5.0%
        Annual dividends per share..............................        Nil
        Expected stock price volatility (%).....................      27.3%
        Average fair value of options granted...................      $1.75

       The average expected life of the options used in the option-pricing model was determined to be four years.

15. EARNINGS PER SHARE

    The following weighted average number of shares were used for computation of earnings per share:

                                                                    6 MONTHS            YEAR ENDED
                                                     YEAR ENDED       ENDED            DECEMBER 31
                                                      JUNE 30,    DECEMBER 31,    ----------------------
                                                        2000          2000           2001         2002
                                                     ----------   -------------   -----------   --------
                                                                                  (RESTATED--
                                                                                   NOTE 1P)
Net earnings (loss) reported.......................    $ 99.4        $ 82.5         $ 44.5      $(123.3)
Weighted average shares used in computation of
  basic earnings per share (in millions)...........     124.2         124.2          141.1        193.4
Weighted average shares from assumed conversion of
  dilutive options (in millions)...................        --            --             --           --
Weighted average shares used in computation of
  diluted earnings per share (in millions).........     124.2         124.2          141.1        193.4
Basic and diluted earnings (loss) per share (in
  dollars).........................................    $ 0.80        $ 0.66         $ 0.32      $ (0.64)

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

16. OTHER EXPENSE, NET

                                                                                           YEAR ENDED
                                                        YEAR ENDED   6 MONTHS ENDED        DECEMBER 31
                                                         JUNE 30,     DECEMBER 31,     -------------------
                                                           2000           2000           2001       2002
                                                        ----------   ---------------   --------   --------
Write-off of deferred financing costs.................     $  --          $ --          $  --      $15.8
Gain on sale of marketable securities (note 5)........        --            --             --       (4.8)
Loss on sale of Mackenzie pulp operations
  [note 3(b)].........................................        --            --           31.4         --
Abandoned acquisition costs...........................      13.0            --             --         --
Provision for credit risk on commodity swaps
  (note 18)...........................................        --            --            6.5         --
Other.................................................      (5.9)          2.1            2.3        2.3
                                                           -----          ----          -----      -----
                                                           $ 7.1          $2.1          $40.2      $13.3
                                                           =====          ====          =====      =====

    The write-off of the deferred financing costs was associated with term and operating credit facilities that were repaid in May 2002 and July 2002
(note 10).

    The Company incurred costs of $13.0 in respect of the proposed acquisition of the operations and assets of the paper division of Fletcher Challenge Limited. Shareholder approval, which was a prerequisite for the transaction, was not obtained at the Extraordinary General Meeting held on November 2, 1999. Accordingly, the costs were included in other expense for the year ended
June 30, 2000.

17. EMPLOYEE FUTURE BENEFITS

    The Company maintains pension benefit plans, which include defined benefit and defined contribution segments, that are available to all salaried employees and to hourly employees not covered by union pension plans. Employees hired subsequent to January 1, 1994 enroll in the defined contribution segment.

    The defined benefit segment provides a pension based on years of service and earnings. For the defined contribution segment, the Company's contributions are based on a percentage of an employee's earnings with the employee's pension benefits based on these contributions along with investment earnings from those contributions. For the defined contribution segment, the Company's funding obligations are satisfied upon crediting contributions to an employee's account.

    The Company provides other benefit plans consisting of group health care and life insurance benefits to eligible retired employees and their dependents. Assumed health care trend rates have a significant effect on the amounts reported for the post-retirement medical plans.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

17. EMPLOYEE FUTURE BENEFITS (CONTINUED)
    Information concerning the Company's defined benefit plans, in aggregate, is as follows:

                                                                PENSION BENEFIT        OTHER BENEFIT
                                                                     PLANS                 PLANS
                                                                  DECEMBER 31           DECEMBER 31
                                                              -------------------   -------------------
                                                                2001       2002       2001       2002
                                                              --------   --------   --------   --------
PLAN ASSETS
  Fair value at beginning of year...........................   $227.1     $253.8     $   --     $   --
  Actual return on plan assets..............................       --      (11.2)        --         --
  Service cost of defined contribution segment..............     (3.0)      (4.2)        --         --
  Sale of Mackenzie pulp operations.........................     (0.7)        --         --         --
  Acquisition of Pacifica Papers Inc........................     47.2         --         --         --
  Employee contributions....................................       --        0.6         --         --
  Company contributions.....................................      4.8        9.9        2.9        3.5
  Other.....................................................       --        0.5         --         --
  Benefit payments..........................................    (21.6)     (25.4)      (2.9)      (3.5)
                                                               ------     ------     ------     ------
  Fair value at end of year.................................    253.8      224.0         --         --
                                                               ------     ------     ------     ------
ACCRUED BENEFIT OBLIGATION
  Beginning of year.........................................    226.2      300.2       79.7      115.3
  Service cost of defined benefit segment...................      2.1        4.4        1.9        3.3
  Interest cost on accrued benefit obligation...............     16.7       20.3        5.9        9.1
  Employee contributions....................................       --        0.6         --         --
  Benefit payments..........................................    (21.6)     (25.4)      (2.7)      (3.5)
  Sale of Mackenzie pulp operations.........................     (0.8)        --       (2.5)        --
  Acquisition of Pacifica Papers Inc........................     62.9         --       24.9         --
  Powell River and Alberni downsizing.......................       --       19.4         --         --
  Redesign of post-retirement benefits......................       --         --       (3.0)        --
  Changes to the Provincial Medical Services Plan...........       --         --         --       36.2
  Actuarial loss (gain) and other adjustments...............     14.7        0.9       11.1       (0.3)
                                                               ------     ------     ------     ------
  End of year...............................................    300.2      320.4      115.3      160.1
                                                               ------     ------     ------     ------
PLAN DEFICIT................................................     46.4       96.4      115.3      160.1

UNRECOGNIZED AMOUNTS
  Transitional balance......................................      1.8        1.1         --         --
  Past service costs........................................     (1.1)      (0.9)       3.0        2.8
  Actuarial loss............................................    (15.8)     (45.5)     (16.0)     (50.2)
                                                               ------     ------     ------     ------
Employee future benefits liability..........................   $ 31.3     $ 51.1     $102.3     $112.7
                                                               ======     ======     ======     ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

17. EMPLOYEE FUTURE BENEFITS (CONTINUED)
    The Company's net expense for Company-maintained benefit plans is:

                                                                                          YEAR ENDED
                                                       YEAR ENDED   6 MONTHS ENDED        DECEMBER 31
                                                        JUNE 30,     DECEMBER 31,     -------------------
                                                          2000           2000           2001       2002
                                                       ----------   ---------------   --------   --------
PENSION BENEFIT PLANS
Current service cost.................................    $  4.5          $ 2.4         $  5.4     $  8.6
Interest cost........................................      14.1            7.7           16.7       20.6
Expected return on plan assets.......................     (16.4)          (7.9)         (17.6)     (20.1)
Amortization of unrecognized amounts.................       0.8            0.3            0.7        0.3
                                                         ------          -----         ------     ------
                                                         $  3.0          $ 2.5         $  5.2     $  9.4
                                                         ======          =====         ======     ======

                                                                                          YEAR ENDED
                                                       YEAR ENDED   6 MONTHS ENDED        DECEMBER 31
                                                        JUNE 30,     DECEMBER 31,     -------------------
                                                          2000           2000           2001       2002
                                                       ----------   ---------------   --------   --------
OTHER BENEFIT PLANS
Current service cost.................................    $  1.6          $ 0.9         $  1.9     $  3.4
Interest cost........................................       4.6            2.6            6.2        9.3
Amortization of unrecognized amounts.................       0.1             --            0.2        1.7
                                                         ------          -----         ------     ------
                                                         $  6.3          $ 3.5         $  8.3     $ 14.4
                                                         ======          =====         ======     ======

    Actuarial assumptions used in accounting for the Company-maintained benefit plans are:

                                                                                          YEAR ENDED
                                                       YEAR ENDED   6 MONTHS ENDED        DECEMBER 31
                                                        JUNE 30,     DECEMBER 31,     -------------------
                                                          2000           2000           2001       2002
                                                       ----------   ---------------   --------   --------
Discount rate........................................     6.25%           7.0%          6.5%       6.5%
Expected return on plan assets.......................      7.5%           7.5%          8.0%       7.5%
Compensation increases...............................      4.0%           4.0%          3.5%       3.0%
Health care trend rate--medical and dental...........      5.0%           5.0%          5.0%       5.0%
Health care trend rate--extended health (decrease in
  1% increments until 2006 to 5%)....................     11.0%          11.0%         10.0%       9.0%

    Unionized employees of the Company and its subsidiaries are members of industry-wide benefit plans to which the Company contributes a predetermined amount per hour worked by an employee. The pension expense for these plans is equal to the Company's contribution of $16.2 in the year (year ended
December 31, 2001--$11.2; 6 months ended December 31, 2000--$4.5; year ended June 30, 2000--$10.4).

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

18. FINANCIAL INSTRUMENTS

    (a) DERIVATIVE FINANCIAL INSTRUMENTS:

       The Company uses financial instruments to reduce its exposure to foreign currency and price risk associated with its revenues, energy costs and long-term debt. The Company also uses interest rate swaps to reduce its exposure to long-term fixed interest rates associated with its senior notes.

    (b) REVENUE AND COST HEDGING INSTRUMENTS

       Foreign currency options and forward contracts outstanding to sell US dollars were as follows:

       As at December 31, 2001:

                                                         OPTIONS
                                     -----------------------------------------------
                                             FLOOR                   CEILING             FORWARD CONTRACTS
                                     ----------------------   ----------------------   ----------------------
                                                   AVERAGE                  AVERAGE                  AVERAGE
        TERM                         US$MILLIONS     RATE     US$MILLIONS     RATE     US$MILLIONS     RATE
        ----                         -----------   --------   -----------   --------   -----------   --------
        0 to 12 months.............      $ 96       1.5344        $ 96       1.6020        $389       1.5229
        13 to 24 months............        51       1.5277          51       1.5787          81       1.5105

       As at December 31, 2002:

                                                         OPTIONS
                                     -----------------------------------------------
                                             FLOOR                   CEILING             FORWARD CONTRACTS
                                     ----------------------   ----------------------   ----------------------
                                                   AVERAGE                  AVERAGE                  AVERAGE
        TERM                         US$MILLIONS     RATE     US$MILLIONS     RATE     US$MILLIONS     RATE
        ----                         -----------   --------   -----------   --------   -----------   --------
        0 to 12 months.............      $297       1.5595        $285       1.6095        $118       1.5330
        13 to 24 months............       133       1.5695         127       1.6263          38       1.6123

       At December 31, 2002, no commodity price hedging instruments for product sales of the Company were outstanding. The Company has an oil swap to purchase 240,000 bbls at a contract rate of US$23.74 per bbl, settling between November 2003 and March 2004.

    (c) LONG-TERM DEBT HEDGING INSTRUMENTS

       The Company has forward foreign exchange contracts to acquire US dollars totalling US$349.0 over a five-year period at rates averaging 1.5701. In addition, the Company has entered into cancellable and non-cancellable interest rate swaps on US$105.0 under which it will receive a fixed rate receipt at 8.625% and pay a floating rate averaging LIBOR plus 2.51%. The termination dates are June 15, 2009 and June 15, 2011, and the cancellation dates range from June 15, 2005 to June 15, 2008.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

18. FINANCIAL INSTRUMENTS (CONTINUED)
    (d) CREDIT RISK

       The Company is exposed to credit risk on accounts receivable from customers. Its customers are mainly in the newspaper publishing, commercial printing and paper manufacturing businesses. To manage its credit risk, the Company has credit policies which include the analysis of the financial position of its customers and the regular review of their credit limits. In certain offshore markets, the Company requires bank letters of credit or utilizes credit insurance.

       The Company is exposed to credit risk on its short-term investments. The Company manages this credit risk by investing in short-term obligations of, or guaranteed by, the Canadian or certain provincial governments, major Canadian chartered banks, high-grade corporate issuers and related companies.

       The Company is exposed to credit risk with counterparties to the Company's options and forward foreign currency contracts. The Company limits the possibility of non-performance by dealing with major financial institutions.

    (e) FAIR VALUE

       Estimated fair values of financial instruments, which differ from carrying values, are as follows:

                                                      DECEMBER 31, 2001             DECEMBER 31, 2002
                                                 ---------------------------   ---------------------------
                                                 CARRYING VALUE   FAIR VALUE   CARRYING VALUE   FAIR VALUE
                                                 --------------   ----------   --------------   ----------
        Forward contracts and options hedging
          future U.S. dollar revenues..........      $  --          $(33.3)         $ --           $(8.7)
        Commodity swaps hedging future oil and
          gas purchases........................         --              --            --              --
        Forward contracts hedging long-term
          debt repayable in U.S. dollars.......       13.4             3.8           6.7            12.7
        Fixed to floating interest swaps.......         --            (1.1)           --            16.9

       The fair value of options and forward foreign currency contracts is based on mid-market rates from financial institutions.

19. RELATED PARTY TRANSACTIONS

    Related parties include Norske Skogindustrier ASA ("Norske Skog"), the majority shareholder from July 29, 2000 to August 27, 2001 and a significant shareholder thereafter, together with its U.S. subsidiaries and affiliates and Norske Skog North America LLC, a joint venture between Norske Skog and the Company, and Fletcher Challenge Limited ("FCL") the majority shareholder up to and

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

19. RELATED PARTY TRANSACTIONS (CONTINUED) including July 28, 2002, together with its subsidiaries and affiliates. Transactions or balances with these related parties, not otherwise disclosed in these financial statements, are as follows:

                                                                                              YEAR ENDED
                                                         YEAR ENDED   6 MONTHS ENDED         DECEMBER 31
                                                          JUNE 30,     DECEMBER 31,     ----------------------
                                                            2000           2000           2001          2002
                                                         ----------   ---------------   --------      --------
Norske Skog
  Selling, general and administrative..................     $              $              $ --          $0.2
  Accounts payable.....................................       --            0.2            0.8            --

Norske Skog North America LLC
  Commission expenses..................................       --             --             --           3.8
  Net loss.............................................       --             --             --           0.1
  Investment (US$0.5)..................................       --             --            0.8           0.8
  Accounts payable.....................................       --             --             --           0.3

FCL
  Net sales............................................      1.5             --             --            --
  Accounts receivable..................................      0.6             --             --            --

    The Company participated in Norske Skog's global property and liability insurance programs from January 1, 2001 to June 30, 2002.

    Product sales to related parties are in accordance with normal trade practices.

    In prior years, the Company acquired, from wholly owned subsidiaries of FCL, companies with losses carried forward. The purchase price of these companies is subject to adjustment under certain conditions and $1.8 was paid in respect of such adjustments in the year ended December 31, 2001 ($20.8 was included in accounts receivable at December 31, 2000, and was received subsequent to the period end; $12.6 was received in the year ended June 30, 2000).

    The Company undertakes certain transactions with companies affiliated with directors of the Company. These transactions are in the normal course of business and are on the same terms as those accorded to non-related parties. During 2002, the Company paid aggregate fees of $0.1 (year ended December 31, 2001--$1.1; 6 months ended December 31, 2000--$nil; year ended June 30, 2000--$nil) primarily for legal services to companies affiliated with directors of the Company. The Company has charged the costs to selling, general and administrative expenses.

    The Company has advanced interest-free loans to three officers of the Company. As at December 31, 2002, the balance outstanding is $0.7 (December 31, 2001--$0.8).

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

20. SEGMENTED INFORMATION

    The Company operates in three business segments:

       Specialties--Manufacture and sale of groundwood specialty printing papers and kraft paper
       Newsprint--Manufacture and sale of newsprint
       Pulp--Manufacture and sale of softwood pulps

    Subsequent to December 31, 2001, the Company segregated its newsprint activities from those relating to groundwood specialty printing papers and reports the results of these activities separately as the Newsprint and Specialties segments. Effective January 1, 2003, the Company segregated its kraft paper activities from its pulp business segment and included it in its specialties business segment. Segment information for prior periods has been restated to reflect these changes.

    The segments are managed separately and all manufacturing facilities are located in Canada.

    The accounting policies of the segments are the same as described in the Summary of Significant Accounting Policies in note 1. Segment performance is evaluated based on operating earnings (loss) before other income (expense), interest income (expense), and income taxes. Inter-segment sales consist of slush pulp transfers at market prices up to September 30, 2001, and at cost thereafter.

                                                                YEAR ENDED JUNE 30, 2000
                                            ----------------------------------------------------------------
                                                                                 CORPORATE &
                                            SPECIALTIES   NEWSPRINT     PULP     ELIMINATIONS   CONSOLIDATED
                                            -----------   ---------   --------   ------------   ------------
Net sales to external customers...........    $311.6       $414.9      $526.8      $    --        $1,253.3
Inter-segment sales.......................        --           --       108.4       (108.4)             --
Operating earnings (loss).................      33.2        (28.6)       99.3           --           103.9
Depreciation and amortization.............      24.1         45.4        44.8           --           114.3
Total assets..............................     290.1        587.9       866.4        854.9         2,599.3
Additions to fixed assets.................       6.6         13.6        37.0           --            57.2

                                                            6 MONTHS ENDED DECEMBER 31, 2000
                                            ----------------------------------------------------------------
                                                                                 CORPORATE &
                                            SPECIALTIES   NEWSPRINT     PULP     ELIMINATIONS   CONSOLIDATED
                                            -----------   ---------   --------   ------------   ------------
Net sales to external customers...........    $182.3       $262.9      $283.8      $    --        $  729.0
Inter-segment sales.......................        --           --        64.1        (64.1)             --
Operating earnings........................      23.7         24.5        59.8           --           108.0
Depreciation and amortization.............      13.9         22.8        23.1           --            59.8
Total assets..............................     291.6        623.4       875.9        929.7         2,720.6
Additions to fixed assets.................      11.4          8.2        38.8           --            58.4

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

20. SEGMENTED INFORMATION (CONTINUED)

                                                              YEAR ENDED DECEMBER 31, 2001
                                            ----------------------------------------------------------------
                                                                                 CORPORATE &
                                            SPECIALTIES   NEWSPRINT     PULP     ELIMINATIONS   CONSOLIDATED
                                            -----------   ---------   --------   ------------   ------------
Net sales to external customers...........    $ 563.6      $489.2      $335.9      $    --        $1,388.7
Inter-segment sales.......................         --          --       124.1       (124.1)             --
Operating earnings (loss).................       72.2        37.3       (29.8)          --            79.7
Depreciation and amortization.............       36.1        48.4        46.7           --           131.2
Total assets..............................    1,359.7       914.1       669.3        206.7         3,149.8
Additions to fixed assets.................       29.0        31.3        32.4           --            92.7

                                                              YEAR ENDED DECEMBER 31, 2002
                                            ----------------------------------------------------------------
                                                                                 CORPORATE &
                                            SPECIALTIES   NEWSPRINT     PULP     ELIMINATIONS   CONSOLIDATED
                                            -----------   ---------   --------   ------------   ------------
Net sales to external customers...........   $  835.0      $440.6      $206.7      $    --        $1,482.3
Inter-segment sales.......................         --          --       194.6       (194.6)             --
Operating loss............................       (1.3)      (86.0)      (34.6)          --          (121.9)
Depreciation and amortization.............       91.2        63.4        23.9           --           178.5
Total assets..............................    1,368.4       851.8       640.7         32.6         2,893.5
Additions to fixed assets.................       44.2        19.5        18.5           --            82.2

                                                                   YEAR ENDED JUNE 30, 2000
                                                              ----------------------------------
                                                              SPECIALTIES   NEWSPRINT     PULP
                                                              -----------   ---------   --------
Net sales by shipment destination
  Canada....................................................    $ 57.8       $ 69.0      $ 39.3
  United States.............................................     201.1        181.8        62.8
  Pacific Rim...............................................      40.3         85.6       234.9
  Europe and other..........................................      12.4         78.5       189.8
                                                                ------       ------      ------
                                                                $311.6       $414.9      $526.8
                                                                ======       ======      ======

                                                                        6 MONTHS ENDED
                                                                      DECEMBER 31, 2000
                                                              ----------------------------------
                                                              SPECIALTIES   NEWSPRINT     PULP
                                                              -----------   ---------   --------
Net sales by shipment destination
  Canada....................................................    $ 30.9       $ 49.8      $ 19.4
  United States.............................................     120.7        122.9        47.2
  Pacific Rim...............................................      22.7         47.7       101.0
  Europe and other..........................................       8.0         42.5       116.2
                                                                ------       ------      ------
                                                                $182.3       $262.9      $283.8
                                                                ======       ======      ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

20. SEGMENTED INFORMATION (CONTINUED)

                                                                 YEAR ENDED DECEMBER 31, 2001
                                                              ----------------------------------
                                                              SPECIALTIES   NEWSPRINT     PULP
                                                              -----------   ---------   --------
Net sales by shipment destination
  Canada....................................................    $ 71.6       $ 90.9      $ 29.2
  United States.............................................     399.7        225.8        26.7
  Pacific Rim...............................................      56.8         95.6       129.9
  Europe and other..........................................      35.5         76.9       150.1
                                                                ------       ------      ------
                                                                $563.6       $489.2      $335.9
                                                                ======       ======      ======

                                                                 YEAR ENDED DECEMBER 31, 2002
                                                              ----------------------------------
                                                              SPECIALTIES   NEWSPRINT     PULP
                                                              -----------   ---------   --------
Net sales by shipment destination
  Canada....................................................    $ 96.5       $ 80.4      $  1.4
  United States.............................................     618.9        231.7         1.0
  Pacific Rim...............................................     106.9         81.6       100.0
  Europe and other..........................................      12.7         46.9       104.3
                                                                ------       ------      ------
                                                                $835.0       $440.6      $206.7
                                                                ======       ======      ======

21. COMMITMENTS, GUARANTEES AND INDEMNITIES

    The Company is committed to make the following future minimum payments under various operating leases in each of the years ended December 31:

2003........................................................   $ 4.4
2004........................................................     4.9
2005........................................................     4.5
2006........................................................     4.4
2007........................................................     3.6
Subsequent years............................................    26.7
                                                               -----
                                                               $48.5
                                                               =====

    The Company has, over time, provided various indemnities with respect to tax, environment, and general representations and warranties on sales of portions of its business. Significant existing indemnities are as follows:

    The Company sold a portion of its operations in June 2001. In this regard, the Company provided a 10-year environmental indemnity with a maximum liability to the Company of $12.5. This liability has subsequently been reduced by expenditures related to certain decommissioning projects. The Company

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

21. COMMITMENTS, GUARANTEES AND INDEMNITIES (CONTINUED) also provided a tax indemnity which continues while the relevant tax years of the indemnified parties remain open to audit and a general indemnity, capped at $5.0, which expires in 2004. The Company is unable to estimate its potential liability under these indemnities as the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. As such, no liability has been recorded for these potential obligations.

    In connection with a disposition of certain businesses in 1997, the Company provided a tax indemnity, which survives while the relevant tax years of the indemnified parties remain open to audit. The Company does not expect any significant claims with respect to these liabilities and has therefore not recorded any related liability.

22. CONTINGENCY

    In the normal course of its business activities, the Company is subject to a number of claims and legal actions that may be made by customers, suppliers and others in respect of which either an adequate provision has been made or for which no material liability is expected.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

23. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). Significant differences to accounting principles generally accepted in the United States ("U.S. GAAP") are set forth below:

                                                                                        YEAR ENDED
                                                   YEAR ENDED   6 MONTHS ENDED         DECEMBER 31
                                                    JUNE 30       DECEMBER 31     ----------------------
EARNINGS                                              2000           2000            2001         2002
--------                                           ----------   ---------------   -----------   --------
                                                                                  (RESTATED--
                                                                                   NOTE 1P)
Net earnings (loss) in accordance with Canadian
  GAAP...........................................     $99.4          $82.5            $44.5     $(123.3)
U.S. dollar revenue hedges (a)...................      (8.9)          (9.1)           (34.1)       24.6
U.S. dollar long-term debt hedges (b)............        --             --             (9.6)       15.6
Fixed to floating interest swaps (c).............        --             --             (1.1)       18.0
Income tax impact of above items.................       3.5            3.5             15.9       (19.6)
                                                      -----          -----            -----     -------
Net earnings (loss) in accordance with
  U.S. GAAP......................................      94.0           76.9             15.6       (84.7)
Unrealized gain on securities held as
  available-for-sale, net of deferred income
  taxes (d)......................................        --             --              4.4        (4.4)
Minimum pension liability adjustment, net of
  deferred income taxes of $7.9 [2001--$1.9;
  6 months ended December 31, 2000--$nil; year
  ended June 30, 2000--($.4)]....................       0.6           (0.1)            (3.9)      (14.1)
                                                      -----          -----            -----     -------
Comprehensive income (loss) in accordance with
  U.S. GAAP......................................      94.6           76.8            $16.1     $(103.2)
                                                      =====          =====            =====     =======
Basic and diluted net earnings (loss) per share
  in accordance with U.S. GAAP (in dollars)......     $0.76          $0.62            $0.11     $ (0.44)
Basic and diluted weighted average number of
  shares in accordance with U.S. GAAP (in
  millions)......................................     124.2          124.2            141.1       193.4

                                                         DECEMBER 31, 2001     DECEMBER 31, 2002
                                                        -------------------   -------------------
                                                        CANADIAN     U.S.     CANADIAN     U.S.
BALANCE SHEET COMPONENTS                                  GAAP       GAAP       GAAP       GAAP
------------------------                                --------   --------   --------   --------
                                                        (RESTATED--NOTE 1P)
Current assets........................................  $  676.9   $  682.2   $  529.2   $  529.2
Other assets..........................................      56.5       43.8       37.7       61.6
Current liabilities...................................     296.3      326.9      288.8      297.5
Employee future benefits..............................     133.6      145.3      163.8      197.8
Future income taxes...................................     492.0      473.4      397.0      389.2
Shareholders' equity..................................   1,036.5    1,005.4    1,124.7    1,113.7

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

23. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (a) U.S. DOLLAR REVENUE HEDGES

       Under Canadian GAAP, exchange gains and losses on foreign currency options and forward foreign currency contracts used to hedge U.S. dollar revenues are recognized on maturity. Under U.S. GAAP, the Company does not hedge revenues and recognizes the options and contracts on a "marked to market" basis at each reporting period.

    (b) U.S. DOLLAR LONG-TERM DEBT HEDGES

       Under Canadian GAAP, foreign exchange translation gains and losses on forward foreign currency contracts used to hedge U.S. dollar long-term debt are accrued under other assets or liabilities on the balance sheet and recognized in "Foreign exchange gain (loss) on translation of long-term debt", offsetting the respective translation losses and gains recognized on the underlying U.S. dollar long-term debt. The forward premium or discount on forward foreign currency contracts used to hedge the U.S. dollar long-term debt is amortized as an adjustment of interest expense over the term of the forward contract. Under U.S. GAAP, the Company does not hedge long-term debt and recognizes the foreign currency contracts on a "marked to market" basis at each reporting period.

    (c) FIXED TO FLOATING INTEREST SWAPS

       Under Canadian GAAP, interest expense on long-term debt is adjusted to include payments made or received under interest rate swaps. Under U.S. GAAP, the Company does not hedge interest and recognizes the interest rate swaps on a "marked to market" basis at each reporting period.

    (d) MARKETABLE SECURITIES

       Under Canadian GAAP, marketable securities are valued at the lower of cost and quoted market value. Under U.S. GAAP, these securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses, net of tax, are reported as comprehensive income.

    (e) FREIGHT COSTS

       Under Canadian GAAP, the Company includes freight costs as a component of net sales in the statement of earnings. Under U.S. GAAP, freight costs are included as operating expenses. As a result, net sales, cost of sales and operating expenses under U.S. GAAP would increase by $221.7 for the year ended December 31, 2002 (2001--$172.3; 6 months ended December 31, 2000--$78.7; year ended June 30, 2000--$172.7).

    (f) GAINS (LOSSES) ON THE DISPOSAL OF ASSETS

       Under Canadian GAAP, the Company includes gains (losses) on the disposal of assets in other income (expense) after operating earnings (loss) in the statement of earnings. Under

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

23. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       U.S. GAAP, gains (losses) on the disposal of assets would be classified before operating earnings (loss). As a result, operating earnings for the year ended December 31, 2002 would increase by $0.3 [2001 $(1.2);
       6 months ended December 31, 2000 $(1.0); year ended June 30, 2000
       $(0.3)].

    (g) ACCOUNTS RECEIVABLE

       At December 31, 2002 accounts receivable recorded on the balance sheet is net of an allowance for doubtful accounts of $9.3 (December 31, 2001--$3.2).

    (h) STOCK-BASED COMPENSATION

       In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company has opted to continue to apply the intrinsic value method of valuing share options granted to employees for U.S. GAAP purposes. If the fair value method had been used to determine compensation cost for share options granted to directors, officers and employees, the Company's net loss and loss per share under U.S. GAAP would have been as follows:

                                                                          YEAR ENDED
                                       YEAR ENDED   6 MONTHS ENDED        DECEMBER 31
                                        JUNE 30,     DECEMBER 31,     -------------------
                                          2000           2000           2001       2002
                                       ----------   ---------------   --------   --------
Net loss in accordance with
  U.S. GAAP:
  As reported........................     $94.0          $76.9         $15.6      $(84.7)
  Pro forma..........................      93.9           76.8          15.5       (85.3)

Basic and diluted earnings per share
  in accordance with U.S. GAAP:
  As reported........................     $0.76          $0.62         $0.11      $(0.44)
  Pro forma..........................      0.76           0.62          0.11       (0.44)

    (i) DIVIDENDS PER SHARE

       Under U.S. GAAP, the Company is required to disclose dividends per share. The Company paid no dividends for the year ended December 31, 2002 (2001--$0.30 per share; 6 months ended December 31, 2000--$0.30 per share; year ended June 30, 2000--$0.60 per share).

    (j) OPERATING LEASE RENTAL EXPENSE

       Under U.S. GAAP, the Company is required to disclose operating lease rental expense. For the year ended December 31, 2002 the Company recorded $7.1 in operating lease rental expense (2001--$4.6; 6 months ended December 31, 2000--$1.7; year ended June 30, 2000--$5.0).

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

23. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (k) POST-RETIREMENT DISCLOSURE

       Under U.S. GAAP, the Company is required to disclose the effect of a 1% change in health care trend rates on the post-retirement obligation. Assumed health care trend rates have a significant effect on the amounts reported for the post-retirement medical plans. A one-percentage point change in the assumed health care cost trend rates would have the following effects:

                                                      YEAR ENDED DECEMBER 31
                                             -----------------------------------------
                                                    2001                  2002
                                             -------------------   -------------------
                                                1%         1%         1%         1%
                                             INCREASE   DECREASE   INCREASE   DECREASE
                                             --------   --------   --------   --------
Effect on service and interest costs.......   $ 1.5      $ (1.3)    $ 2.6      $ (2.1)
Effect on post-retirement benefit
  obligation...............................    18.0       (15.5)     20.6       (17.5)

    (l) COMPREHENSIVE INCOME

       Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

    (m) INVESTMENT IN JOINT VENTURE

       The investment in PREI, a joint venture, is accounted for under the proportionate consolidation method for the purposes of Canadian GAAP. Under U.S. GAAP, investments in joint ventures are accounted for under the equity method. However, rules prescribed by the SEC permit the use of the proportionate consolidation method in the reconciliation to U.S. GAAP provided the joint venture is an operating entity and the significant financial operating policies are, by contractual arrangement, jointly controlled by all parties having an equity interest in the joint venture. Accordingly, for purposes of U.S. GAAP, the Company has used the proportionate consolidation method and no GAAP difference arises.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

23. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
       Condensed joint venture financial information, with respect to the Company's 50.1% interest in the Powell River Energy Inc. Joint Venture which is proportionately consolidated is as follows:

                                                           DECEMBER 31
                                                    -------------------------
                                                        2001          2002
                                                    ------------   ----------
BALANCE SHEET
  Current assets..................................     $  2.5        $  1.4
  Fixed assets....................................       58.1          57.1
  Other assets....................................        1.8           1.1
                                                       ------        ------
                                                       $ 62.4        $ 59.6
                                                       ======        ======

  Current liabilities.............................     $  1.8        $  1.0
  Long-term liabilities...........................       76.6          74.6
  Equity..........................................      (16.0)        (16.0)
                                                       ------        ------
                                                       $ 62.4        $ 59.6
                                                       ======        ======

                                                    4 MONTHS ENDED     YEAR ENDED
                                                     DECEMBER 31,     DECEMBER 31,
                                                         2001             2002
                                                    ---------------   -------------
STATEMENT OF OPERATIONS
  Net sales.......................................      $  1.9           $  9.5
  Cost of products sold...........................        (0.4)             2.7
  Depreciation and amortization...................         0.6              0.7
                                                        ------           ------
  Operating earnings..............................         1.7              6.1
  Interest expense................................         1.5              4.6
  Income tax expense..............................         0.1              1.5
                                                        ------           ------
  Net earnings....................................      $  0.1           $   --
                                                        ======           ======
STATEMENT OF CASH FLOWS
Cash provided by (used for):
  Operations......................................      $ (0.9)          $  1.5
  Financing.......................................         0.8             (1.0)
  Investing.......................................        (0.2)            (0.1)

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

23. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (n) RECENT PRONOUNCEMENTS

       - In August 2001 the Financial Accounting Standards Board issued Statement No. 143, "Accounting for Asset Retirement Obligations," ('SFAS 143'), which requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset and is effective for fiscal years beginning after June 15, 2002. The Company is currently evaluating the impact of adoption of this standard.

       - In July 2002 the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities" ('SFAS 146'). SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Under SFAS 146, a company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS 146 will require entities to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The Company is currently evaluating the impact of adoption of this standard.

24. SUPPLEMENTAL GUARANTOR INFORMATION

    On May 15, 2003, the Company completed a private placement of US$150.0 principal amount of senior unsecured notes due 2011 (see note 26). All of the Company's material wholly owned subsidiaries fully and unconditionally guaranteed the notes on a joint and several basis.

    The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the senior notes; however, the following consolidating financial information is being provided for each of the years in the year ended June 30, 2000, the six months ended December 31, 2000, and the years ended December 31, 2001 and 2002. Investments in subsidiaries are accounted for on the equity basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances.

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
AS AT JUNE 30, 2000

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term
    investments.................     $  865.0       $  (10.1)       $  --         $      --       $  854.9
  Accounts receivable...........         12.9          244.3          1.5                --          258.7
  Inventories...................         70.7           97.5           --                --          168.2
  Prepaid expenses..............          0.5            3.3           --                --            3.8
                                     --------       --------        -----         ---------       --------
                                        949.1          335.0          1.5                --        1,285.6

Fixed assets....................        624.8          676.1           --                --        1,300.9
Advances to related companies...         59.4          199.2          3.3            (261.9)            --
Investments in related
  companies.....................        738.5            1.0           --            (739.5)            --
Other assets....................          2.3            4.2          6.3                --           12.8
                                     --------       --------        -----         ---------       --------
                                     $2,374.1       $1,215.5        $11.1         $(1,001.4)      $2,599.3
                                     ========       ========        =====         =========       ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.................     $   52.9       $  139.0        $  --         $      --       $  191.9
Advances from related
  companies.....................         40.3          219.1          4.1            (263.5)            --
Other long-term obligations.....         59.2           28.0           --                --           87.2
Future income taxes.............         84.3           98.4          0.1                --          182.8
Deferred credits................         17.4             --           --                --           17.4
                                     --------       --------        -----         ---------       --------
                                        254.1          484.5          4.2            (263.5)         479.3
                                     --------       --------        -----         ---------       --------

Shareholders' equity:
  Share capital.................      1,262.6          583.0          1.1            (584.1)       1,262.6
  Contributed surplus...........           --          179.4          9.1            (188.5)            --
  Retained earnings (deficit)...        857.4          (31.4)        (3.3)             34.7          857.4
                                     --------       --------        -----         ---------       --------
                                      2,120.0          731.0          6.9            (737.9)       2,120.0
                                     --------       --------        -----         ---------       --------
                                     $2,374.1       $1,215.5        $11.1         $(1,001.4)      $2,599.3
                                     ========       ========        =====         =========       ========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
FOR THE YEAR ENDED JUNE 30, 2000

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Net sales.......................      $618.9        $1,322.2         $ --          $(687.8)       $1,253.3
Operating expenses:
  Cost of products sold.........       549.3         1,112.7           --           (687.8)          974.2
  Selling and administrative....        32.1            28.8           --               --            60.9
  Depreciation and
    amortization................        61.6            52.7           --               --           114.3
                                      ------        --------         ----          -------        --------
                                       643.0         1,194.2           --           (687.8)        1,149.4
                                      ------        --------         ----          -------        --------
Operating earnings (loss).......       (24.1)          128.0           --               --           103.9
Other income (expense), net.....       (10.4)            3.3           --               --            (7.1)
Interest income (expense).......        39.4            (1.2)          --               --            38.2
                                      ------        --------         ----          -------        --------
Earnings before income taxes....         4.9           130.1           --               --           135.0
Income tax expense (recovery)...       (17.0)           52.6           --               --            35.6
Equity in earnings of
  subsidiaries..................        77.5              --           --            (77.5)             --
                                      ------        --------         ----          -------        --------
Net earnings....................      $ 99.4        $   77.5         $ --          $ (77.5)       $   99.4
                                      ======        ========         ====          =======        ========
Differences between United
  States and Canadian generally
  accepted accounting
  principles:
Net earnings in accordance with
  Canadian GAAP.................      $ 99.4        $   77.5         $ --          $ (77.5)       $   99.4
Foreign currency options and
  forward contracts.............        (8.9)             --           --               --            (8.9)
Income tax impact of above
  item..........................         3.5              --           --               --             3.5
                                      ------        --------         ----          -------        --------
Net earnings in accordance with
  U.S. GAAP.....................      $ 94.0        $   77.5         $ --          $ (77.5)       $   94.0
                                      ======        ========         ====          =======        ========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2000

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings..................      $ 99.4         $  77.5         $ --           $(77.5)        $ 99.4
  Items not requiring cash:
    Depreciation and
      amortization..............        61.6            52.7           --               --          114.3
    Future income taxes.........       (16.0)           50.8           --               --           34.8
    Increase in other long-term
      obligations...............         0.6             3.6           --               --            4.2
    Other.......................        (0.2)            0.9           --               --            0.7
                                      ------         -------         ----           ------         ------
                                       145.4           185.5           --            (77.5)         253.4
Change in non-cash working
  capital.......................        (6.8)          (55.5)          --               --          (62.3)
                                      ------         -------         ----           ------         ------
Cash provided by operations.....       138.6           130.0           --            (77.5)         191.1
                                      ------         -------         ----           ------         ------
Investment:
  Additions to fixed assets.....       (19.6)          (37.6)          --               --          (57.2)
  Proceeds from sale of fixed
    assets......................         0.2             1.9           --               --            2.1
  Decrease (increase) in other
    assets......................         3.5             0.8         (0.1)              --            4.2
                                      ------         -------         ----           ------         ------
                                       (15.9)          (34.9)        (0.1)              --          (50.9)
                                      ------         -------         ----           ------         ------

Financing:
  Increase (decrease) in
    advances to related
    companies...................        26.6          (104.2)         0.1             77.5             --
  Dividends paid................       (74.5)             --           --               --          (74.5)
                                      ------         -------         ----           ------         ------
                                       (47.9)         (104.2)         0.1             77.5          (74.5)
                                      ------         -------         ----           ------         ------
Cash, increase (decrease) during
  year..........................        74.8            (9.1)          --               --           65.7
Cash, beginning of year.........       790.2            (1.0)          --               --          789.2
                                      ------         -------         ----           ------         ------
Cash, end of year...............      $865.0         $ (10.1)        $ --           $   --         $854.9
                                      ======         =======         ====           ======         ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
AS AT DECEMBER 31, 2000

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term
    investments.................     $  933.3       $   (3.6)       $  --          $    --        $  929.7
  Accounts receivable...........         31.9          251.5           --               --           283.4
  Inventories...................         72.4          119.3           --               --           191.7
  Prepaid expenses..............          2.3            2.7           --               --             5.0
                                     --------       --------        -----          -------        --------
                                      1,039.9          369.9           --               --         1,409.8
Fixed assets....................        609.7          688.8           --               --         1,298.5
Advances to related companies...         36.0          160.0          7.2           (203.2)             --
Investments in related
  companies.....................        775.2            1.0           --           (776.2)             --
Other assets....................          2.6            4.7          5.0               --            12.3
                                     --------       --------        -----          -------        --------
                                     $2,463.4       $1,224.4        $12.2          $(979.4)       $2,720.6
                                     ========       ========        =====          =======        ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.................     $   53.1       $  143.2        $  --          $    --        $  196.3
Advances from related
  companies.....................         40.6          159.0          5.2           (204.8)             --
Other long-term obligations.....         60.4           29.7           --               --            90.1
Future income taxes.............        108.5          124.8          0.1               --           233.4
Deferred credits................         35.6             --           --               --            35.6
                                     --------       --------        -----          -------        --------
                                        298.2          456.7          5.3           (204.8)          555.4
                                     --------       --------        -----          -------        --------
Shareholders' equity:
  Share capital.................      1,262.6          583.0          1.1           (584.1)        1,262.6
  Contributed surplus...........           --          176.4          9.1           (185.5)             --
  Retained earnings (deficit)...        902.6            8.3         (3.3)            (5.0)          902.6
                                     --------       --------        -----          -------        --------
                                      2,165.2          767.7          6.9           (774.6)        2,165.2
                                     --------       --------        -----          -------        --------
                                     $2,463.4       $1,224.4        $12.2          $(979.4)       $2,720.6
                                     ========       ========        =====          =======        ========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)

SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Net sales.......................      $388.2         $766.8         $  --          $(426.0)        $729.0
Operating expenses:
  Cost of products sold.........       296.3          656.4            --           (426.0)         526.7
  Selling and administrative....        18.0           16.5            --               --           34.5
  Depreciation and
    amortization................        32.2           27.6            --               --           59.8
                                      ------         ------         -----          -------         ------
                                       346.5          700.5            --           (426.0)         621.0
                                      ------         ------         -----          -------         ------
Operating earnings..............        41.7           66.3            --               --          108.0
Other expense, net..............        (0.3)          (0.8)         (1.0)              --           (2.1)
Interest income.................        26.4             --            --               --           26.4
                                      ------         ------         -----          -------         ------
Earnings (loss) before income
  taxes.........................        67.8           65.5          (1.0)              --          132.3
Income tax expense..............        24.0           25.8            --               --           49.8
Equity in earnings of
  subsidiaries..................        38.7             --            --            (38.7)            --
                                      ------         ------         -----          -------         ------
Net earnings (loss).............      $ 82.5         $ 39.7         $(1.0)         $ (38.7)        $ 82.5
                                      ======         ======         =====          =======         ======
Differences between United
  States and Canadian generally
  accepted accounting
  principles:
Net earnings (loss) in
  accordance with Canadian
  GAAP..........................      $ 82.5         $ 39.7         $(1.0)         $ (38.7)        $ 82.5
Foreign currency options and
  forward contracts.............        (9.1)            --            --               --           (9.1)
Income tax impact of above
  item..........................         3.5             --            --               --            3.5
                                      ------         ------         -----          -------         ------
Net earnings (loss), in
  accordance with U.S. GAAP.....      $ 76.9         $ 39.7         $(1.0)         $ (38.7)        $ 76.9
                                      ======         ======         =====          =======         ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss)...........      $ 82.5         $ 39.7         $(1.0)          $(38.7)        $ 82.5
  Items not requiring cash:
    Depreciation and
      amortization..............        32.2           27.6            --               --           59.8
    Future Income taxes.........        24.8           23.3          (0.1)              --           48.0
    Increase in other long-term
      obligations...............         1.2            1.7            --               --            2.9
    Other.......................         0.3            1.0            --               --            1.3
                                      ------         ------         -----           ------         ------
                                       141.0           93.3          (1.1)           (38.7)         194.5
Change in non-cash working
  capital.......................        (1.5)         (24.2)          1.5               --          (24.2)
                                      ------         ------         -----           ------         ------
Cash provided by operations.....       139.5           69.1           0.4            (38.7)         170.3
                                      ------         ------         -----           ------         ------
Investment:
  Additions to fixed assets.....       (17.4)         (41.0)           --               --          (58.4)
  Decrease (increase) in other
    assets......................        (0.3)          (0.8)          1.3               --            0.2
                                      ------         ------         -----           ------         ------
                                       (17.7)         (41.8)          1.3               --          (58.2)
                                      ------         ------         -----           ------         ------

Financing:
  Increase (decrease) in
    advances to related
    companies...................       (16.2)         (20.8)         (1.7)            38.7             --
  Dividends paid................       (37.3)            --            --               --          (37.3)
                                      ------         ------         -----           ------         ------
                                       (53.5)         (20.8)         (1.7)            38.7          (37.3)
                                      ------         ------         -----           ------         ------
Cash, increase during period....        68.3            6.5            --               --           74.8
Cash, beginning of period.......       865.0          (10.1)           --               --          854.9
                                      ------         ------         -----           ------         ------
Cash, end of period.............      $933.3         $ (3.6)        $  --           $   --         $929.7
                                      ======         ======         =====           ======         ======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
AS AT DECEMBER 31, 2001

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term
    investments.................     $   92.4       $    9.9      $     2.5       $      --       $  104.8
  Marketable securities.........         34.4             --             --              --           34.4
  Accounts receivable...........         11.1          290.5            1.5              --          303.1
  Inventories...................           --          230.5             --              --          230.5
  Prepaid expenses..............          0.2            3.7            0.2              --            4.1
                                     --------       --------      ---------       ---------       --------
                                        138.1          534.6            4.2              --          676.9
Fixed assets....................      1,602.0          756.3           58.1              --        2,416.4
Advances to related companies...        120.7          660.6            2.7          (784.0)            --
Investments in related
  companies.....................        807.3            1.0             --          (808.3)            --
Other assets....................         37.4           19.1             --              --           56.5
                                     --------       --------      ---------       ---------       --------
                                     $2,705.5       $1,971.6      $    65.0       $(1,592.3)      $3,149.8
                                     ========       ========      =========       =========       ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.................     $   51.8       $  232.0      $     1.8       $      --       $  285.6
Current portion of long-term
  debt..........................           --           10.7             --              --           10.7
                                     --------       --------      ---------       ---------       --------
                                         51.8          242.7            1.8              --          296.3
Long-term debt..................        738.9          378.4           46.6              --        1,163.9
Advances from related
  companies.....................        519.1          249.9           15.0          (784.0)            --
Other long-term obligations.....         80.2           72.4             --              --          152.6
Future income taxes.............        270.5          206.2           15.3              --          492.0
Deferred credits................          8.5             --             --              --            8.5
                                     --------       --------      ---------       ---------       --------
                                      1,669.0        1,149.6           78.7          (784.0)       2,113.3
                                     --------       --------      ---------       ---------       --------
Shareholders' equity:
  Share capital.................        673.1          498.2          (16.1)         (482.1)         673.1
  Contributed surplus...........           --          148.7            9.1          (157.8)            --
  Retained earnings (deficit)...        363.4          175.1           (6.7)         (168.4)         363.4
                                     --------       --------      ---------       ---------       --------
                                      1,036.5          822.0          (13.7)         (808.3)       1,036.5
                                     --------       --------      ---------       ---------       --------
                                     $2,705.5       $1,971.6      $    65.0       $(1,592.3)      $3,149.8
                                     ========       ========      =========       =========       ========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Net sales.......................      $554.5        $1,456.2        $ 1.6          $(623.6)       $1,388.7
Operating expenses:
  Cost of products sold.........       428.3         1,309.9         (0.4)          (623.6)        1,114.2
  Selling and administrative....        26.0            37.6           --               --            63.6
  Depreciation and
    amortization................        76.1            54.5          0.6               --           131.2
                                      ------        --------        -----          -------        --------
                                       530.4         1,402.0          0.2           (623.6)        1,309.0
                                      ------        --------        -----          -------        --------
Operating earnings..............        24.1            54.2          1.4               --            79.7
Foreign exchange loss on
  translation of long-term
  debt..........................       (16.6)           (0.5)          --               --           (17.1)
Other expense, net..............        (0.7)          (36.2)        (3.3)              --           (40.2)
Interest expense................       (26.6)          (10.2)        (1.5)             4.2           (34.1)
Interest income.................        39.2              --           --             (4.2)           35.0
                                      ------        --------        -----          -------        --------
Earnings (loss) before income
  taxes.........................        19.4             7.3         (3.4)              --            23.3
Income tax expense (recovery)...       (10.8)          (10.5)         0.1               --           (21.2)
Equity in earnings of
  subsidiaries..................        14.3              --           --            (14.3)             --
                                      ------        --------        -----          -------        --------
Net earnings (loss).............      $ 44.5        $   17.8        $(3.5)         $ (14.3)       $   44.5
                                      ======        ========        =====          =======        ========
Differences between United
  States and Canadian generally
  accepted accounting
  principles:
Net earnings (loss) in
  accordance with Canadian
  GAAP..........................      $ 44.5        $   17.8        $(3.5)         $ (14.3)       $   44.5
Foreign currency and interest
  options and forward
  contracts.....................       (44.8)             --           --               --           (44.8)
Income tax impact of above
  item..........................        15.9              --           --               --            15.9
                                      ------        --------        -----          -------        --------
Net earnings (loss) in
  accordance with U.S. GAAP.....      $ 15.6        $   17.8        $(3.5)         $ (14.3)       $   15.6
                                      ======        ========        =====          =======        ========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2001

                                                                                                  CONSOLIDATED
                                     NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                    CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                    --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss).............     $    44.5      $  17.8          $(3.5)         $(14.3)       $    44.5
  Items not requiring cash:
    Depreciation and
      amortization................          76.1         54.5            0.6              --            131.2
    Future income taxes...........         (13.6)         5.8            0.1              --             (7.7)
    Increase in other long-term
      obligations.................           0.8          4.1             --              --              4.9
    Foreign exchange loss on
      translation of long-term
      debt........................          16.6          0.5             --              --             17.1
    Loss on sale of Mackenzie
      operations..................            --         31.4             --              --             31.4
    Other.........................           3.4         (0.8)           4.9              --              7.5
                                       ---------      -------          -----          ------        ---------
                                           127.8        113.3            2.1           (14.3)           228.9
Change in non-cash working
  capital.........................          43.9         (5.4)          (1.2)             --             37.3
                                       ---------      -------          -----          ------        ---------
Cash provided by operations.......         171.7        107.9            0.9           (14.3)           266.2
                                       ---------      -------          -----          ------        ---------
Investment:
  Acquisition of Pacifica
    Papers Inc....................         (74.1)          --             --              --            (74.1)
  Proceeds from sale of
    Mackenzie.....................            --        103.8             --              --            103.8
  Additions to fixed assets.......         (53.0)       (39.0)          (0.7)             --            (92.7)
  Proceeds from sale of fixed
    assets........................           0.3          0.4             --              --              0.7
  Decrease (increase) in other
    assets........................          (1.6)         3.2             --              --              1.6
                                       ---------      -------          -----          ------        ---------
                                          (128.4)        68.4           (0.7)             --            (60.7)
                                       ---------      -------          -----          ------        ---------

Financing:
  Special distribution............      (1,490.3)          --             --              --         (1,490.3)
  Issue of long-term debt.........         385.5        382.7            0.5              --            768.7
  Repayment of long-term debt.....        (214.1)       (26.8)            --              --           (240.9)
  Financing costs.................         (20.2)       (10.5)            --              --            (30.7)
  Increase (decrease) in advances
    to related companies..........         492.1       (508.2)           1.8            14.3               --
  Dividends paid..................         (37.2)          --             --              --            (37.2)
                                       ---------      -------          -----          ------        ---------
                                          (884.2)      (162.8)           2.3            14.3         (1,030.4)
                                       ---------      -------          -----          ------        ---------
Cash increase (decrease) during
  year............................        (840.9)        13.5            2.5              --           (824.9)
Cash, beginning of year...........         933.3         (3.6)            --              --            929.7
                                       ---------      -------          -----          ------        ---------
Cash, end of year.................     $    92.4      $   9.9          $ 2.5          $   --        $   104.8
                                       =========      =======          =====          ======        =========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
AS AT DECEMBER 31, 2002

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
ASSETS
Current assets:
  Cash and short-term
    investments.................     $     --       $    0.1        $  2.7        $    (2.8)      $     --
  Accounts receivable...........          7.4          269.8           0.1               --          277.3
  Inventories...................           --          242.7            --               --          242.7
  Prepaid expenses..............          5.8            3.3           0.1               --            9.2
                                     --------       --------        ------        ---------       --------
                                         13.2          515.9           2.9             (2.8)         529.2
Fixed assets....................      1,560.5          709.0          57.1               --        2,326.6
Advances to related companies...        264.5          455.9           1.4           (721.8)            --
Investments in related
  companies.....................        867.6            1.0            --           (868.6)            --
Other assets....................         35.2            1.8           0.7               --           37.7
                                     --------       --------        ------        ---------       --------
                                     $2,741.0       $1,683.6        $ 62.1        $(1,593.2)      $2,893.5
                                     ========       ========        ======        =========       ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
  Accounts payable and accrued
    liabilities.................     $   41.1       $  246.6        $  1.1        $      --       $  288.8
Long-term debt..................        745.1          106.3          37.6             (2.8)         886.2
Advances from related
  companies.....................        456.0          244.5          21.3           (721.8)            --
Other long-term obligations.....        137.0           51.3            --               --          188.3
Future income taxes.............        228.6          152.8          15.6               --          397.0
Deferred credits................          8.5             --            --               --            8.5
                                     --------       --------        ------        ---------       --------
                                      1,616.3          801.5          75.6           (724.6)       1,768.8
                                     --------       --------        ------        ---------       --------
Shareholders' equity:
  Share capital.................        884.6          602.3         (16.1)          (586.2)         884.6
  Contributed surplus...........           --          148.7           9.1           (157.8)            --
  Retained earnings (deficit)...        240.1          131.1          (6.5)          (124.6)         240.1
                                     --------       --------        ------        ---------       --------
                                      1,124.7          882.1         (13.5)          (868.6)       1,124.7
                                     --------       --------        ------        ---------       --------
                                     $2,741.0       $1,683.6        $ 62.1        $(1,593.2)      $2,893.5
                                     ========       ========        ======        =========       ========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                                  CONSOLIDATED
                                     NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                    CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                    --------------   ----------   --------------   -----------   --------------
Net sales.........................      $    --       $1,481.9         $ 9.8          $ (9.4)       $1,482.3
Operating expenses:
  Cost of products sold...........         33.1        1,334.7           2.7           (10.1)        1,360.4
  Selling and administrative......         31.5           33.8            --              --            65.3
  Depreciation and amortization...        119.6           58.2           0.7              --           178.5
                                        -------       --------         -----          ------        --------
                                          184.2        1,426.7           3.4           (10.1)        1,604.2
                                        -------       --------         -----          ------        --------
Operating earnings (loss).........       (184.2)          55.2           6.4             0.7          (121.9)
Foreign exchange gain (loss) on
  translation of long-term debt...         12.0            1.2          (0.9)             --            12.3
Other income (expense), net.......         98.4         (111.9)          0.9            (0.7)          (13.3)
Interest expense..................        (60.0)         (15.1)         (6.5)            3.7           (77.9)
Interest income...................         10.5           (7.0)          1.9            (3.7)            1.7
                                        -------       --------         -----          ------        --------
Earnings (loss) before income
  taxes...........................       (123.3)         (77.6)          1.8              --          (199.1)
Income tax expense (recovery).....        (43.8)         (33.6)          1.6              --           (75.8)
Equity in earnings (losses) of
  subsidiaries....................        (43.8)            --            --            43.8              --
                                        -------       --------         -----          ------        --------
Net earnings (loss)...............      $(123.3)      $  (44.0)        $ 0.2          $ 43.8        $ (123.3)
                                        =======       ========         =====          ======        ========
Differences between United States
  and Canadian generally accepted
  accounting principles:
Net earnings (loss) in accordance
  with Canadian GAAP..............      $(123.3)      $  (44.0)        $ 0.2          $ 43.8        $ (123.3)
Foreign currency and interest
  options and forward contracts...         58.2             --            --              --            58.2
Income tax impact of above item...        (19.6)            --            --              --           (19.6)
                                        -------       --------         -----          ------        --------
Net earnings (loss) in accordance
  with U.S. GAAP..................      $ (84.7)      $  (44.0)        $ 0.2          $ 43.8        $  (84.7)
                                        =======       ========         =====          ======        ========

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

24. SUPPLEMENTAL GUARANTOR INFORMATION (CONTINUED)
SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2002

                                          NORSKE SKOG                                                CONSOLIDATED
                                            CANADA      SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                            LIMITED     GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                          -----------   ----------   --------------   -----------   --------------
Cash provided by (used for):
Operations:
  Net earnings (loss)...................    $(123.3)     $ (44.0)         $ 0.2         $  43.8        $(123.3)
  Items not requiring (providing) cash:
    Depreciation and amortization.......      119.6         58.2            0.7              --          178.5
    Future income taxes.................      (48.3)       (43.7)           0.5              --          (91.5)
    Increase in other long-term
      obligations.......................       33.1        (21.1)            --              --           12.0
    Gain on sale of marketable
      securities........................       (4.8)          --             --              --           (4.8)
    Foreign exchange gain on translation
      of long-term debt.................      (11.1)        (1.2)            --              --          (12.3)
    Write-off of deferred financing
      costs.............................        5.5         10.3             --              --           15.8
    Other...............................        6.4         (5.5)           0.6              --            1.5
                                            -------      -------          -----         -------        -------
                                              (22.9)       (47.0)           2.0            43.8          (24.1)
Change in non-cash working capital......        1.6         19.1            0.8              --           21.5
                                            -------      -------          -----         -------        -------
Cash provided (used) by operations......      (21.3)       (27.9)           2.8            43.8           (2.6)
                                            -------      -------          -----         -------        -------

Investment:
  Additions to fixed assets.............      (57.6)       (24.1)          (0.5)             --          (82.2)
  Proceeds from sale of marketable
    securities..........................       39.2           --             --              --           39.2
  Proceeds from sale of fixed assets....        0.1          1.4             --              --            1.5
  Investment in related companies.......     (103.5)          --             --           103.5             --
  Increase in other long-term
    obligations.........................        3.2           --             --              --            3.2
  Decrease (increase) in other assets...      (12.1)         8.4           (0.7)             --           (4.4)
                                            -------      -------          -----         -------        -------
                                             (130.7)       (14.3)          (1.2)          103.5          (42.7)
                                            -------      -------          -----         -------        -------
Financing:
  Increase (decrease) in advances to
    related companies...................     (163.7)       199.9            7.6           (43.8)            --
  Increase in revolving loan............       15.2        106.7             --            (2.8)         119.1
  Repayment of long-term debt...........         --       (377.7)          (9.0)             --         (386.7)
  Issue of common shares, net of share
    interest issue costs................      208.1        103.5             --          (103.5)         208.1
                                            -------      -------          -----         -------        -------
                                               59.6         32.4           (1.4)         (150.1)         (59.5)
                                            -------      -------          -----         -------        -------
Cash, increase (decrease) during year...      (92.4)        (9.8)           0.2            (2.8)        (104.8)
Cash, beginning of year.................       92.4          9.9            2.5              --          104.8
                                            -------      -------          -----         -------        -------
Cash, end of year.......................    $    --      $   0.1          $ 2.7         $  (2.8)       $    --
                                            =======      =======          =====         =======        =======

                           NORSKE SKOG CANADA LIMITED

                       FOR THE YEAR ENDED JUNE 30, 2000,
                    THE SIX MONTHS ENDED DECEMBER 31, 2000,
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2002

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

25. COMPARATIVE FINANCIAL INFORMATION

    Comparative unaudited statement of earnings information for the 6 months ended December 31, 1999 is as follows:

Net sales...................................................   $574.2
Operating expenses:
  Cost of products sold.....................................    463.4
  Selling and administrative................................     29.2
  Depreciation and Amortization.............................     56.8
                                                               ------
                                                                549.4
                                                               ------
Operating earnings..........................................     24.8
Other expense, net..........................................     (9.5)
Interest income.............................................     17.2
                                                               ------
Earnings before income taxes................................     32.5
Income taxes................................................     13.7
                                                               ------
Net earnings................................................   $ 18.8
                                                               ======

26. SUBSEQUENT EVENTS

    On May 15, 2003, the Company completed a private placement of US$150.0 principal amount of senior unsecured notes due 2011. The proceeds from the sale of the notes were used to reduce the Company's outstanding indebtedness under the credit facility and for general corporate purposes, including funding capital expenditures. The Company will subsequently draw down funds under the credit facility to pay for capital expenditures and for general corporate purposes. A portion of the net proceeds will therefore be used, indirectly, to fund those capital expenditures.

                           NORSKE SKOG CANADA LIMITED
                          CONSOLIDATED BALANCE SHEETS

                       (IN MILLIONS OF CANADIAN DOLLARS)
                                  (UNAUDITED)

                                                                        AS AT
                                                              --------------------------
                                                              DECEMBER 31,    MARCH 31,
                                                                  2002           2003
                                                              -------------   ----------
ASSETS
Current assets
  Accounts receivable.......................................    $  277.3       $  277.1
  Inventories...............................................       242.7          234.1
  Prepaid expenses..........................................         9.2            4.4
                                                                --------       --------
                                                                   529.2          515.6
Fixed assets................................................     2,326.6        2,293.0
Other assets................................................        37.7           28.9
                                                                --------       --------
                                                                $2,893.5       $2,837.5
                                                                ========       ========

LIABILITIES
Current liabilities
  Accounts payable and accrued liabilities..................    $  288.8       $  247.6
Long-term debt (note 4).....................................       886.2          868.5
Other long-term obligations.................................       188.3          229.8
Future income taxes.........................................       397.0          383.2
Deferred credits............................................         8.5            8.5
                                                                --------       --------
                                                                 1,768.8        1,737.6
                                                                --------       --------

SHAREHOLDERS' EQUITY
Share capital (note 5)......................................       884.6          884.6
Retained earnings...........................................       240.1          215.3
                                                                --------       --------
                                                                 1,124.7        1,099.9
                                                                --------       --------
                                                                $2,893.5       $2,837.5
                                                                ========       ========

                             APPROVED BY THE BOARD:

         (Signed) RUSSELL J. HORNER                    (Signed) WILLIAM P. ROSENFELD
                  Director                                       Director

                           NORSKE SKOG CANADA LIMITED

                      CONSOLIDATED STATEMENTS OF EARNINGS

        (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT WHERE OTHERWISE STATED)
                                  (UNAUDITED)

                                                                 THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31
                                                              -------------------
                                                                2002       2003
                                                              --------   --------
Net sales...................................................   $324.3     $385.8
                                                               ------     ------

Operating expenses
  Cost of sales.............................................    310.6      360.4
  Selling, general and administrative.......................     15.8       13.6
  Depreciation and amortization.............................     42.5       47.3
                                                               ------     ------
                                                                368.9      421.3
                                                               ------     ------
Operating earnings (loss)...................................    (44.6)     (35.5)
Gain on sale of marketable securities (note 3)..............      4.8         --
Foreign exchange gain on translation of long-term debt......      0.2       15.5
Other income (expense), net.................................     (2.9)       0.3
Interest expense............................................    (22.4)     (17.3)
Interest income.............................................      1.2         --
                                                               ------     ------
Earnings (loss) before income taxes.........................    (63.7)     (37.0)

Income tax expense (recovery)
  Current...................................................      5.9        1.6
  Future....................................................    (28.1)     (13.8)
                                                               ------     ------
                                                                (22.2)     (12.2)
                                                               ------     ------
Net earnings (loss).........................................   $(41.5)    $(24.8)
                                                               ======     ======
Basic and diluted loss per share (in dollars)...............   $(0.24)    $(0.12)
Weighted average common shares outstanding (in millions)....    174.8      205.9

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

                       (IN MILLIONS OF CANADIAN DOLLARS)
                                  (UNAUDITED)

                                                                 THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31
                                                              -------------------
                                                                2002       2003
                                                              --------   --------
Balance, beginning of period................................   $363.4     $240.1
Net earnings (loss).........................................    (41.5)     (24.8)
                                                               ------     ------
Balance, end of period......................................   $321.9     $215.3
                                                               ======     ======

                           NORSKE SKOG CANADA LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                       (IN MILLIONS OF CANADIAN DOLLARS)
                                  (UNAUDITED)

                                                                 THREE MONTHS
                                                                     ENDED
                                                                   MARCH 31
                                                              -------------------
                                                                2002       2003
                                                              --------   --------
Cash provided by (used for):

Operations
  Net earnings (loss).......................................   $(41.5)    $(24.8)
  Items not requiring (providing) cash
    Depreciation and amortization...........................     42.5       47.3
    Future income taxes.....................................    (28.1)     (13.8)
    Increase in other long-term obligations.................      2.8        1.2
    Gain on sale of marketable securities (note 3)..........     (4.8)        --
    Foreign exchange gain on translation of long-term
      debt..................................................     (0.2)     (15.5)
    Other...................................................      2.3        0.9
                                                               ------     ------
                                                                (27.0)      (4.7)
                                                               ------     ------
  Change in non-cash working capital
    Accounts receivable.....................................     30.7        0.2
    Inventories.............................................      3.8        8.6
    Prepaid expenses........................................      1.1        4.8
    Accounts payable and accrued liabilities................    (15.1)     (41.2)
                                                               ------     ------
                                                                 20.5      (27.6)
                                                               ------     ------
Cash used by operations.....................................     (6.5)     (32.3)
                                                               ------     ------
Investing
  Additions to fixed assets.................................     (9.4)     (13.8)
  Proceeds from sale of marketable securities (note 3)......     39.2         --
  Proceeds from sale of fixed assets........................      1.0        0.2
  Proceeds from termination of interest rate swaps
    (note 6)................................................       --       15.9
  Decrease in other long-term obligations...................       --       (4.7)
  Decrease (increase) in other assets.......................     (0.2)       0.9
                                                               ------     ------
                                                                 30.6       (1.5)
                                                               ------     ------
Financing
  Increase in revolving loan (note 4).......................       --       33.8
  Repayment of long-term debt (note 4)......................     (4.3)        --
                                                               ------     ------
                                                                 (4.3)      33.8
                                                               ------     ------
Cash, increase during period(1).............................     19.8         --
Cash, beginning of period(1)................................    104.8         --
                                                               ------     ------
Cash, end of period(1)......................................   $124.6     $   --
                                                               ======     ======
Supplemental information:
  Income taxes paid.........................................   $  5.0     $  3.5
  Net interest paid.........................................     20.6       16.8

------------------------

(1)  Cash includes cash and short-term investments.

                           NORSKE SKOG CANADA LIMITED

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

1.  BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Norske Skog Canada Limited ("the Company" or "NorskeCanada") and from their respective dates of acquisition of control or formation, its wholly owned subsidiaries and partnership. The Company's 50.1% proportionate share of Powell River
Energy Inc. ("PREI"), a joint venture between Great Lakes Power Inc. ("Great Lakes") and the Company, is accounted for using the proportionate consolidation method. All inter-company transactions and amounts have been eliminated on consolidation.

    The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles on a basis consistent with those followed in the most recent audited annual consolidated financial statements. These unaudited interim consolidated financial statements do not include all information and note disclosures required by Canadian generally accepted accounting principles for annual financial statements, and therefore should be read in conjunction with the December 31, 2002 audited consolidated financial statements and the notes below.

2.  SEGMENTED INFORMATION

    The Company operates in three business segments:


    Specialties     -       Manufacture and sale of groundwood specialty printing papers and kraft paper
    Newsprint       -       Manufacture and sale of newsprint
    Pulp            -       Manufacture and sale of softwood pulps

    Effective January 1, 2003 the Company has segregated its kraft paper activities (previously referred to as containerboard) from its pulp business segment and included it in its specialties business segment. Segment information for prior periods has been restated to reflect these changes.

    The segments are managed separately and all manufacturing facilities are located in Canada.

                                                           SPECIALTIES   NEWSPRINT     PULP      TOTAL
                                                           -----------   ---------   --------   --------
    THREE MONTHS ENDED MARCH 31, 2002
    ------------------------------------------------------------------
    Net sales(1).........................................    $188.4       $ 91.0      $ 44.9     $324.3
    Depreciation and amortization........................      20.7         15.5         6.3       42.5
    Operating earnings (loss)............................       4.9        (27.8)      (21.7)     (44.6)
    Capital expenditures.................................       4.6          1.6         3.2        9.4
    Sales (in thousands of tonnes).......................     206.6        150.6        85.8      443.0
    Production (in thousands of tonnes)..................     215.3        150.0        80.4      445.7

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

2.  SEGMENTED INFORMATION (CONTINUED)

                                                           SPECIALTIES   NEWSPRINT     PULP      TOTAL
                                                           -----------   ---------   --------   --------
    THREE MONTHS ENDED MARCH 31, 2003
    ------------------------------------------------------------------
    Net sales(1).........................................    $213.3       $114.6      $ 57.9     $385.8
    Depreciation and amortization........................      24.4         15.8         7.1       47.3
    Operating earnings (loss)............................     (10.0)       (18.5)       (7.0)     (35.5)
    Capital expenditures.................................       5.3          5.4         3.1       13.8
    Sales (in thousands of tonnes).......................     261.7        195.6       103.9      561.2
    Production (in thousands of tonnes)..................     260.9        199.6        99.0      559.5

------------------------

(1) Pulp net sales are stated net of inter-segment pulp sales of $46.7 for the three months ended March 31, 2003 ($44.7--three months ended March 31,
    2002).

3.  MARKETABLE SECURITIES

    In March 2002, the Company sold its 1,750,000 shares of Pope & Talbot Inc. for net proceeds of $39.2 and a gain of $4.8. The shares were part of the net proceeds on the sale of the Company's Mackenzie operations on June 15, 2001.

4.  LONG-TERM DEBT

    The Company's long-term debt, all of which matures after one year, is as follows:

                                                                            AS AT
                                                                  --------------------------
                                                                  DECEMBER 31,    MARCH 31,
                                                                      2002           2003
                                                                  -------------   ----------
                                                                         ($ MILLIONS)
    RECOURSE
    Senior notes, 8.625% due June 2011 (US$250.0)...............     $394.9         $367.3
    Senior notes, 10% due March 2009 (US$200.0).................      335.0          312.2
                                                                     ------         ------
                                                                      729.9          679.5
    Revolving operating loan of up to $350.0, due July 2005,
      with interest at CDN prime rate/US base rate plus 1.25%,
      or LIBOR/BA rate plus 2.25% at the Company's option.......      118.7          151.4
                                                                     ------         ------
                                                                      848.6          830.9

    NON-RECOURSE (PREI)
    First Mortgage Bonds, 6.387% due July 2009..................       37.6           37.6
                                                                     ------         ------
    Total long-term debt........................................     $886.2         $868.5
                                                                     ======         ======

    Substantially all of the assets of the Company are pledged as security under the revolving operating loan and its availability is determined by a borrowing base, calculated on accounts receivable

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

4.  LONG-TERM DEBT (CONTINUED)
and inventory balances, and includes a covenant to maintain the debt/capitalization ratio below 60%. An interest coverage covenant is applicable in certain circumstances if the Company incurs secured debt other than under its revolving operating loan. No such debt has been incurred. At March 31, 2003 the unused portion of the revolving operating loan available to the Company, after giving effect to outstanding letters of credit, was $146.1. Subsequent to March 31, 2003, the Company negotiated certain amendments to this loan facility including flexibility to increase the borrowing base, and agreement by a substantial majority of lenders to extend the maturity of the facility by one year, to July 2006.

    As at March 31, 2003 the Company remained in compliance with the covenants under both its credit facilities and bond indentures. However, the Company's Consolidated Fixed Charge Ratio was below the 2.0:1 threshold of the bond indentures, which, while not constituting a default, does prohibit the payment of dividends and limits the amount of additional debt that can be incurred outside of the existing credit facilities.

5.  SHARE CAPITAL

                                                                         AS AT
                                                   -------------------------------------------------
                                                      DECEMBER 31, 2002          MARCH 31, 2003
                                                   -----------------------   -----------------------
                                                      SHARES         $          SHARES         $
                                                   ------------   --------   ------------   --------
    Continuity of common shares:
      Beginning of period........................   174,810,132     673.1     205,910,132     884.6
      Common shares issued.......................    31,100,000     217.7              --        --
      Share issue costs (net of income tax
        recovery of $3.4)........................            --      (6.2)             --        --
                                                   ------------    ------    ------------    ------
      End of period..............................   205,910,132     884.6     205,910,132     884.6
                                                   ============    ======    ============    ======

6.  FINANCIAL INSTRUMENTS

    The Company uses financial instruments to reduce its exposure to foreign currency and price risk associated with its revenues, energy costs and long-term debt. The Company also uses interest rate swaps to reduce its exposure to changes in long-term fixed interest rates associated with its senior notes.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

6.  FINANCIAL INSTRUMENTS (CONTINUED)
REVENUE AND COST HEDGING INSTRUMENTS

    Foreign currency options and forward contracts outstanding to sell U.S. dollars were as follows:

    As at December 31, 2002:

                                                         OPTIONS
                                     -----------------------------------------------
                                             FLOOR                   CEILING             FORWARD CONTRACTS
                                     ----------------------   ----------------------   ----------------------
                                                   AVERAGE                  AVERAGE                  AVERAGE
    TERM                             US$MILLIONS     RATE     US$MILLIONS     RATE     US$MILLIONS     RATE
    ----                             -----------   --------   -----------   --------   -----------   --------
    0 to 12 months.................      $297       1.5595        $285       1.6095        $118       1.5330
    13 to 24 months................      $133       1.5695        $127       1.6263        $ 38       1.6123

    As at March 31, 2003:

                                                         OPTIONS
                                     -----------------------------------------------
                                             FLOOR                   CEILING             FORWARD CONTRACTS
                                     ----------------------   ----------------------   ----------------------
                                                   AVERAGE                  AVERAGE                  AVERAGE
    TERM                             US$MILLIONS     RATE     US$MILLIONS     RATE     US$MILLIONS     RATE
    ----                             -----------   --------   -----------   --------   -----------   --------
    0 to 12 months.................      $286       1.5530        $251       1.6129        $64        1.5571
    13 to 24 months................      $105       1.5472        $ 76       1.5980        $47        1.5785

    At March 31, 2003, the Company has no commodity price hedging instruments for product sales. The Company has oil swaps to purchase 290,000 bbls at an average contract rate of US$23.80 per bbl, settling between November 2003 and March 2005.

LONG-TERM DEBT HEDGING INSTRUMENTS

    The Company has forward foreign exchange contracts to acquire U.S. dollars totalling US$306.4 over a 5-year period at rates averaging 1.5568. Fixed to floating interest rate swaps on US$105.0 were terminated during the quarter for proceeds of $15.9. The proceeds are being amortized as a reduction of interest expense based on the U.S. swap curve at the time of the termination.

7.  STOCK-BASED COMPENSATION

    The Company applies settlement accounting for recording share options granted to directors, officers and employees. If the fair value method had been used to determine compensation cost for

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

7.  STOCK-BASED COMPENSATION (CONTINUED)
share options granted to directors, officers and employees, the Company's net loss and loss per share would have been as follows:

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                  -------------------
                                                                    2002       2003
                                                                  --------   --------
    Net loss:
      As reported...............................................  $ (41.5)   $ (24.8)
      Pro forma.................................................    (41.6)     (25.3)
    Net loss per common share (in dollars):
      As reported...............................................  $ (0.24)   $ (0.12)
      Pro forma.................................................    (0.24)     (0.12)

    The fair value of share options was estimated using the Black-Scholes option-pricing model with the following assumptions:

                                                                     THREE MONTHS
                                                                         ENDED
                                                                       MARCH 31,
                                                                  -------------------
                                                                    2002       2003
                                                                  --------   --------
    Risk-free interest rate (%).................................     5.2        4.9
    Annual dividends per share..................................     Nil        Nil
    Expected stock price volatility (%).........................    26.0       27.3
    Average fair value of options granted.......................   $2.33      $1.74

    The average expected life of the options used in the option pricing model was determined as four years.

8.  GUARANTEES AND INDEMNITIES

    The Company has, over time, provided various indemnities with respect to tax, environment, and general representations and warranties on sales of portions of its business. Significant existing indemnities are as follows:

    The Company sold a portion of its operations in June 2001. In this regard, the Company provided a 10-year environmental indemnity with a maximum liability to the Company of $12.5. This liability has subsequently been reduced by expenditures related to certain decommissioning projects. The Company also provided a tax indemnity which continues while the relevant tax years of the indemnified parties remain open to audit and a general indemnity, capped at $5.0, which expires in 2004. The Company is unable to estimate its potential liability under these indemnities as the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. As such, no liability has been recorded for these potential obligations.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

8.  GUARANTEES AND INDEMNITIES (CONTINUED)
    In connection with dispositions of certain businesses in 1997, the Company provided tax indemnities, which survive while the relevant tax years of the indemnified parties remain open to audit. The Company does not expect any significant claims with respect to these liabilities and has therefore not recorded any related liability.

9.  COMPARATIVE FIGURES

    Certain comparative figures have been reclassified to conform with the presentation adopted for the current period.

10. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The Company's interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). Significant differences to accounting principles generally accepted in the United States ("U.S. GAAP") are set forth below:

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31
                                                                  -------------------
    EARNINGS                                                        2002       2003
    --------                                                      --------   --------
    Net loss in accordance with Canadian GAAP...................  $ (41.5)   $ (24.8)
    U.S. dollar revenue hedges (a)..............................      1.2       42.8
    U.S. dollar long-term debt hedges (b).......................      7.5        4.7
    Fixed to floating interest swaps (c)........................     (1.1)      (0.5)
    Income tax impact of above items............................     (1.4)     (15.8)
                                                                  -------    -------
    Net earnings (loss) in accordance with U.S. GAAP............    (35.3)       6.4
    Unrealized gain on securities held as available-for-sale,
      net of deferred income taxes (d)..........................     (4.4)        --
    Minimum pension liability adjustment, net of deferred income
      taxes of $nil (three months ended March 31, 2002--$nil)...       --         --
                                                                  -------    -------
    Comprehensive income (loss) in accordance with U.S. GAAP....  $ (39.7)       6.4
                                                                  =======    =======
    Basic and diluted net earnings (loss) per share in
      accordance with U.S. GAAP (in dollars)....................  $ (0.20)      0.03
    Basic and diluted weighted average number of shares in
      accordance with U.S. GAAP (in millions)...................    174.8      205.9

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

10. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

                                                         DECEMBER 31, 2002        MARCH 31, 2003
                                                       ---------------------   ---------------------
                                                       CANADIAN                CANADIAN
    BALANCE SHEET COMPONENTS                             GAAP     U.S. GAAP      GAAP     U.S. GAAP
    ------------------------                           --------   ----------   --------   ----------
    Current assets...................................  $  529.2    $  529.2    $  515.6    $  549.7
    Other assets.....................................      37.7        61.6        28.9        29.9
    Current liabilities..............................     288.8       297.5       247.6       247.6
    Other long-term obligations......................     188.3       222.3       229.8       236.7
    Future income taxes..............................     397.0       389.2       383.2       391.2
    Shareholders' equity.............................   1,124.7     1,113.7     1,099.9     1,120.1

    (a) U.S. DOLLAR REVENUE HEDGES

       Under Canadian GAAP, exchange gains and losses on foreign currency options and forward foreign currency contracts used to hedge U.S. dollar revenues are recognized on maturity. Under U.S. GAAP, the Company does not hedge revenues and recognizes the options and contracts on a "marked to market" basis at each reporting period.

    (b) U.S. DOLLAR LONG-TERM DEBT HEDGES

       Under Canadian GAAP, foreign exchange translation gains and losses on forward foreign currency contracts used to hedge U.S. dollar long-term debt are accrued under other assets or liabilities on the balance sheet and recognized in "Foreign exchange gain (loss) on translation of long-term debt", offsetting the respective translation losses and gains recognized on the underlying U.S. dollar long-term debt. The forward premium or discount on forward foreign currency contracts used to hedge the U.S. dollar long-term debt is amortized as an adjustment of interest expense over the term of the forward contract. Under U.S. GAAP, the Company does not hedge long-term debt and recognizes the foreign currency contracts on a "marked to market" basis at each reporting period.

    (c) FIXED TO FLOATING INTEREST SWAPS

       Under Canadian GAAP, interest expense on long-term debt is adjusted to include payments made or received under interest rate swaps. Under U.S. GAAP, the Company does not hedge interest and recognizes the interest rate swaps on a "marked to market" basis at each reporting period.

    (d) MARKETABLE SECURITIES

       Under Canadian GAAP, marketable securities are valued at the lower of cost and quoted market value. Under U.S. GAAP, these securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses, net of tax, are reported as comprehensive income.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

10. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (e) FREIGHT COSTS

       Under Canadian GAAP, the Company includes freight costs as a component of net sales in the statement of earnings. Under U.S. GAAP, freight costs are included as operating expenses. As a result, net sales, cost of sales and operating expenses under U.S. GAAP would increase by $59.4 for the three months ended March 31, 2003 (March 31, 2002--$47.4).

    (f) GAINS (LOSSES) ON THE DISPOSAL OF ASSETS

       Under Canadian GAAP, the Company includes gains (losses) on the disposal of assets in other income (expense) after operating earnings (loss) in the statement of earnings. Under U.S. GAAP, gains (losses) on the disposal of assets would be classified before operating earnings (loss). As a result, operating earnings for the three months ended March 31, 2003 would increase by $0.1 (March 31, 2002--$nil).

    (g) ACCOUNTS RECEIVABLE

       At March 31, 2003 accounts receivable recorded on the balance sheet is net of an allowance for doubtful accounts of $9.0 (December 31, 2002--$9.3).

    (h) STOCK-BASED COMPENSATION

       In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", the Company has opted to continue to apply the intrinsic value method of valuing share options granted to employees for U.S. GAAP purposes. If the fair value method had been used to determine compensation cost for share options granted to directors, officers and employees, the Company's net loss and loss per share under U.S. GAAP would have been as follows:

                                                                     THREE MONTHS
                                                                    ENDED MARCH 31
                                                                  -------------------
                                                                    2002       2003
                                                                  --------   --------
    Net earnings (loss) in accordance with U.S. GAAP:
      As reported...............................................  $ (35.3)    $ 6.4
      Pro forma.................................................    (35.7)      5.7
    Basic and diluted earnings per share in accordance with
      U.S. GAAP (in dollars):
      As reported...............................................  $ (0.20)    $0.03
      Pro forma.................................................    (0.20)     0.03

    (i) COMPREHENSIVE INCOME

       Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                  (UNAUDITED)

10. DIFFERENCES BETWEEN UNITED STATES AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    (j) ACCOUNTING PRONOUNCEMENT IMPLEMENTED

       Under U.S. GAAP, effective January 1, 2003, the Company implemented Statement of Financial Accounting Standards No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". Under the new statement, the Company is required to record the fair value of a liability (discounted) for an asset retirement obligation in the period in which it is incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and depreciated over the expected useful life of the asset. The adoption of this standard did not result in an adjustment to the consolidated financial statements of the Company as at March 31, 2003 and for the three months then ended.

11. SUPPLEMENTAL GUARANTOR INFORMATION

    On May 15, 2003, the Company completed a private placement of US$150.0 principal amount of senior unsecured notes due 2011. All of the Company's material wholly owned subsidiaries fully and unconditionally guaranteed the notes on a joint and several basis.

    The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the senior notes; however, the following consolidating financial information is being provided as of and for the three months ended March 31, 2002 and 2003. Investments in subsidiaries are accounted for on the equity basis. The principal elimination entries eliminate investments in subsidiaries and intercompany balances.

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
AS AT MARCH 31, 2002

                                                                                              CONSOLIDATED
                                 NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                --------------   ----------   --------------   -----------   --------------
ASSETS

Current assets:
  Cash and short-term
    investments...............     $  112.5       $    9.5        $  2.6        $      --       $  124.6
  Accounts receivable.........         10.3          266.0           0.7               --          277.0
  Inventories.................           --          226.0            --               --          226.0
  Prepaid expenses............         12.0           (9.1)          0.2               --            3.1
                                   --------       --------        ------        ---------       --------
                                      134.8          492.4           3.5               --          630.7
Fixed assets..................      1,578.7          745.0          58.5               --        2,382.2
Advances to related
  companies...................        122.3          546.0           2.0           (670.3)            --
Investments in related
  companies...................        821.1            1.0            --           (822.1)            --
Other assets..................         39.9           17.3            --               --           57.2
                                   --------       --------        ------        ---------       --------
                                   $2,696.8       $1,801.7        $ 64.0        $(1,492.4)      $3,070.1
                                   ========       ========        ======        =========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued
    liabilities...............     $   29.5       $  246.3        $  2.3        $      --       $  278.1
Current portion of long-term
  debt........................           --           10.7          45.1               --           55.8
                                   --------       --------        ------        ---------       --------
                                       29.5          257.0          47.4               --          333.9
Long-term debt................        738.5          375.7            --               --        1,114.2
Advances from related
  companies...................        546.0          109.9          14.4           (670.3)            --
Other long-term obligations...        108.8           46.6            --               --          155.4
Future income taxes...........        270.5          177.1          15.5               --          463.1
Deferred credits..............          8.5             --            --               --            8.5
                                   --------       --------        ------        ---------       --------
                                    1,701.8          966.3          77.3           (670.3)       2,075.1
                                   --------       --------        ------        ---------       --------

Shareholders' equity:
  Share capital...............        673.1          498.2         (16.1)          (482.1)         673.1
  Contributed surplus.........           --          148.7           9.1           (157.8)            --
  Retained earnings
    (deficit).................        321.9          188.5          (6.3)          (182.2)         321.9
                                   --------       --------        ------        ---------       --------
                                      995.0          835.4         (13.3)          (822.1)         995.0
                                   --------       --------        ------        ---------       --------
                                   $2,696.8       $1,801.7        $ 64.0        $(1,492.4)      $3,070.1
                                   ========       ========        ======        =========       ========

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                                                              CONSOLIDATED
                                 NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                --------------   ----------   --------------   -----------   --------------
Net sales.....................      $   --         $324.3         $ 2.7           $ (2.7)        $324.3

Operating expenses:
  Cost of products sold.......         8.1          304.8           0.6             (2.9)         310.6
  Selling and
    administrative............         5.7           10.1            --               --           15.8
  Depreciation and
    amortization..............        27.9           14.2           0.4               --           42.5
                                    ------         ------         -----           ------         ------
                                      41.7          329.1           1.0             (2.9)         368.9
                                    ------         ------         -----           ------         ------
Operating earnings (loss).....       (41.7)          (4.8)          1.7              0.2          (44.6)
Gain on sale of marketable
  securities..................         4.8             --            --               --            4.8
Foreign exchange gain on
  translation of long-term
  debt........................         0.1            0.1            --               --            0.2
Other expense, net............        (0.7)          (2.0)           --             (0.2)          (2.9)
Interest expense..............       (16.0)          (5.9)         (0.9)             0.4          (22.4)
Interest income...............        (0.6)           2.2            --             (0.4)           1.2
                                    ------         ------         -----           ------         ------
Earnings (loss) before income
  taxes.......................       (54.1)         (10.4)          0.8               --          (63.7)
Income tax expense
  (recovery)..................         1.2          (23.8)          0.4               --          (22.2)
Equity in earnings of
  subsidiaries................        13.8             --            --            (13.8)            --
                                    ------         ------         -----           ------         ------
Net earnings (loss)...........      $(41.5)        $ 13.4         $ 0.4           $(13.8)        $(41.5)
                                    ======         ======         =====           ======         ======
Differences between
  United States and Canadian
  generally accepted
  accounting principles:
Net earnings (loss) in
  accordance with Canadian
  GAAP........................      $(41.5)        $ 13.4         $ 0.4           $(13.8)        $(41.5)
Foreign currency and interest
  options and forward
  contracts...................         7.6             --            --               --            7.6
Income tax impact of above
  item........................        (1.4)            --            --               --           (1.4)
                                    ------         ------         -----           ------         ------
Net earnings (loss) in
  accordance with U.S. GAAP...      $(35.3)        $ 13.4         $ 0.4           $(13.8)        $(35.3)
                                    ======         ======         =====           ======         ======

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2002

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):

Operations:
  Net earnings (loss)...........      $(41.5)        $ 13.4          $ 0.4          $(13.8)        $(41.5)

  Items not requiring
    (providing) cash:
    Depreciation and
      amortization..............        27.9           14.2            0.4              --           42.5
    Future income taxes.........          --          (28.3)           0.2              --          (28.1)
    Increase (decrease) in other
      long-term obligations.....        28.6          (25.8)            --              --            2.8
    Gain on sale of marketable
      securities................        (4.8)            --             --              --           (4.8)
    Foreign exchange gain on
      translation of long-term
      debt......................        (0.2)            --             --              --           (0.2)
    Other.......................        (0.2)           2.5             --              --            2.3
                                      ------         ------          -----          ------         ------
                                         9.8          (24.0)           1.0           (13.8)         (27.0)
Change in non-cash working
  capital.......................       (34.1)          53.3            1.3              --           20.5
                                      ------         ------          -----          ------         ------
Cash provided (used) by
  operations....................       (24.3)          29.3            2.3           (13.8)          (6.5)
                                      ------         ------          -----          ------         ------

Investment:
  Additions to fixed assets.....        (4.7)          (3.9)          (0.8)             --           (9.4)
  Proceeds from sale of
    marketable securities.......        39.2             --             --              --           39.2
  Proceeds from sale of fixed
    assets......................          --            1.0             --              --            1.0
  Decrease (increase) in other
    assets......................        (1.6)           1.4             --              --           (0.2)
                                      ------         ------          -----          ------         ------
                                        32.9           (1.5)          (0.8)             --           30.6
                                      ------         ------          -----          ------         ------

Financing:
  Increase (decrease) in
    advances to related
    companies...................        11.5          (25.4)           0.1            13.8             --
  Repayment of long-term debt...          --           (2.8)          (1.5)             --           (4.3)
                                      ------         ------          -----          ------         ------
                                        11.5          (28.2)          (1.4)           13.8           (4.3)
                                      ------         ------          -----          ------         ------
Cash, increase (decrease) during
  period........................        20.1           (0.4)           0.1              --           19.8
Cash, beginning of period.......        92.4            9.9            2.5              --          104.8
                                      ------         ------          -----          ------         ------
Cash, end of period.............      $112.5         $  9.5          $ 2.6          $   --         $124.6
                                      ======         ======          =====          ======         ======

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

SUPPLEMENTAL CONSOLIDATING BALANCE SHEET
AS AT MARCH 31, 2003

                                                                                              CONSOLIDATED
                                 NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                --------------   ----------   --------------   -----------   --------------
ASSETS

Current assets:
  Cash and short-term
    investments...............     $     --       $    1.4       $   2.5        $    (3.9)      $     --
  Accounts receivable.........          7.3          269.7           0.1               --          277.1
  Inventories.................           --          234.1            --               --          234.1
  Prepaid expenses............          3.4            0.9           0.1               --            4.4
                                   --------       --------       -------        ---------       --------
                                       10.7          506.1           2.7             (3.9)         515.6
Fixed assets..................      1,539.5          696.6          56.9               --        2,293.0
Advances to related
  companies...................        250.0          473.0           1.6           (724.6)            --
Investments in related
  companies...................        885.6            1.0            --           (886.6)            --
Other assets..................         26.7            1.5           0.7               --           28.9
                                   --------       --------       -------        ---------       --------
                                   $2,712.5       $1,678.2       $  61.9        $(1,615.1)      $2,837.5
                                   ========       ========       =======        =========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued
    liabilities...............     $   36.5       $  210.3       $   0.8        $      --       $  247.6
Long-term debt................        691.4          143.4          37.6             (3.9)         868.5
Advances from related
  companies...................        473.1          229.8          21.7           (724.6)            --
Other long-term obligations...        174.5           55.3            --               --          229.8
Future income taxes...........        228.6          139.1          15.5               --          383.2
Deferred credits..............          8.5             --            --               --            8.5
                                   --------       --------       -------        ---------       --------
                                    1,612.6          777.9          75.6           (728.5)       1,737.6
                                   --------       --------       -------        ---------       --------

Shareholders' equity:
  Share capital...............        884.6          602.3         (16.1)          (586.2)         884.6
  Contributed surplus.........           --          148.7           9.1           (157.8)            --
  Retained earnings
    (deficit).................        215.3          149.3          (6.7)          (142.6)         215.3
                                   --------       --------       -------        ---------       --------
                                    1,099.9          900.3         (13.7)          (886.6)       1,099.9
                                   --------       --------       -------        ---------       --------
                                   $2,712.5       $1,678.2       $  61.9        $(1,615.1)      $2,837.5
                                   ========       ========       =======        =========       ========

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

SUPPLEMENTAL CONSOLIDATING STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                                                              CONSOLIDATED
                                 NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                --------------   ----------   --------------   -----------   --------------
Net sales.....................      $   --         $385.8         $ 2.3           $ (2.3)        $385.8

Operating expenses:
  Cost of products sold.......         8.9          353.5           0.4             (2.4)         360.4
  Selling and
    administrative............         6.8            6.8            --               --           13.6
  Depreciation and
    amortization..............        31.2           15.5           0.6               --           47.3
                                    ------         ------         -----           ------         ------
                                      46.9          375.8           1.0             (2.4)         421.3
                                    ------         ------         -----           ------         ------
Operating earnings (loss).....       (46.9)          10.0           1.3              0.1          (35.5)
Foreign exchange gain on
  translation of long-term
  debt........................        15.3            0.2            --               --           15.5
Other income, net.............         0.3            0.1            --             (0.1)           0.3
Interest expense..............       (13.8)          (2.7)         (1.6)             0.8          (17.3)
Interest income...............         3.2           (2.4)           --             (0.8)            --
                                    ------         ------         -----           ------         ------
Earnings (loss) before income
  taxes.......................       (41.9)           5.2          (0.3)              --          (37.0)
Income tax expense
  (recovery)..................         0.9          (13.0)         (0.1)              --          (12.2)
Equity in earnings of
  subsidiaries................        18.0             --            --            (18.0)            --
                                    ------         ------         -----           ------         ------
Net earnings (loss)...........      $(24.8)        $ 18.2         $(0.2)          $(18.0)        $(24.8)
                                    ======         ======         =====           ======         ======
Differences between
  United States and Canadian
  generally accepted
  accounting principles:
Net earnings (loss) in
  accordance with Canadian
  GAAP........................      $(24.8)        $ 18.2         $(0.2)          $(18.0)        $(24.8)
Foreign currency and interest
  options and forward
  contracts...................        47.0             --            --               --           47.0
Income tax impact of above
  item........................       (15.8)            --            --               --          (15.8)
                                    ------         ------         -----           ------         ------
Net earnings (loss) in
  accordance with U.S. GAAP...      $  6.4         $ 18.2         $(0.2)          $(18.0)        $  6.4
                                    ======         ======         =====           ======         ======

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2003

                                                                                                CONSOLIDATED
                                   NORSKE SKOG     SUBSIDIARY     SUBSIDIARY     ELIMINATING    NORSKE SKOG
                                  CANADA LIMITED   GUARANTORS   NON-GUARANTORS     ENTRIES     CANADA LIMITED
                                  --------------   ----------   --------------   -----------   --------------
Cash provided by (used for):

Operations:
  Net earnings (loss)...........      $(24.8)        $ 18.2          $(0.2)         $(18.0)        $(24.8)

Items not requiring (providing)
  cash:
    Depreciation and
      amortization..............        31.2           15.5            0.6              --           47.3
    Future income taxes.........          --          (13.7)          (0.1)             --          (13.8)
    Increase (decrease) in other
      long-term obligations.....        (2.2)           3.4             --              --            1.2
    Foreign exchange gain on
      translation of long-term
      debt......................       (15.3)          (0.2)            --              --          (15.5)
    Other.......................         0.2            0.7             --              --            0.9
                                      ------         ------          -----          ------         ------
                                       (10.9)          23.9            0.3           (18.0)          (4.7)
Change in non-cash working
  capital.......................        (2.1)         (25.2)          (0.3)             --          (27.6)
                                      ------         ------          -----          ------         ------
Cash used by operations.........       (13.0)          (1.3)            --           (18.0)         (32.3)

Investment:
  Additions to fixed assets.....        (9.5)          (3.9)          (0.4)             --          (13.8)
  Proceeds from sale of fixed
    assets......................         0.1            0.1             --              --            0.2
  Proceeds from termination of
    interest rate swaps.........        15.9             --             --              --           15.9
  Decrease in long-term
    obligations.................        (4.7)            --             --              --           (4.7)
  Decrease (increase) in other
    assets......................         1.1           (0.2)            --              --            0.9
                                      ------         ------          -----          ------         ------
                                         2.9           (4.0)          (0.4)             --           (1.5)

Financing:
  Increase (decrease) in
    advances to related
    companies...................        13.6          (31.8)           0.2            18.0             --
  Increase in revolving loan....        (3.5)          38.4             --            (1.1)          33.8
                                      ------         ------          -----          ------         ------
                                        10.1            6.6            0.2            16.9           33.8
                                      ------         ------          -----          ------         ------
Cash, increase (decrease) during
  period........................          --            1.3           (0.2)           (1.1)            --
Cash, beginning of period.......          --            0.1            2.7            (2.8)            --
                                      ------         ------          -----          ------         ------
Cash, end of period.............      $   --         $  1.4          $ 2.5          $ (3.9)        $   --
                                      ======         ======          =====          ======         ======

                           NORSKE SKOG CANADA LIMITED

     (IN MILLIONS OF CANADIAN DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                  (UNAUDITED)

12. SUBSEQUENT EVENTS

    On May 15, 2003, the Company completed a private placement of US$150.0 principal amount of senior unsecured notes due 2011. The proceeds from the sale of the notes were used to reduce the Company's outstanding indebtedness under the credit facility. The Company will subsequently draw down funds under the credit facility to pay for capital expenditures and for general corporate purposes, including funding capital expenditures. A portion of the net proceeds will therefore be used, indirectly, to fund those capital expenditures.